As filed with the Securities and Exchange Commission on October 24, 2023

Registration No. 333-274911

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The J. M. Smucker Company

(Exact name of registrant as specified in its charter)

Ohio	2033	34-0538550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Strawberry Lane

Orrville, Ohio 44667-0280

(330) 682-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeannette L. Knudsen, Esq.

Chief Legal Officer and Secretary

One Strawberry Lane

Orrville, Ohio 44667-0280

(330) 682-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven A. Rosenblum, Esq. Ronald C. Chen, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Jolyn J. Sebree, Esq. Senior Vice President, General Counsel and Secretary Hostess Brands, Inc. 7905 Quivira Road Lenexa, Kansas 66215 (816) 701-4600	Howard A. Kenny, Esq. R. Alec Dawson, Esq. Andrew L. Milano, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000

Approximate date of commencement of proposed sale of the securities to the public: October 10, 2023, the date on which the preliminary prospectus and tender offer materials are filed and sent to securityholders. The offer cannot, however, be completed prior to the time this Registration Statement becomes effective. Accordingly, any actual sale or purchase of securities pursuant to the offer will occur only after this Registration Statement is effective, subject to the conditions to the transactions described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may change. A registration statement relating to the securities described in the accompanying prospectus/offer to exchange has been filed with the U.S. Securities and Exchange Commission. The registrant may not complete the offer and issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and the registrant is not soliciting an offer to buy these securities, in any state or jurisdiction in which such offer is not permitted.

PRELIMINARY AND SUBJECT TO CHANGE, DATED OCTOBER 24, 2023

Offer by

SSF HOLDINGS, INC.

a direct wholly owned subsidiary of

The J. M. Smucker Company

to Exchange Each Outstanding Share of Class A Common Stock of

HOSTESS BRANDS, INC.

for

$30.00 in cash

and

0.03002 common shares of The J. M. Smucker Company

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, AT THE END OF NOVEMBER 6, 2023, UNLESS EXTENDED OR TERMINATED.

The J. M. Smucker Company (which we refer to as “Smucker”), an Ohio corporation, through its direct wholly owned subsidiary SSF Holdings, Inc., a Delaware corporation (which we refer to as the “Offeror”), is offering, upon the terms and subject to the conditions set forth in this document and in the accompanying letter of transmittal, to exchange for each outstanding share of Class A common stock of Hostess Brands, Inc., a Delaware corporation (which we refer to as “Hostess Brands”), par value $0.0001 per share (which we refer to as “Hostess Brands common stock,” and such shares of Hostess Brands common stock, “Hostess Brands shares”), validly tendered and not validly withdrawn in the offer:

•	$30.00 in cash; and

•	0.03002 common shares of Smucker, no par value (which we refer to as “Smucker common shares”), together with cash in lieu of any fractional Smucker common shares;

in each case, without interest and less any applicable withholding taxes. We refer to the above as the “transaction consideration.”

The Offeror’s obligation to accept for exchange Hostess Brands shares validly tendered (and not validly withdrawn) pursuant to the offer is subject to certain conditions, including the condition that, prior to the expiration of the offer, there have been validly tendered and not validly withdrawn a number of Hostess Brands shares that, together with Hostess Brands shares then owned by Smucker and the Offeror (if any), would represent at least a majority of the Hostess Brands shares issued and outstanding immediately after the consummation of the offer, as more fully described under “The Offer—Conditions to the Offer.”

The offer is being made pursuant to an Agreement and Plan of Merger (which we refer to as the “merger agreement”), dated as of September 10, 2023, by and among Smucker, the Offeror and Hostess Brands. A copy of the merger agreement is attached to this document as Annex A.

The purpose of the offer is for Smucker to acquire control of, and ultimately the entire equity interest in, Hostess Brands. The offer is the first step in Smucker’s plan to acquire all of the outstanding Hostess Brands shares. If the offer is completed and as a second step in such plan, Smucker intends to promptly consummate a merger of the Offeror with and into Hostess Brands, with Hostess Brands surviving the merger (which we refer to as the “merger”) as a wholly owned subsidiary of Smucker. The purpose of the merger is for Smucker to acquire all Hostess Brands shares that it did not acquire in the offer. In the merger, each outstanding Hostess Brands share that was not acquired by Smucker or the Offeror (other than certain dissenting, converted or cancelled shares, as described further in this document) will be converted into the right to receive the transaction consideration. Upon the consummation of the merger, Hostess Brands will be a wholly owned subsidiary of Smucker, and the former Hostess Brands stockholders will no longer have any direct ownership interest in the surviving corporation. If the offer is completed (such that Smucker owns at least a majority of the Hostess Brands shares then issued and outstanding), the merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), and, accordingly, no vote of the Hostess Brands stockholders will be required to complete the merger. The board of directors of Hostess Brands (which we refer to as the “Hostess Brands board”) has unanimously declared that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are advisable, determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of, the stockholders of Hostess Brands, approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, upon the terms and subject to the conditions contained in the merger agreement, taken all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in the charter of Hostess Brands will not with respect to or as a result of the merger, the offer, the merger agreement and the transactions contemplated thereby, and resolved, upon and subject to the terms and conditions in the merger agreement, to recommend that its stockholders accept the offer and tender their Hostess Brands shares pursuant to the offer. The board of directors of Smucker (which we refer to as the “Smucker board”) also determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger and the issuance of Smucker common shares in the offer and merger, are advisable for, fair to and in the best interests of, Smucker and its shareholders, and approved the execution and delivery by Smucker of the merger agreement. Smucker common shares are listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “SJM,” and Hostess Brands common stock is listed on the Nasdaq Capital Market (which we refer to as “Nasdaq”) under the symbol “TWNK.”

The exchange of Hostess Brands shares for the transaction consideration in the offer or the merger will be a taxable transaction for U.S. federal income tax purposes. Holders of Hostess Brands shares should read the section entitled “Material U.S. Federal Income Tax Consequences” for a more detailed discussion of certain U.S. federal income tax consequences of the offer and the merger to holders of Hostess Brands shares.

The merger will entitle Hostess Brands stockholders to appraisal rights under the DGCL. To exercise appraisal rights, a Hostess Brands stockholder must strictly comply with all of the procedures under the DGCL. These procedures are described more fully in the section entitled “The Offer—Appraisal Rights.”

For a discussion of certain factors that Hostess Brands stockholders should consider in connection with the offer, please read the section of this document entitled “Risk Factors” beginning on page 22.

You are encouraged to read this entire document and the related letter of transmittal carefully, including the annexes and information referred to or incorporated by reference in this document.

Neither Smucker nor the Offeror has authorized any person to provide any information or to make any representation in connection with the offer other than the information contained or incorporated by reference in this document, and if any person provides any information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by Smucker or the Offeror.

Neither the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus/offer to exchange is October 24, 2023.

i

ii

This document incorporates by reference important business and financial information about Smucker, Hostess Brands and their respective subsidiaries from documents filed with the SEC that have not been included in or delivered with this document. This information is available without charge at the SEC’s website at www.sec.gov, as well as from other sources. See “Where to Obtain More Information.”

You can obtain the documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

Attention: Investor Relations

(330) 684-3838

In addition, if you have questions about the offer or the merger, or if you need to obtain copies of this document and the letter of transmittal or other documents incorporated by reference in this document, you may contact the information agent for this transaction. You will not be charged for any of the documents you request.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Shareholders Call Toll Free: (800) 347-4826

Banks & Brokers Call Collect: (212) 269-5550

E-mail: sjm-twnk@dfking.com

If you would like to request documents, please do so by October 30, 2023, in order to receive them before the expiration of the offer.

Information included in this document relating to Hostess Brands, including but not limited to the descriptions of Hostess Brands and its business and the information under the headings “The Offer—Hostess Brands’ Reasons for the Offer and the Merger; Recommendation of the Hostess Brands Board of Directors”, “The Offer—Opinion of Financial Advisor to the Hostess Brands Board” and “The Offer—Interests of Certain Persons in the Offer and the Merger” also appears in the Solicitation/Recommendation Statement on Schedule 14D-9 dated as of the date of this document and filed by Hostess Brands with the SEC (which we refer to as the “Schedule 14D-9”). The Schedule 14D-9 is being mailed to holders of Hostess Brands shares as of the date of this document.

iii

QUESTIONS AND ANSWERS ABOUT THE OFFER AND THE MERGER

Below are some of the questions that you as a holder of Hostess Brands shares may have regarding the offer and the merger, and answers to those questions. You are urged to carefully read the remainder of this document and the related letter of transmittal and the other documents to which we have referred because the information contained in this section and in the “Summary” is not complete. Additional important information is contained in the remainder of this document and the related letter of transmittal. See “Where to Obtain More Information.” As used in this document, unless otherwise indicated or if the context so requires, “Smucker” or “we” refers to The J. M. Smucker Company and its consolidated subsidiaries; the “Offeror” refers to SSF Holdings, Inc., a direct wholly owned subsidiary of Smucker; and Hostess Brands refers to Hostess Brands, Inc. and its consolidated subsidiaries.

Who is offering to buy my Hostess Brands shares?

Smucker, through the Offeror, its direct wholly owned subsidiary, is making this offer to exchange cash and Smucker common shares for Hostess Brands shares. The J. M. Smucker Company was established in 1897 and incorporated in Ohio in 1921. Smucker operates principally in one industry, the manufacturing and marketing of branded food and beverage products on a worldwide basis, although the majority of Smucker’s sales are in the U.S. Operations outside the U.S. are principally in Canada, although Smucker’s products are exported to other countries as well. Net sales outside the U.S., subject to foreign currency translation, represented 5 percent of consolidated net sales for 2023. Smucker’s branded food and beverage products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

On September 10, 2023, Smucker, the Offeror and Hostess Brands entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement.”

What are the classes and amounts of Hostess Brands securities that Smucker is offering to acquire?

Smucker is seeking to acquire all issued and outstanding shares of Hostess Brands Class A common stock, par value $0.0001 per share (which we refer to as “Hostess Brands shares”). The Hostess Brands shares constitute Hostess Brands’ only issued and outstanding class of securities.

What will I receive for my Hostess Brands shares?

Smucker, through the Offeror, is offering to exchange for each outstanding share of Hostess Brands common stock validly tendered and not validly withdrawn in the offer, $30.00 in cash and 0.03002 Smucker common shares, no par value, together with cash in lieu of any fractional Smucker common shares (which we refer to as the “transaction consideration”), in each case without interest and subject to reduction for any applicable withholding taxes.

If you do not tender your shares into the offer but the merger is completed (pursuant to Section 251(h) of the DGCL without a stockholder vote), you will also receive the transaction consideration in exchange for your Hostess Brands shares.

What will happen to my Hostess Brands equity awards?

The offer is made only for Hostess Brands shares and is not made for any options to purchase Hostess Brands shares (each, a “Hostess Brands option”) or for any restricted stock units or performance-vesting awards relating to Hostess Brands shares (which we refer to as “Hostess Brands RSU awards” and “Hostess Brands PSU awards,” respectively).

If you hold a Hostess Brands option that is vested and exercisable, you may, in accordance with the terms and conditions governing such Hostess Brands option, and subject to the Hostess Brands insider trading policy and any applicable blackout period(s), exercise the Hostess Brands option for Hostess Brands shares and thereafter participate in the offer, subject to the terms and conditions governing the offer. Any Hostess Brands options that remain outstanding as of the effective time of the merger will be treated in accordance with the merger agreement.

Hostess Brands options (whether vested or unvested) that are outstanding as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash amount equal to the difference between the Transaction Consideration Value (as defined below) and the exercise price for each such option, less applicable withholding, except that for any Hostess Brands option granted after December 31, 2023, the number of shares underlying such option will be prorated for the length of service between January 1, 2024 and the closing date of the merger.

Hostess Brands RSU awards (whether vested or unvested) that are outstanding as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash amount equal to Transaction Consideration Value per share underlying the Hostess Brands RSU award, less applicable withholding, except that for any RSU award granted after December 31, 2023, the number of shares in respect of such RSU award will be prorated for the length of service between January 1, 2024 and the closing date of the merger.

Hostess Brands PSU awards that are outstanding as of immediately prior the effective time of the merger (i) for which the applicable performance period has ended prior to the effective time of the merger will be treated as Hostess Brands RSU awards and cancelled in exchange for a cash amount equal to Transaction Consideration Value per share issuable in settlement of such award, and (ii) for which the applicable performance period is ongoing immediately prior to the effective time of the merger will be treated as if the relevant performance period concluded as of immediately prior to the effective time of the merger and such award will otherwise be treated as a Hostess Brands RSU award and cancelled in exchange for a cash amount equal to Transaction Consideration Value per share issuable in settlement of such award (with no pro ration for the shortened performance period for PSU awards with a performance period ending on or before December 31, 2025 and with pro ration for PSU awards with a performance period ending after December 31, 2025 based on the portion of the performance period that has elapsed prior to the closing date of the merger), in each case, less applicable withholding.

“Transaction Consideration Value” means a cash amount equal the sum of (i) $30.00 plus (ii) the product obtained by multiplying (x) 0.03002 by (y) the volume weighted average price per share of Smucker common shares for the consecutive period of ten (10) trading days, concluding at the close of trading on the third trading day immediately preceding the closing date of the merger, as calculated by Bloomberg Financial LP under the function “VWAP”).

See “Merger Agreement—Treatment of Hostess Brands Equity Awards.”

What will happen to the Hostess Brands Employee Stock Purchase Plan?

The existing offering period under the Hostess Brands Employee Stock Purchase Plan (“Hostess Brands ESPP”) ended September 30, 2023 (the “final offering period”), in accordance with its terms. Beginning on the date of the merger agreement, no new participants were permitted to participate in the ESPP, and existing participants were not allowed to increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement. No new offering periods have commenced or will commence under the Hostess Brands ESPP following the date of the merger agreement. Pursuant to the terms of the Hostess Brands ESPP, any Hostess Brands ESPP participant’s account balance in connection with the final offering period will be used to purchase whole shares of Hostess Brands common stock, which will be entitled to the same consideration on the same terms and conditions as other stockholders of Hostess Brands. Subject to consummation of the merger, the Hostess Brands ESPP will terminate effective immediately prior to the effective time.

See “Merger Agreement—Treatment of Hostess Brands Equity Awards.”

Will I have to pay a fee or commission to exchange my Hostess Brands shares?

If you are the record owner of your Hostess Brands shares and you tender these shares in the offer, you will not have to pay any brokerage fees, commissions or similar expenses. If you own your Hostess Brands shares through a broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee tenders your Hostess Brands shares on your behalf, your broker or such other nominee may charge a fee for doing so. You should consult with your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Why is Smucker making this offer?

The purpose of the offer is for Smucker to acquire control of, and ultimately the entire equity interest in, Hostess Brands. The offer is the first step in Smucker’s plan to acquire all of the outstanding Hostess Brands shares, and the merger is the second step in such plan.

In the offer, if a sufficient number of Hostess Brands shares are tendered into the offer prior to the expiration time of the offer such that Smucker and the Offeror will own at least a majority of the Hostess Brands shares issued and outstanding immediately after the consummation of the offer, subject to the satisfaction or waiver of the other conditions to the offer, Smucker and the Offeror will accept for exchange, and will exchange, the shares tendered in the offer. Thereafter and as the second step in Smucker’s plan to acquire all of the outstanding Hostess Brands shares, Smucker intends to promptly consummate a merger of the Offeror with and into Hostess Brands, with Hostess Brands surviving the merger (which we refer to as the “merger”) as a wholly owned subsidiary of Smucker. The purpose of the merger is for Smucker to acquire all remaining Hostess Brands shares that it did not acquire in the offer. Upon consummation of the merger, Hostess Brands will be a direct wholly owned subsidiary of Smucker, and the former stockholders of Hostess Brands will no longer have any direct ownership interest in the surviving corporation. If the offer is completed (such that Smucker and the Offeror will own at least a majority of the issued and outstanding Hostess Brands shares), the merger will be governed by Section 251(h) of the DGCL, and accordingly, no stockholder vote will be required to consummate the merger.

What does the Hostess Brands board of directors recommend?

The board of directors of Hostess Brands (which we refer to as the “Hostess Brands board”) has unanimously (i) declared that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are advisable; (ii) determined that the merger agreement and the transactions contemplated thereby, including the offer and the merger, are fair to and in the best interests of, the stockholders of Hostess Brands; (iii) approved the merger agreement and the transactions contemplated thereby, including the offer and the merger, upon the terms and subject to the conditions contained in the merger agreement; (iv) taken all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in the charter of Hostess Brands will not apply with respect to or as a result of the merger, the offer, the merger agreement and the transactions contemplated thereby and (v) resolved, upon and subject to the terms and conditions in the merger agreement, to recommend that its stockholders accept the offer and tender their Hostess Brands shares pursuant to the offer. See “The Offer—Hostess Brands’ Reasons for the Offer and the Merger; Recommendation of the Hostess Brands Board of Directors,” for more information. A description of the reasons for this recommendation is also set forth in Hostess Brands’ Solicitation/Recommendation Statement on Schedule 14D-9 (which we refer to as the “Schedule 14D-9”), which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document.

What are the most significant conditions to the offer?

The offer is conditioned upon, among other things, the following:

•

Minimum Tender Condition—There having been validly tendered in the offer (in the aggregate) and “received” by the “depository” (as such terms are defined in Section 251(h) of the DGCL) and not validly withdrawn the number of Hostess Brands shares that, together with any Hostess Brands shares then owned by the Offeror or any of its affiliates (as such term is defined in Section 251(h) of the DGCL), would represent at least a majority of the Hostess Brands shares then issued and outstanding (which we refer to as the “minimum tender condition”);

•

U.S. Regulatory Approvals—Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”) having expired or been terminated;

•

Canada Regulatory Approvals—Expiration, termination or waiver of the applicable waiting period under the antitrust laws of Canada together with, unless waived in writing by Smucker, confirmation that the Commissioner of Competition does not intend to challenge the transaction under the applicable antitrust laws;

•

No Legal Prohibition—No law or order of any governmental entity with competent jurisdiction being in effect which restrains, prohibits or otherwise makes illegal the consummation of the offer or the merger;

•

Accuracy of Hostess Brands’ Representations and Warranties—The representations and warranties of Hostess Brands contained in the merger agreement being true and correct as of the date made and as of the expiration date of the offer, subject to specified materiality standards; and

•

Hostess Brands’ Compliance with Covenants—Hostess Brands having performed or complied in all material respects with the covenants and obligations required to be performed or complied with by it under the merger agreement at or prior to the expiration of the offer.

•

No Hostess Brands Material Adverse Effect—There not having occurred any fact, circumstance, occurrence, change, event, or development since the date of the merger agreement that, individually or in the aggregate with all other effects, has had or would reasonably be expected to have a material adverse effect (with such term as defined in the merger agreement and described under “Merger Agreement—Material Adverse Effect”) on the business, assets, liabilities, results of operations or financial condition of Hostess Brands and the Hostess Brands subsidiaries, taken as a whole, or the ability of Hostess Brands to timely perform its obligations under the merger agreement or to consummate the transactions contemplated thereby;

•

Effectiveness of Form S-4—The registration statement on Form S-4, of which this document is a part, having become effective under the U.S. Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and not being the subject of any stop order or proceeding seeking a stop order;

•	Listing of Smucker Common Shares—The Smucker common shares to be issued in the offer and the merger having been approved for listing on the NYSE, subject to official notice of issuance;

The offer is subject to certain other conditions set forth below in the section entitled “The Offer—Conditions to the Offer.” The conditions to the offer are for the sole benefit of Smucker and the Offeror and may be asserted by Smucker or the Offeror, or may be waived by the Offeror, in each case, prior to the expiration of the offer. However, the Offeror may not amend, modify or waive the minimum tender condition without the consent of Hostess Brands. There is no financing condition to the offer.

How long will it take to complete the proposed transaction?

The transaction is expected to be completed during Smucker’s fiscal third quarter beginning November 1, 2023, subject to the satisfaction or waiver of the conditions described in “The Offer—Conditions to the Offer” and “Merger Agreement—Conditions to the Merger.”

How long do I have to decide whether to tender my Hostess Brands shares in the offer?

The offer is scheduled to expire at one minute after 11:59 p.m., Eastern Time, at the end of November 6, 2023, unless extended or terminated in accordance with the merger agreement. Any extension, delay, termination, waiver or amendment of the offer will be followed as promptly as practicable by public announcement thereof to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Hostess Brands shares previously tendered and not validly withdrawn will remain subject to the offer, subject to the rights of a tendering stockholder to withdraw such stockholder’s shares. “Expiration date” means one minute after 11:59 p.m., Eastern Time, at the end of November 6, 2023, unless and until the Offeror has extended the period during which the offer is open, subject to the terms and conditions of the merger agreement, in which event the term “expiration date” means the latest time and date at which the offer, as so extended by the Offeror, will expire.

Under the merger agreement, unless the merger agreement is terminated:

•

The Offeror must extend the offer for any period required by any law, or by any rule, regulation, interpretation or position of the SEC or its staff or Nasdaq applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or to the offer documents or the registration statement on Form S-4 of which this document is a part;

•

In the event that any of the conditions to the offer (including the minimum tender condition) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, the Offeror must extend the offer for successive extension periods of 10 business days each (or for such shorter or longer period as may be agreed by Smucker and Hostess Brands) until such time as the conditions to the offer are satisfied or waived, provided, that if as of the expiration date all conditions to the offer other than the minimum tender condition have been satisfied or waived, Offeror shall not be required to extend the offer on more than three (3) occasions, but may elect to do so with Hostess Brands’ prior written consent;

•

Whether or not all of the conditions to the offer (including the minimum tender condition) have been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, the Offeror must extend the offer upon Hostess Brands’ request if Hostess Brands has delivered a notice of its intention to terminate the merger agreement to pursue a superior proposal or otherwise change its recommendation in accordance with the merger agreement (as further described under “Merger Agreement—No Solicitation of Other Offers by Hostess Brands”) to the date that is two business days after the end of the applicable notice period, as further described in “Merger Agreement—No Solicitation of Other Offers by Hostess Brands”; and

•

Notwithstanding any of the above, the Offeror is not required to, and without Hostess Brands’ consent may not, extend the offer beyond the earlier of (i) the termination of the merger agreement in accordance with its terms and (ii) September 10, 2024 (subject to extension to March 10, 2025 in certain circumstances described under “Merger Agreement—Termination of the Merger Agreement”), which we refer to as the “outside date.”

Upon the terms and subject to the satisfaction or waiver of the conditions to the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), promptly after the expiration of the offer, the Offeror will accept for payment, and will pay for, all Hostess Brands shares validly tendered and not validly withdrawn prior to the expiration of the offer (which time of acceptance we refer to as the “acceptance time”).

Any decision to extend the offer will be made public by an announcement regarding such extension as described under “The Offer—Extension, Termination and Amendment of Offer.”

How do I tender my Hostess Brands shares?

All Hostess Brands shares are held in electronic book entry form.

To validly tender Hostess Brands shares held of record, Hostess Brands stockholders must deliver a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents for tendered Hostess Brands shares to Computershare, the depositary and exchange agent (which we refer to as the “exchange agent”) for the offer and the merger, not later than the expiration date. The letter of transmittal is enclosed with this document.

If your Hostess Brands shares are held in “street name” (i.e., through a broker, dealer, commercial bank, trust company or other nominee), these Hostess Brands shares may be tendered by your nominee by book-entry transfer through The Depository Trust Company. To validly tender such shares held in street name, Hostess Brands stockholders should instruct such nominee to do so prior to the expiration of the offer.

If you wish to tender Hostess Brands shares pursuant to the offer but (1) the procedure for book-entry transfer cannot be completed on a timely basis or (2) time will not permit all required documents to reach the exchange agent on or before the expiration date, you may still tender your Hostess Brands shares by complying with the guaranteed delivery procedures describes in “The Offer—Procedure for Tendering—Guaranteed Delivery Procedures.” If you hold Hostess Brands shares through a broker, dealer, commercial bank, trust company or similar institution, that institution must tender your shares on your behalf. If you hold Hostess Brands common stock through a broker, dealer, commercial bank, trust company or similar institution and do not intend to tender your shares by means of delivering a notice of guaranteed delivery, consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed in order for that institution to tender on your behalf prior to one minute after 11:59 p.m., Eastern Time, on the expiration date.

If your Hostess Brands shares are held through an institution and you wish to tender your Hostess Brands common stock after The Depository Trust Company has closed, the institution must deliver a notice of guaranteed delivery to the exchange agent via email prior to one minute after 11:59 p.m., Eastern Time, on the expiration date. Hostess Brands shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository”, as such terms are defined by Section 251(h)(6) of the DGCL, before the expiration date will not count towards the minimum tender condition.

For a complete discussion of the procedures for tendering your Hostess Brands shares, see “The Offer—Procedure for Tendering.”

Until what time can I withdraw tendered Hostess Brands shares?

You may withdraw your previously tendered Hostess Brands shares at any time before the offer has expired and, if the Offeror has not accepted your Hostess Brands shares for payment by December 8, 2023, you may withdraw them at any time on or after that date until the Offeror accepts shares for payment. Once the Offeror accepts your tendered Hostess Brands shares for payment upon or after expiration of the offer, however, you will no longer be able to withdraw them. For a complete discussion of the procedures for withdrawing your Hostess Brands shares, see “The Offer—Withdrawal Rights.”

How do I withdraw previously tendered Hostess Brands shares?

To withdraw previously tendered Hostess Brands shares, if you are the holder of record, you must deliver a written notice of withdrawal with the required information to the exchange agent at any time at which you have the right to withdraw shares. If you tendered Hostess Brands shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct such broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your Hostess Brands shares and such broker, dealer, commercial bank, trust company or other nominee must effectively withdraw such Hostess Brands shares at any time at which you have the right to withdraw shares. If you validly withdraw your previously tendered Hostess Brands shares, you will receive shares of the same class of Hostess Brands common stock that you tendered. For a discussion of the procedures for withdrawing your Hostess Brands shares, including the applicable deadlines for effecting withdrawals, see “The Offer—Withdrawal Rights.”

When and how will I receive the transaction consideration in exchange for my tendered Hostess Brands shares?

The Offeror will exchange all validly tendered and not validly withdrawn Hostess Brands shares promptly after the expiration date of the offer, subject to the terms thereof and the satisfaction or waiver of the conditions to the offer, as set forth in “The Offer—Conditions to the Offer.” The Offeror will deliver the transaction consideration for your validly tendered and not validly withdrawn Hostess Brands shares through the exchange agent, which will act as your agent for the purpose of receiving the transaction consideration from the Offeror and transmitting such consideration to you. In all cases, you will receive your transaction consideration for your tendered Hostess Brands shares only after timely receipt by the exchange agent of either a confirmation of a book-entry transfer of such shares (as described in “The Offer—Procedure for Tendering”) or a properly completed and duly executed letter of transmittal, in each case, together with any other required documents.

Why does the cover page to this document state that this offer is preliminary and subject to change, and that the registration statement filed with the SEC is not yet effective? Does this mean that the offer has not commenced?

No. Completion of this document and effectiveness of the registration statement are not necessary to commence this offer. The offer was commenced on the date of the initial filing of the registration statement on Form S-4 of which this document is a part. Smucker and the Offeror cannot, however, accept for exchange any Hostess Brands shares tendered in the offer or exchange any shares until the registration statement is declared effective by the SEC and the other conditions to the offer have been satisfied or waived (subject to the terms and conditions of the merger agreement). See “The Offer—Conditions to the Offer.”

What happens if I do not tender my Hostess Brands shares?

If, after consummation of the offer, Smucker and the Offeror own a majority of the Hostess Brands shares then issued and outstanding, Smucker will (subject to the satisfaction or waiver of the conditions set forth in the merger agreement) promptly complete the merger after the consummation of the offer.

Upon consummation of the merger, each Hostess Brands share that has not been tendered and accepted for exchange in the offer, other than Hostess Brands shares owned by Hostess Brands, Smucker or the Offeror or any wholly owned subsidiary of Smucker or Hostess Brands and Hostess Brands shares owned by any stockholders who are properly exercising their right for appraisal in compliance with the DGCL, will be converted in the merger into the right to receive the transaction consideration. See “Merger Agreement—Exchange of Hostess Brands Shares; Delivery of Cash and Smucker Common Shares.”

Does Smucker have the financial resources to complete the offer and the merger?

Yes. The transaction consideration will consist of Smucker common shares and cash. The offer and the merger are not conditioned upon any financing arrangements or contingencies.

In connection with its entry into the merger agreement, Smucker obtained commitments from Bank of America, N.A., the Royal Bank of Canada and certain other financial institutions for a 364-day senior unsecured bridge loan facility. The original commitments in respect of the bridge loan facility were $5.2 billion, but were reduced to $4.4 billion on September 27, 2023, following Smucker’s entry into the Term Loan Agreement (described below). The availability of the bridge loan facility is conditioned on the consummation of the acquisition of Hostess Brands in accordance with the terms of the merger agreement (subject to certain exceptions and qualifications) and certain other conditions.

On September 27, 2023, Smucker entered into that certain Credit Agreement (the “Term Loan Agreement”), among Smucker, the various lenders named therein and Bank of America, N.A., as administrative agent, providing for a $800 million unsecured term loan facility. The availability of the term loan facility is conditioned on the consummation of the acquisition of Hostess Brands in accordance with the terms of the merger agreement (subject to certain exceptions and qualifications) and certain other conditions.

Smucker expects to further reduce the commitments in respect of the bridge loan facility from $4.4 billion to $900 million prior to the consummation of the acquisition in connection with the issuance of Smucker’s $750 million aggregate principal amount of 5.900% Notes due 2028, $1.0 billion aggregate principal amount of 6.200% Notes due 2033, $750 million aggregate principal amount of 6.500% Notes due 2043, and $1.0 billion aggregate principal amount of 6.500% Notes due 2053 (collectively, the “Notes”), which is expected to occur on October 25, 2023. Smucker expects to replace the remaining commitments in respect of the bridge loan facility prior to the consummation of the acquisition with a combination of cash on hand and/or the proceeds of the issuance of new debt securities or commercial paper.

Smucker will have available to it, through a combination of the bridge facility, Term Loan Agreement, the Notes, cash on hand and/or the issuance of new debt securities and commercial paper, funds needed to finance the cash portion of the transaction consideration payable by Smucker in connection with the acquisition, refinance certain existing indebtedness of Hostess Brands and its subsidiaries and satisfy all of its payment obligations in connection with the offer and under the merger agreement and pay fees and expenses incurred in connection with the foregoing. See “The Offer—Source and Amount of Funds.”

If the offer is completed, will Hostess Brands continue as a public company?

No. Smucker is required, on the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, to consummate the merger promptly following the acceptance of Hostess Brands shares in the offer. If the merger takes place, Hostess Brands will no longer be publicly traded. Even if for some reason the merger does not take place, if Smucker and the Offeror purchase all Hostess Brands shares validly tendered and not validly withdrawn, there may be so few remaining stockholders and publicly held shares that Hostess Brands shares will no longer be eligible to be traded through the Nasdaq or other securities exchanges, there may not be an active public trading market for Hostess Brands shares and Hostess Brands may no longer be required to make filings with the SEC or otherwise comply with the SEC rules relating to publicly held companies.

Will the offer be followed by a merger if all Hostess Brands shares are not tendered in the offer?

Yes, unless the conditions to the merger are not satisfied or waived in accordance with the merger agreement. If the Offeror accepts for payment all Hostess Brands shares validly tendered and not validly withdrawn pursuant to the offer, and the other conditions to the merger are satisfied or waived in accordance with the merger agreement, the merger will take place promptly thereafter. If the merger takes place, Smucker will own 100% of the equity of Hostess Brands, and all of the remaining Hostess Brands stockholders, other than Hostess Brands, Smucker, the Offeror or any wholly owned subsidiary of Smucker or Hostess Brands and any Hostess Brands stockholders who are properly exercising their right for appraisal in compliance with the DGCL, will have the right to receive the transaction consideration.

Because the merger will be governed by Section 251(h) of the DGCL, no stockholder vote will be required to consummate the merger in the event that the offer is consummated. Smucker is required, on the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement, to promptly consummate the merger following the consummation of the offer. As such, Smucker does not expect there to be a significant period of time between the consummation of the offer and the consummation of the merger.

Do the officers and directors of Hostess Brands have interests in the offer and the merger that are different from those of stockholders generally?

You should be aware that some of the officers and directors of Hostess Brands may be deemed to have interests in the offer and the merger that are different from, or in addition to, your interests as a Hostess Brands stockholder. These interests may include, among others, agreements that certain officers have entered into with Hostess Brands or participation by certain officers in Hostess Brands severance plans that provide for payments of severance and benefits in the event the officer experiences a qualifying termination of employment within a specified period following a change of control of Hostess Brands, and certain indemnification obligations. See “The Offer—Interests of Certain Persons in the Offer and the Merger” and “Merger Agreement—Employee Matters” below for more information.

As of October 20, 2023, the directors and executive officers of Hostess Brands and their affiliates beneficially owned approximately 619,176 Hostess Brands shares, representing approximately 0.47% of the Hostess Brands shares and approximately 0.47% of the aggregate voting power of the Hostess Brands shares, in each case based on 132,922,192 Hostess Brands shares outstanding as of October 20, 2023.

See also “Item 3—Past Contacts, Transactions, Negotiations and Agreements” in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document.

What are the material U.S. federal income tax consequences of receiving Smucker common shares in exchange for my Hostess Brands shares in the offer or the merger?

The exchange of Hostess Brands shares for Smucker common shares in the offer or the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) who receives the transaction consideration in exchange for such U.S. holder’s Hostess Brands shares in the offer or the merger will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash (including cash in lieu of any fractional Smucker common shares) and the fair market value of the Smucker common share received by that U.S. holder in the offer or the merger and (ii) such U.S. holder’s adjusted tax basis in the Hostess Brands shares exchanged therefor.

In certain circumstances, a holder of Hostess Brands shares could be treated as receiving a dividend in an amount up to the cash consideration received by that holder in the offer or the merger. If the applicable withholding agent is unable to determine whether the cash consideration payable in the offer or the merger to a holder of Hostess Brands shares that is not a U.S. holder should be treated as a dividend for U.S. federal income tax purposes, such withholding agent may withhold U.S. federal tax at a rate of 30% (or such lower tax rate as may be specified by an applicable income tax treaty) from the cash consideration payable to such holder.

Each Hostess Brands stockholder should read the discussion under “Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the U.S. federal income tax consequences of the offer and the merger. The U.S. federal income tax consequences of the offer and the merger to a particular Hostess Brands stockholder will depend on such stockholder’s particular facts and circumstances. Hostess Brands stockholders should consult their tax advisors to determine the specific consequences to them of exchanging their Hostess Brands shares for the transaction consideration pursuant to the offer or the merger.

Will I have the right to have my Hostess Brands shares appraised?

Appraisal rights are not available in connection with the offer, and Hostess Brands stockholders who tender (and do not validly withdraw) their shares in the offer will not have appraisal rights in connection with the merger. However, if the Offeror accepts shares in the offer and the merger is completed, Hostess Brands stockholders (and, with respect to Section 262 of the DGCL, beneficial owners) will be entitled to exercise appraisal rights in connection with the merger if they did not tender Hostess Brands shares accepted and exchanged in the offer, subject to and in accordance with the DGCL. Hostess Brands stockholders (and, with respect to Section 262 of the DGCL, beneficial owners) who comply with the applicable statutory procedures under the DGCL will be entitled to receive a judicial determination of the fair value of their Hostess Brands shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of such fair value in cash, if certain statutory requirements are satisfied. Any such judicial determination of the fair value of Hostess Brands shares could be based upon considerations other than, or in addition to, the price paid in the offer and the market value of Hostess Brands shares. The value so determined could be higher or lower than the price per Hostess Brands share paid by Smucker or the Offeror pursuant to the offer and the merger. You should be aware that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a sale transaction, such as the offer and the merger, are not opinions as to fair value under the DGCL.

Under Section 262 of the DGCL, where a merger is approved under Section 251(h), either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262 of the DGCL. The foregoing summary of the rights of dissenting stockholders under the DGCL does not purport to be a complete statement of the procedures to be followed by holders of Hostess Brands common stock desiring to exercise any available appraisal rights under Section 262 of the DGCL. See “The Offer—Appraisal Rights.” The Schedule 14D-9 will constitute the formal notice of appraisal rights under Section 262 of the DGCL.

Whom should I call if I have questions about the offer?

You may call D.F. King, the information agent, toll free at (800) 347-4826 or contact the information agent via e-mail at sjm-twnk@dfking.com.

Where can I find more information about Smucker and Hostess Brands?

You can find more information about Smucker and Hostess Brands from various sources described in the section of this document entitled “Where to Obtain More Information.”

SUMMARY

This section summarizes material information presented in greater detail elsewhere in this document. However, this summary does not contain all of the information that may be important to Hostess Brands stockholders. You are urged to carefully read the remainder of this document and the related letter of transmittal, the annexes to this document and the other information referred to or incorporated by reference in this document because the information in this section and in the “Questions and Answers About the Offer and the Merger” section is not complete. See “Where to Obtain More Information.”

The Offer (Page 33)

Smucker, through its direct wholly owned subsidiary, the Offeror, is offering, upon the terms and subject to the conditions set forth in this document and in the accompanying letter of transmittal, to exchange for each outstanding share of Hostess Brands common stock validly tendered and not validly withdrawn in the offer, $30.00 in cash and 0.03002 Smucker common shares, together with cash in lieu of any fractional Smucker common shares, in each case without interest and subject to reduction for any applicable withholding taxes.

We refer to the above as the “transaction consideration.”

Hostess Brands stockholders will not receive any fractional Smucker common shares in the offer or the merger, and each Hostess Brands stockholder that otherwise would be entitled to receive a fraction of Smucker common shares pursuant to the offer or the merger will be paid an amount in cash (without interest) equal to such fractional part of a Smucker common share, multiplied by the volume weighted average price of one Smucker common shares as reported on the NYSE for the ten (10) consecutive trading days ending on and including the third trading day immediately preceding the effective time, rounded to the nearest whole cent. See “Merger Agreement—Fractional Shares.”

Purpose of the Offer and the Merger (Page 61)

The purpose of the offer is for Smucker to acquire control of, and ultimately the entire equity interest in, Hostess Brands. The offer is the first step in Smucker’s plan to acquire all of the outstanding Hostess Brands shares, and the merger is the second step in such plan. If the offer is completed, tendered Hostess Brands shares will be exchanged for the transaction consideration, and if the merger is completed, any remaining Hostess Brands shares that were not tendered into the offer (other than certain converted or cancelled shares, as described further in this document) will be converted into the right to receive the transaction consideration. The purpose of the merger is for Smucker to acquire all Hostess Brands shares that it did not acquire in the offer.

Upon the consummation of the merger, Hostess Brands will be a direct wholly owned subsidiary of Smucker, and the former Hostess Brands stockholders will no longer have any direct ownership interest in the surviving corporation.

Smucker expects to consummate the merger promptly after the consummation of the offer in accordance with Section 251(h) of the DGCL, and no stockholder vote to adopt the merger agreement or any other action by the Hostess Brands stockholders will be required in connection with the merger. See “The Offer—Purpose of the Offer and the Merger.”

The Companies (Page 32)

Smucker

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

(330) 682-3000

Smucker was established in 1897 and incorporated in Ohio in 1921. Smucker operates principally in one industry, the manufacturing and marketing of branded food and beverage products on a worldwide basis, although the majority of Smucker’s sales are in the U.S. Operations outside the U.S. are principally in Canada, although Smucker’s products are exported to other countries as well. Net sales outside the U.S., subject to foreign currency translation, represented 5 percent of consolidated net sales for 2023. Smucker’s branded food and beverage products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

The Offeror

SSF Holdings, Inc.

c/o The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

(330) 682-3000

The Offeror, a Delaware corporation, is a direct wholly owned subsidiary of Smucker. The Offeror is newly formed, and was organized for the purpose of making the offer and consummating the merger. The Offeror has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the offer and the merger.

Hostess Brands

Hostess Brands, Inc.

7905 Quivira Road

Lenexa, Kansas 66215

(816) 701-4600

Hostess Brands, a Delaware corporation, headquartered in Lenexa, Kansas, is a leading sweet snacks company focused on developing, manufacturing, marketing, selling and distributing snacks in North America under the Hostess® and Voortman® brands. Hostess Brands produces a variety of new and classic treats including iconic Hostess®, Donettes®, Twinkies®, CupCakes, Ding Dongs®, and Zingers®, as well as a variety of Voortman® cookies and wafers. The Hostess® brand dates back to 1919 when the Hostess® CupCakes was introduced to the public, followed by Twinkies® in 1930. Hostess Brands operates six baking facilities and utilizes distribution centers and third-party warehouses to distribute its products. Hostess Brands utilizes a direct-to-warehouse product distribution system allowing Hostess Brands to deliver to its customers’ warehouses, which in turn distributes to their retail stores and/or distributors.

Hostess Brands has one reportable segment: Snacking. The Snacking segment consists of sweet baked goods, cookies, bread and buns that are sold under the Hostess®, Voortman®, Dolly Madison®, Cloverhill® and Big Texas® brands. Hostess® is the second leading brand by market share within the Sweet Baked Goods (“SBG”) category, according to Nielsen U.S. total universe. For the 52-week period ended December 31, 2022, Hostess

Brands’ SBG products’ (which include Hostess®, Dolly Madison®, Cloverhill®, and Big Texas®) market share was 21.2% per Nielsen’s U.S. SBG category data. Hostess Brands’ Hostess® branded products include the #1 cupcake and mini donut products within the SBG category and Hostess Brands’ Voortman® branded products include the #1 crème wafer and sugar free cookie products within the Cookie category.

Smucker’s Reasons for the Offer and the Merger (Page 38)

The purpose of the offer is for Smucker to acquire control of, and ultimately the entire equity interest in, Hostess Brands. The Offeror is making the offer and Smucker plans to complete the merger because it believes that the acquisition of Hostess Brands by Smucker will provide significant long-term growth prospects and increased shareholder value for the combined company, including as a result of the substantial anticipated synergies resulting from the acquisition.

Expiration of the Offer (Page 55)

The offer is scheduled to expire at one minute after 11:59 p.m., Eastern Time, at the end of November 6, 2023, unless extended or terminated in accordance with the merger agreement. “Expiration date” means one minute after 11:59 p.m., Eastern Time, at the end of November 6, 2023 unless and until the Offeror has extended the period during which the offer is open, subject to the terms and conditions of the merger agreement, in which event the term “expiration date” means the latest time and date at which the offer, as so extended by the Offeror, will expire.

Extension, Termination and Amendment of the Offer (Page 56)

Under the merger agreement, unless the merger agreement is terminated:

•

The Offeror must extend the offer for any period required by any law, or by any rule, regulation, interpretation or position of the SEC or its staff or Nasdaq applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or to the offer documents or the registration statement on Form S-4 of which this document is a part;

•

In the event that any of the conditions to the offer (including the minimum tender condition) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, the Offeror must extend the offer for successive extension periods of 10 business days each (or for such shorter or longer period as may be agreed by Smucker and Hostess Brands) until such time as the conditions to the offer are satisfied or waived, provided, that if as of the expiration date all conditions to the offer other than the minimum tender condition have been satisfied or waived, Offeror shall not be required to extend the offer on more than three (3) occasions, but may elect to do so with Hostess Brands’ prior written consent;

•

Whether or not all of the conditions to the offer (including the minimum tender condition) have been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, the Offeror must extend the offer upon Hostess Brands’ request if Hostess Brands has delivered a notice of its intention to terminate the merger agreement to pursue a superior proposal or otherwise change its recommendation in accordance with the merger agreement (as further described under “Merger Agreement—No Solicitation of Other Offers by Hostess Brands”) to the date that is two (2) business days after the end of the applicable notice period, as further described in “Merger Agreement—No Solicitation of Other Offers by Hostess Brands”; and

•

Notwithstanding any of the above, the Offeror is not required to, and without Hostess Brands’ consent may not, extend the offer beyond the earlier of (i) the termination of the merger agreement in accordance with its terms and (ii) September 10, 2024 (subject to extension to March 10, 2025 in certain circumstances described under “Merger Agreement—Termination of the Merger Agreement”), which we refer to as the “outside date.”

Upon the terms and subject to the satisfaction or waiver of the conditions to the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), promptly after the expiration of the offer, the Offeror will accept for payment, and will pay for, all Hostess Brands shares validly tendered and not validly withdrawn prior to the expiration of the offer.

Any decision to extend the offer will be made public by an announcement regarding such extension as described under “The Offer—Extension, Termination and Amendment of Offer.”

The Offeror may not, without the prior written consent of Hostess Brands, terminate or withdraw the offer prior to the then-scheduled expiration of the offer unless the merger agreement is validly terminated in accordance with its terms, in which case the Offeror will terminate the offer promptly (but in no event more than two business days) after such termination. Among other circumstances, the merger agreement may be terminated by either Smucker or Hostess Brands if the offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Smucker or the Offeror to extend the offer pursuant to the merger agreement) without the Offeror having accepted for payment any Hostess Brands shares pursuant to the offer, or if the acceptance for exchange of Hostess Brands shares tendered in the offer has not occurred on or before September 10, 2024 (subject to extension to the outside date in certain circumstances described under “Merger Agreement—Termination of the Merger Agreement”).

The Offeror will effect any extension, termination, amendment or delay by giving oral or written notice to the exchange agent and by making a public announcement as promptly as practicable thereafter as described under “The Offer—Extension, Termination and Amendment of Offer.” In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly disseminated to stockholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which the Offeror may choose to make any public announcement, the Offeror assumes no obligation to publish, advertise or otherwise communicate any such public announcement of this type, other than by issuing (or having Smucker issue) a press release. During any extension, Hostess Brands shares previously tendered and not validly withdrawn will remain subject to the offer, subject to the right of each Hostess Brands stockholder to withdraw previously tendered Hostess Brands shares.

No subsequent offering period will be available following the expiration of the offer without the prior written consent of Hostess Brands, other than in accordance with the extension provisions set forth in the merger agreement.

Conditions to the Offer (Page 65)

The offer is subject to certain conditions, including, among others:

•

satisfaction of the minimum tender condition (which requires that, prior to the expiration of the offer, there have been validly tendered and not validly withdrawn a number of Hostess Brands shares that, upon the consummation of the offer, together with Hostess Brands shares then owned by Smucker and the Offeror (if any), would represent at least a majority of the Hostess Brands shares then issued and outstanding immediately after the consummation of the offer);

•

expiration or termination of the waiting period applicable to the transactions, together with any extensions thereof, contemplated by the merger agreement under the HSR Act and the obtaining of any required pre-closing approvals, consents, waivers or clearances under the applicable antitrust laws of Canada;

•	lack of legal prohibitions;

•	the accuracy of Hostess Brands’ representations and warranties made in the merger agreement, subject to specified materiality standards;

•	Hostess Brands being in compliance in all material respects with its covenants under the merger agreement;

•	the merger agreement not having been terminated in accordance with its terms;

•

no material adverse effect (as described in “Merger Agreement—Material Adverse Effect”) having occurred with respect to Hostess Brands and the Hostess Brands subsidiaries, taken as a whole, since the date of the merger agreement;

•	the effectiveness of the registration statement on Form S-4 of which this document is a part; and

•	the listing of the Smucker common shares to be issued in the offer and the merger on the NYSE, subject to official notice of issuance.

The offer is subject to certain other conditions set forth in the section below entitled “The Offer—Conditions to the Offer.” Subject to applicable SEC rules and regulations and to the extent permitted by law, the Offeror also reserves the right prior to the expiration of the offer, in its sole discretion, at any time or from time to time to waive any condition identified as subject to waiver in “The Offer—Conditions to the Offer.” However, the minimum tender condition may only be waived by Offeror with the prior written consent of Hostess Brands. See “The Offer–Conditions to the Offer.”

The offer and the merger are not conditioned upon any financing arrangements or contingencies.

Exchange of Shares; Delivery of Cash and Smucker Common Shares (Page 57)

Upon the terms and subject to the satisfaction or waiver of the conditions to the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), promptly after the expiration of the offer, the Offeror will accept for payment, and will pay for, all Hostess Brands shares validly tendered and not validly withdrawn prior to the expiration of the offer.

Withdrawal Rights (Page 58)

Tendered Hostess Brands shares may be withdrawn at any time prior to the expiration of the offer. Additionally, if the Offeror has not agreed to accept the shares for exchange on or prior to December 8, 2023, Hostess Brands stockholders may thereafter withdraw their shares from the offer at any time after such date until the Offeror accepts the shares for exchange. Any Hostess Brands stockholder that validly withdraws previously tendered Hostess Brands shares will receive shares of the same class of Hostess Brands common stock that were tendered. Once the Offeror accepts shares for exchange pursuant to the offer, all tenders not previously withdrawn become irrevocable.

Procedure for Tendering (Page 58)

All Hostess Brands shares are held in electronic book entry form.

To validly tender Hostess Brands shares held of record, Hostess Brands stockholders must deliver a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents to the exchange agent at its address set forth elsewhere in this document, and must follow the other procedures set forth herein, prior to the expiration of the offer.

Hostess Brands stockholders who hold Hostess Brands shares in “street name” through a bank, broker or other nominee holder, and desire to tender their Hostess Brands shares pursuant to the offer, should instruct the nominee holder to do so prior to the expiration of the offer.

Regulatory Approvals (Page 68)

The completion of the offer is subject to the expiration or termination of the applicable waiting periods under the HSR Act and the obtaining of any required pre-closing approvals, consents, waivers or clearances under the applicable antitrust laws of Canada. This requirement is discussed under “The Offer—Regulatory Approvals.”

Interests of Certain Persons in the Offer and the Merger (Page 71)

You should be aware that some of the officers and directors of Hostess Brands may be deemed to have interests in the offer and the merger that are different from, or in addition to, your interests as a Hostess Brands stockholder. These interests may include, among others, agreements that certain officers have entered into with Hostess Brands or participation by certain officers in Hostess Brands severance plans that provide for payments of severance and benefits in the event the officer experiences a qualifying termination of employment within a specified period following a change of control of Hostess Brands, and certain indemnification obligations. See “The Offer—Interests of Certain Persons in the Offer and the Merger” and “Merger Agreement—Employee Matters” below for more information. As of October 20, 2023 the directors and executive officers of Hostess Brands and their affiliates beneficially owned approximately 619,176 Hostess Brands shares, representing approximately 0.47% of the Hostess Brands shares and approximately 0.47% of the aggregate voting power of the Hostess Brands shares, in each case outstanding as of October 20, 2023.

Appraisal Rights (Page 62)

Appraisal rights are not available in connection with the offer, and Hostess Brands stockholders who tender their shares in the offer will not have appraisal rights in connection with the merger. However, if the Offeror accepts shares in the offer and the merger is completed, Hostess Brands stockholders (and, with respect to Section 262 of the DGCL, beneficial owners) will be entitled to exercise appraisal rights in connection with the merger if they did not tender Hostess Brands shares in the offer, subject to and in accordance with the DGCL. Hostess Brands stockholders (and, with respect to Section 262 of the DGCL, beneficial owners) who comply with the applicable statutory procedures under the DGCL will be entitled to receive a judicial determination of the fair value of their Hostess Brands shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of such fair value in cash, if certain statutory requirements are satisfied. Any such judicial determination of the fair value of Hostess Brands shares could be based upon considerations other than, or in addition to, the price paid in the offer and the market value of Hostess Brands shares. The value so determined could be higher or lower than the price per Hostess Brands share paid by Smucker or the Offeror pursuant to the offer and the merger. You should be aware that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a sale transaction, such as the offer and the merger, are not opinions as to fair value under the DGCL.

Under Section 262 of the DGCL, where a merger is approved under Section 251(h), either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262 of the DGCL. The Schedule 14D-9 will constitute the formal notice of appraisal rights under Section 262 of the DGCL. See “The Offer—Appraisal Rights.”

Source and Amount of Funds (Page 69)

The offer and the merger are not conditioned upon any financing arrangements or contingencies.

Smucker estimates the aggregate amount of cash consideration required to purchase the outstanding Hostess Brands shares and consummate the offer and the merger will be approximately $5.2 billion, plus related fees and expenses. Smucker anticipates that the funds needed to complete the transactions will be derived from (i) available cash on hand (ii) proceeds from the sales of marketable securities on hand and (iii) new third-party debt financing. See “The Offer—Source and Amount of Funds.”

Comparative Market Price and Dividend Matter (Page 103)

Smucker common shares are listed on the NYSE under the symbol “SJM,” and Hostess Brands common stock is listed on Nasdaq under the symbol “TWNK.”

The parties announced the execution of the merger agreement prior the opening of trading on September 11, 2023. On September 8, 2023, the trading day prior to the public announcement of the execution of the merger agreement and the release of media reports regarding the transaction, the closing price per share of Hostess Brands common stock on Nasdaq was $28.11, and the closing price per share of Smucker common shares on the NYSE was $141.58. On October 23, 2023, the most recent practicable trading date prior to the filing of this document, there were 132,922,192 Hostess Brands shares outstanding and the closing price per share of Hostess Brands common stock on Nasdaq was $33.16, and the closing price per share of Smucker common shares on the NYSE was $112.02.

The market value of the stock consideration will change as the market value of Smucker common shares fluctuates during the offer period and thereafter. Hostess Brands stockholders should obtain current market quotations for Hostess Brands shares and Smucker common shares before deciding whether to tender their Hostess Brands shares in the offer. See “Comparative Market Price and Dividend Matters.”

Ownership of Smucker Common Shares After the Offer and the Merger (Page 64)

Smucker estimates that former Hostess Brands stockholders will own, in the aggregate, approximately 3.76% of the outstanding Smucker common shares immediately following the completion of the offer and the merger.

For a detailed discussion of the assumptions on which this estimate is based, see “The Offer—Ownership of Smucker Common Shares After the Offer and the Merger.”

Comparison of Stockholders’ and Shareholders’ Rights (Page 129)

The rights of Smucker shareholders are different in some respects from the rights of Hostess Brands stockholders. Therefore, Hostess Brands stockholders will have different rights as stockholders once they become Smucker shareholders. The differences are described in more detail under “Comparison of Stockholders’ and Shareholders’ Rights.”

Material U.S. Federal Income Tax Consequences (Page 118)

The exchange of Hostess Brands shares for the transaction consideration in the offer or the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) who receives the transaction consideration in exchange for such U.S. holder’s Hostess Brands shares in the offer or the merger will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash (including cash in lieu of any fractional Smucker common share) and the fair market value of the Smucker common shares received by that U.S. holder in the offer or the merger and (ii) such U.S. holder’s adjusted tax basis in the Hostess Brands shares exchanged therefor.

In certain circumstances, a holder of Hostess Brands shares could be treated as receiving a dividend in an amount up to the cash consideration received by that holder in the offer or the merger. If the applicable withholding agent is unable to determine whether the cash consideration payable in the offer or the merger to a holder of Hostess Brands shares that is not a U.S. holder should be treated as a dividend for U.S. federal income tax purposes, such withholding agent may withhold U.S. federal tax at a rate of 30% (or such lower tax rate as may be specified by an applicable income tax treaty) from the cash consideration payable to such holder.

Each Hostess Brands stockholder should read the discussion under “Material U.S. Federal Income Tax Consequences” for a more detailed discussion of the U.S. federal income tax consequences of the offer and the merger. The U.S. federal income tax consequences of the offer and the merger to a particular Hostess Brands stockholder will depend on such stockholder’s particular facts and circumstances. Hostess Brands stockholders should consult their tax advisors to determine the specific consequences to them of exchanging their Hostess Brands shares for the transaction consideration pursuant to the offer or the merger.

Accounting Treatment (Page 77)

In accordance with United States generally accepted accounting principles (which we refer to as “GAAP”), Smucker will account for the acquisition of shares through the offer and the merger under the acquisition method of accounting for business combinations.

Questions about the Offer and the Merger

Questions or requests for assistance or additional copies of this document may be directed to the information agent at the telephone number and addresses set forth below. Hostess Brands stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Shareholders Call Toll Free: (800) 347-4826

Banks & Brokers Call Collect: (212) 269-5550

E-mail: sjm-twnk@dfking.com

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma condensed combined financial data has been prepared to reflect the proposed acquisition of Hostess Brands by Smucker.

On September 10, 2023, Smucker and Hostess Brands entered into the merger agreement, pursuant to which Smucker agreed to acquire Hostess Brands on the terms and subject to the conditions set forth therein. The transaction has not yet closed. Under the terms of the merger agreement, Smucker is offering to exchange, for each outstanding share of Hostess Brands common stock, $30.00 in cash and 0.03002 Smucker common shares, together with cash in lieu of any fractional Smucker common shares, without interest and subject to reduction for any applicable withholding taxes.

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended April 30, 2023 combines Hostess Brands’ historical unaudited Condensed Consolidated Statement of Operations for the twelve months ended March 31, 2023, with Smucker’s audited historical Statement of Consolidated Income for the fiscal year ended April 30, 2023. Hostess Brands’ historical unaudited Condensed Consolidated Statement of Operations for the twelve months ended March 31, 2023, was derived from the audited historical Consolidated Statement of Operations for the year ended December 31, 2022, by removing the unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2022, and adding the unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2023. The Unaudited Pro Forma Condensed Combined Statement of Income for the three months ended July 31, 2023, combines Hostess Brands’ historical unaudited Condensed Consolidated Statement of Operations for the three months ended June 30, 2023, with Smucker’s unaudited historical Condensed Statement of Consolidated Income for the three months ended July 31, 2023. These statements reflect the offer and the merger and the contemplated financing transactions as if they had occurred on May 1, 2022.

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the unaudited historical Condensed Consolidated Balance Sheet of Hostess Brands as of June 30, 2023, with Smucker’s unaudited historical Condensed Consolidated Balance Sheet as of July 31, 2023, to reflect the offer and the merger and the contemplated financing transactions as if they had occurred on July 31, 2023.

The unaudited pro forma condensed combined financial information does not include any adjustments related to future restructuring or one-time charges; future initiatives related to potential profit improvements or potential cost savings, which may result from the offer and the merger; or the result of final valuations of tangible and intangible assets and liabilities, which will not be determined until after the consummation of the merger. Accordingly, no additional adjustments with respect to costs were required to be reflected in the Unaudited Pro Forma Condensed Combined Statements of Income.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the offer and the merger had been consummated on the dates indicated, nor are they necessarily indicative of any future operating results or financial position.

The following information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and the related notes included elsewhere in this document.

Selected Unaudited Pro Forma Condensed Combined Statements of Income

(in millions, except per share data)	Year Ended April 30, 2023	Three Months Ended July 31, 2023
Net sales	$9,900.2	$2,157.5
Net income (loss)	$(208.8)	$145.9
Earnings per common share:
Net income (loss)	$(1.89)	$1.37
Net income (loss) – assuming dilution	$(1.89)	$1.37
Weighted average shares outstanding	110.2	106.4
Weighted average shares outstanding – assuming dilution	110.2	106.8

Selected Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions)	As of July 31, 2023
Total assets	$21,388.0
Total liabilities	$13,934.7
Total shareholders’ equity	$7,453.3

COMPARATIVE PER SHARE DATA (UNAUDITED)

The following table reflects historical information about basic and diluted earnings (loss) per share for the fiscal year ended April 30, 2023 and the three months ended July 31, 2023, in the case of Smucker, and for the twelve months ended March 31, 2023 and the three months ended June 30, 2023, in the case of Hostess Brands, as well as book value per share as of July 31, 2023, in the case of Smucker, and as of June 30, 2023, in the case of Hostess Brands, in all cases on a historical basis, and for Smucker and Hostess Brands on an unaudited pro forma combined basis after giving effect to the offer and the merger. The pro forma data of the combined companies assumes the acquisition of 100% of the Hostess Brands’ shares by Smucker and was derived by combining the historical consolidated financial information of Smucker and Hostess Brands as described previously in this document. For a discussion of the assumptions and adjustments made in preparing the pro forma financial information presented in this document, see “Unaudited Pro Forma Condensed Combined Financial Statements.”

Hostess Brands’ stockholders should read the information presented in the following table together with the historical financial statements of Smucker and Hostess Brands and the related notes which are incorporated herein by reference, and the “Unaudited Pro Forma Condensed Combined Financial Statements” appearing elsewhere in this document. The pro forma data is unaudited and for illustrative purposes only. Hostess Brands’ stockholders should not rely on this information as being indicative of the historical results that would have been achieved during the periods presented had the companies always been combined or the future results that the combined company will achieve after the consummation of the offer and the merger. This pro forma information is subject to risks and uncertainties, including those discussed in “Risk Factors.”

	Smucker Historical	Hostess Brands Historical	Pro Forma Combined	Pro Forma Equivalent Hostess Brands Share(1)
Fiscal year ended April 30, 2023 for Smucker and the twelve months ended March 31, 2023 for Hostess Brands
Earnings per common share:
Net income (loss)	$(0.86)	$1.24	$(1.89)	(0.06)
Net income (loss) – assuming dilution	$(0.86)	$1.22	$(1.89)	(0.06)
Cash dividends declared per share(2)	$4.08	$—	$4.08	0.12
Three months ended July 31, 2023 for Smucker and the three months ended June 30, 2023 for Hostess Brands
Earnings per common share:
Net income (loss)	$1.79	$0.24	$1.37	0.04
Net income (loss) – assuming dilution	$1.79	$0.24	$1.37	0.04
Cash dividends declared per share(2)	$1.06	$—	$1.06	0.03
Book value per share as of July 31, 2023 for Smucker and June 30, 2023 for Hostess Brands(3)	$68.57	$13.94	$70.23	2.11

(1)	The Hostess Brands pro forma equivalent per share amounts were calculated by multiplying the pro forma combined amounts by the exchange ratio of 0.03002.
(2)	The pro forma combined cash dividends declared per share represents the Smucker historical cash dividends declared per share for the year ended April 30, 2023 and the three months ended July 31, 2023.
(3)

The Smucker and Hostess Brands historical book value per share is calculated by dividing stockholders’ equity by common shares outstanding as of July 31, 2023 and June 30, 2023, respectively. The pro forma combined book value per share is calculated by dividing the pro forma shareholders’ equity of $7,453.3 million by the pro forma shares outstanding of approximately 106.1 million, reflecting the Smucker common shares outstanding of 102.1 million at July 31, 2023, and the shares to be issued upon close of the merger of approximately 4.0 million.

RISK FACTORS

Hostess Brands stockholders should carefully read this document and the other documents referred to or incorporated by reference into this document, including in particular the following risk factors, in deciding whether to tender Hostess Brands shares pursuant to the offer.

Risk Factors Relating to the Offer and the Merger

Hostess Brands stockholders who participate in the offer will be forfeiting all rights with respect to their Hostess Brands shares other than the right to receive the transaction consideration, including the right to participate directly in any earnings or future growth of Hostess Brands.

If the offer and the merger are completed, Hostess Brands stockholders will cease to have any equity interest in Hostess Brands and will not participate in its earnings or any future growth, except indirectly through ownership of Smucker common shares received in the offer and the merger. In addition, Hostess Brands stockholders who validly tender their Hostess Brands shares in the offer (and do not validly withdraw such shares) will forfeit their appraisal rights with respect to such Hostess Brands shares under Delaware law in connection with the merger. Holders of Hostess Brands shares who do not tender (or who withdraw) their Hostess Brands shares in the offer and perfect their appraisal rights under Delaware law could realize a higher or lower value for their Hostess Brands shares than the transaction consideration, which is payable in both the offer and the merger, or realize the same value as the transaction consideration. See “The Offer—Dissenters’ Rights.”

The offer remains subject to conditions that Smucker cannot control.

The offer is subject to conditions, including the minimum tender condition; receipt of required regulatory approvals; lack of legal prohibitions; no material adverse effect (as described in “Merger Agreement—Material Adverse Effect”) having occurred with respect to Hostess Brands since the date of the merger agreement; the accuracy of Hostess Brands’ representations and warranties made in the merger agreement (subject to specified materiality standards); Hostess Brands being in compliance in all material respects with its covenants under the merger agreement; the listing of the Smucker common shares to be issued in the offer and the merger being authorized for listing on the NYSE, subject to official notice of issuance; the registration statement on Form S-4 of which this document is a part becoming effective; and the merger agreement not having been terminated in accordance with its terms. There are no assurances that all of the conditions to the offer will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the offer are not met, then Smucker will extend the offer, subject to the terms and conditions of the merger agreement, or may, under certain circumstances, allow the offer to expire, or amend the offer. See “The Offer—Conditions of the Offer” for a discussion of the conditions to the offer.

The transaction consideration is fixed and will not be adjusted. Because the market price of Smucker common shares may fluctuate, Hostess Brands stockholders cannot be sure of the market value of the share consideration they will receive in exchange for their Hostess Brands shares in connection with the transactions.

In connection with the offer and the merger, Hostess Brands stockholders will receive cash and 0.03002 Smucker common shares for each Hostess Brands share. Accordingly, the market value of the share consideration that you will receive in the offer or merger will vary based on the price of Smucker common shares at the time you receive the transaction consideration. The market price of Smucker common shares may decline after the date of this document, after you tender your shares and/or after the offer and the merger are completed.

A decline in the market price of Smucker common shares could result from a variety of factors beyond Smucker’s control, including, among other things, the possibility that Smucker may not achieve the expected benefits of the acquisition of Smucker as rapidly as or to the extent anticipated, Hostess Brands’ business may not perform as anticipated following the transactions, the effect of Smucker’s acquisition of Hostess Brands on Smucker’s financial results may not meet the expectations of Smucker, financial analysts or investors, or the addition and integration of Hostess Brands’ business may be unsuccessful, or may take longer or be more disruptive than anticipated, as well as numerous factors affecting Smucker and its businesses that are unrelated to Hostess Brands. For additional factors that may affect the market price of Smucker common shares, see “Risks Related to Smucker and the Combined Company” and “Risks Related to Smucker’s Business.”

Because the offer will not be completed until certain conditions have been satisfied or waived in accordance with the merger agreement, a significant period of time may pass between the commencement of the offer, the time you tender your shares and the time that the Offeror accepts your shares for payment. Therefore, at the time you tender your Hostess Brands shares pursuant to the offer, you will not know the exact market value of the transaction consideration that will be issued if the Offeror accepts such shares for payment.

See “Comparative Market Price and Dividend Matters.” You are urged to obtain current market quotations for Hostess Brands shares and for Smucker common shares.

Failure to complete the offer and the merger could negatively affect the stock price and the future business and financial results of Smucker and Hostess Brands.

If the offer and merger are not completed for any reason, Smucker’s and Hostess Brands’ respective businesses and financial results may be adversely affected, including as follows:

•	Smucker and Hostess Brands may experience negative reactions from the financial markets, including negative impacts on the market price of Smucker common shares and Hostess Brands common stock;

•

the manner in which industry contacts, business partners and other third parties perceive Smucker and Hostess Brands may be negatively impacted, which in turn could affect Smucker and Hostess Brands’ marketing operations or their ability to compete for new business or obtain renewals in the marketplace more broadly;

•	Smucker and Hostess Brands may experience negative reactions from employees; and

•

Smucker and Hostess Brands will have expended time and resources that could otherwise have been spent on Smucker’s and Hostess Brands’ existing businesses and the pursuit of other opportunities that could have been beneficial to each company, and Smucker’s and Hostess Brands’ ongoing business and financial results may be adversely affected.

In addition to the above risks, if the merger agreement is terminated and either party’s board seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger agreement and the transactions contemplated thereby.

Hostess Brands directors and officers potentially have interests in the transaction that differ from, or are in addition to, the interests of the Hostess Brands stockholders generally.

You should be aware that some of the officers and directors of Hostess Brands may be deemed to have interests in the offer and the merger that are different from, or in addition to, your interests as a Hostess Brands stockholder. These interests may include, among others, agreements that certain officers have entered into with Hostess Brands or participation by certain officers in Hostess Brands severance plans that provide for payments of severance and benefits in the event the officer experiences a qualifying termination of employment within a specified period following a change in control of Hostess Brands, and certain indemnification obligations. See “The Offer—Interests of Certain Persons in the Offer and the Merger” and “Merger Agreement—Employee Matters” below for more information.

As of October 20, 2023 the directors and executive officers of Hostess Brands and their affiliates beneficially owned approximately 619,176 Hostess Brands shares, representing approximately 0.47% of the Hostess Brands shares and approximately 0.47% of the aggregate voting power of the Hostess Brands shares, in each case outstanding as of October 20, 2023.

If the transactions are completed, Hostess Brands stockholders will receive Smucker common shares as part of the transaction consideration and will accordingly become Smucker shareholders. Smucker common shares may be affected by different factors than Hostess Brands common stock is affected by, and Smucker shareholders will have different rights than Hostess Brands stockholders.

Upon consummation of the transactions, Hostess Brands stockholders will receive Smucker common shares as part of the transaction consideration and will accordingly become Smucker shareholders. Smucker’s business differs from that of Hostess Brands, and Smucker’s results of operations and stock price may be adversely affected by factors different from those that would affect Hostess Brands’ results of operations and stock price. See “Risks Related to Smucker and the Combined Company” and “Risks Related to Smucker’s Business.”

In addition, holders of Smucker common shares will have rights as Smucker shareholders that differ from the rights they had as Hostess Brands stockholders before the transactions. For a comparison of the rights of Smucker shareholders to the rights of Hostess Brands stockholders, see “Comparison of Stockholders’ and Shareholders’ Rights.”

Hostess Brands stockholders in the aggregate will have a relatively small ownership and voting interest in Smucker.

After consummation of the offer and merger, Hostess Brands stockholders will initially own approximately 3.76% of the outstanding Smucker common shares, based upon the number of outstanding Hostess Brands shares outstanding as of October 5, 2023 and the number of Smucker common shares outstanding as of September 8, 2023, disregarding stock options, restricted stock units and other rights to acquire shares that may be issued by Smucker or Hostess Brands pursuant to any employee stock plan. Consequently, former Hostess Brands stockholders will have less influence on the management and policies of the combined company than they currently exercise over Hostess Brands.

Consummation of the offer may adversely affect the liquidity of the Hostess Brands shares not tendered in the offer, and sales of a substantial amount of Smucker common shares by former Hostess Brands stockholders could depress the price of Smucker common shares.

If the offer is completed and contrary to the parties’ expectations, the merger is not consummated on the same business day, you should expect the number of Hostess Brands stockholders and the number of publicly traded Hostess Brands shares to be significantly reduced. As a result, the closing of the offer can be expected to adversely affect, in a material way, the liquidity of the remaining Hostess Brands shares held by the public pending the consummation of the merger. Although Smucker currently expects the merger to occur on the same business day the offer is completed, Smucker cannot assure you that all conditions to the merger will be satisfied at that time, or at all. If the offer and the merger are completed, substantial amounts of sales of Smucker common shares by former Hostess Brands stockholders in the public market may cause the market price of Smucker common shares to decrease.

Litigation relating to the offer or the merger could require Smucker to incur significant costs and suffer management distraction, as well as to delay and/or enjoin the merger.

As of October 23, 2023, the following five complaints have been filed by purported stockholders of Hostess Brands:

•

On October 12, 2023, a purported stockholder named James Walsh filed a complaint against Hostess Brands and the members of the Hostess Brands board in the United States District Court for the District of Delaware, captioned Walsh v. Hostess Brands, Inc., et al., Case 1:23-cv-01142-UNA (the “First Complaint”);

•

On October 12, 2023, a purported stockholder named Ryan O’Dell filed a complaint against Hostess Brands and the members of the Hostess Brands board in the United States District Court for the Southern District of New York, captioned O’Dell v. Hostess Brands, Inc., et al., Case 1:23-cv-08972 (the “Second Complaint”);

•

On October 17, 2023, a purported stockholder named Elaine Wang filed a complaint against Hostess Brands and the members of the Hostess Brands board in the United States District Court for the Southern District of New York, captioned Wang v. Hostess Brands, Inc., et al., Case 1:23-cv-09119 (the “Third Complaint”);

•

On October 19, 2023, a purported stockholder named Brian Dixon filed a complaint against Hostess Brands and the members of the Hostess Brands board in the United States District Court for the District of Delaware, captioned Dixon v. Hostess Brands, Inc., et al., Case 1:23-cv-01176-UNA (the “Fourth Complaint,” together with the First Complaint, Second Complaint, and Third Complaint, the “Federal Complaints”); and

•

On October 20, 2023, a purported stockholder named Dean Drulias filed a complaint against Hostess Brands, the members of the Hostess Brands board, and Smucker in the District Court of Johnson County, Kansas Civil Court Department, captioned Drulias v. Hostess Brands, Inc., et al., Case 23CV05685 Div4 (the “State Complaint” and, together with the Federal Complaints, the “Offer Litigation”).

The Federal Complaints allege, among other things, that the defendants violated Sections 14(d)(4), 14(e), and 20(a) of the Exchange Act, as well as Rule 14d-9 promulgated thereunder, by omitting or misrepresenting certain allegedly material information from the Schedule 14D-9. The Federal Complaints further allege that such omissions and misrepresentations rendered the Schedule 14D-9 materially incomplete, false, and/or misleading. The State Complaint asserts, among other things, (a) a claim against Smucker for violation of the Kansas Uniform Securities Act, and (b) claims against Hostess Brands, the members of the Hostess Brands board, and Smucker under Kansas common law for (i) negligent misrepresentation and concealment and (ii) negligence. The State Complaint further alleges that the Schedule 14D-9 and the prospectus/offer to exchange are deceptive because they omit material facts which render them incomplete and misleading.

As of October 23, 2023, Hostess Brands and Smucker had also received certain stockholder demand letters (collectively, the “Demand Letters”), which generally seek that certain allegedly omitted information in the Schedule 14D-9 be disclosed.

Smucker and Hostess Brands believe that the allegations and claims asserted in the Offer Litigation and Demand Letters are without merit.

Hostess Brands and Smucker may receive additional demand letters, and/or additional complaints may be filed against Hostess Brands, the Hostess Brands board, Smucker, and/or the Offeror in connection with the transactions contemplated by the merger agreement, the prospectus/offer to exchange, and the Schedule 14D-9. If such additional demand letters are received and/or such additional complaints are filed, absent new or different allegations that are material, Smucker will not necessarily announce such additional demands and/or complaints.

Smucker and Hostess Brands could be subject to additional demands or litigation related to the offer or the merger, whether or not the merger is consummated. Such actions may create uncertainty relating to the offer or the merger, and responding to such demands and defending such actions may be costly and distracting to management of both companies.

The offer and the merger may not be accretive, and may be dilutive, to Smucker’s earnings per share, which may negatively affect the market price of Smucker common shares.

In connection with the consummation of the offer and the merger, based on the number of issued and outstanding Smucker common shares as of September 8, 2023 and Hostess Brands shares as of October 5, 2023, Smucker will issue approximately 3,989,283 Smucker common shares. The issuance of these new Smucker common shares could have the effect of depressing the market price of Smucker common shares, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, Smucker’s earnings per share could cause the price of Smucker common shares to decline or increase at a reduced rate.

Risk Factors Relating to Smucker and the Combined Company

Smucker may fail to realize all of the anticipated benefits of the offer, and the merger or those benefits may take longer to realize than expected.

Smucker believes that there are significant benefits and synergies that may be realized through leveraging the products, scale, distribution system and combined customer bases of Smucker and Hostess Brands. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt both companies’ existing operations if not implemented in a timely and efficient manner. The full benefits of the transactions, including the anticipated sales or growth opportunities, may not be realized as expected or may not be achieved within the anticipated time frame, or at all. Failure to achieve the anticipated benefits of the transactions could adversely affect Smucker’s results of operations or cash flows, cause dilution to the earnings per share of Smucker, decrease or delay any accretive effect of the transactions and negatively impact the price of Smucker common shares.

In addition, Smucker and Hostess Brands will be required to devote significant attention and resources prior to closing to prepare for the post-closing integration and operation of the combined company, and Smucker will be required post-closing to devote significant attention and resources to successfully align the business practices and operations of Smucker and Hostess Brands. This process may disrupt the businesses and, if ineffective, would limit the anticipated benefits of the transaction.

Smucker and Hostess Brands will incur direct and indirect costs as a result of the offer and the merger.

Smucker and Hostess Brands will incur substantial expenses in connection with and as a result of completing the offer and the merger and, following the completion of the merger, Smucker expects to incur additional expenses in connection with combining the businesses and operations of Smucker and Hostess Brands. Factors beyond Smucker’s control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Moreover, diversion of management focus and resources from the day-to-day operation of the business to matters relating to the transactions could adversely affect each company’s business, regardless of whether the offer and the merger are completed.

Uncertainties associated with the offer and the merger may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of the combined company.

Smucker and Hostess Brands are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Each company’s success until the merger, and the surviving corporation’s success after the merger, will depend in part upon the ability of Smucker and Hostess Brands to retain key management personnel and other key employees. Current and prospective employees of Smucker and Hostess Brands may experience uncertainty about their roles within the combined company following the merger, which may have an adverse effect on the ability of each of Smucker and Hostess Brands to attract or retain key management and other key personnel.

Smucker’s and Hostess Brands’ actual financial positions and results of operations may differ materially from the unaudited pro forma financial information included in this document, and the projected financial information of Hostess Brands included in this document is inherently subject to uncertainties.

The pro forma financial information contained in this document is presented for illustrative purposes only and may differ materially from what Smucker’s actual financial position or results of operations would have been had the transactions been completed on the dates indicated. The pro forma financial information has been derived from the historical financial statements of Smucker and Hostess Brands, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the transactions. The assets and liabilities of Hostess Brands have been measured at fair value based on various preliminary estimates using assumptions that Smucker management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined company’s financial position and future results of operations.

In addition, the assumptions that were used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect Smucker’s financial condition or results of operations following the completion of the transactions contemplated by the merger agreement. Any potential decline in Smucker’s financial condition or results of operations may cause significant variations in the price of Smucker common shares. See “Unaudited Pro Forma Condensed Combined Financial Statements.”

While the projected financial information of Hostess Brands (which we refer to as the “management projections”) included in this document is presented with numerical specificity, the management projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond Hostess Brands’ management’s control. Further, given that the management projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. Important factors that may affect actual results and may result in such projections not being achieved include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the offer or merger, or the failure to satisfy other conditions to completion of the offer or the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the completion of the merger, and risks and uncertainties pertaining to Hostess Brands’ business, including the risks and uncertainties detailed in Hostess Brands’ public periodic filings with the SEC. In addition, the ability to achieve the management projections may depend on, in part, whether or not the strategic goals, objectives and targets are reached over the applicable period. The assumptions upon which the management projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Hostess Brands operates, and the risks and uncertainties described in the section of this document titled “Forward-Looking Statements” and in “Item 8—Additional Information—Cautionary Note Regarding Forward-Looking Statements” in the Schedule 14D9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document, all of which are difficult or impossible to predict accurately and many of which are beyond Hostess Brands’ and Smucker’s control. The management projections also reflect assumptions by Hostess Brands management that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the

Hostess Brands business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when such projections were prepared. Accordingly, there can be no assurance that the management projections will be realized, and actual results may differ, and may differ materially, from those shown. For more information, see “The Offer—Certain Hostess Brands Management Projections.”

Smucker expects to obtain financing in connection with the offer and the merger and cannot guarantee that it will be able to obtain such financing on favorable terms or at all.

Smucker currently expects to finance the offer and the merger with available cash and the incurrence of new third-party debt financing, as described in “The Offer—Source and Amount of Funds.” Smucker’s ability to obtain any new such debt financing will depend on, among other factors, prevailing market conditions and other factors beyond Smucker’s control. Smucker cannot assure you that it will be able to obtain new debt financing on terms acceptable to it or at all, and any such failure could materially adversely affect its operations and financial condition. Completion of the offer and the merger is not conditioned on obtaining such new debt financing.

Smucker has outstanding debt and expects to incur additional debt in connection with the offer and the merger.

Smucker has outstanding debt and other financial obligations, each of which subjects Smucker to certain risks, including among others increasing Smucker’s vulnerability to general adverse economic and industry conditions, requiring Smucker to dedicate a portion of its cash flow from operations to payments on its debt, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes, and potentially limiting Smucker’s ability to borrow additional funds or to borrow funds at rates or on other terms it finds acceptable.

The agreements governing Smucker’s existing debt contain (and it is expected that any agreements governing any additional debt that Smucker may incur or assume would contain) various operating covenants with respect to Smucker’s business. In addition, Smucker’s existing revolving credit facility requires it to comply with a maximum interest coverage ratio covenant, and its future credit facilities may also contain financial covenants. Any failure to comply with such restrictions may result in an event of default under such agreements. Such default may allow the applicable creditors to accelerate the related debt, which acceleration may trigger cross-acceleration or cross-default provisions in other debt.

Furthermore, if future debt financing is not available when required or is not available on acceptable terms, Smucker may be unable to grow its business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on its operating results and financial condition.

Risks Related to Smucker’s Business

Loss or interruption of supply from single-source suppliers of raw materials and finished goods could have a disruptive effect on our business and adversely affect Smucker’s results of operations.

Smucker has elected to source certain raw materials, such as packaging for Smucker’s Folgers coffee products, as well as Smucker’s Jif peanut butter, and certain finished goods, such as K-Cup® pods, its Pup-Peroni dog snacks, and liquid coffee, from single sources of supply. While Smucker believes that, except as set forth below, alternative sources of these raw materials and finished goods could be obtained on commercially reasonable terms, loss or an extended interruption in supplies from a single-source supplier would result in additional costs, could have a disruptive short-term effect on Smucker’s business, and could adversely affect Smucker’s results of operations.

Smucker is currently in negotiations with the supplier of packaging for Smucker’s Folgers coffee products for an extension to Smucker’s supply of such packaging. The failure to obtain an extension to such supply agreement could have a material adverse effect on Smucker’s results of operations.

Keurig is Smucker’s single-source supplier for K-Cup® pods, which are used in its proprietary Keurig® K-Cup® brewing system. There are a limited number of manufacturers other than Keurig that are making pods that will work in such proprietary brewing system. In addition, JDE Peet’s N.V. (“JDE Peet’s”) is Smucker’s single-source supplier for liquid coffee for Smucker’s Away From Home business, and there are a limited number of manufacturers other than JDE Peet’s that are able to manufacture liquid coffee. If either Keurig or JDE Peet’s are unable to supply K-Cup® pods or liquid coffee, respectively, to Smucker for any reason, it could be difficult to find an alternative supplier for such goods on commercially reasonable terms, which could have a material adverse effect on Smucker’s results of operations.

You should read and consider the other risk factors specific to Smucker’s business that will also affect the combined company after the offer and the merger. These risks are described in Smucker’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023, which is incorporated by reference into this document, and in other documents that are incorporated by reference into this document. See “Where to Obtain More Information” for the location of information incorporated by reference in this document.

Risks Related to Hostess Brands’ Business

You should read and consider the risk factors specific to Hostess Brands’ business that will also affect the combined company after the offer and the merger. These risks are described in Hostess Brands’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference into this document, and in other documents that are incorporated by reference into this document. See “Where to Obtain More Information” for the location of information incorporated by reference in this document.

FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this document may contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” variations of such words and similar expressions are intended to identify such forward-looking statements, which may consist of, among other things, trend analyses and statements regarding future events, future financial performance, anticipated growth and industry prospects. These forward-looking statements are based on current expectations, estimates and forecasts, as well as the beliefs and assumptions of Smucker’s management, and are subject to risks and uncertainties that are difficult to predict, including:

•	Smucker’s ability to consummate the offer and the merger on a timely basis or at all;

•

the satisfaction of the conditions precedent to consummation of the offer and the merger, including having a sufficient number of Hostess Brands shares being validly tendered into the offer to meet the minimum tender condition;

•	the parties’ ability to secure regulatory approvals on the terms expected, in a timely manner or at all;

•	the possibility that competing offers to acquire Hostess Brands will be made;

•	Smucker’s ability to successfully integrate Hostess Brands’ operations and employees;

•

Smucker’s ability to implement Hostess Brands’ plans, forecasts and other expectations with respect to Hostess Brands’ business after the completion of the offer and the merger and to realize expected synergies;

•

Smucker’s ability to realize the anticipated benefits of the offer and the merger, including the possibility that the expected benefits from the offer and the merger will not be realized or will not be realized within the expected time period;

•	the impact of Hostess Brands’ business model on Smucker’s ability to forecast revenue results;

•	disruption from the offer and the merger diverting the attention of Smucker and Hostess Brands management and making it more difficult to maintain business and operational relationships;

•	the negative effects of the announcement or the consummation of the offer and the merger on the market price of Smucker common shares or on Smucker’s operating results;

•	the amount of the costs, fees, expenses and charges related to the offer and the merger;

•	the risk of litigation or regulatory actions related to the offer and the merger;

•

the effect of the announcement or pendency of the offer and the merger on Smucker’s and Hostess Brands’ business relationships, operating results, ability to hire and retain key talent, and business generally;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the effect of general economic and market conditions;

•	risks associated with derivative and purchasing strategies Smucker employs to manage commodity pricing and interest rate risks;

•	general competitive activity in the market, including competitors’ pricing practices and promotional spending levels;

•

the effect of the sale of certain pet food brands on Smucker’s ability to retain key personnel and to maintain relationships with customers, suppliers, and other business partners, and any impact to the value of Smucker’s investment in Post Holdings, Inc. common stock or Smucker’s ability to dispose of some or all of such securities at favorable market prices;

•

disruptions or inefficiencies in Smucker’s operations or supply chain, including any impact caused by product recalls (including the Jif® peanut butter product recall), political instability, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, pandemics (including the novel coronavirus), work stoppages or labor shortages, or other calamities;

•	risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation;

•

the impact of food security concerns involving either Smucker’s products or its competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls;

•	the availability of reliable transportation on acceptable terms;

•	the ability to achieve cost savings related to Smucker’s restructuring and cost management programs in the amounts and within the time frames currently anticipated;

•	the ability to generate sufficient cash flow to continue operating under Smucker’s capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases;

•	the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes on profits and cash flow in a particular period;

•	the success and cost of marketing and sales programs and strategies intended to promote growth in Smucker’s businesses, including product innovation;

•

the concentration of certain of Smucker’s businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and Smucker’s ability to manage and maintain key relationships;

•	impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets;

•	the impact of new or changes to existing governmental laws and regulations and their application;

•	a disruption, failure, or security breach of Smucker’s or their suppliers’ information technology systems, including, but not limited to, ransomware attacks;

•	foreign currency exchange rate and interest rate fluctuations;

•	compliance with Smucker’s debt covenants and lease obligations;

•	current and potential litigation involving Smucker or Hostess Brands; and

•	the risks detailed in Smucker’s and Hostess Brands’ filings with the SEC (see “Where to Obtain More Information”).

These and other risks and uncertainties may cause Smucker’s actual results to differ materially and adversely from those expressed in any forward-looking statements. Readers are directed to risks and uncertainties identified above under “Risk Factors” and elsewhere in this document for additional detail regarding factors that may cause actual results to be different from those expressed in Smucker’s forward-looking statements. Except as required by law, Smucker undertakes no obligation to revise or update publicly any forward-looking statements for any reason. All forward-looking statements speak only as of the date of this document. All subsequent written and oral forward-looking statements attributable to Smucker’s or any person acting on Smucker’s behalf are qualified by the cautionary statements in this section.

THE COMPANIES

Smucker

The J. M. Smucker Company was established in 1897 and incorporated in Ohio in 1921. Smucker operates principally in one industry, the manufacturing and marketing of branded food and beverage products on a worldwide basis, although the majority of Smucker’s sales are in the U.S. Operations outside the U.S. are principally in Canada, although Smucker’s products are exported to other countries as well. Net sales outside the U.S., subject to foreign currency translation, represented 5 percent of consolidated net sales for 2023. Smucker’s branded food and beverage products include a strong portfolio of trusted, iconic, market-leading brands that are sold to consumers through retail outlets in North America.

Smucker common shares are traded on the NYSE under the ticker symbol “SJM.”

The address of Smucker’s principal executive offices is One Strawberry Lane, Orrville, Ohio 44667. Smucker’s telephone number is (330) 682-3000. Smucker also maintains an Internet site at www.jmsmucker.com. Smucker’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

The Offeror

The Offeror, a Delaware corporation, is a direct wholly owned subsidiary of Smucker. The Offeror is newly formed, and was organized for the purpose of making the offer and consummating the merger. The Offeror has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the offer and the merger. The Offeror’s address is c/o The J. M. Smucker Company, One Strawberry Lane, Orrville, Ohio 44667.

Hostess Brands

Hostess Brands produces a variety of new and classic treats including iconic Hostess®, Donettes®, Twinkies®, CupCakes, Ding Dongs®, and Zingers®, as well as a variety of Voortman® cookies and wafers. The Hostess® brand dates back to 1919 when the Hostess® CupCakes was introduced to the public, followed by Twinkies® in 1930. Hostess Brands operates six baking facilities and utilizes distribution centers and third-party warehouses to distribute its products. Hostess Brands utilizes a direct-to-warehouse product distribution system allowing Hostess Brands to deliver to its customers’ warehouses, which in turn distributes to their retail stores and/or distributors.

Hostess Brands has one reportable segment: Snacking. The Snacking segment consists of sweet baked goods, cookies, bread and buns that are sold under the Hostess®, Voortman®, Dolly Madison®, Cloverhill® and Big Texas® brands. Hostess® is the second leading brand by market share within the Sweet Baked Goods (“SBG”) category, according to Nielsen U.S. total universe. For the 52-week period ended December 31, 2022, Hostess Brands’ SBG products’ (which include Hostess®, Dolly Madison®, Cloverhill®, and Big Texas®) market share was 21.2% per Nielsen’s U.S. SBG category data. Hostess Brands’ Hostess® branded products include the #1 cupcake and mini donut products within the SBG category and Hostess Brands’ Voortman® branded products include the #1 crème wafer and sugar free cookie products within the Cookie category.

Hostess Brands common stock is listed on Nasdaq under the ticker symbol “TWNK.”

The address of Hostess Brands’ principal executive offices is 7905 Quivira Road, Lenexa, Kansas 66215. Hostess Brands’ telephone number is (816) 701-4600. Hostess Brands also maintains an Internet site at www.hostesscakes.com. Hostess Brands’ website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

THE OFFER

General

Smucker, through the Offeror, which is a direct wholly owned subsidiary of Smucker, is offering to exchange for each outstanding share of Hostess Brands common stock validly tendered and not validly withdrawn in the offer, $30.00 in cash and 0.03002 Smucker common shares, with cash in lieu of any fractional Smucker common shares, in each case without interest and subject to reduction for any applicable withholding taxes.

Hostess Brands stockholders will not receive any fractional Smucker common shares in the offer or the merger, and each Hostess Brands stockholder who otherwise would be entitled to receive a fraction of a Smucker common share pursuant to the offer or the merger will be paid an amount in cash (without interest) equal to such fractional part of a Smucker common shares multiplied by the volume weighted average price of one Smucker common share as reported on the NYSE for the ten (10) consecutive trading days ending on and including the third trading day immediately preceding the effective time, rounded to the nearest whole cent. See “Merger Agreement—Fractional Shares.”

The purpose of the offer is for Smucker to acquire control of, and ultimately the entire equity interest in, Hostess Brands. The offer is the first step in Smucker’s plan to acquire all of the outstanding Hostess Brands shares, and the merger is the second step in such plan. If the offer is completed, validly tendered (and not validly withdrawn) Hostess Brands shares will be exchanged for the transaction consideration, and if the merger is completed, any remaining Hostess Brands shares that were not tendered into the offer (other than certain converted or cancelled shares, as described further in this document) will be converted into the right to receive the transaction consideration. If the offer is completed, Smucker intends to promptly consummate the merger as the second step in such plan. The purpose of the merger is for Smucker to acquire all Hostess Brands shares that it did not acquire in the offer. Upon consummation of the merger, Hostess Brands will be a direct wholly owned subsidiary of Smucker, and the former Hostess Brands stockholders will no longer have any direct ownership interest in the surviving corporation.

Background of the Offer and the Merger

The Schedule 14D-9 includes additional information on the background, deliberations and other activities involving Hostess Brands (see the section titled “Background of the Offer and the Merger” in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document). You are encouraged to read that section in its entirety.

Members of Smucker’s executive leadership team (the “Smucker ELT”) and the Smucker board regularly evaluate and pursue opportunities to enhance and expand Smucker’s family of beloved brands for the benefit of Smucker shareholders and Smucker’s other stakeholders. In this regard, the Smucker ELT and the Smucker board regularly review and discuss business, operational and strategic plans to enhance and complement Smucker’s existing product offerings. In connection with these efforts, the Smucker ELT and the Smucker board have periodically considered potential ways to accelerate Smucker’s convenient occasion snacking strategy, including through a potential acquisition of Hostess Brands. Mark T. Smucker, Chair of the Board, President, and Chief Executive Officer of Smucker, and Andrew Callahan, President and Chief Executive Officer of Hostess Brands, are acquaintances through their companies’ involvement in the retail foods industry, and Mr. Smucker has, from time to time, expressed to Mr. Callahan that Smucker might be interested in a potential business combination transaction with Hostess Brands should Hostess Brands be open to such a possibility. Prior to August 2023, Hostess Brands never expressed an interest in pursuing such a combination with Smucker.

In July 2023, members of the Smucker ELT met with representatives of RBC Capital Markets, LLC (“RBCCM”), Smucker’s financial advisor, to discuss Smucker’s interest in a potential acquisition of Hostess Brands in anticipation of a discussion with the Smucker board at its August 15, 2023 board meeting. At the August 15, 2023 meeting of the Smucker board, with members of the Smucker ELT and representatives of

RBCCM and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), Smucker’s legal advisor, present, the Smucker board discussed with such Smucker ELT members and advisors a potential acquisition of Hostess Brands, including the strategic fit, potential benefits and risks of such a transaction, potential synergy scenarios that could arise from an acquisition of Hostess Brands, and that such a transaction was expected to be accretive to growth and margins. The Smucker board directed Mr. Smucker to approach Mr. Callahan to assess Hostess Brands’ openness to considering a potential acquisition.

Following the board meeting, on August 15, 2023, Mr. Smucker contacted Mr. Callahan to arrange a phone call, and they spoke by phone on August 18, 2023. During this discussion, Mr. Smucker conveyed Smucker’s interest in engaging with Hostess Brands regarding a potential acquisition and noted the amount of work Smucker had performed to date based on publicly available information. Mr. Smucker emphasized the friendly and confidential nature of the approach, as well as Smucker’s intent to move quickly with a compelling offer should Hostess Brands be open to such a transaction. Mr. Callahan thanked Mr. Smucker and indicated he would share Smucker’s interest with the Hostess Brands board.

On August 20, 2023, Mr. Callahan contacted Mr. Smucker indicating that Hostess Brands would be interested in receiving an acquisition proposal from Smucker and suggested that RBCCM connect with Hostess Brands’ financial advisor, Morgan Stanley & Co., LLC (“Morgan Stanley”), to discuss next steps. Later that day, as suggested, representatives of Morgan Stanley and RBCCM discussed the process for engaging, including entry into a confidentiality agreement and sharing of preliminary due diligence information to enable Smucker to provide Hostess Brands with an indicative price for a potential acquisition of Hostess Brands.

On August 21, 2023, at Smucker’s direction, representatives of RBCCM sent Smucker’s preliminary due diligence request list to representatives of Morgan Stanley, and representatives of Morgan Stanley provided representatives of RBCCM with Hostess Brands’ draft confidentiality agreement. Between August 21 and 22, 2023, representatives of Morgan, Lewis & Bockius LLP (“Morgan Lewis”), legal advisor to Hostess Brands, and representatives of Wachtell Lipton negotiated, and on August 22, 2023 Smucker and Hostess Brands entered into, a confidentiality agreement. The confidentiality agreement included a 12-month standstill provision applicable to Smucker, which did not restrict Smucker from making confidential proposals to Hostess Brands with respect to a potential acquisition. Following execution of the confidentiality agreement, representatives of Morgan Stanley shared certain financial information regarding the Hostess Brands business with representatives of RBCCM.

On August 24, 2023, certain members of the Smucker ELT and Hostess Brands management met in person, during which Hostess Brands management provided a presentation regarding Hostess Brands, and members of the Smucker ELT asked questions regarding the Hostess Brands business. Over the course of August 24 through August 30, 2023, the parties exchanged additional due diligence information and held discussions, including through their respective advisors.

On August 25, 2023, Reuters published an article speculating that Hostess Brands was exploring a potential sale.

Also on August 25, 2023, Hostess Brands provided Smucker with access to a virtual dataroom containing limited business and financial due diligence information.

On August 29, 2023, representatives of Wachtell Lipton and representatives of Morgan Lewis discussed the potential regulatory approvals that would be required in connection with an acquisition of Hostess Brands by Smucker.

On August 30, 2023, Smucker submitted to Hostess Brands a non-binding proposal offering to acquire all of the outstanding shares of Hostess Brands for $32.00–$33.00 per share in cash. The proposal indicated that Smucker would finance the transaction, which would not be subject to a financing condition, through a combination of cash on hand and committed debt financing. The proposal noted that RBCCM had confirmed to Smucker that

RBCCM was highly confident that it would be able to arrange the necessary debt financing for an acquisition of Hostess Brands, and that Smucker would enter into customary commitment documentation simultaneously with entering into definitive transaction documents.

On August 31, 2023, representatives of Morgan Stanley contacted representatives of RBCCM to convey that Smucker’s proposal did not represent the highest value when compared to other potential buyers, but that Hostess Brands appreciated the speed with which the Smucker team prepared its proposal and that Hostess Brands was prepared to continue discussions with Smucker. Morgan Stanley stated that Smucker would need to improve its proposal should it wish to acquire Hostess Brands and that representatives of Morgan Lewis would be providing representatives of Wachtell Lipton with a draft merger agreement.

From August 31 through September 7, 2023, the parties exchanged additional due diligence information and held discussions, including in various expert sessions.

On September 1, 2023, with permission from Morgan Stanley on behalf of Hostess Brands, Smucker contacted BofA Securities, Inc. (“BofA”) with respect to financing the potential acquisition, and thereafter continued discussions with both Royal Bank of Canada (“RBC”) and BofA with respect to financing, as well as engaging BofA as an additional financial advisor.

On September 2, 2023, representatives of Morgan Lewis shared a draft merger agreement with representatives of Wachtell Lipton.

On September 3, 2023, representatives of Morgan Stanley informed representatives of RBCCM that there was a possibility that Hostess Brands would receive a final proposal and enter into definitive agreements within one week, and therefore Smucker should accelerate its efforts should it wish to be competitive with other offers that Hostess Brands might receive.

On September 4, 2023, Mr. Smucker and Mr. Callahan had a call to discuss the status of discussions.

On September 5 and 6, 2023, representatives of Smucker toured Hostess Brands’ Emporia, Kansas, Edgerton, Kansas, Arkadelphia, Arkansas and Columbus, Georgia facilities.

On September 6, 2023, representatives of Wachtell Lipton sent representatives of Morgan Lewis a revised draft of the merger agreement. On September 7, 2023, representatives of Wachtell Lipton and Morgan Lewis discussed Wachtell Lipton’s proposed revisions to the merger agreement and next steps with respect to the negotiation of definitive documents.

During the morning of September 8, 2023, at a special meeting of the Smucker board, members of the Smucker ELT and representatives of RBCCM and Wachtell Lipton provided the Smucker board with an update regarding the potential acquisition of Hostess Brands, including a summary provided by representatives of Wachtell Lipton of the key terms of the draft merger agreement. The Smucker board authorized the Smucker ELT and Smucker’s advisors to continue to pursue negotiation of a definitive agreement to acquire Hostess Brands and to submit a revised confidential non-binding proposal to acquire Hostess Brands at a higher value than the previous indicative value of $32.00–$33.00 per share.

Later on September 8, 2023, at Smucker’s direction, representatives of RBCCM contacted representatives of Morgan Stanley to inform them that, following the call, Smucker would be submitting to Hostess Brands a revised confidential written proposal offering to acquire all of the outstanding shares of Hostess Brands for $33.50 per share, consisting of $27.00 per share in cash and 0.04591 Smucker common shares (having a value of $6.50 based on the September 8, 2023 closing price of Smucker common shares) (the “September 8 Proposal”). Following the call, the written September 8 Proposal was provided along with a revised draft of the merger agreement prepared by Wachtell Lipton, incorporating feedback that had been received in discussions with representatives of Morgan Lewis, and draft documentation evidencing committed debt financing.

On September 9, 2023, representatives of Morgan Stanley held discussions with representatives of RBCCM regarding the September 8 Proposal, including regarding the change in the form of consideration from cash to a combination of cash and Smucker common shares. Representatives of Morgan Stanley indicated to representatives of RBCCM that Smucker would need to increase both the cash portion and the overall value of its proposal to be competitive with other bids. Representatives of Morgan Stanley suggested that Smucker consider an offer of at least $30.00 per share in cash and $5.00 per share in stock.

On the afternoon of September 9, 2023, following a discussion among the Smucker ELT and its advisors regarding the feedback that had been provided by representatives of Morgan Stanley, at Smucker’s direction, representatives of RBCCM verbally communicated to representatives of Morgan Stanley Smucker’s revised proposal of $29.00 per share in cash and $5.00 per share in Smucker common shares, based on the September 8, 2023 closing price of Smucker common shares. During this discussion, representatives of Morgan Stanley indicated that while the increase in value did not meet the amount indicated by Morgan Stanley in the prior conversation, it was a productive move and would be considered. Morgan Stanley also relayed the importance of moving quickly to finalize definitive agreements in order to be in position to announce a transaction as soon as the morning of Monday, September 11, 2023.

Subsequently on September 9, 2023, representatives of Morgan Stanley contacted representatives of RBCCM to provide additional feedback regarding the verbal proposal that had been communicated on behalf of Smucker. Representatives of Morgan Stanley noted that the transaction committee of the Hostess Brands board had met and had not made a decision but had instructed Morgan Stanley to request that Smucker further revise its proposal. Specifically, representatives of Morgan Stanley communicated to representatives of RBCCM the transaction committee’s request that Smucker consider again a price of $30.00 per share in cash and $5.00 per share in Smucker common shares, with the shares portion subject to a fully floating exchange ratio.

On the evening of September 9, 2023, in response to the feedback from representatives of Morgan Stanley and following a discussion among the Smucker ELT and its advisors, Smucker submitted to Hostess Brands a further revised proposal offering to acquire all of the outstanding Hostess Brands shares for $34.00 per share, consisting of $30.00 per share in cash and 0.0283 shares of Smucker common shares(having a value of $4.00 based on the September 8, 2023 closing price of Smucker common shares) (the “September 9 Proposal”). The September 9 Proposal indicated that the Smucker common shares portion of the consideration would be subject to a floating exchange ratio within a symmetrical 5% collar, depending on the volume-weighted average price of Smucker common shares over the ten (10)-day trading period immediately prior to the third trading day prior to the closing of the acquisition.

Following receipt of the September 9 Proposal, representatives of Morgan Stanley contacted representatives of RBCCM, observing that Smucker had not offered the value that had been requested, but acknowledging the significant efforts Smucker had made in its proposals. Representatives of Morgan Stanley noted that the Hostess Brands board would be convening the following morning to evaluate the proposals it had received, but stated it remained uncertain as to the likely decision of the Hostess Brands board and accordingly invited Smucker to submit any improvements in Smucker’s proposal prior to the Hostess Brands board meeting.

On the evening of September 9, 2023 and early in the morning on September 10, 2023, representatives of Morgan Lewis sent representatives of Wachtell Lipton proposed revisions to certain sections of the merger agreement.

During the morning of September 10, 2023, the Smucker ELT and representatives of RBCCM and Wachtell Lipton held a meeting to discuss Morgan Stanley’s feedback on the September 9 Proposal. During this discussion, the Smucker ELT and Smucker’s advisors discussed the benefits and complexities relating to the structure of the September 9 Proposal, and pursuant to its prior authorization by the Smucker board, the Smucker ELT agreed to propose a final offer of $30.00 per share in cash and 0.03002 shares of Smucker common shares (having a value of $4.25 based on the September 8, 2023 closing price of Smucker common shares), with a fixed exchange ratio (the “Final Proposal”).

Later in the morning on September 10, 2023, in advance of the meeting of the Hostess Brands board, at Smucker’s direction, representatives of RBCCM verbally communicated Smucker’s Final Proposal to representatives of Morgan Stanley, following which the representatives of RBCCM submitted, on behalf of Smucker, an updated written proposal letter from Smucker reflecting the Final Proposal.

Also in the morning of September 10, 2023, Mr. Smucker contacted Mr. Callahan to confirm that Smucker was prepared to finalize and execute the definitive transaction documents quickly if the Final Proposal was accepted. Representatives of Wachtell Lipton sent representatives of Morgan Lewis a revised draft of the merger agreement reflecting the Final Proposal, and representatives of Wachtell Lipton and Morgan Lewis continued to negotiate the terms of the merger agreement throughout the day.

Following the meeting of the Hostess Brands board in the morning of September 10, 2023, representatives of Morgan Stanley communicated to representatives of RBCCM that the Hostess Brands board would be meeting again later in the day to make a decision. Morgan Stanley also stated that the Hostess Brands board had directed Hostess Brands management and Morgan Stanley to arrange a due diligence call with Smucker to enable Hostess Brands to better assess the stock component of the consideration proposed by Smucker.

In the afternoon of September 10, 2023, Hostess Brands management and certain members of the Smucker ELT held a meeting, with representatives of RBCCM in attendance, during which Hostess Brands management asked questions and performed due diligence on Smucker regarding the Smucker common shares portion of the consideration proposed in the Final Proposal.

Later in the afternoon of September 10, 2023, the Smucker board held a meeting at which the Smucker ELT, representatives of RBCCM and representatives of Wachtell Lipton provided an update on the status of discussions with Hostess Brands and its advisors with respect to the proposed acquisition. The Smucker board reviewed the material terms and conditions of the proposed transaction. RBCCM discussed with the Smucker board certain financial aspects of the proposed transaction, and representatives of Wachtell Lipton provided an update on the material terms of the proposed merger agreement and financing documentation. The Smucker board then engaged in further discussion and deliberations, following which the Smucker board determined that the merger agreement and the transactions contemplated thereby, including the offer, the merger, the issuance of Smucker common shares in connection therewith, and the incurrence of debt to finance the transaction, were advisable and fair to, and in the best interests of, Smucker and its stockholders, and approved entry into the merger agreement and the financing documentation.

Later in the afternoon of September 10, 2023, following the Smucker board meeting, representatives of Morgan Stanley contacted representatives of RBCCM to inform them that, at the meeting, the Hostess Brands board had approved entry into the transaction with Smucker, subject to satisfactory negotiation and finalization of the definitive transaction documents, and that the parties should work expeditiously to finalize the definitive documentation for the transaction. Mr. Callahan also contacted Mr. Smucker to reiterate the message that had been delivered by Morgan Stanley.

Representatives of Wachtell Lipton and Morgan Lewis engaged in negotiations regarding the merger agreement and other definitive transaction documents throughout the afternoon and evening of September 10, 2023. On the evening of September 10, 2023, following completion of such negotiations, Smucker, Hostess Brands, and the Offeror executed the merger agreement, and Smucker entered into definitive financing documentation with BofA and RBC.

On September 11, 2023, prior to the opening of trading of Smucker common shares on the NYSE and Hostess Brands common stock on Nasdaq, Smucker issued a press release announcing the execution of the merger agreement to acquire Hostess Brands.

Smucker’s Reasons for the Offer and the Merger

In reaching its decision to approve the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement, the Smucker board consulted with Smucker’s management, as well as Smucker’s financial and legal advisors, and considered a number of factors, including the following factors which it viewed as supporting its decision to approve the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement (not in any relative order of importance):

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the view that Hostess Brands is a leader in the attractive sweet baked goods category, with multiple iconic brands, including Hostess® Donettes®, Twinkies®, CupCakes, Ding Dongs®, and Zingers®, which are highly complementary to Smucker’s brands;

•	Hostess Brands’ strong financial profile and combination of scale, growth and profitability;

•	the potential for Hostess Brands to expand Smucker’s categories to snacking occasions and provide access to underpenetrated convenience stores;

•	the opportunity for Hostess Brands’ products, when combined with Smucker’s products, to improve customer satisfaction;

•	the potential for Smucker to realize cost and revenue synergies upon consummation of the transaction;

•	the capabilities of Hostess Brands’ direct-to-warehouse distribution model that uses centralized distribution centers to fill orders and deliver to customer warehouses through carriers;

•	the expectation that, by combining the operations of each of Smucker’s and Hostess Brands’ respective businesses, the combined company would create additional growth opportunities;

•	the strength of Hostess Brands’ management team, and the expected cultural synergies between the two companies;

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the view that the terms and conditions of the merger agreement and the transactions contemplated therein, including the representations, warranties, covenants, closing conditions and termination provisions, are comprehensive and favorable to completing the proposed transaction;

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the fact that the merger agreement places limitations on Hostess Brands’ ability to seek an alternative proposal and requires Hostess Brands to pay Smucker a termination fee of $175 million if Smucker or Hostess Brands terminates the merger agreement under certain circumstances, including if Hostess Brands consummates or enters into an agreement with respect to a competing acquisition proposal within a certain time period;

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the anticipated short time period from execution of the merger agreement to consummation of the offer and merger achievable through the exchange offer structure and the expectation that the conditions to the consummation of the offer and the merger will be satisfied in a timely manner;

•	the amount and form of the transaction consideration, including the fact that the amount of Smucker common shares to be issued in the transaction is fixed;

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the current financial market conditions and the current and historical market prices and volatility of, and trading information with respect to, Smucker common shares and Hostess Brands common stock; and

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the Smucker board’s and Smucker’s management’s familiarity with the business operations, strategy, products and prospects of each of Smucker and Hostess Brands and the scope and results of the due diligence investigation of Hostess Brands conducted by Smucker.

The Smucker board also considered a variety of uncertainties and risks and other potentially negative factors concerning the transactions, including the following (not in any relative order of importance):

•	the risk that the anticipated synergies of the acquisition may not be fully or even partially realized, or may not be realized within the expected time frame;

•	the costs involved in connection with entering into and completing the transaction;

•	the risk that the closing of the transaction may be unduly delayed or that the merger may not be consummated despite the parties’ efforts;

•	the risks associated with the occurrence of events that may materially and adversely affect the operations or financial condition of Hostess Brands and its subsidiaries;

•	the challenges and difficulties relating to combining the operations of Smucker and Hostess Brands;

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the risk of diverting Smucker’s management’s focus and resources from other strategic opportunities and from operational matters while working to implement the acquisition and integration of Hostess Brands, and other potential disruptions associated with combining the two companies;

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the amount of the transaction consideration, which, based on the closing price of Smucker common shares on September 8, 2023, the last trading day prior to execution of the merger agreement, represented aggregate value of approximately $34.25 per share of Hostess Brands common stock, or a premium of approximately 54% to the closing price of Hostess Brands common stock on August 24, 2023 (the last trading day immediately prior to public rumors with respect to a possible sale of Hostess Brands);

•	the fact that the incurrence of debt financing in connection with the merger will increase Smucker’s financial leverage and may reduce Smucker’s operational flexibility;

•	the dilution of current Smucker shareholders as a result of the issuance of additional Smucker common shares in connection with the offer and merger;

•	the effects of general competitive, political, financial and market conditions on Smucker, Hostess Brands or the combined company; and

•	various other risks associated with the acquisition and the businesses of Smucker, Hostess Brands and the combined company, some of which are described under “Risk Factors.”

The Smucker board concluded that the potential negative factors associated with the acquisition were outweighed by the potential benefits of completing the offer and the merger. Accordingly, the Smucker board approved the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement.

The foregoing discussion of the information and factors considered by the Smucker board is not intended to be exhaustive but includes the material positive and negative factors considered by the Smucker board. In view of the variety of factors considered in connection with its evaluation of the acquisition, the Smucker board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual directors may have given different weights to different factors. The Smucker board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Smucker board based its determination on the totality of the information presented.

Hostess Brands’ Reasons for the Offer and the Merger; Recommendation of the Hostess Brands Board of Directors

The Hostess Brands board unanimously (i) declared that the merger agreement and the transactions contemplated thereby, including the merger and the offer, are advisable, (ii) determined that the merger agreement and the transactions contemplated thereby, including the merger and the offer, are fair to and in the best interests of the stockholders of Hostess Brands, (iii) approved the merger agreement and the transactions contemplated thereby, including the merger and the offer, upon the terms and subject to the conditions contained the merger agreement, taking all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in the charter of Hostess Brands will not apply with respect to or as a result of the offer, the merger, the merger agreement and the transactions contemplated thereby, and (iv) resolved, upon and subject to the terms and conditions therein, to recommend that Hostess Brands stockholders accept the offer and tender their shares of Hostess Brands common stock, (v) duly authorized and approved the execution and delivery of the merger agreement, the performance by Hostess Brands of its covenants and other obligations thereunder, and the consummation of the transactions contemplated thereby upon the terms and subject to the conditions set forth therein, and (vi) resolved that the merger agreement and the transactions contemplated thereby will be governed by and effected under Section 251(h) and other relevant provisions of the DGCL. Accordingly, for the reasons described in more detail below, the Hostess Brands board unanimously recommends that Hostess Brands’ stockholders accept the offer and tender their shares of Hostess Brands common stock to the Offeror pursuant to the offer.

In evaluating the merger agreement and the transactions contemplated thereby, including the offer and the merger, the Hostess Brands board and the transaction committee of the Hostess Brands board consulted with Hostess Brands management, as well as Morgan Stanley, its financial advisor, and Morgan Lewis, Hostess Brands’ outside legal counsel. In the course of the Hostess Brands board reaching its determination that the merger agreement and the transactions contemplated thereby, including the merger and the offer are advisable and to recommend that holders of Hostess Brands common stock accept the offer and tender their Hostess Brands shares in the offer, the Hostess Brands board and the transaction committee reviewed, evaluated, and considered a significant amount of information and numerous factors and benefits of the offer and the merger, each of which the Hostess Brands board believed supported its unanimous determination and recommendation. As a result, for the reasons set forth below, the Hostess Brands board recommends that Hostess Brands’ stockholders tender their Hostess Brands shares in response to the offer:

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Premium to Market Price. The Hostess Brands board considered the fact that the per share transaction consideration of $30.00 in cash and 0.03002 of a share of Smucker common shares would provide Hostess Brands’ stockholders with a significant premium over the market prices at which the Smucker common shares had been trading, including representing (based on the $141.58 closing price of Smucker common shares on September 8, 2023, the last trading day before the date of the merger agreement) a premium of (i) approximately 21.8% over the closing price of the Hostess Brands common stock of $28.11 per share on September 8, 2023, the last trading day before public announcement of the merger agreement, (ii) approximately 54.4% over the closing price of the Hostess Brands common stock of $22.18 per share on August 24, 2023, the last trading date prior to the date of public news articles reporting that Hostess Brands was exploring a potential sale, and (iii) approximately 45.8% over the volume weighted average trading price of $23.48 per share during the prior 30-trading day period through August 24, 2023;

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Certainty of Value and Liquidity; Potential Participation in Growth. The Hostess Brands board considered the form of the consideration payable to Hostess Brands’ stockholders. Based on the $141.58 market value of Smucker Common Shares on September 8, 2023, the last trading day before the date of the merger agreement, the cash portion of the transaction consideration represented approximately 87.6%, and the Smucker common shares consideration represented approximately 12.4% of the aggregate transaction consideration. The cash consideration of $30.00 per share will offer stockholders certainty as to value and liquidity. The share consideration will offer stockholders who choose to sell their Smucker common shares the ability to attain additional liquidity following receipt of the transaction consideration. In this regard, the Hostess Brands board considered with its advisers the extent to which the aggregate stock consideration will constitute a liquid asset, representing approximately 4% of the outstanding Smucker common shares, and approximately 4.6 days of Smucker common shares trading volume based on the average daily trading volume during the 30-trading day period prior to the date of the merger agreement.

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Hostess Brands’ Operating and Financial Condition; Prospects of Hostess Brands. The Hostess Brands board considered the current and historical financial condition, results of operations, competitive position, business and prospects of Hostess Brands as well as Hostess Brands’ business plan and prospects and value if it were to remain a standalone independent company and the potential impact on the trading price of the Hostess Brands common stock. The Hostess Brands board discussed the risks associated with achieving and executing upon its current business plan, such as those related to: (i) maintaining, extending and expanding Hostess Brands’ reputation and brand image; (ii) leveraging Hostess Brands’ brand value to compete against lower-priced alternative brands; (iii) the ability to pass cost increases on to customers; (iv) correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; (v) operating in a highly competitive industry; (vi) the ability to maintain or add additional shelf or retail space for Hostess Brands’ products; (vii) the ability to identify or complete strategic acquisitions, alliances, divestitures or joint ventures; and (viii) other risks.

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Strategic Alternatives. The Hostess Brands board considered the possible alternatives to the acquisition of Hostess Brands by Smucker (including the possibility of continuing to operate Hostess Brands as a standalone independent public company and the likelihood that any other parties would consider making an offer to acquire Hostess Brands), the range of potential benefits to Hostess Brands’ stockholders of these alternatives and the timing and the likelihood, taking into account risks of execution, as well as business, competitive, industry and market risks, of accomplishing the goals of such alternatives;

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Highest Value Reasonably Obtainable. The Hostess Brands board believed that the transaction consideration of $30.00 in cash and 0.03002 of a share of Smucker common shares, which based on the $141.58 closing price of Smucker common shares on September 8, 2023, the last trading day before the date of the merger agreement, represented in the aggregate $34.25 per share of Hostess Brands common stock, represented the highest value reasonably obtainable for the shares. The Hostess Brands board considered the fact that Hostess Brands, or Morgan Stanley on behalf of Hostess Brands, had had some level of discussions with six potential acquirors of Hostess Brands other than Smucker, Hostess Brands had entered into confidentiality agreements, shared nonpublic information and engaged in discussions with four of such other potential acquirors, including very detailed contract and price negotiations with one. The Hostess Brands board believed based on its negotiations with Smucker, which included increases in both the overall value and the cash component of the transaction consideration offered by Smucker in the days immediately prior to the merger agreement, that the consideration offered by Smucker was the highest price per share that Smucker was willing to pay. The Hostess Brands board also believed, based on the results of the process through which it held discussions with other potential acquirors of Hostess Brands and through interest generated by news reports regarding the potential sale of Hostess Brands published on August 25, 2023, that it was unlikely that any other potential acquiror would be willing and able to offer consideration for Hostess Brands with higher value than the transaction consideration. In addition, the Hostess Brands board considered Hostess Brands’ ability in the circumstances described below to respond to alternative proposals;

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Full and Fair Value. The Hostess Brands board believed that the transaction consideration of $30.00 in cash and 0.03002 of a share of Smucker common shares represented a full and fair value for the Hostess Brands shares, taking into account the Hostess Brands board’s familiarity with Hostess Brands’ current and historical financial condition, results of operations, business, competitive position and prospects, as well as Hostess Brands’ existing business plan and potential long-term value achievable under the plan in light of the potential risks associated with the successful execution of Hostess Brands’ existing business plan;

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Opinion of Financial Advisor to the Hostess Brands Board. The Hostess Brands board considered the oral opinion of Morgan Stanley delivered to the Hostess Brands board on September 10, 2023, which was confirmed by delivery of a written opinion dated September 10, 2023, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in preparing the opinion, the transaction consideration of $30.00 in cash and 0.03002 of a share of Smucker common shares per share to be received by the holders of Hostess Brands common stock (other than the excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders, and Morgan Stanley’s related financial analyses presented to the Hostess Brands board in connection with the delivery of its oral opinion, in each case as more fully described below under the heading “Opinion of Financial Advisor to the Hostess Brands Board” in this prospectus/offer to exchange. The full text of the written opinion of Morgan Stanley, dated September 10, 2023, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in rendering the opinion, is attached as Annex B to this Form S-4. Smucker and Hostess Brands urge stockholders to read the full text of Morgan Stanley’s written opinion and the discussion of the opinion and Morgan Stanley’s analyses below under the heading “Opinion of Financial Advisor to the Hostess Brands Board”;

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Negotiation of the Merger Agreement. The Hostess Brands board considered the fact that the merger agreement was negotiated at arms’ length between Hostess Brands and Smucker with the assistance of their respective legal and financial advisors;

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Terms of the Merger Agreement. For the reasons noted below, the Hostess Brands board believed that the provisions of the merger agreement included terms favorable to Hostess Brands and its stockholders. In particular:

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No Financing Condition. The Hostess Brands board considered the fact that the offer and the merger are not subject to any financing condition. The Hostess Brands board also considered that Smucker had obtained committed debt financing for the transactions contemplated by the merger agreement and that such committed financing, together with its cash on hand, would be sufficient to pay the cash amounts required to be paid in connection with the merger agreement;

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Exchange Offer Structure; Speed of Completion. The Hostess Brands board considered the anticipated timing of the consummation of the transactions contemplated by the merger agreement, and the structure as an exchange offer for the shares, which subject to the satisfaction or waiver of the applicable conditions set forth in the merger agreement, should allow the stockholders to receive the transaction consideration for their shares of Hostess Brands common stock in a relatively short time frame, followed by a second-step merger under Section 251(h) of the DGCL, in which stockholders who do not tender their shares of Hostess Brands common stock in the offer will receive the same transaction consideration (subject to such stockholders’ appraisal rights under the DGCL). Because the second-step merger will be conducted under Section 251(h) of the DGCL, no stockholder vote is required to consummate the merger;

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Extension of Offer Period. The Hostess Brands board considered that, subject to the termination rights set forth in the merger agreement, the Offeror must (and Smucker must cause the Offeror to) extend the offer for one or more periods of up to ten (10) business days until the outside date provided in the merger agreement of September 10, 2024 (which as provided in the merger agreement may be extended to March 10, 2025), if at any scheduled expiration date of the offer any condition to the offer has not been satisfied or waived (to the extent so waivable by Smucker or the Offeror); provided, that if only the minimum tender condition is outstanding, then there shall not be more than three (3) such extensions;

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Ability to Respond to Certain Unsolicited Alternative Proposals. The Hostess Brands board considered that while Hostess Brands is prohibited from soliciting any alternative proposal (as defined in the merger agreement) or participating in any discussions regarding an alternative proposal, the merger agreement does permit Hostess Brands, subject to compliance with certain procedural requirements, to (i) furnish information with respect to it and its subsidiaries to a person making an unsolicited alternative proposal and (ii) participate in discussions and negotiations with the person making such unsolicited alternative proposal regarding the alternative proposal;

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Change in Recommendation/Termination Right. The Hostess Brands board considered the ability of the Hostess Brands board in certain circumstances to withdraw, qualify, modify or amend its recommendation that the holders of shares of Hostess Brands common stock accept the offer and exchange their shares, including in connection with a superior proposal (as defined in the merger agreement), and Hostess Brands’ right to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal (subject to payment of the termination fee);

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Conditions to the Consummation of the Offer and Merger; Likelihood of Consummation. The Hostess Brands board considered the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement in light of the limited and customary conditions in the merger agreement to the Offeror’s obligations to accept for payment and pay for the shares of Hostess Brands common stock tendered pursuant to the offer, as well as Hostess Brands’ ability to seek specific performance to prevent certain breaches or threatened breaches of the merger agreement, including to cause the offer and the merger to be consummated if all of the conditions to Smucker’s and the Offeror’s obligations to effect the closing of the offer and the merger, respectively, have been satisfied or waived, and Hostess Brands’ ability to seek damages upon a breach of the merger agreement by Smucker or the Offeror including damages for the benefit of the transactions contemplated by the merger agreement lost by Hostess Brands’ stockholders as a result thereof;

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Outside Date. The Hostess Brands board considered that the termination provisions of the merger agreement provide, subject to the other termination rights set forth in the merger agreement, for up to twelve (12) months to September 10, 2024 (which as provided in the merger agreement may be extended to eighteen (18) months to March 10, 2025) before Smucker (or Hostess Brands) has the right to terminate the agreement absent a breach; and

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Termination Fee. The Hostess Brands board was of the view that the $175.0 million termination fee (representing 3.75% of the equity value of Hostess Brands based on the $34.25 transaction consideration value as of the date of the merger agreement), payable by Hostess Brands to Smucker if the merger agreement is terminated for certain reasons specified in the merger agreement, was comparable to termination fees in transactions of a similar size, was reasonable and would not be likely to deter competing bids.

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Appraisal Rights. The Hostess Brands board discussed the availability of statutory appraisal rights under Delaware law in the merger for holders of shares of Hostess Brands common stock who do not tender their shares in the offer, do not vote such shares in favor of the merger, if applicable, and who otherwise comply with all the required procedures under Delaware law.

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Business Reputation of Smucker. The Hostess Brands board considered the business reputation and capabilities of Smucker and its management and the substantial financial resources of Smucker and, by extension, the Offeror, which the Hostess Brands board believed supported the conclusion that a transaction with Smucker and the Offeror could be completed relatively quickly and in an orderly manner.

The Hostess Brands board also considered a variety of material uncertainties and risks and other potentially negative factors in its deliberations concerning the offer, the merger and the transactions contemplated thereby, including, but not limited to, the following:

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Impact of Announcement on Hostess Brands. The Hostess Brands board considered the effect of a public announcement of the transactions contemplated by the merger agreement on Hostess Brands’ operations, stock price and employees, including effects on Hostess Brands relationship with its partners and other business relationships and Hostess Brands’ ability to attract and retain key management and personnel while the transactions contemplated by the merger agreement are pending;

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Value of Share Consideration. The Hostess Brands board considered that the value of the Smucker common shares portion of the merger consideration to be received by Hostess Brands stockholders in the offer and the merger will be determined by the market price at the time of receipt (and subsequent sale of such shares by a stockholder) and that the market price of Smucker common shares could vary significantly as a result of a number of factors;

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Taxable Consideration. The Hostess Brands board considered that the receipt of a combination of cash and Smucker common shares by Hostess Brands’ stockholders in the offer and the merger will be taxable to the stockholders for federal income tax purposes;

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Limited Stockholder Participation in Future Growth or Earnings. The Hostess Brands board considered the fact that because the cash consideration, which based on the market value of the Smucker common shares on the last trading day before the date of the merger agreement, represented approximately 87.6% of the transaction consideration, the transaction consideration will offer Hostess Brands stockholders only a limited ability to participate in Hostess Brands’ potential future earnings and growth or benefit from any future increase in its value following the consummation of the transactions contemplated by the merger agreement, including the offer and the merger;

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Regulatory Approvals. The Hostess Brands board considered the risks associated with the need to make antitrust filings, and obtain antitrust consents and approvals, in the United States and Canada, and the fact that the obligation of the Offeror to accept for payment and pay for Hostess Brands shares tendered pursuant to the offer is subject to certain conditions, requiring, among other things, that there be no legal proceeding by any governmental body, instituted or pending, challenging or seeking to prohibit the offer or the merger;

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Uncertainty of Transaction Completion; Consequences of Failure to Close. The Hostess Brands board considered the fact that while Hostess Brands expects that the transactions contemplated by the merger agreement will be consummated, there can be no assurance that the conditions to the offer or the merger will be satisfied, and that as a result, such Transactions may not be completed. If such transactions are not consummated, the trading price of the shares of Hostess Brands common stock could be adversely affected, Hostess Brands will have incurred significant transaction and opportunity costs attempting to consummate the transactions contemplated by the merger agreement, Hostess Brands may have lost business partners and employees after the announcement of the merger agreement and the transactions contemplated thereby, Hostess Brands’ business may be subject to disruption, and the market’s perceptions of Hostess Brands prospects could be adversely affected;

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No Solicitation. Subject to certain exceptions, the merger agreement precludes Hostess Brands from soliciting alternative acquisition proposals. However, based upon the fact that Hostess Brands engaged in the process described above, the Hostess Brands board believed that the offer and the merger were the best transactions reasonably likely to be available to Hostess Brands;

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Termination Fee. The Hostess Brands board considered that the merger agreement requires Hostess Brands to pay to Smucker a termination fee of $175.0 million in certain circumstances as described above, and the possibility that the payment of such termination fee might discourage a competing proposal from another prospective acquiror seeking to acquire Hostess Brands or reduce the aggregate consideration offered in any such proposal. The Hostess Brands board determined that the termination fee provisions were reasonable and that they would be unlikely to deter an interested third party in making an alternative proposal;

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Interim Restrictions on Hostess Brands’ Business. The Hostess Brands board considered the restrictions imposed by the merger agreement on the conduct of Hostess Brands’ business prior to completion of the merger;

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Litigation Risk. The Hostess Brands board considered the risk of litigation in connection with the execution of the merger agreement, the completion of the offer and the consummation of the merger; and

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Conflicts of Interest. The Hostess Brands board considered that Hostess Brands executive officers and directors may have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of Hostess Brands’ other stockholders, and the risk that these interests might influence their decision with respect to the transactions contemplated by the merger agreement.

The foregoing discussion of the information and factors considered by the Hostess Brands board is intended to be illustrative and not exhaustive but includes the material reasons and factors considered. In view of the wide variety of reasons and factors considered, the Hostess Brands board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching its determinations or the reasons for such determinations. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Hostess Brands board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Hostess Brands board conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the offer and the merger.

The foregoing description of the consideration by the Hostess Brands board of the reasons supporting the merger agreement and the transactions is forward-looking in nature. This information should be read in light of the factors discussed in “Forward-Looking Statements” and in “Item 8—Additional Information—Cautionary Statement Regarding Forward-Looking Statements” in the Schedule 14D9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document.

Opinion of Financial Advisor to the Hostess Brands Board

Hostess Brands retained Morgan Stanley to act as its financial advisor in connection with the exploration of potential strategic alternatives by the Hostess Brands board and to provide financial advice and assistance in connection therewith and, upon Hostess Brands’ request, to render a financial opinion in connection therewith. Hostess Brands selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of Hostess Brands and the industry in which it operates. At the meeting of the Hostess Brands board on September 10, 2023, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated September 10, 2023, to the Hostess Brands board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the transaction consideration to be received by the holders of Hostess Brands common stock (other than the Excluded Shares as defined in such written opinion) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Hostess Brands common stock.

The full text of Morgan Stanley’s written opinion to the Hostess Brands board, dated September 10, 2023, is attached to this prospectus/offer to exchange as Annex B and is incorporated by reference herein in its entirety. Holders of shares of Hostess Brands common stock should read the opinion carefully and in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Hostess Brands board and addressed only the fairness, from a financial point of view, as of the date of the opinion, of the transaction consideration to be received by holders of shares of Hostess Brands common stock (other than the Excluded Shares) pursuant to the merger agreement, and does not address any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith, including, without limitation, the tax receivable agreement entered into as of November 4, 2016, among Hostess Brands and certain former stockholders thereof (the “Tax Receivable Agreement”) or any arrangements relating to such agreement, the relative merits of the merger as compared to any other alternative business transaction or other alternatives, or the prices at which Smucker common shares would trade following consummation of the merger or at any time. Morgan Stanley’s opinion was not intended to, and does not constitute an opinion or a recommendation as to how holders of shares of Hostess Brands common stock should act or vote in connection with any of the transactions contemplated by the merger agreement, including, without limitation, as to whether or not such holder should tender its Hostess Brands common stock into the offer. The summary of Morgan Stanley’s opinion set forth in this prospectus/offer to exchange is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

For purposes of rendering its opinion, Morgan Stanley:

•	reviewed certain publicly available financial statements and other business and financial information of Hostess Brands and Smucker, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Hostess Brands;

•	reviewed certain financial projections prepared by the management of Hostess Brands;

•	reviewed the estimation of the early termination payment in respect of the Tax Receivable Agreement prepared by the management of Hostess Brands;

•	discussed the past and current operations and financial condition and the prospects of Hostess Brands with senior executives of Hostess Brands;

•	reviewed the reported prices and trading activity for Hostess Brands common stock and the Smucker common shares;

•

compared the financial performance of Hostess Brands and Smucker and the prices and trading activity of Hostess Brands common stock and the Smucker common shares with that of certain other publicly traded companies comparable with Hostess Brands and Smucker, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Hostess Brands and Smucker and their financial and legal advisors;

•	reviewed the merger agreement, the Commitment Letter and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Hostess Brands, and formed a substantial basis for its opinion. With respect to the financial projections and management’s estimation of the early termination payment in respect of the Tax Receivable Agreement, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Hostess Brands of the future financial performance of Hostess Brands. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Smucker will obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive merger agreement will not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Hostess Brands and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith, including without limitation, the Tax Receivable Agreement or any arrangements relating to such agreement. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Hostess Brands’ officers, directors or employees, or any class of such persons, relative to the transaction consideration to be received by the holders of shares of Hostess Brands common stock (other than the Excluded Shares) in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Hostess Brands or Smucker, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, September 10, 2023. Events occurring after September 10, 2023 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to other strategic alternatives that might be available to Hostess Brands, nor did it address the underlying business decision of Hostess Brands to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Hostess Brands board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those financial analyses. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as of September 8, 2023, which was the last trading day before the September 10, 2023 presentation by Morgan Stanley to the Hostess Brands board, and is not necessarily indicative of current market conditions. In performing its financial analyses summarized below and in arriving at its opinion, with the consent of the Hostess Brands board, Morgan Stanley used and relied upon the following financial projections: (i) certain financial projections provided by Hostess Brands management, as more fully described below in the section entitled “—Certain Hostess Brands Management Projections”, which are referred to below as the “Management Case,” and (ii) the median of certain publicly available estimates for Hostess Brands for Adjusted EBITDA and Adjusted EPS (each as defined below) for the calendar year 2023 prepared by the equity research analysts covering Hostess Brands sourced from Capital IQ as of September 8, 2023, which medians were $323 million Adjusted EBITDA and $1.12 Adjusted EPS, and which are referred to below as the “Street Case.”

For purposes of Morgan Stanley’s opinion and the analyses described below, and with the consent of Hostess Brands management, Morgan Stanley assumed that the merger consideration is $34.25 per share consisting of cash consideration of $30.00 per share and assumed stock consideration of $4.25 per share, based on a merger exchange ratio equal to 0.03002 of a Smucker common share multiplied by the closing price of Smucker common shares as of September 8, 2023 of $141.58.

Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

Certain of the following terms are used throughout this summary of financial analyses:

•

“AV” refers to aggregate enterprise value, calculated as fully diluted market capitalization, plus principal value of total debt (inclusive of finance leases if applicable for the company being analyzed), plus non-controlling interest (as applicable for the company being analyzed), less cash, cash equivalents and marketable securities;

•	“Adjusted EBITDA” has the meaning given to such term in the section entitled “—Certain Hostess Brands Management Projections”; and

•	“Adjusted EPS” has the meaning given to such term in the section entitled “—Certain Hostess Brands Management Projections.”

Comparable Companies Analysis

Morgan Stanley performed a comparable companies analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared the Street Case for Hostess Brands with comparable publicly available consensus equity analyst research estimates for selected companies, selected based on Morgan Stanley’s professional judgement and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to as the “comparable companies”).

For purposes of this analysis, Morgan Stanley analyzed the ratio of AV / Adj. EBITDA estimated for calendar year 2023 of Hostess Brands and the ratio of AV / Adj. EBITDA estimated for calendar year 2023 of each of the comparable companies based on publicly available financial information. To determine AV / Adj. EBITDA, Morgan Stanley calculated the AV based on publicly available information and utilized Adj. EBITDA prepared by equity research analysts and compiled by Capital IQ, available as of September 8, 2023. The AV / Adj. EBITDA for Hostess Brands was calculated as of August 24, 2023 (the last unaffected date for Hostess Brands’ share price), and the AV / Adj. EBITDA for the comparable companies was calculated as of September 8, 2023 (other than in respect of Sovos Brands, Inc., for which market data as of August 4, 2023 was used, which was the last trading day prior to the announcement that it had entered into an agreement to be acquired by Campbell Soup Company). Morgan Stanley also analyzed the ratio of price per share as of August 24, 2023, to adjusted earnings per share estimated for calendar year 2023, which ratio Morgan Stanley referred to as P / E, of Hostess Brands and the ratio of P / E estimated for calendar year 2023 of each of the comparable companies based on publicly available financial information for comparison purposes.

These companies and their applicable multiples were the following:

Company	2023E AV / Adj. EBITDA	2023E P / E
Large Cap Snacking
The Hershey Company	15.0x	21.9x
PepsiCo, Inc.	16.4x	23.5x
Mondelez International, Inc.	16.2x	21.6x
Mid Cap Snacking
The Simply Good Foods Company	14.4x	20.0x
Sovos Brands, Inc.	15.9x	27.7x
Utz Brands, Inc.	15.8x	25.7x
Hain Celestial Group, Inc.	10.6x	26.6x

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of financial multiples set forth in the table below, and applied these ranges of multiples to the estimated Adj. EBITDA and earnings per share for calendar year 2023 for Hostess Brands from the Management Case and the Street Case. For calendar year 2023, estimated Adj. EBITDA and adjusted earnings per share for Hostess Brands were $325 million and $1.13, respectively, in the Management Case and $323 million and $1.12, respectively, in the Street Case. Based on the estimated outstanding shares of Hostess Brands common stock on a fully diluted basis as of August 31, 2023, as provided by Hostess Brands management, Morgan Stanley derived the following implied per share value ranges for Hostess Brands common stock, rounded to the nearest $0.05:

Benchmark	Reference Range	Implied Value Per Share Range
2023E AV / Adj. EBITDA
Management Case	12.0x–16.0x	$22.20–$31.75
Street Case	12.0x–16.0x	$22.00–$31.50
2023E P / E
Management Case	19.5x–27.5x	$22.00–$31.05
Street Case	19.5x–27.5x	$21.85–$30.80

No company utilized in the comparable companies analysis is identical to Hostess Brands. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Hostess Brands’ control. These include, among other things, the impact of competition on Hostess Brands’ business and its industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Hostess Brands and its industry, and in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected company data.

Precedent Transactions Analysis

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that share some characteristics with the potential transaction. Morgan Stanley selected these transactions based on Morgan Stanley’s professional judgement and experience.

Morgan Stanley reviewed the selected transactions, which are listed below, for, among other things, the ratio of the AV implied by the consideration paid in each transaction to each target company’s Adjusted EBITDA for the latest-available last 12-month period at the time of the applicable transaction announcement dates (“LTM Adj. EBITDA”).

Announcement Date	Acquiror	Target	AV / LTM Adj. EBITDA
July 2014	Tyson Foods Inc.	The Hillshire Brands Company	16.1x
February 2015	The J.M. Smucker Company	Big Heart Pet Brands	14.6x
November 2015	Pinnacle Foods Inc.	Boulder Brands, Inc.	14.7x
December 2017	Campbell Soup Company	Snyder’s—Lance, Inc.	19.9x
December 2017	The Hershey Company	Amplify Snack Brands, Inc.	18.8x
July 2017	McCormick & Company Inc.	RB Foods	19.6x
November 2021	The Hershey Company	Dot’s Pretzels	15.1x
August 2023	Campbell Soup Company	Sovos Brands, Inc.	19.8x

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of implied AV / LTM Adj. EBIDTA multiples of 16.0x to 20.0x for the transactions and applied this range to the Adjusted EBITDA of Hostess Brands for the twelve-month period ended June 30, 2023. Morgan Stanley calculated the estimated implied value per share, rounded to the nearest $0.05, as $29.75 to $38.80 per share of Hostess Brands common stock.

No company or transaction utilized in the precedent transactions analysis is identical to Hostess Brands or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Hostess Brands’ control. These include, among other things, the impact of competition on Hostess Brands’ business and its industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Hostess Brands and its industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected transaction data.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s price per share as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at Hostess Brands’ cost of equity in order to arrive at an illustrative estimate of the present value for Hostess Brands’ theoretical future implied stock price.

Morgan Stanley calculated ranges of implied equity values per share estimated as of December 31, 2025. In arriving at the estimated equity values per share of Hostess Brands Common Stock, Morgan Stanley applied a AV / NTM Adj. EBITDA for the next twelve months (following December 31, 2025) ratio range of 12.0x to 14.5x to the Management Case. Morgan Stanley then discounted the resulting price per share to June 30, 2023 at a discount rate equal to Hostess Brands’ estimated cost of equity as of September 8, 2023 of 8.2%. Morgan Stanley estimated the cost of equity for Hostess Brands by using the capital asset pricing model and based on its professional judgment and experience.

Based on this analysis, Morgan Stanley calculated the estimated implied value per share of Hostess Brands common stock, rounded to the nearest $0.05, as $28.00 to $34.40 per share of Hostess Brands common stock:

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future Unlevered Free Cash Flows and terminal value of such company. In connection with this analysis, Morgan Stanley calculated a range of per share equity values for Hostess Brands.

Morgan Stanley calculated the estimated present value of the Unlevered Free Cash Flows that Hostess Brands was forecasted to generate for the six months ending December 31, 2023 and calendar years 2024 through 2028 based on Hostess Brands Management Forecasted Financial Information as set forth in the section entitled “The Merger—Certain Hostess Brands Management Projections.” For purposes of this analysis, Unlevered Free Cash Flows were calculated as Adjusted EBITDA less share based compensation (which was treated as a cash expense for this purpose), less any increase in net working capital (or, if applicable, plus any reduction in net working capital), less capital expenditures, less unlevered cash tax expense and plus change in deferred taxes. Morgan Stanley derived the estimated Unlevered Free Cash Flows using inputs provided by Hostess Brands and with the consent of Hostess Brands management. Morgan Stanley estimated the terminal NTM Adjusted EBITDA as of December 31, 2028, to be $499 million by applying certain assumed revenue growth rate, margin and non-cash items assumptions with the consent of Hostess Brands management.

Morgan Stanley calculated terminal values for Hostess Brands by applying a range of multiples of NTM Adjusted EBITDA of 12.0x to 15.0x, based on Morgan Stanley’s professional judgment, to the estimated NTM Adjusted EBITDA of Hostess Brands as of December 31, 2028. Morgan Stanley discounted the Unlevered Free Cash Flows and terminal value to present value as of June 30, 2023 using mid-year convention and a range of discount rates from 7.6% to 8.9%, which were selected based on Morgan Stanley’s professional judgment to reflect an estimate of Hostess Brands’ weighted average cost of capital (“WACC”). To calculate the implied equity value, Morgan Stanley then adjusted the discounted value of Unlevered Free Cash Flows and terminal value by subtracting the net debt as of June 30, 2023 of $886 million and an estimated early termination repayment amount related to the Tax Receivable Agreement of $85 million as provided by management of Hostess Brands on September 5, 2023. To calculate the implied per share equity value, Morgan Stanley then divided the implied equity value by the number of fully diluted shares of Hostess Brands common stock outstanding as of August 31, 2023, as provided by management of Hostess Brands using the treasury stock method.

Based on this analysis, Morgan Stanley calculated the estimated implied value per share of Hostess Brands common stock, rounded to the nearest $0.05, as $28.10 to $37.55 per share of Hostess Brands common stock.

Other Information

Morgan Stanley also observed additional factors and information that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for the Hostess Brands board, including the following information described below under “—Unaffected Equity Research Analyst Price Targets” and “—Unaffected Historical Trading Range.”

Unaffected Equity Research Analyst Price Targets

Morgan Stanley reviewed future public market trading price targets for Hostess Brands common stock, prepared and published by selected equity research analysts prior to the unaffected date of August 24, 2023, based on publicly available consensus equity analyst research estimates. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of Hostess Brands common stock, and ranged from $24.00 to $31.00 per share of Hostess Brands common stock on an undiscounted basis. Morgan Stanley also discounted these 12-month future market trading price estimates by the estimated cost of equity for Hostess Brands of 8.2%, which was selected based upon Morgan Stanley’s professional judgment and experience, resulting in discounted analyst price targets, rounded to the nearest $0.05, of $22.20 to $28.65 per share of Hostess Brands common stock.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Hostess Brands common stock and these estimates are subject to uncertainties, including the future financial performance of Hostess Brands and future financial market conditions.

The analyst price target and discounted analyst price target analysis was presented for reference purposes only and was not relied upon for valuation purposes.

Unaffected Historical Trading Range

Morgan Stanley reviewed the historical range of closing stock prices of Hostess Brands common stock for the 52-week period ended on the unaffected date of August 24, 2023. Morgan Stanley observed that, during this period, the low and high intraday prices for shares of Hostess Brands common stock were $21.59 and $29.00 per share of Hostess Brands common stock, respectively.

The historical trading range analysis was presented for reference purposes only and was not relied upon for valuation purposes.

General

In connection with the review of the merger by the Hostess Brands board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Hostess Brands.

In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Hostess Brands. These include, among other things, the impact of competition on Hostess Brands’ business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Hostess Brands, the industry, or the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the transaction consideration to be received by the holders of shares of Hostess Brands common stock (other than the Excluded Shares) and in connection with the delivery of its written opinion, dated September 10, 2023, to the Hostess Brands board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Hostess Brands common stock might actually trade.

The transaction consideration to be received by the holders of shares of Hostess Brands common stock was determined through arm’s length negotiations between Hostess Brands and Smucker and was approved by the Hostess Brands board. Morgan Stanley provided financial advice to the Hostess Brands board during these negotiations but did not, however, recommend any specific merger consideration to Hostess Brands or the Hostess Brands board or opine that any specific merger consideration constituted the only appropriate merger consideration for the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business or financial strategies or transaction or whether or not such alternatives could be achieved or are available, nor did it address the underlying business decision of Hostess Brands to enter into the merger agreement or proceed with the merger. In addition, Morgan Stanley’s opinion did not in any manner address the prices at which Smucker common shares would trade following consummation of the merger or at any time.

Morgan Stanley’s opinion was not intended to, and does not constitute an opinion or a recommendation as to how holders of shares of Hostess Brands common stock should act or vote in connection with any of the transactions contemplated by the merger agreement, including, without limitation, as to whether or not such holder should tender its Hostess Brands common stock into the offer. Morgan Stanley’s opinion and its presentation to the Hostess Brands board was one of many factors taken into consideration by the Hostess Brands board in deciding to approve the merger agreement and the transactions contemplated thereby, including the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Hostess Brands board with respect to the transaction consideration or of whether the Hostess Brands board would have been willing to agree to a different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of Hostess Brands, Smucker, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement, Morgan Stanley has acted as financial advisor to Hostess Brands, including providing the Hostess Brands board with a written financial opinion, described in this section and attached as Annex B, in connection with the merger, and Hostess Brands has agreed to pay Morgan Stanley a fee of approximately $61 million for its services, of which $7.5 million was payable upon the rendering of such opinion and the remainder of which is contingent upon the closing of the merger (or another transaction in which 50% or more of Hostess Brands common stock (or all or substantially all of Hostess Brands’ assets) is sold). Hostess Brands has also agreed to reimburse Morgan Stanley for certain of its reasonable expenses, including fees of outside counsel. In addition, Hostess Brands has agreed to indemnify Morgan Stanley and its affiliates, and its and their respective current and former officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, related to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services for Hostess Brands and have received certain fees in connection with financial advisory and financing services provided to such entities. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not received any fees from Smucker in connection with financial advisory or financing services provided to such entities. Morgan Stanley and its affiliates may also seek to provide financial advisory and financing services to Smucker and Hostess Brands and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Hostess Brands Management Projections

Hostess Brands does not, as a matter of course, publicly disclose long-term projections as to future performance or earnings given, among other things, the inherent difficulty of predicting financial performance for future periods. In the course of its evaluation of potential strategic alternatives and specifically the transactions contemplated by the merger agreement, however, Hostess Brands management provided certain internal financial forecasts and estimates for the fiscal years 2023-2028 (the “Projections”), summarized below, to the Hostess Brands board and to Morgan Stanley, Hostess Brands’ financial advisor, in connection with the rendering of its opinion described under “—Opinion of Financial Advisor to the Hostess Brands Board.” The Projections were also provided to Smucker and certain other prospective acquirers of Hostess Brands in connection with their respective due diligence reviews of Hostess Brands.

The Projections were developed under the assumption of continued standalone operation and did not give effect to any changes or expenses as a result of the transactions contemplated by the merger agreement or any effects of the transactions. The Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with the published guidelines of the SEC regarding projections and the use of measures other than generally accepted accounting principles as applied in the United States (“GAAP”), the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or forecasts, or generally accepted accounting principles. Neither Hostess Brands’ independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections.

The Projections, while presented with numerical specificity, necessarily were based on numerous variables, assumptions and judgments, including, but not limited to, those relating to general business, economic, competitive, market and financial conditions and other future events, as well as matters specific to Hostess Brands’ business, all of which are difficult to predict and many of which are beyond Hostess Brands’ control. The projected increases in annual revenue were based on Hostess Brands management’s assumptions with respect to sales volume and pricing. The Projections assume a slight decrease in sales volume in 2023, followed by an increase of approximately 6% in 2024, with smaller mid-single digit increases each subsequent year resulting from innovation, advertising, revenue growth management initiatives and execution. The Projections also assume modest price increases to partially offset inflation. Projected increases in gross profit assume 1% annual inflation with respect to cost of goods sold in 2024 with a step up to 2% in 2025 and 3% in 2026 and beyond and higher costs associated with the increase in production in the new Arkadelphia, Arkansas facility in 2024. With respect to selling, general and administrative costs, or SG&A costs, the Projections assume approximately $17 million in incremental advertising and marketing costs in 2024, followed by approximately $13 million incremental for each year thereafter; selling expenses of approximately 2.9% of net revenue; and 3.0% annual inflation of general and administrative costs. Projected free cash flow assumes capital expenditures return to levels more in line with historical levels by 2025.

The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. There can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted. The Projections cover multiple years and such forecasts by their nature become less predictive with each successive year. The assumptions also reflect assumptions as to certain business decisions that are subject to change. The Projections cannot, therefore, be considered a guaranty of future operating results, and should not be relied on as such. None of Hostess Brands, Smucker, the Offeror, any of their respective affiliates, financial advisors or representatives or any other person assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Projections described below.

The Projections are forward-looking statements. For information on factors that may cause Hostess Brands’ future financial results to materially vary, see “Item 8. Additional Information—Forward-Looking Statements” in the Schedule 14D-9.

The information from the Projections set forth below should be evaluated, if at all, in conjunction with the historical consolidated financial statements and other information regarding Hostess Brands contained elsewhere in this prospectus/offer to exchange, the Schedule 14D-9 and Hostess Brands’ public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the Projections, readers of this prospectus/offer to exchange are cautioned not to place undue, if any, reliance on the Projections described in this prospectus/offer to exchange.

The Projections summarized below are not being included in this prospectus/offer to exchange to influence a stockholder’s decision whether to tender a stockholder’s shares of Hostess Brands common stock in the offer, because Hostess Brands believes they are material or because Hostess Brands believes they are a reliable prediction of actual future results. Rather, the summary below is included solely to give Hostess Brands’ stockholders access to certain long-term financial projections that were made available to the Hostess Brands board, Morgan Stanley, Smucker and other potential acquirors.

Projections (dollars in millions except per share amounts) (1)

	2023	2024	2025	2026	2027	2028
Net Revenue	$1,423	$1,523	$1,617	$1,710	$1,801	$1,898
Gross Profit	497	542	591	634	676	721
Adjusted EBITDA(2)	325	356	391	419	445	473
Adjusted EPS(3)	1.13	1.25	1.40	1.52	1.66	1.82
Free Cash Flow (4)	61	203	230	211	269	276

(1)

This table reflects selected measures from the Projections for the fiscal years 2023 through 2028, as provided by Hostess Brands management to the Hostess Brands board and to Morgan Stanley, the Hostess

Brands board’s financial advisor, in connection with the rendering of its opinion described under “—Opinion of Financial Advisor to the Hostess Brands Board.” The Projections were also provided to Smucker and certain other prospective acquirers of Hostess Brands in connection with their respective due diligence reviews of Hostess Brands.
(2)

Adjusted EBITDA is defined for purposes of the Projections as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization, (iii) income taxes and (iv) share-based compensation, as further adjusted to eliminate the impact of certain items that Hostess Brands does not consider indicative of its ongoing operating performance. Adjusted EBITDA is a non-GAAP financial measure and has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Hostess Brands’ results as reported under GAAP.

(3)

Adjusted EPS reflects diluted earnings per share assuming 134.5 million outstanding shares of Hostess Brands common stock adjusted to eliminate the impact of certain items that Hostess Brands does not consider indicative of its ongoing operating performance. Adjusted EPS is a non-GAAP financial measure and has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Hostess Brands’ results as reported under GAAP.

(4)

Free Cash Flow (as calculated by Hostess Brands) is defined for purposes of the Projections as cash flow from operations in accordance with GAAP less capital expenditures and payments under the Tax Receivable Agreement. Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. In calculating free cash flows for purposes of the Projections, Hostess Brands management made certain assumptions related to capital investment requirements and working capital metrics. In addition, the Hostess Brands board and Morgan Stanley, in connection with the rendering of its opinion described under “—Opinion of Financial Advisor to the Hostess Brands Board” considered “Unlevered Free Cash Flow” (as calculated by Morgan Stanley), which is derived from Free Cash Flow and defined as Free Cash Flow less stock-based compensation, plus payments under the Tax Receivable Agreement, plus levered taxes, less unlevered taxes and plus interest. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity. In calculating Unlevered Free Cash Flow, Hostess Brands management and Morgan Stanley made certain assumptions related to capital investment requirements and working capital metrics. Such calculations were reviewed and approved by management of Hostess Brands. Unlevered Free Cash Flow (as calculated by Morgan Stanley) for the second half of 2023 and 2024 – 2028 is set forth below (in millions):

	2H 2023	2024	2025	2026	2027	2028
Unlevered Free Cash Flow (as calculated by Morgan Stanley)	$48	$222	$250	$235	$290	$292

Distribution of Offering Materials

This document, the related letter of transmittal and other relevant materials will be delivered to record holders of Hostess Brands shares and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Hostess Brands’ stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, so that they can in turn send these materials to beneficial owners of Hostess Brands shares.

Expiration of the Offer

The offer is scheduled to expire at one minute after 11:59 p.m., Eastern Time, at the end of November 6, 2023, unless extended or terminated in accordance with the merger agreement. “Expiration date” means one minute after 11:59 p.m., Eastern Time, at the end of November 6, 2023, unless and until the Offeror has extended the period during which the offer is open, subject to the terms and conditions of the merger agreement, in which event the term “expiration date” means the latest time and date at which the offer, as so extended by the Offeror, will expire.

Extension, Termination and Amendment of the Offer

Under the merger agreement, unless the merger agreement is terminated:

•

The Offeror must extend the offer for any period required by any law, or by any rule, regulation, interpretation or position of the SEC or its staff or Nasdaq applicable to the offer, or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer or to the offer documents or the registration statement on Form S-4 of which this document is a part;

•

In the event that any of the conditions to the offer (including the minimum tender condition) have not been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, the Offeror must extend the offer for successive extension periods of 10 business days each (or for such shorter or longer period as may be agreed by Smucker and Hostess Brands) until such time as the conditions to the offer are satisfied or waived, provided, that if as of the expiration date all conditions to the offer other than the minimum tender condition have been satisfied or waived, Offeror shall not be required to extend the offer on more than three (3) occasions, but may elect to do so with Hostess Brands’ prior written consent;

•

Whether or not all of the conditions to the offer (including the minimum tender condition) have been satisfied or waived in accordance with the merger agreement as of any then-scheduled expiration of the offer, the Offeror must extend the offer upon Hostess Brands’ request if Hostess Brands has delivered a notice of its intention to terminate the merger agreement to pursue a superior proposal or otherwise change its recommendation in accordance with the merger agreement (as further described under “Merger Agreement—No Solicitation of Other Offers by Hostess Brands”) to the date that is two business days after the end of the applicable notice period, as further described in “Merger Agreement—No Solicitation of Other Offers by Hostess Brands”; and

•

Notwithstanding any of the above, the Offeror is not required to, and without Hostess Brands’ consent may not, extend the offer beyond the earlier of (i) the termination of the merger agreement in accordance with its terms and (ii) September 10, 2024 (subject to extension to March 10, 2025 in certain circumstances described under “Merger Agreement—Termination of the Merger Agreement”), which we refer to as the “outside date.”

Upon the terms and subject to the satisfaction or waiver of the conditions to the offer (including, if the offer is extended or amended, the terms and conditions of any extension or amendment), promptly after the expiration of the offer, the Offeror will accept for payment, and will pay for, all Hostess Brands shares validly tendered and not validly withdrawn prior to the expiration of the offer.

The Offeror may not, without the prior written consent of Hostess Brands, terminate or withdraw the offer prior to the then-scheduled expiration of the offer unless the merger agreement is validly terminated in accordance with its terms, in which case the Offeror will terminate the offer promptly (but in no event more than two business days) after such termination. Among other circumstances, the merger agreement may be terminated by either Smucker or Hostess Brands if the offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Smucker or the Offeror to extend the offer pursuant to the merger agreement) without the Offeror having accepted for payment any Hostess Brands shares pursuant to the offer, or if the acceptance for exchange of Hostess Brands shares tendered in the offer has not occurred on or before September 10, 2024 (subject to extension to the outside date in certain circumstances described under “Merger Agreement—Termination of the Merger Agreement”).

No subsequent offering period will be available following the expiration of the offer without the prior written consent of Hostess Brands, other than in accordance with the extension provisions set forth in the merger agreement.

The Offeror expressly reserves the right to waive any offer condition or modify the terms of the offer, except that the Offeror may not make certain changes to the offer or waive certain conditions to the offer without the prior written consent of Hostess Brands. Changes to the offer that require the prior written consent of Hostess Brands include changes (i) that change the form of consideration or change the cash-stock mix to be paid in the offer, (ii) that reduce the transaction consideration, (iii) that reduce the number of Hostess Brands shares sought to be purchased in the offer, (iv) that impose conditions to the offer not included in the merger agreement, (v) that amend, modify or waive the minimum tender condition, or (v) that modify any condition to the offer in any manner adverse to the holders of Hostess Brands shares.

The Offeror will effect any extension, termination, amendment or delay of the offer by giving oral or written notice to the exchange agent and by making a public announcement as promptly as practicable thereafter. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly disseminated to stockholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which the Offeror may choose to make any public announcement, the Offeror assumes no obligation to publish, advertise or otherwise communicate any such public announcement of this type other than by issuing a press release.

If the Offeror materially changes the terms of the offer or the information concerning the offer, or if the Offeror waives a material condition of the offer, in each case, subject to the terms and conditions of the merger agreement, the Offeror will extend the offer to the extent legally required under the Exchange Act.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or any day on which banking institutions located in New York City are authorized or required by applicable law to close.

No subsequent offering period will be available following the expiration of the offer without the prior written consent of Hostess Brands, other than in accordance with the extension provisions set forth in the merger agreement.

Exchange of Shares; Delivery of Cash and Smucker Common Shares

Smucker has retained Computershare as the depositary and exchange agent for the offer and the merger to handle the exchange of Hostess Brands shares for the transaction consideration in the offer and the merger.

Upon the terms and subject to the satisfaction or waiver of the conditions to the offer (including, if the offer is extended or amended in accordance with the merger agreement, the terms and conditions of any such extension or amendment), the Offeror will accept for exchange, and will exchange, Hostess Brands shares validly tendered and not validly withdrawn in the offer, promptly after the expiration of the offer. In all cases, a Hostess Brands stockholder will receive consideration for Hostess Brands shares tendered in the offer only after timely receipt by the exchange agent of either a confirmation of a book-entry transfer of such shares (as described in “The Offer—Procedure for Tendering”) or a properly completed and duly executed letter of transmittal, in each case, together with any other required documents.

For purposes of the offer, the Offeror will be deemed to have accepted for exchange Hostess Brands shares validly tendered and not validly withdrawn if and when it notifies the exchange agent of its acceptance of those Hostess Brands shares pursuant to the offer. The exchange agent will deliver to the applicable Hostess Brands stockholders the cash portion of the transaction consideration, any Smucker common shares and cash in lieu of fractional shares issuable in exchange for Hostess Brands shares validly tendered and accepted pursuant to the offer promptly after receipt of such notice. The exchange agent will act as the agent for tendering Hostess Brands stockholders for the purpose of receiving the transaction consideration from the Offeror and transmitting such cash, Smucker common shares and cash in lieu of fractional shares to the tendering Hostess Brands stockholders. Hostess Brands stockholders will not receive any interest on any cash that the Offeror pays in the offer, including as paid in lieu of fractional shares, even if there is a delay in making the exchange.

If the Offeror does not accept any tendered Hostess Brands shares for exchange pursuant to the terms and conditions to the offer for any reason, the Hostess Brands shares to be returned will be credited to an account maintained with the Depository Trust Company (which we refer to as “DTC”) or otherwise credited to the tendering stockholder as soon as practicable following expiration or termination of the offer.

Withdrawal Rights

Hostess Brands stockholders can withdraw tendered Hostess Brands shares at any time until the expiration of the offer and, if the Offeror has not agreed to accept the shares for exchange on or prior to December 8, 2023, Hostess Brands stockholders can thereafter withdraw their shares from tender at any time after such date until the Offeror accepts shares for exchange. Any Hostess Brands stockholder that validly withdraws previously validly tendered Hostess Brands shares will receive shares of the same class of Hostess Brands common stock that were tendered.

For the withdrawal of Hostess Brands shares to be effective, the exchange agent must receive a written notice of withdrawal from the Hostess Brands stockholder at one of the addresses set forth elsewhere in this document prior to the expiration of the offer. The notice must include the Hostess Brands’ stockholder’s name, address, social security number (or tax identification number in the case of entities), the number of shares to be withdrawn and the name of the registered holder, if it is different from that of the person who tendered those shares, and any other information required pursuant to the offer or the procedures of DTC, if applicable.

A financial institution must guarantee all signatures on the notice of withdrawal, unless the shares to be withdrawn were tendered for the account of an eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide signature guarantees. An “eligible institution” is a financial institution that is a participant in the Securities Transfer Agents Medallion Program.

If shares have been tendered pursuant to the procedures for book-entry transfer discussed under the section entitled “The Offer—Procedure for Tendering,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

The Offeror will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal in its sole discretion, and its decision will be final and binding. None of the Offeror, Smucker, Hostess Brands, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any tender or notice of withdrawal or will incur any liability for failure to give any such notification. Any shares validly withdrawn will be deemed not to have been validly tendered for purposes of the offer. However, a Hostess Brands stockholder may re-tender withdrawn shares by following the applicable procedures discussed under the section “The Offer—Procedure for Tendering” at any time prior to the expiration of the offer.

Procedure for Tendering

All Hostess Brands shares are held in electronic book entry form.

To validly tender Hostess Brands shares held of record, Hostess Brands stockholders must deliver a properly completed and duly executed letter of transmittal, along with any required signature guarantees and any other required documents for tendered Hostess Brands shares to the exchange agent for the offer, at its address set forth elsewhere in this document, all of which must be received by the exchange agent prior to the expiration of the offer.

If Hostess Brands shares are held in “street name” (i.e., through a broker, dealer, commercial bank, trust company or other nominee), those Hostess Brands shares may be tendered by the nominee holding such shares by book-entry transfer through DTC. To validly tender such shares held in street name, Hostess Brands stockholders should instruct such nominee to do so prior to the expiration of the offer.

The exchange agent has established an account with respect to the Hostess Brands shares at DTC in connection with the offer, and any financial institution that is a participant in DTC may make book-entry delivery of Hostess Brands shares by causing DTC to transfer such shares prior to the expiration date into the exchange agent’s account in accordance with DTC’s procedure for such transfer. However, although delivery of Hostess Brands shares may be effected through book-entry transfer at DTC, the letter of transmittal with any required signature guarantees, or an agent’s message, along with any other required documents, must, in any case, be received by the exchange agent at its address set forth elsewhere in this document prior to the expiration date. The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the shares that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that the Offeror may enforce that agreement against such participant.

Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares are tendered either by a registered holder of Hostess Brands shares who has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the letter of transmittal or for the account of an eligible institution.

If the Hostess Brands shares are registered in the name of a person other than the person who signs the letter of transmittal, or if payment is to be made or delivered to a person other than the registered holder(s), the tendering stockholder must provide appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the applicable book entry position, with the signature or signatures on the stock powers guaranteed by an eligible institution.

The method of delivery of all required documents, including delivery through DTC, is at the option and risk of the tendering Hostess Brands stockholder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, the Offeror recommends registered mail with return receipt requested and properly insured. In all cases, Hostess Brands stockholders should allow sufficient time to ensure timely delivery.

Payments made to Hostess Brands stockholders in the offer may be subject to information reporting and backup withholding. To prevent U.S. federal backup withholding, each Hostess Brands stockholder that is a “United States person” (as defined in the Code) that does not otherwise establish an exemption from backup withholding must provide the exchange agent with a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 included with the letter of transmittal, certifying that its taxpayer identification number is correct and that it is not subject to U.S. federal backup withholding. Certain stockholders (including, among others, certain foreign persons) are not subject to these backup withholding requirements. In order for a Hostess Brands stockholder that is a foreign person to qualify as an exempt recipient for purposes of U.S. federal backup withholding, the Hostess Brands stockholder must timely submit an applicable IRS Form W-8, signed under penalty of perjury, attesting to such person’s exempt status.

The acceptance for payment by the Offeror of Hostess Brands shares pursuant to any of the procedures described above will constitute a binding agreement between the Offeror and the tendering Hostess Brands stockholder upon the terms and subject to the conditions to the offer (including, if the offer is extended or amended in accordance with the merger agreement, the terms and conditions of any such extension or amendment).

Guaranteed Delivery Procedures

If you wish to tender Hostess Brands shares pursuant to the offer but (1) you cannot deliver the shares or other required documents to the exchange agent on or before the expiration date or (2) you cannot comply with the procedures for book-entry transfer through DTC on a timely basis, you may still tender your Hostess Brands common stock, so long as all of the following conditions are satisfied:

•	you must make your tender by or through a U.S. eligible institution;

•

on or before the expiration date, the exchange agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Smucker, in the manner provided below; and

•

no later than 5:00 p.m. on the second Nasdaq trading day after the date of execution of such notice of guaranteed delivery, the exchange agent must receive: (a) in the case of shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those Hostess Brands shares in the exchange agent’s account at DTC; (b) a letter of transmittal for Hostess Brands shares properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message; and (c) any other required documents.

Registered stockholders (including any participant in DTC whose name appears on a security position listing of DTC as the owner of Hostess Brands common stock) may transmit the notice of guaranteed delivery by email transmission or mail it to the exchange agent. If you hold Hostess Brands common stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf. Hostess Brands shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository”, as such terms are defined by Section 251(h)(6) of the DGCL, before the expiration date will not count towards the minimum tender condition.

If, after the expiration date, any Hostess Brands stockholder that delivered a valid notice of guaranteed delivery fails to deliver the item(s) required above by 5:00 p.m. on the second Nasdaq trading day after the date of execution of such notice of guaranteed delivery, Smucker may elect, in its sole discretion, to waive the guaranteed delivery, at which point such Hostess Brands shares will not be accepted in the exchange offer and no transaction consideration will be received in exchange therefore. Smucker currently does not expect to accept any shares identified in a notice of guaranteed delivery after such time.

Grant of Proxy

By executing a letter of transmittal, subject to and effective upon acceptance for exchange of Hostess Brands shares tendered thereby, a Hostess Brands stockholder will irrevocably appoint the Offeror’s designees as such Hostess Brands stockholder’s attorneys-in-fact and proxies, each with full power of substitution, to exercise to the full extent such stockholder’s rights with respect to its Hostess Brands shares tendered and accepted for exchange by the Offeror and with respect to any and all other shares and other securities issued or issuable in respect of those Hostess Brands shares. That appointment is effective, and voting rights will be effected, when and only to the extent that the Offeror accepts tendered Hostess Brands shares for exchange pursuant to the offer and deposits with the exchange agent the transaction consideration for such Hostess Brands shares. Furthermore, the letter of transmittal will not constitute a binding agreement between the signatory thereto and the Offeror until the Offeror accepts tendered Hostess Brands shares for exchange pursuant to the offer and deposits with the exchange agent the transaction consideration for such Hostess Brands shares.

All such proxies, when effective, will be considered coupled with an interest in the tendered Hostess Brands shares and therefore will not be revocable. Upon the effectiveness of such appointment, all prior powers of attorney and proxies that the Hostess Brands stockholder has given will be revoked, and such stockholder may not give any subsequent powers of attorney or proxies (and, if given, they will not be deemed effective). The Offeror’s designees will, with respect to the Hostess Brands shares for which the appointment is effective, be empowered, among other things, to exercise all of such stockholder’s voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Hostess Brands’ stockholders or otherwise.

The Offeror reserves the right to require that, in order for Hostess Brands shares to be deemed validly tendered, immediately upon the Offeror’s acceptance of such shares for exchange, the Offeror must be able to exercise full voting rights with respect to such shares. However, prior to acceptance for exchange by the Offeror in accordance with terms of the offer, the appointment will not be effective, and the Offeror will have no voting rights as a result of the tender of Hostess Brands shares.

Fees and Commissions

Tendering registered Hostess Brands stockholders who tender Hostess Brands shares directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. Tendering Hostess Brands stockholders who hold Hostess Brands shares through a broker, dealer, commercial bank, trust company or other nominee should consult that institution as to whether or not such institution will charge the Hostess Brands stockholder any service fees in connection with tendering Hostess Brands shares pursuant to the offer.

Matters Concerning Validity and Eligibility

The Offeror will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Hostess Brands shares, in its sole discretion, and its determination will be final and binding to the fullest extent permitted by law. The Offeror reserves the absolute right to reject any and all tenders of Hostess Brands shares that it determines are not in the proper form or the acceptance of or exchange for which may be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in the tender of any Hostess Brands shares. No tender of Hostess Brands shares will be deemed to have been validly made until all defects and irregularities in tenders of such shares have been cured or waived. None of the Offeror, Smucker, Hostess Brands or any of their affiliates or assigns, the exchange agent, the information agent or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Hostess Brands shares or will incur any liability for failure to give any such notification. The Offeror’s interpretation of the terms and conditions to the offer (including the letter of transmittal and instructions thereto) will be final and binding to the fullest extent permitted by law.

Hostess Brands stockholders who have any questions about the procedure for tendering Hostess Brands shares in the offer should contact the information agent at the address and telephone number set forth elsewhere in this document.

Announcement of Results of the Offer

Smucker will announce the final results of the offer, including whether all of the conditions to the offer have been satisfied or waived and whether the Offeror will accept the tendered Hostess Brands shares for exchange, as promptly as practicable following the expiration date. The announcement will be made by a press release in accordance with applicable securities laws and stock exchange requirements.

Purpose of the Offer and the Merger

The purpose of the offer is for Smucker to acquire control of, and ultimately the entire equity interest in, Hostess Brands. The offer, as the first step in the acquisition of Hostess Brands, is intended to facilitate the acquisition of Hostess Brands. Accordingly, if the offer is completed and as a second step in such plan, pursuant to the terms and subject to the conditions of the merger agreement, Smucker intends to promptly consummate a merger of the Offeror with and into Hostess Brands, with Hostess Brands surviving the merger. The purpose of the merger is for Smucker to acquire all Hostess Brands shares that it did not acquire in the offer. In the merger, each outstanding Hostess Brands share that was not acquired by Smucker or the Offeror in the offer (other than certain converted and cancelled shares, as described further in this document) will be converted into the right to receive the transaction consideration. Upon consummation of the merger, Hostess Brands will be a direct wholly owned subsidiary of Smucker, and the former stockholders of Hostess Brands will no longer have any direct ownership interest in the surviving corporation.

No Stockholder Approval

If the offer is consummated, Smucker is not required to and will not seek the approval of Hostess Brands’ remaining public stockholders before effecting the merger. Section 251(h) of the DGCL provides that following consummation of a successful tender offer for a public corporation, and subject to certain statutory provisions, if the acquiring corporation owns at least the amount of shares of each class of stock of the target corporation that would otherwise be required to approve a merger involving the target corporation, and the other stockholders receive the same consideration for their stock in the merger as was payable in the tender offer, the acquiring corporation can effect a merger without the action of the other stockholders of the target corporation. Accordingly, if the offer is completed, it will mean that the minimum tender condition has been satisfied, and if the minimum tender condition has been satisfied, it will mean that the merger will be subject to Section 251(h) of the DGCL. Accordingly, if the offer is completed, Smucker intends to effect the closing of the merger without a vote of the Hostess Brands stockholders in accordance with Section 251(h) of the DGCL.

Appraisal Rights

No appraisal rights are available to the holders or beneficial owners of Hostess Brands shares in connection with the offer. However, if the merger is consummated, the holders and beneficial owners of Hostess Brands shares immediately prior to the effective time of the merger who (1) did not tender Hostess Brands shares in the offer; (2) follow the procedures set forth in Section 262 of the DGCL; and (3) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with, and subject to certain requirements of, the DGCL, will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by such court. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. Hostess Brands, however, has the right at any time before the entry of judgment in the appraisal proceedings, to voluntarily pay to each stockholder entitled to appraisal an amount in cash. If Hostess Brands elects to make such a voluntary payment pursuant to Section 262(h) of the DGCL, interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid by Hostess Brands in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued prior to such voluntary payment, unless paid at that time. Hostess Brands, however, is under no obligation to make such a voluntary cash payment prior to such entry of judgment.

The “fair value” of any Hostess Brands shares could be based upon considerations other than, or in addition to, the price paid in the offer and the merger and the market value of such shares. Holders of Hostess Brands shares should recognize that the value so determined could be higher or lower than, or the same as, the consideration payable in the offer and the merger. Moreover, Smucker and Hostess Brands may argue in an appraisal proceeding that, for purposes of such proceeding, the fair value of such Hostess Brands shares is less than such amount.

Under Section 262 of the DGCL, if a merger is approved under Section 251(h), either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262 of the DGCL and information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. The Schedule 14D-9 will constitute the formal notice of appraisal rights under Section 262 of the DGCL.

As will be described more fully in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document, if a Hostess Brands stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:

•

within the later of the consummation of the offer and 20 days after the mailing of the Schedule 14D-9, deliver to Hostess Brands a written demand for appraisal of Hostess Brands shares held, which demand must reasonably inform Hostess Brands of the identity of the stockholder and that the stockholder is demanding appraisal;

•	not tender Hostess Brands shares in the offer (or otherwise waive such stockholder’s right to appraisal); and

•	continuously hold of record the Hostess Brands shares from the date on which the written demand for appraisal is made through the effective time of the merger.

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Hostess Brands shares who asserted appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal as measured in accordance with Section 262(g) of the DGCL, or (b) the value of the transaction consideration in respect of such total number of shares entitled to appraisal exceeds $1 million. We refer to these conditions as the “ownership thresholds.”

This does not purport to be a complete statement of the requirements of and procedures to be followed by Hostess Brands stockholders desiring to exercise any appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict and timely adherence to the applicable provisions of Delaware law. A copy of Section 262 of the DGCL will be included as Annex B to the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document.

Plans for Hostess Brands

In connection with the offer, Smucker has reviewed and will continue to review various possible business strategies that it might consider in the event that the Offeror acquires control of Hostess Brands, whether pursuant to the offer, the merger or otherwise. Following a review of additional information regarding Hostess Brands, these changes could include, among other things, changes in Hostess Brands’ business, operations, personnel, employee benefit plans, corporate structure, capitalization and management. See also “The Offer—Smucker’s Reasons for the Offer and the Merger.”

Delisting and Termination of Registration

Following consummation of the transactions, Hostess Brands shares will no longer be eligible for inclusion on Nasdaq and will be withdrawn from listing. Assuming that Hostess Brands qualifies for termination of registration under Exchange Act after the transactions are consummated, Smucker also intends to seek to terminate the registration of Hostess Brands shares under the Exchange Act. See “The Offer—Effect of the Offer on the Market for Hostess Brands Shares; Nasdaq Listing; Registration Under the Exchange Act; Margin Regulations.”

Board of Directors and Management; Organizational Documents

Upon consummation of the merger, the directors of the Offeror immediately prior to the consummation of the merger will be the directors of the surviving corporation in the merger, and the officers of the Offeror immediately prior to the consummation of the merger will be the officers of the surviving corporation in the merger. Upon consummation of the merger, the certificate of incorporation of Hostess Brands shall be amended and restated in its entirety as set forth in Exhibit A to the merger agreement, which is attached hereto as Annex A and the bylaws of the Offeror as in effect immediately prior to the effective time of the merger will be the bylaws of the surviving corporation in the merger, provided that the name of the surviving corporation will be Hostess Brands, Inc. After Smucker’s review of Hostess Brands and its corporate structure, management and personnel, Smucker will determine what changes, if any, are desirable.

Ownership of Smucker Common Shares after the Offer and the Merger

Smucker estimates that former Hostess Brands stockholders would own, in the aggregate, approximately 3.76% of the outstanding Smucker common shares immediately following consummation of the offer and the merger, assuming that:

•	Smucker acquires through the offer and the merger 100% of the outstanding Hostess Brands shares;

•

in the offer and the merger, Smucker issues approximately 3,989,283 Smucker common shares as part of the transaction consideration (disregarding for this purpose stock options, restricted stock units and other rights to acquire shares that may be issued by Smucker or Hostess Brands pursuant to any employee stock plan); and

•

immediately following completion of the transactions, there are approximately 106,131,357 Smucker common shares outstanding (calculated by adding 102,142,074, the number of Smucker common shares outstanding as of September 8, 2023 (excluding treasury shares), plus 3,989,4283, the number of Smucker common shares estimated to be issued as part of the transaction consideration).

Effect of the Offer on the Market for Hostess Brands Shares; Nasdaq Listing; Registration under the Exchange Act; Margin Regulations

Effect of the Offer on the Market for Hostess Brands Shares

Although Smucker currently expects the merger to occur on the same business day the offer is completed, Smucker cannot assure you that all conditions to the merger will be satisfied at that time, or at all. If the offer is completed and contrary to the parties’ expectations, the merger is not consummated on the same business day, the purchase of Hostess Brands shares by the Offeror pursuant to the offer will reduce the number of holders of Hostess Brands shares and the number of Hostess Brands shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Hostess Brands shares held by the public. The extent of the public market for Hostess Brands shares after consummation of the offer and the availability of quotations for such shares will depend upon a number of factors, including the number of stockholders holding Hostess Brands shares, the aggregate market value of the Hostess Brands shares held by the public at such time, the interest of maintaining a market in the Hostess Brands shares, analyst coverage of Hostess Brands on the part of any securities firms and other factors. However, under the merger agreement, the closing of the merger must occur promptly after the acceptance of tendered Hostess Brands shares in the offer and the satisfaction of the other condition to the merger, unless the parties agree otherwise in writing (see “Merger Agreement—Conditions to the Merger”). If the merger is completed, Hostess Brands shares will no longer qualify for inclusion on Nasdaq and will be withdrawn from listing.

Nasdaq Listing

Hostess Brands shares are currently listed on Nasdaq. However, the rules of Nasdaq establish certain criteria that, if not met, could lead to the discontinuance of listing of Hostess Brands shares from Nasdaq. Among such criteria are the number of stockholders, the number of shares publicly held and the aggregate market value of the shares publicly held. If, as a result of the purchase of Hostess Brands shares pursuant to the offer or otherwise, Hostess Brands shares no longer meet the requirements of Nasdaq for continued listing and the Hostess Brands shares are delisted, the market for such shares would be adversely affected.

Following the consummation of the offer, if the merger is for some reason not consummated, it is possible that Hostess Brands shares could be traded on other securities exchanges (with trades published by such exchanges), the OTC Bulletin Board or in a local or regional over-the-counter market. The extent of the public market for such shares would, however, depend upon the number of Hostess Brands stockholders and the aggregate market value of Hostess Brands shares remaining at such time, the interest in maintaining a market in such shares on the part of securities firms, the possible termination of registration of Hostess Brands shares under the Exchange Act and other factors. If the merger is completed, Hostess Brands shares will no longer qualify for inclusion on Nasdaq and will be withdrawn from listing.

Margin Regulations

The Hostess Brands shares are currently “margin securities” under the Regulations of the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”), which designation has the effect, among other effects, of allowing brokers to extend credit on the collateral of such Hostess Brands shares. Depending upon factors similar to those described above regarding the market for Hostess Brands shares and stock quotations, it is possible that, following the offer, Hostess Brands shares would no longer constitute “margin securities” for the purposes of the margin regulations of the Federal Reserve Board and, therefore, could no longer be used as collateral for loans made by brokers. If the merger is completed, Hostess Brands shares will no longer constitute “margin securities.”

Registration under the Exchange Act

Hostess Brands shares are currently registered under the Exchange Act. Such registration may be terminated upon application by Hostess Brands to the SEC if Hostess Brands shares are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of Hostess Brands shares under the Exchange Act would substantially reduce the information required to be furnished by Hostess Brands to its stockholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Hostess Brands, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with meetings of stockholders and the related requirement of furnishing an annual report to stockholders, and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of Hostess Brands and persons holding “restricted securities” of Hostess Brands to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act may be impaired. If registration of Hostess Brands shares under the Exchange Act were terminated, such shares would no longer be “margin securities” or be eligible for quotation on Nasdaq. After consummation of the offer, Smucker and the Offeror currently intend to cause Hostess Brands to terminate the registration of Hostess Brands shares under the Exchange Act as soon as the requirements for termination of registration are met.

Conditions to the Offer

Notwithstanding any other provisions of the offer and in addition to Smucker’s and the Offeror’s rights to extend, amend or terminate the offer in accordance with the terms and conditions of the merger agreement and applicable law, and in addition to the obligations of the Offeror to extend the offer pursuant to the terms and conditions of the merger agreement and applicable law, the Offeror and Smucker are not required to accept for exchange or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act), exchange the transaction consideration for any Hostess Brands shares validly tendered in the offer and not validly withdrawn prior to the expiration of the offer, if at the expiration of the offer any of the following conditions have not been satisfied or waived in accordance with the merger agreement:

•

Minimum Tender Condition—There having been validly tendered in the offer (in the aggregate) and “received” by the “depository” (as such terms are defined in Section 251(h) of the DGCL) and not validly withdrawn that number of Hostess Brands shares that, together with any Hostess Brands shares then owned by the Offeror or any of its affiliates (as such term is defined in Section 251(h) of the DGCL), would represent at least a majority of the Hostess Brands shares then issued and outstanding (which we refer to as the “minimum tender condition”);

•	U.S. Regulatory Approvals—Any applicable waiting period under the HSR Act, together with any extension thereof, having expired or been terminated;

•

Canada Regulatory Approvals—Expiration, termination or waiver of the applicable waiting period under the antitrust laws of Canada together with, unless waived in writing by Smucker, confirmation that the Commissioner of Competition does not intend to challenge the transaction under the applicable antitrust laws;

•

No Legal Prohibition— No law or order of any governmental entity with competent jurisdiction being in effect which restrains, prohibits or otherwise makes illegal the consummation of the offer or the merger;

•

Accuracy of Hostess Brands’ Representations and Warranties—The representations and warranties of Hostess Brands in the merger agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of September 10, 2023 and as of the expiration of the offer as though made on and as of the expiration of the offer (except for representations and warranties that address matters only as of a particular date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or material adverse effect) would not, individually or in the aggregate, have a material adverse effect on Hostess Brands (with such term as defined in the merger agreement and described under “Merger Agreement—Material Adverse Effect”), except that certain of Hostess Brands’ representations and warranties related to its qualification, capital structure, organization, its authority to enter into the merger agreement, the opinion of Hostess Brands’ financial advisor, anti-takeover laws and finders and brokers fees must be true and correct in all respects (except, in the case of capital structure, to the extent that any inaccuracies are de minimis);

•

Hostess Brands’ Compliance with Covenants—Hostess Brands having performed or complied in all material respects with the covenants and obligations required to be performed or complied with by it under the merger agreement at or prior to the expiration of the offer;

•

Receipt of Hostess Brands’ Officer’s Certificate—Smucker having received from Hostess Brands a certificate, dated the date of the expiration of the offer and signed by an executive officer, certifying to the effect that the conditions set forth in the two bullet points immediately above have been satisfied;

•	No Termination of the Merger Agreement—The merger agreement not having been validly terminated in accordance with its terms;

•

No Hostess Brands Material Adverse Effect—There not having occurred any fact, circumstance, occurrence, change, event, or development since the date of the merger agreement that, individually or in the aggregate with all other effects, has had or would reasonably be expected to have a material adverse effect (with such term as defined in the merger agreement and described under “Merger Agreement—Material Adverse Effect”) on the business, assets, liabilities, results of operations or financial condition of Hostess Brands and the Hostess Brands subsidiaries, taken as a whole, or the ability of Hostess Brands to timely perform its obligations under the merger agreement or to consummate the transactions contemplated thereby;

•

Effectiveness of Form S-4—The registration statement on Form S-4, of which this document is a part, having become effective under the Securities Act, and not being the subject of any stop order or proceeding seeking a stop order; and

•	Listing of Smucker Common Shares—The Smucker common shares to be issued in the offer and the merger having been approved for listing on the NYSE, subject to official notice of issuance.

The merger agreement not having been validly terminated in accordance with its terms is a condition to the offer. The merger agreement may be terminated by Smucker and/or Hostess Brands in the following circumstances.

Termination by Smucker or Hostess Brands

The merger agreement may be terminated at any time before the acceptance time:

•	by mutual written consent of Smucker and Hostess Brands; or

•	by either Smucker or Hostess Brands, if:

•

any governmental entity of competent jurisdiction shall have issued a nonappealable final law or order or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, and payment for, Hostess Brands shares pursuant to the offer or consummation of the merger; or

•

the acceptance time has not occurred by on or before September 10, 2024 (which we refer to as the “end date”), except that (a) if certain conditions to the offer have not been fulfilled, then Hostess Brands or Smucker may, by written notice to the other party, extend the end date from September 10, 2024 to March 10, 2025, and (b) this right to terminate the merger agreement will not be available to any party whose breach of any provision of the merger agreement is the primary cause of the failure to of the acceptance time to have occurred on or before the end date or the failure of the acceptance time to have occurred; or

•	the offer is terminated or withdrawn pursuant to its terms without any Hostess Brands shares being purchased thereunder.

Termination by Hostess Brands

The merger agreement may be terminated at any time before the acceptance time by Hostess Brands:

•	in order to enter into a definitive written agreement providing for a superior proposal (provided that Hostess Brands will be required to pay the termination fee, as defined below);

•

(a) if Smucker or the Offeror has breached or violated any representation and warranty of Smucker or the Offeror which breach or violation shall have had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on Smucker; or (b) if Smucker or the Offeror shall not have complied with or performed in all material respects each covenant and obligation that Smucker and the Offeror is required to comply with or perform at or prior to the expiration date, and, in each case, which is not capable of being cured, or is not cured by Smucker or the Offeror on or before the earlier of (i) the end date and (ii) thirty (30) days after delivery of written notice thereof by Hostess Brands; provided, that Hostess Brands may not terminate the merger agreement as a result of such breach or failure to comply by Smucker or the Offeror if Hostess Brands is then in breach of any representation, warranty, covenant or agreement set forth in the merger agreement and such breach would give rise to a failure of a condition to the offer to be satisfied;

•

if, for any reason (a) the Offeror shall have failed to commence the offer by the date that is twenty (20) business days after the date of the merger agreement without the prior written consent of Hostess Brands, unless the breach by Hostess Brands of its obligations under the merger agreement has been the proximate cause of or resulted in such failure, or (b) the Offeror shall have terminated the offer prior to its expiration date (as such expiration date may be extended and re-extended in accordance with the merger agreement), other than in accordance with the merger agreement, or shall have failed to accept irrevocably for purchase all Hostess Brands shares validly tendered (and not validly withdrawn) as of the expiration date by the end of the period specified in merger agreement.

Termination by Smucker

The merger agreement may be terminated at any time before the acceptance time by Smucker if:

•

an adverse recommendation change has occurred, provided that such termination must occur within the earlier of the business day prior to the end date and twenty (20) business days following Hostess Brands notifying Smucker of such adverse recommendation change; or

•

Hostess Brands has breached or violated any representation, warranty, covenant or agreement of Hostess Brands which breach or violation would give rise to the failure of certain conditions set forth in the conditions to the offer, and which such failure is not capable of being cured by Hostess Brands on or before the earlier of (i) the end date and (ii) thirty (30) days after delivery of written notice thereof by Smucker; provided that Smucker may not terminate the merger agreement as a result of such breach or failure to comply by Hostess Brands if Smucker or the Offeror is then in breach of any representation, warranty, covenant or agreement set forth in the merger agreement and such breach would give rise to a material adverse effect on Smucker.

Except as expressly set forth in the merger agreement, the foregoing conditions to the offer are for the sole benefit of Smucker and the Offeror, and may be waived by the Offeror in whole or in part at any time and from time to time in its sole discretion, to the extent permitted by law. However, the minimum tender condition may only be waived by the Offeror with the prior written consent of Hostess Brands. There is no financing condition to the offer.

Regulatory Approvals

General

Smucker is not aware of any governmental license or regulatory permit that appears to be material to Hostess Brands’ business that might be adversely affected by the acquisition of Hostess Brands shares pursuant to the offer or the merger or, except as described below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Hostess Brands shares pursuant to the offer or the merger. Should any of these approvals or other actions be required, Smucker and the Offeror currently contemplate that these approvals or other actions will be sought.

HSR Act

Under the HSR Act and the rules and regulations promulgated thereunder, the offer may not be completed until Smucker and Hostess Brands each files a Notification and Report Form with the Federal Trade Commission (which we refer to as “FTC”) and the Antitrust Division of the U.S. Department of Justice (which we refer to as “DOJ”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act Notification and Report forms or the early termination of that waiting period. If the FTC or DOJ issues a request for additional information and documents (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

Smucker and Hostess Brands each filed a Notification and Report Form with respect to the transaction with the DOJ and the FTC on September 22, 2023. At 11:59 p.m., Eastern Time, on October 23, 2023, the waiting period applicable to the offer and the merger under the HSR Act expired. Accordingly, the condition to the offer relating to the expiration or termination of the HSR Act waiting period has been satisfied.

At any time before or after consummation of the transactions, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the offer or the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. At any time before or after the completion of the transactions, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the offer or the merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that a challenge to the transactions on antitrust grounds will not be made, or if such a challenge is made, what the result will be. See “The Offer—Conditions to the Offer” for certain conditions to the offer, including conditions with respect to the HSR Act.

Canadian Competition Act

The offer and the merger also require expiration, termination or waiver of the applicable waiting period under the antitrust laws of Canada together with, unless waived in writing by Smucker, confirmation that the Commissioner of Competition (the “Commissioner”) does not intend to challenge the transaction under the applicable antitrust laws (a “NAL”). Under the Competition Act (R.S.C., 1985, c. C-34), a transaction that is notifiable under Part IX of the Competition Act to the Commissioner may not be completed until either the Commissioner has waived the obligation to submit a notification or the parties each submit an appropriate filing and observe a 30-day waiting period, unless such waiting period is earlier terminated. The Commissioner may extend the waiting period by issuing supplementary information requests (“SIRs”) prior to the end of the initial 30-day waiting period requiring the parties to submit additional information that is relevant to the Commissioner’s assessment of the proposed transaction. If SIRs are issued, a second no-close waiting period continues until thirty (30) days after the day that the required information has been received by the Commissioner and certified complete by the parties, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period. Where the Commissioner requires additional time, or otherwise intends to challenge the transaction on grounds that it is likely to prevent or lessen competition substantially, the Commissioner can apply for an injunction to prohibit closing.

On September 22, 2023, the parties filed their respective antitrust notifications with the Commissioner together with a request by Smucker for the issuance by the Commissioner of either an advance ruling certificate under section 102 of the Competition Act or a NAL. At 11:59 p.m., Eastern Time, on October 23, 2023, the waiting period applicable to the offer and the merger under the Competition Act expired. Accordingly, the condition to the offer relating to the expiration or termination of the Competition Act waiting period has been satisfied. The condition to the offer relating to confirmation that the Commissioner does not intend to challenge the offer and the merger remains outstanding.

The Commissioner could take such actions under the Competition Act as he deems necessary or desirable, including seeking to prohibit the offer and merger or otherwise seek to negotiate a remedy with Smucker that could include divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. There is no assurance that Smucker and Hostess Brands will obtain the required antitrust clearance or approval on a timely basis, if at all.

Source and Amount of Funds

The offer and the merger are not conditioned upon any financing arrangements or contingencies.

Smucker estimates the aggregate amount of cash consideration required to purchase the outstanding Hostess Brands shares, refinance certain existing indebtedness of Hostess Brands and its subsidiaries and consummate the offer and the merger will be approximately $5.2 billion, plus related fees and expenses. Smucker anticipates that the funds needed to complete the transactions will be derived from (i) available cash on hand, (ii) proceeds from the sales of marketable securities on hand, and (iii) new third-party debt financing.

In connection with its entry into the merger agreement, Smucker obtained commitments from Bank of America, N.A., the Royal Bank of Canada and certain other financial institutions for a 364-day senior unsecured bridge loan facility. The original commitments in respect of the bridge loan facility were $5.2 billion, but were reduced to $4.4 billion on September 27, 2023, following Smucker’s entry into the Term Loan Agreement (described below). Any borrowings under the bridge loan facility would be unsecured and would bear interest, at Smucker’s option, at either a Term SOFR rate (plus a credit spread adjustment of 0.10%) or a base rate, in each case plus an applicable margin. The base rate for borrowings is a rate equal to the greater of (i) the administrative agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Term SOFR rate plus 1.00%. Under the bridge loan facility, the applicable margin on Term SOFR loans would range from 0.875% to 2.50%, based on Smucker’s long-term unsecured debt rating and the period the borrowing remains outstanding, and the applicable margins on base rate loans would equal to the greater of (i) 0% and (ii) the applicable margin on Term SOFR loans minus 1.0%.

The availability of the bridge loan facility is conditioned on the consummation of the acquisition of Hostess Brands in accordance with the terms of the merger agreement (subject to certain exceptions and qualifications) and certain other conditions, including, but not limited to: (i) the execution and delivery of definitive documentation, consistent with the commitment letter, (ii) subject to certain exceptions and qualifications, the absence of a material adverse effect with respect to Hostess Brands and its subsidiaries since September 10, 2023, (iii) payment of applicable fees and expenses, (iv) delivery to the administrative agent under the bridge loan facility of a solvency certificate in pre-agreed form, customary opinions of counsel, customary corporate resolutions and closing certificates and organizational documents and good standing certificates and a customary borrowing request, (v) delivery to the administrative agent or the lenders, as applicable, of certain financial information relating to Smucker and Hostess Brands and (vi) the accuracy in all material respects of certain representations and warranties. The bridge loan facility, if entered into, would contain customary covenants, including an interest coverage ratio-based financial covenant, and events of default.

On September 27, 2023, Smucker entered into the Term Loan Credit Agreement, among Smucker, the various lenders named therein and Bank of America, N.A., as administrative agent, providing for a $800 million term loan facility. The Term Loan Agreement matures in 2026. Borrowings under the Term Loan Agreement are unsecured and will bear interest, at Smucker’s option, at either a Term SOFR rate (plus a 0.10% credit spread adjustment) or a base rate, in each case plus an applicable margin. The base rate for borrowings is a rate equal to the greater of (i) the Term Loan Agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Term SOFR rate plus 1.00%. Under the Term Loan Agreement, the applicable margins on base rate loans range from 0.000% to 0.625% and the applicable margins on Term SOFR loans range from 1.00% to 1.625%, in each case based on the Smucker’s long-term unsecured debt rating. The availability of the term loan facility is conditioned on the consummation of the acquisition of Hostess Brands in accordance with the terms of the merger agreement (subject to certain exceptions and qualifications) and certain other conditions, including, but not limited to: (i) subject to certain exceptions and qualifications, the absence of a material adverse effect with respect to Hostess Brands and its subsidiaries since September 10, 2023, (ii) payment of applicable fees and expenses, (iii) delivery to the administrative agent under the Term Loan Agreement of a solvency certificate in pre-agreed form, customary opinions of counsel, customary corporate resolutions and closing certificates and organizational documents and good standing certificates and a customary borrowing request, (iv) delivery to the administrative agent of certain financial information relating to Smucker and Hostess Brands and (v) the accuracy in all material respects of certain representations and warranties. The Term Loan Agreement also contains customary covenants, including an interest coverage ratio-based financial covenant, and events of default.

Upon entry into the Term Loan Agreement, Smucker reduced the commitments under the bridge loan facility from $5.2 billion to $4.4 billion. Smucker expects to further reduce the commitments in respect of the bridge loan facility from $4.4 billion to approximately $900 million prior to the consummation of the acquisition in connection with the issuance of Smucker’s $750 million aggregate principal amount of 5.900% Notes due 2028, $1.0 billion aggregate principal amount of 6.200% Notes due 2033, $750 million aggregate principal amount of 6.500% Notes due 2043, and $1.0 billion aggregate principal amount of 6.500% Notes due 2053, which is expected to occur on October 25, 2023. Smucker expects to replace the remaining commitments in respect of the bridge loan facility prior to the consummation of the acquisition with a combination of cash on hand and/or the proceeds of the issuance of new debt securities or commercial paper.

Smucker will have available to it, through a combination of the bridge loan facility, Term Loan Agreement, the Notes, cash on hand and/or the issuance of new debt securities or commercial paper, funds needed to finance the cash portion of the transaction consideration payable by Smucker in connection with the acquisition, refinance certain existing indebtedness of Hostess Brands and its subsidiaries, satisfy all of its payment obligations in connection with the offer and under the merger agreement and pay fees and expenses incurred in connection with the foregoing. As a result, except as described above, Smucker has not entered into any other financing plans or arrangements in connection with the offer, the merger agreement or the transactions contemplated thereby.

Certain Legal Matters

As of October 23, 2023, five complaints have been filed by purported stockholders of Hostess Brands.

The Federal Complaints allege, among other things, that the defendants violated Sections 14(d)(4), 14(e), and 20(a) of the Exchange Act, as well as Rule 14d-9 promulgated thereunder, by omitting or misrepresenting certain allegedly material information from the Schedule 14D-9. The Federal Complaints further allege that such omissions and misrepresentations rendered the Schedule 14D-9 materially incomplete, false, and/or misleading. The State Complaint asserts, among other things, (a) a claim against Smucker for violation of the Kansas Uniform Securities Act, and (b) claims against Hostess Brands, the members of the Hostess Brands board, and Smucker under Kansas common law for (i) negligent misrepresentation and concealment and (ii) negligence. The State Complaint further alleges that the Schedule 14D-9 and the prospectus/offer to exchange are deceptive because they omit material facts which render them incomplete and misleading.

As of October 23, 2023, Hostess Brands and Smucker had also received certain Demand Letters, which generally seek that certain allegedly omitted information in the Schedule 14D-9 be disclosed.

Smucker and Hostess Brands believe that the allegations and claims asserted in the Offer Litigation and Demand Letters are without merit.

Hostess Brands and Smucker may receive additional demand letters, and/or additional complaints may be filed against Hostess Brands, the Hostess Brands board, Smucker, and/or the Offeror in connection with the transactions contemplated by the merger agreement, the prospectus/offer to exchange, and the Schedule 14D-9. If such additional demand letters are received and/or such additional complaints are filed, absent new or different allegations that are material, Smucker will not necessarily announce such additional demands and/or complaints.

Interests of Certain Persons in the Offer and the Merger

Effect of the Offer and the Merger on Hostess Brands Common Stock and Equity Awards

Consideration for Hostess Brands Common Stock in the Merger

The following table sets forth the number of Hostess Brands shares beneficially owned as of October 6, 2023 by each of Hostess Brands’ executive officers and directors, excluding shares issuable upon exercise of stock options or vesting of restricted stock units or performance share units, and the aggregate transaction consideration payable for such shares. Each holder of Hostess Brands shares who otherwise would be entitled to receive a fraction of a Smucker common share under the merger agreement will receive cash, without interest, in an amount equal to such fractional part of a Smucker common share multiplied by the volume weighted average closing sale price of one (1) Smucker common share as reported on the NYSE for the ten (10) consecutive trading days ending on and including the third trading day immediately prior to the acceptance time, rounded to the nearest whole cent. The amounts in this table assume that the transaction consideration is $34.25, the sum of $30.00 in cash and $4.25, the value of 0.03002 Smucker common shares based on the closing sale price of Smucker common shares on September 8, 2023 (the last trading day preceding September 11, 2023, the date on which the execution of the merger agreement was first publicly announced). This information is based on the number of Hostess Brands shares held by Hostess Brands’ directors and executive officers as of October 20, 2023. The amounts set forth in the table below are as calculated before any taxes that may be due on such amounts are paid.

Directors and executive officers	Number of Hostess Brands Shares Beneficially Owned (#)	Cash Consideration for Hostess Brands Shares ($)	Number of Smucker Common Shares(#)
Andrew P. Callahan	398,015	$11,940,450	11,948
Travis E. Leonard	13,458	403,740	404
Arist R. Mastorides	4,453	133,590	133
Daniel J. O’Leary	19,496	584,880	585
Adrian A. Poretti	6,747	202,410	202
Darryl P. Riley	53,333	1,599,990	1,601
Jolyn J. Sebree	75,407	2,262,210	2,263
Robert C. Weber	20,667	620,010	620
Olu Beck	—	—	—
Laurence Bodner	10,000	300,000	300
Gretchen R. Crist	—	—	—
Rachel P. Cullen	—	—	—
Hugh G. Dineen	—	—	—
Jerry D. Kaminski	—	—	—
Ioannis Skoufalos	—	—	—
Craig D. Steeneck	17,600	528,000	528
All executive officers and directors as a group (16 persons)	619,176	$18,575,280	18,584

Consideration for Hostess Brands Options in the Merger—Generally

Hostess Brands options that are outstanding as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash amount equal to the difference between the Transaction Consideration Value (as defined below) and the exercise price for each such option, multiplied by the number of shares subject to such Hostess Brands option, less applicable withholding, except that for any Hostess Brands option granted after December 31, 2023, the number of shares subject to such option will be prorated for the length of service between January 1, 2024 and the closing date of the merger.

Hostess Brands RSU awards (whether vested or unvested) that are outstanding as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash amount equal to Transaction Consideration Value per share underlying the Hostess Brands RSU award, less applicable withholding, except that for any RSU award granted after December 31, 2023, the number of shares underlying such RSU award will be prorated for the length of service between January 1, 2024 and the closing date of the merger.

Hostess Brands PSU awards that are outstanding as of immediately prior the effective time of the merger (i) for which the applicable performance period has ended prior to the effective time of the merger will be treated as Hostess Brands RSU awards and cancelled in exchange for a cash amount equal to Transaction Consideration Value per share issuable in settlement of such award, and (ii) for which the applicable performance period is ongoing immediately prior to the effective time of the merger will be treated as if the relevant performance period concluded as of immediately prior to the effective time of the merger and such award will otherwise be treated as a Hostess Brands RSU award and cancelled in exchange for a cash amount equal to Transaction Consideration Value per share issuable in settlement of such award (with no pro ration for the shortened performance period for PSU awards with a performance period ending on or before December 31, 2025 and with pro ration for PSU awards with a performance period ending after December 31, 2025 based on the portion of the performance period that has elapsed prior to the closing date of the merger), in each case, less applicable withholding.

“Transaction Consideration Value” means a cash amount equal the sum of (i) $30.00 plus (ii) the product obtained by multiplying (x) 0.03002 by (y) the volume weighted average price per share of Smucker common shares for the consecutive period of ten (10) trading days concluding at the close of trading on the third trading day immediately preceding the closing date of the merger, as calculated by Bloomberg Financial LP under the function “VWAP”.

Table of Estimated Consideration for Equity Awards

The table below sets forth, for each of Hostess Brands’ executive officers and non-employee directors, the aggregate number of Hostess Brands RSU awards that are held by Hostess Brands’ executive officers and non-employee directors as of October 6, 2023. The “Assumed Transaction Consideration Value” refers to the sum of $30 per share plus a per-share value of stock consideration, assuming a Smucker trading price of $141.58, which was the closing share price of a Smucker common share on September 8, 2023, the last trading day before the execution of the merger agreement. The actual Smucker trading price on the closing date used to calculate the Transaction Consideration Value actually paid to each executive officer and director of Hostess Brands may be greater or less than $141.58.

Name of Executive Officer or Director	Number of Vested Hostess Brands Stock Options (#)	Assumed Equity Award Consideration Value for Vested Hostess Brands Stock Options ($)(1)(2)	Number of Hostess Brands Restricted Stock Units (#)	Assumed Equity Award Consideration Value for Hostess Brands Restricted Stock Units ($)(3)	Number of Hostess Brands Deferred Shares in Settlement of Vested Hostess Brands Restricted Stock Units (#)(4)	Assumed Equity Award Consideration Value for Hostess Brands Deferred Shares in Settlement of Hostess Brands Restricted Stock Units ($)(5)	Number of Hostess Brands Performance Stock Units (#)(6)	Assumed Equity Award Consideration Value for Hostess Brands Performance Stock Units ($)(7)	Total Assumed Equity Award Consideration Value ($)(8)
Andrew P. Callahan	567,627	12,090,202	184,244	6,310,357	—	—	550,222	18,845,104	37,245,663
Travis E. Leonard	—	—	24,439	837,036	—	—	55,832	1,912,246	2,749,282
Arist R. Mastorides	—	—	27,439	939,786	—	—	68,112	2,332,836	3,272,622
Daniel J. O’Leary	—	—	24,846	850,976	—	—	74,296	2,544,638	3,395,614
Adrian A. Poretti	—	—	22,749	779,153	—	—	34,290	1,174,433	1,953,586
Darryl P. Riley	59,564	1,214,419	14,162	485,049	—	—	44,154	1,512,275	3,211,743
Jolyn J. Sebree	83,930	1,733,027	26,063	892,658	—	—	79,108	2,709,449	5,335,134
Robert C. Weber	20,885	426,988	17,627	603,725	—	—	54,664	1,872,242	2,902,955
Olu Beck	—	—	5,210	178,443	12,568	430,454	—	—	608,897
Laurence Bodner	—	—	5,210	178,443	43,048	1,474,394	—	—	1,652,837
Gretchen R. Crist	—	—	5,210	178,443	34,397	1,178,097	—	—	1,356,540
Rachel P. Cullen	—	—	5,210	178,443	20,357	697,227	—	—	875,670
Hugh G. Dineen	—	—	5,210	178,443	12,568	430,454	—	—	608,897
Jerry D. Kaminski	—	—	5,210	178,443	43,048	1,474,394	—	—	1,652,837
Ioannis Skoufalos	—	—	5,210	178,443	21,892	749,801	—	—	928,244
Craig D. Steeneck	—	—	5,210	178,443	43,048	1,474,394	—	—	1,652,837
All executive officer and directors as a group (16 persons)	732,006	15,464,636	383,249	13,126,284	230,926	7,909,215	960,678	32,903,223	69,403,358

(1)

The estimated Transaction Consideration Value in respect of each Hostess Brands option equals the aggregate number of Hostess Brands common shares subject to the Hostess Brands option multiplied by the amount, if any, by which the Assumed Transaction Consideration Value exceeds the per share exercise price of the Hostess Brands option.

(2)	All Hostess Brands options have vested.
(3)

The estimated Transaction Consideration Value in respect of the Hostess Brands RSU awards equals the aggregate number of Hostess Brands common shares underlying the Hostess Brands RSU award held by such individual as of October 6, 2023, multiplied by the Assumed Transaction Consideration Value.

(4)

Pursuant to the terms of each non-employee director’s Hostess Brands RSU award, vested Hostess Brands RSU awards are not delivered to the non-employee director until the earlier of separation from service or a change in control, which would include the merger.

(5)

The estimated Transaction Consideration Value in respect of the Hostess Brands deferred shares in settlement of Hostess Brands RSU awards equals the aggregate number of Hostess Brands common shares underlying the Hostess Brands deferred shares to be issued in settlement of vested Hostess Brands RSU awards held by such individual as of October 6, 2023, multiplied by the Assumed Transaction Consideration Value.

(6)

The Hostess Brands PSU awards held by each applicable individual set forth in this row represents the aggregate number of Hostess Brands common shares underlying the Hostess Brands PSU award held by such individual as of October 6, 2023, assuming maximum performance (200%) of applicable performance metrics.

(7)

The estimated Transaction Consideration Value in respect of the Hostess Brands PSU awards equals the aggregate number of Hostess Brands common shares underlying the Hostess Brands PSU awards held by such individual as of October 6, 2023, assuming maximum performance, multiplied by the Assumed Transaction Consideration Value.

(8)

The total of the estimated Transaction Consideration Value in respect of each Hostess Brands option, Hostess Brands RSU award, Hostess Brands deferred share in settlement of a Hostess Brands RSU award and Hostess Brands PSU award held by such executive officer or director.

Hostess Brands Shares Held by Hostess Brands Officers and Directors

As of October 20, 2023, the directors and executive officers of Hostess Brands and their affiliates beneficially owned approximately 619,176 Hostess Brands shares, representing approximately 0.47% of the Hostess Brands shares and approximately 0.47% of the aggregate voting power of the Hostess Brands shares, in each case outstanding as of October 20, 2023.

CEO Employment Agreement and Executive Severance Plan

Callahan Employment Agreement

On April 12, 2018, Hostess Brands entered into an employment agreement with Andy Callahan to serve as the Hostess Brands President and Chief Executive Officer, which was amended as of August 1, 2018, and was further amended on February 20, 2023 (as amended, the “Callahan Employment Agreement”), which provides for certain compensation and benefits in connection with or absent the merger. Under the terms of the Callahan Employment Agreement, Mr. Callahan is entitled to receive the following upon termination of his employment:

•

Upon termination of employment for any reason, Mr. Callahan is entitled to receive: (i) his base salary and unused vacation time up to and including the date of termination of employment, (ii) any unreimbursed expenses, and (iii) any vested accrued compensation and benefits (the “Accrued Obligations”).

•

Upon termination of his employment without cause, as defined in the Callahan Employment Agreement, on account of Hostess Brands’ delivery of notice of non-renewal, or for good reason (a “qualifying termination”), Mr. Callahan is eligible to receive cash severance equal to 24 months of base salary and target annual bonus (the “Callahan Compensation Amount”), paid over 24 months, as well as a pro-rata annual bonus for the year of employment termination.

•

Upon termination of his employment without “cause” or for “good reason” (as each term is defined in the Callahan Employment Agreement), in either case, within 12 months following a change in control, which would include the merger, or at the request of an acquirer or potential acquirer in connection with or prior to a change in control (a “change in control termination”), Mr. Callahan is eligible to receive cash severance equal to 30 months of the Callahan Compensation Amount payable over 30 months, as well as a pro-rated annual bonus for the year of employment termination.

•

If his employment terminates due to death or disability (as defined in the Executive Severance Plan (as defined below)), Mr. Callahan (or his estate or designated beneficiary) is entitled to receive the Accrued Obligations and severance under the Callahan Employment Agreement as if such death or disability is a qualifying termination or change in control termination, as applicable.

Any payment of severance to Mr. Callahan will be subject to his execution of a release agreement and compliance with any restrictive covenant obligations, including certain non-competition and non-solicitation provisions (lasting as long as he is receiving severance as described above) and perpetual confidentiality obligations. If he is eligible for severance, Mr. Callahan is also entitled to receive certain outplacement benefits and employer-subsidized COBRA premiums until the earlier of the end of the applicable severance period or the day he becomes eligible for comparable benefits under a plan of another employer.

The Callahan Employment Agreement provides for a Section 280G “best net cut-back” such that payments or benefits that Mr. Callahan receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) if such reduction would result in a greater after-tax payment amount for Mr. Callahan.

Hostess Brands Executive Severance Plan

Each of the Hostess Brands executive officers, other than Mr. Callahan, is entitled to receive severance benefits under the Hostess Brands Key Executive Severance Benefits Plan, as amended (the “Executive Severance Plan”). The terms “cause,” “good reason” and “change in control” referred to below are defined in the Executive Severance Plan. The merger will constitute a “change in control” for purposes of the Executive Severance Plan.

The Executive Severance Plan provides each participant who experiences a qualifying termination (as described therein and generally meaning a termination by the Company without cause or, for certain specified executives, a termination by such individual with good reason within 12 months following a change in control) with:

•

cash severance payments equal to a multiple of the sum of the executive’s (a) annual base salary and (b) target annual incentive bonus, with such multiple depending on the executive’s position and the circumstances of such termination, as follows: for Executive Vice Presidents and Senior Vice Presidents, 12 (absent a change in control) or 18 (if such qualifying termination occurs within 12 months following a change in control or at the request of an acquirer or potential acquirer in connection with or prior to a change in control (a “change in control termination”)), and for Vice Presidents, 6 (absent a change in control) or 12 (if a change in control termination);

•	a prorated bonus amount for the year in which the termination of employment occurs;

•

payment of the executive’s cost of COBRA coverage for the executive and the executive’s eligible dependents for a number of months (the “severance period”) or, if earlier, until the executive becomes eligible for coverage with a subsequent employer or otherwise ceases to be eligible for COBRA, with the severance period depending on the executive’s position as follows: for Executive Vice Presidents and Senior Vice Presidents, 12 (absent a change in control) or 18 (if a change in control termination), and for Vice Presidents, 6 (absent a change in control) or 12 (if a change in control termination); and

•	certain outplacement benefits.

The cash severance payments described above will be payable as payroll continuation payments for the applicable severance period, the prorated bonus described above will be payable when annual incentive cash bonuses are paid to other executives for the year in which the qualifying termination occurs, and no later than March 15 after the end of such year and the COBRA reimbursements will be paid or provided monthly for the severance period. All amounts will be subject to applicable withholding.

To receive severance under the Executive Severance Plan, the executive must execute a release of claims and comply with any restrictive covenant obligations, including any non-competition and non-solicitation provisions (lasting as long as the severance period) and confidentiality obligations.

Hostess Brands Non-Executive Severance Plan

On September 10, 2023, the Hostess Brands board approved the Hostess Brands Non-Executive Employee Severance Plan (the “Non-Executive Severance Plan”) pursuant to which certain non-executive employees of

Hostess Brands may receive severance benefits in the event that any such employee is terminated by Hostess Brands (or, following the closing, Smucker) without “cause” (as defined in the Non-Executive Severance Plan). Compensation and benefits under the Non-Executive Severance Plan include (i) continuation of base salary and subsidized health and welfare benefits for a specified period that depends on the seniority and years of service of an applicable employee (ranging from 4 weeks to 26 weeks at maximum), (ii) for participants in the Hostess Brands annual incentive plan, a prorated bonus for the year of termination, and (iii) outplacement services that Hostess Brand may determine as suitable. Compensation and benefits under the Non-Executive Severance Plan are contingent on an eligible employee signing and not revoking the Hostess Brands standard agreement and release and complying with restrictive covenants including a noncompete for the period of time that the applicable employee is receiving severance. No employee that receives an offer of comparable employment from Smucker and refuses such offer will receive compensation or benefits under the Non-Executive Severance Plan.

Employee Stock Purchase Plan

The existing offering period under the Hostess Brands Employee Stock Purchase Plan (“Hostess Brands ESPP”) ended September 30, 2023 (the “final offering period”), in accordance with its terms. Beginning on the date of the merger agreement, no new participants were permitted to participate in the ESPP, and existing participants were not allowed to increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement. No new offering periods have commenced or will commence under the Hostess Brands ESPP following the date of the merger agreement. Pursuant to the terms of the Hostess Brands ESPP, any Hostess Brands ESPP participant’s account balance in connection with the final offering period will be used to purchase whole shares of Hostess Brands common stock, which will be entitled to the same consideration on the same terms and conditions as other stockholders of Hostess Brands. Subject to consummation of the merger, the Hostess Brands ESPP will terminate effective immediately prior to the effective time.

Potential for Future Arrangements

Neither the offer nor the merger is conditioned upon any executive officer or director of Hostess Brands entering into any agreement, arrangement or understanding with Smucker or the Offeror, or any of their respective affiliates. Smucker has engaged, and is continuing to engage, in discussions with certain executive officers of Hostess Brands regarding potential employment or consulting arrangements with Smucker or one or more of its affiliates following the consummation of the merger.

Section 16 Matters

The talent and compensation committee of the Hostess Brands board has taken all such necessary actions so that, to the extent permitted, the disposition of all Hostess Brands equity securities (including derivative securities) pursuant to the merger agreement by any officer or director of Hostess Brands who is a covered person for purposes of Section 16 of the Exchange Act will be an exempt transaction for purposes of Section 16 of the Exchange Act.

Rule 14d-10(d) Matters

The talent and compensation committee of the Hostess Brands board has taken all such actions as may be required to authorize and approve, as an “employment compensation, severance or other employee benefit arrangement” in accordance with Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto, certain compensation actions taken after January 1, 2023, and prior to the acceptance time that have not already been so approved.

Certain Relationships with Hostess Brands

As of the date of this document, Smucker does not own any Hostess Brands shares. Neither Smucker nor the Offeror has effected any transaction in securities of Hostess Brands in the past 60 days. To the best of Smucker’s and the Offeror’s knowledge, after reasonable inquiry, none of the persons listed on Annex C hereto, nor any of their respective associates or majority-owned subsidiaries, beneficially owns or has the right to acquire any securities of Hostess Brands or has effected any transaction in securities of Hostess Brands during the past 60 days.

Smucker and Hostess Brands entered into a confidentiality agreement, dated August 22, 2023 in connection with their evaluation of the potential business combination that resulted in the execution of the merger agreement. Pursuant to the confidentiality agreement, subject to certain customary exceptions, Smucker and Hostess Brands agreed to keep confidential all non-public information received from the other party. Smucker and Hostess Brands also agreed that the non-public information furnished by the other party pursuant to the confidentiality agreement would be used solely for the purpose of evaluating, negotiating and potentially consummating the potential business combination. The confidentiality agreement contains a customary “standstill” provision that prohibits Smucker, its subsidiaries or any person acting on its behalf from taking certain actions involving or with respect to Hostess Brands for a one-year period, subject to certain exceptions set forth in the confidentiality agreement. See “Other Transaction Agreements—Confidentiality Agreement” and the confidentiality agreement, which is filed as Exhibit 99.6 to this document.

Fees and Expenses

Smucker has retained D.F. King as information agent in connection with the offer and the merger. The information agent may contact holders of shares by mail, email, telephone, facsimile and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer and the merger to beneficial owners of shares. Smucker will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. Smucker agreed to indemnify the information agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

In addition, Smucker has retained Computershare as exchange agent in connection with the offer and the merger. Smucker will pay the exchange agent reasonable and customary compensation for its services in connection with the offer and the merger, will reimburse the exchange agent for its reasonable out-of-pocket expenses and will indemnify the exchange agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

Smucker will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers. Except as set forth above, neither Smucker nor the Offeror will pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Hostess Brands shares pursuant to the offer.

Accounting Treatment

In accordance with U.S. generally accepted accounting principles, Smucker will account for the acquisition of shares through the offer and the merger under the acquisition method of accounting for business combinations.

Stock Exchange Listing

Smucker common shares are listed on the NYSE under the symbol “SJM.” Smucker intends to submit a supplemental listing application to list on the NYSE the Smucker common shares that Smucker will issue in the offer and merger as part of the transaction consideration. Such listing is a condition to completion of the offer.

Resale of Smucker Common Shares

All Smucker common shares received by Hostess Brands stockholders as part of the transaction consideration in the offer and the merger will be freely tradable for purposes of the Securities Act, except for Smucker common shares received by any person who is deemed an “affiliate” of Smucker at the time of the closing of the merger. Smucker common shares held by an affiliate of Smucker may be resold or otherwise transferred without registration in compliance with the volume limitations, manner of sale requirements, notice requirements and other requirements under Rule 144 or as otherwise permitted under the Securities Act. This document does not cover resales of Smucker common shares received upon completion of the offer or the merger by any person, and no person is authorized to make any use of this document in connection with any such resale.

Exchange Agent Contact Information

The contact information for the exchange agent for the offer and the merger is:

By First Class, Registered, or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement entered into by Smucker, the Offeror and Hostess Brands, a copy of which is attached hereto as Annex A. This summary may not contain all of the information about the merger agreement that is important to Hostess Brands stockholders, and Hostess Brands stockholders are encouraged to read the merger agreement carefully in its entirety. The legal rights and obligations of the parties are governed by the specific language of the merger agreement and not this summary.

The Offer

The Offeror is offering to exchange for each outstanding share of Hostess Brands shares validly tendered and not validly withdrawn in the offer:

•	$30.00 in cash; and

•	0.03002 of a Smucker common share, together with cash in lieu of any fractional Smucker common shares;

in each case, without interest and less any applicable withholding taxes.

The Offeror’s obligation to accept for exchange Hostess Brands shares validly tendered (and not validly withdrawn) pursuant to the offer is subject to certain conditions, including the condition that, prior to the expiration of the offer, there have been validly tendered and not validly withdrawn a number of Hostess Brands shares that, together with Hostess Brands shares then owned by Smucker and the Offeror (if any), would represent at least a majority of the Hostess Brands shares issued and outstanding immediately after the consummation of the offer, as more fully described under “The Offer—Conditions to the Offer.”

Under the merger agreement, unless Hostess Brands consents otherwise or the merger agreement is terminated, the Offeror must:

•

extend the Offer for any period required by any law or rules, regulations, interpretations or positions of the SEC or its staff or Nasdaq applicable to the offer (including in order to comply with Exchange Act Rule 14e-1(b) in respect of any change in the transaction consideration), or to the extent necessary to resolve any comments of the SEC or its staff applicable to the offer and the offer documents or the Form S-4 of which this is a part; and

•

extend the offer on one or more occasions in consecutive increments of ten (10) Business Days each (or such shorter or longer period as the parties may agree), until such time as all offer conditions are satisfied or waived (it being understood that, for the avoidance of doubt, the offer may not be extended if all offer conditions have been satisfied or waived in accordance with the terms of the merger agreement), provided, that if, as of any expiration date, only the minimum tender condition is outstanding, then the Offeror shall not be required to extend the offer on more than three (3) occasions, but may elect to do so with Hostess Brands’ prior written consent); provided, however, that, the Offeror shall not be required to, and without the prior written consent of Hostess Brands shall not, extend the Offer beyond the earlier of the end date (as defined below) and the termination of the merger agreement in accordance with its terms.

In addition, notwithstanding the satisfaction of the minimum tender condition and the satisfaction, or waiver by Offeror, of the other offer conditions, if Hostess Brands has provided to Smucker a notice of its intention to terminate the merger agreement to pursue a superior proposal or otherwise change its recommendation in accordance with the merger agreement (as further described under “—No Solicitation of Other Offers by Hostess Brands” below) and requests that Offeror extend the offer, the Offeror must extend the offer as is necessary to ensure the offer does not expire until two (2) business days after the end of the applicable notice period, as further described under “—No Solicitation of Other Offers by Hostess Brands” below, or for such shorter period as may be agreed in writing by Hostess Brands and the Offeror; provided, however, that, the Offeror shall not be required to extend the offer beyond the earlier of the end date (as defined below) and the termination of the merger agreement in accordance with its terms.

No extension will impair, limit or otherwise restrict in any manner the right of the parties to terminate the merger agreement pursuant to its terms.

The Offeror may not terminate the offer prior to the expiration date (as it may be extended and re-extended in accordance with the merger agreement), except if the merger agreement is validly terminated in accordance with its terms, in which case the Offeror will (and Smucker shall cause the Offeror to) promptly (and in any event within two (2) business days of such termination) irrevocably and unconditionally terminate the offer and shall not acquire any Hostess Brands shares. Among other circumstances, the merger agreement may be terminated by either Smucker or Hostess Brands if the offer shall have terminated or expired in accordance with its terms (subject to the rights and obligations of Smucker or the Offeror to extend the offer pursuant to the merger agreement) without the Offeror having accepted for payment any Hostess Brands shares pursuant to the offer, or if the acceptance for exchange of Hostess Brands shares tendered in the offer has not occurred on or before September 10, 2024 (subject to the six-month extension in certain circumstances described under “—Termination of the Merger Agreement”), which we refer to as the “outside date.” See “—Termination of the Merger Agreement.”

The Merger

At the effective time, the Offeror will be merged with and into Hostess Brands, with Hostess Brands continuing as the surviving corporation in the merger, and the former Hostess Brands stockholders will not have any direct equity ownership interest in the surviving corporation, which will be a wholly owned subsidiary of Smucker.

Completion and Effectiveness of the Merger

Under the merger agreement, the closing of the merger must occur as soon as practicable following (but in any event on the same day as) the acceptance of tendered Hostess Brands shares in the offer and the satisfaction of the other condition to the merger, unless the parties agree otherwise in writing (see “The Offer—Conditions to the Merger”). The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware unless a later date is specified therein.

Transaction Consideration Payable Pursuant to the Merger

In the merger, except as provided below, each outstanding Hostess Brands share that was not acquired by the Offeror in the offer will be converted into the right to receive the transaction consideration—that is, $30.00 in cash and 0.03002 of a Smucker common share (together with cash in lieu of any fractional Smucker common shares), in each case, without interest and less any applicable withholding taxes.

In the merger, Hostess Brands shares that immediately prior to the effective time are owned in treasury by Hostess Brands, owned by Smucker or the Offeror, or are the subject of and irrevocably accepted for purchase in the offer, will automatically be cancelled and shall cease to exist, without any consideration being delivered. In the merger, Hostess Brands shares that are owned immediately prior to the effective time by any subsidiary of Smucker (other than the Offeror) or of Hostess Brands will be converted into such number of shares of common stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the effective time as such subsidiary owned in Hostess Brands immediately prior to the effective time. In addition, as described below, Hostess Brands shares that are held by holders who have not tendered Hostess Brands shares in the offer and are properly exercising appraisal rights will not be converted into the right to receive the transaction consideration described above.

Fractional Shares

Smucker will not issue fractional Smucker common shares in the offer or the merger. Instead, each holder of Hostess Brands shares who otherwise would be entitled to receive fractional Smucker common shares will be entitled to an amount of cash (without interest) equal to such fractional part of a share of Smucker common shares multiplied by the volume weighted average closing sale price of one share of Smucker common shares as reported on the NYSE for the 10 consecutive trading days ending at the close of trading on the third trading day immediately preceding the closing date, as calculated by Bloomberg Financial LP under the function “VWAP,” rounded to the nearest cent.

Dissenters’ Rights

No appraisal rights are available to the holders of Hostess Brands shares in connection with the offer. However, if the merger is consummated, the holders of Hostess Brands shares issued and outstanding immediately prior to the effective time who (a) did not tender Hostess Brands shares in the offer and (b) has properly exercised and perfected and not lost or properly withdrawn a demand for appraisal rights under, and has otherwise complied with, Section 262 of the DGCL with respect to such shares, will not be entitled to receive the transaction consideration and will be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL. Such appraisal rights shall be described more fully in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document. Such shares shall not be converted into the right to receive transaction consideration, including any dividends or distributions on Smucker common shares. At the effective time, such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist. If any holder of such shares shall have failed to prefect or shall have effectively withdrawn or lost his, her or its right to appraisal under the DGCL (whether occurring before, at or after the effective time) with respect to such shares, such shares shall be deemed to have been converted as of the effective time into the right to receive transaction consideration.

The “fair value” of any Hostess Brands shares could be based upon considerations other than, or in addition to, the price paid in the offer and the market value of such shares. Hostess Brands stockholders should recognize that the value so determined could be higher or lower than, or the same as, the consideration payable in the offer and the merger. Moreover, Smucker and Hostess Brands may argue in an appraisal proceeding that, for purposes of such proceeding, the fair value of such shares is less than such amount.

Under Section 262 of the DGCL, where a merger is approved under Section 251(h) of the DGCL, either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and will include in such notice a copy of Section 262 of the DGCL.

The Schedule 14D-9 will constitute the formal notice of appraisal rights under Section 262 of the DGCL.

As will be described more fully in the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document, if a Hostess Brands stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such Hostess Brands stockholder must do all of the following:

•

within the later of the consummation of the offer and 20 days after the mailing of the Schedule 14D-9, deliver to Hostess Brands a written demand for appraisal of shares held, which demand must reasonably inform Hostess Brands of the identity of the Hostess Brands stockholder and that the Hostess Brands stockholder is demanding appraisal;

•	not tender Hostess Brands shares in the offer (or otherwise waive such stockholder’s right to appraisal); and

•	continuously hold of record the shares from the date on which the written demand for appraisal is made through the effective time of the merger.

In addition, with respect to the holders of Hostess Brands Class A common stock, at least one of the ownership thresholds must be met.

This does not purport to be a complete statement of the procedures to be followed by Hostess Brands stockholders desiring to exercise any appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict and timely adherence to the applicable provisions of Delaware law. A copy of Section 262 of the DGCL will be included as Annex B to the Schedule 14D-9, which has been filed with the SEC and is being mailed to you and other stockholders of Hostess Brands together with this document.

Exchange of Shares; Delivery of Cash and Smucker Common Shares

Smucker has appointed Computershare as the depositary and exchange agent for the offer and the merger to handle the exchange of Hostess Brands shares for the transaction consideration in the offer and the merger.

Upon the terms and subject to the satisfaction or waiver of the conditions to the offer (including, if the offer is extended or amended in accordance with the merger agreement, the terms and conditions of any such extension or amendment), the Offeror will accept for exchange, and will exchange, Hostess Brands shares validly tendered and not validly withdrawn in the offer, promptly after the expiration of the offer. In all cases, a Hostess Brands stockholder will receive consideration for Hostess Brands shares tendered in the offer only after timely receipt by the exchange agent of either a confirmation of a book-entry transfer of such shares (as described in “The Offer—Procedure for Tendering”) or a properly completed and duly executed letter of transmittal, in each case, together with any other required documents.

For purposes of the offer, the Offeror will be deemed to have accepted for exchange Hostess Brands shares validly tendered and not validly withdrawn if and when it notifies the exchange agent of its acceptance of those Hostess Brands shares pursuant to the offer. The exchange agent will deliver to the applicable Hostess Brands stockholders the cash portion of the transaction consideration, any Smucker common shares and cash in lieu of fractional shares issuable in exchange for Hostess Brands shares validly tendered and accepted pursuant to the offer promptly after receipt of such notice. The exchange agent will act as the agent for tendering Hostess Brands stockholders for the purpose of receiving the transaction consideration from the Offeror and transmitting such cash, Smucker common shares and cash in lieu of fractional shares to the tendering Hostess Brands stockholders. Hostess Brands stockholders will not receive any interest on any cash that the Offeror pays in the offer, including as paid in lieu of fractional shares, even if there is a delay in making the exchange.

If the Offeror does not accept any tendered Hostess Brands shares for exchange pursuant to the terms and conditions to the offer for any reason, the Hostess Brands shares to be returned will be credited to an account maintained with DTC or otherwise credited to the tendering stockholder as soon as practicable following expiration or termination of the offer.

Conditions to the Merger

If the offer is completed, the respective obligations of each party to effect the merger are subject to the satisfaction or waiver of the following two conditions:

•	Consummation of the Offer—The Offeror has “consummated” (as defined in Section 251(h) of the DGCL) the offer; and

•

No Legal Prohibition—No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable law or order which is then in effect and prevents, makes illegal or prohibits the consummation of the merger.

Representations and Warranties

The merger agreement contains customary representations and warranties of the parties. These include representations and warranties of Hostess Brands with respect to:

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	corporate authority;

•	due execution, delivery and enforceability of the merger agreement;

•	required consents and approvals;

•	no violations;

•	SEC filings;

•	financial statements;

•	internal controls and procedures;

•	the absence of undisclosed liabilities;

•	absence of certain changes or events;

•	compliance with applicable laws;

•	permits;

•	employee benefits matters;

•	labor matters;

•	tax matters;

•	investigations and litigation;

•	intellectual property;

•	data privacy and cybersecurity;

•	real property and assets;

•	contracts;

•	environmental matters;

•	material customers, suppliers and resellers;

•	product safety, food law matters;

•	insurance;

•	information supplied for SEC filings;

•	opinion of financial advisor to Hostess Brands;

•	anti-takeover provisions;

•	anti-corruption laws and international trade compliance;

•	antitrust;

•	interested party transactions; and

•	brokers’ fees and expenses.

The merger agreement also contains customary representations and warranties of Smucker and the Offeror, including among other things:

•	organization and qualification;

•	subsidiaries;

•	capitalization;

•	corporate authority;

•	due execution, delivery and enforceability of the merger agreement;

•	required consents and approvals;

•	no violations;

•	SEC filings;

•	financial statements;

•	the absence of undisclosed liabilities;

•	absence of changes or events;

•	financial ability to perform;

•	investigations and litigation;

•	availability of sufficient funds;

•	valid issuance of Smucker common shares in the offer and the merger;

•	broker’s fees and expenses;

•	management agreements;

•	ownership of Hostess Brands shares; and

•	antitrust.

The representations and warranties contained in the merger agreement are generally qualified by “material adverse effect,” as defined in the merger agreement and described below. The representations and warranties contained in the merger agreement will expire at the effective time of the merger. The representations, warranties and covenants made by Hostess Brands in the merger agreement are qualified by information contained in the confidential disclosure schedules delivered to Smucker in connection with the execution of the merger agreement and by filings that Hostess Brands has made with the SEC prior to the date of the merger agreement. The representations, warranties and covenants made by Smucker and the Offeror in the merger agreement are qualified by information contained in the confidential disclosure schedules delivered to Hostess Brands in connection with the execution of the merger agreement and by filings that Smucker has made with the SEC prior to the date of the merger agreement. Stockholders are not third-party beneficiaries of these representations, warranties and covenants under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hostess Brands or any of its affiliates or of Smucker or any of its affiliates.

Material Adverse Effect

A “material adverse effect” with respect to Hostess Brands means any fact, circumstance, occurrence, effect, change, event or development (each, an “Effect”) that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of Hostess Brands and its subsidiaries, taken as a whole or (b) the ability of Hostess Brands to timely perform its obligations under the merger agreement or to consummate the transactions contemplated thereby, except that, solely with respect to the preceding clause (a), none of the following, and no Effect to the extent arising from the following shall be taken into account in determining whether a material adverse effect has occurred with respect to Hostess Brands:

(a)	conditions affecting the United States economy, or any other national or regional economy or the global economy generally;

(b)

political conditions in the United States or any other country or region in the world, acts of war, terrorism or epidemics, pandemics (including COVID-19) or natural disasters (including any escalation or general worsening of any of the foregoing) in the United States or any other country or region of the world;

(c)

changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index);

(d)	changes required by GAAP or other accounting standards (or interpretation or enforcement thereof);

(e)	changes in any laws or orders issued by any governmental entity (or interpretation or enforcement thereof);

(f)	changes generally affecting the industries in which Hostess Brands operates;

(g)

any failure by Hostess Brands to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the Hostess Brands common stock, as well as any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to Hostess Brands (provided that the underlying causes of any such failure or decline may be considered in determining whether a material adverse effect has occurred to the extent not otherwise excluded by another exception herein);

(h)	the public announcement (including as to the identity of the parties hereto) or pendency of the merger or any of the other transactions contemplated thereby;

(i)	transaction litigation or any suit, action or other proceeding relating to dissenting holders of Hostess Brands common stock;

(j)	the availability or cost of equity, debt or other financing to Smucker, the Offeror or Hostess Brands; and

(k)

any action required to be taken or omitted by Hostess Brands pursuant to the merger agreement (other than any action or failure to take any action pursuant to the requirements of the merger agreement for conduct of the Hostess Brands business prior to the effective time).

provided that with respect to the exceptions in clauses (a), (b), (c), (d), (e) and (f), and any Effect arising therefrom may be taken into account in determining whether a material adverse effect has occurred to the extent disproportionately affecting Hostess Brands taken as a whole, relative to other companies in the industries in which Hostess Brands operates.

A “material adverse effect” with respect to Smucker or the Offeror means any Effect that, individually or in the aggregate with all other Effects that have occurred prior to the date of determination, has had or would reasonably be expected to have a material adverse effect on the ability of Smucker or the Offeror to timely perform its obligations under the merger agreement or to consummate the transactions contemplated thereby.

No Solicitation of Other Offers by Hostess Brands

Under the terms of the merger agreement, subject to certain exceptions described below, Hostess Brands has agreed that, from the date of the merger agreement until the earlier of the effective time or the date (if any) the merger agreement is terminated, Hostess Brands will not and will cause its controlled affiliates not to, and Hostess Brands will cause its and their respective directors, officers, employees and other representatives not to, directly or indirectly:

(a)

solicit, initiate, knowingly encourage or knowingly facilitate the submission of any alternative proposal (as defined below) or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an alternative proposal;

(b)

furnish information, or afford access to the business, employees, officers, contracts, properties, assets, books and records or other aspects of Hostess Brands, to any person in connection with, or that would reasonably be expected to result in an alternative proposal;

(c)

enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to an alternative proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an alternative proposal;

(d)	approve, agree to, accept, endorse, adopt, recommend or submit or agree to submit to a vote of its shareholders any alternative proposal, or propose publicly to do any of the foregoing;

(e)	fail to make, or withdraw, qualify, modify or amend the company recommendation (or recommend an alternative proposal);

(f)	take any action to exempt any person from Article X of the Hostess Brands charter, the provisions of Section 203 of the DGCL or any other applicable state takeover statute;

(g)	make any public statement, filing or release inconsistent with the company recommendation;

(h)

fail to publicly reaffirm the company recommendation within three (3) business days after Smucker so requests in writing (provided, that Smucker may make such a request no more than three (3) times in the aggregate, and no more than one time in any ten-day period);

(i)

fail to recommend, in a “Solicitation/Recommendation Statement” on Schedule 14D-9, against any alternative proposal subject to Regulation 14D under the securities and exchange act within ten (10) days after the commencement of such alternative proposal; or

(j)	commit or agree to do any of the foregoing.

We refer to the actions set forth in clauses (d), (e), (f), (g), (h), (i) and (j) above as a “adverse recommendation change.”

In addition, under the merger agreement, Hostess Brands has agreed to:

•

immediately cease any existing solicitations, discussions or negotiations with, and the provision of any nonpublic information to, any persons that may be ongoing with respect to any alternative proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an alternative proposal;

•

(a) as promptly as reasonably practicable (and in any event within two (2) business days) following the date of the merger agreement, request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information previously furnished to any person (other than Smucker) that has, within the one (1)-year period prior to the date of the merger agreement, entered into a confidentiality agreement with Hostess Brands that would reasonably be expected to result in an alternative proposal, and (b) enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any such person (provided that the Hostess Brands board shall be permitted to grant waivers of, and not to enforce, any standstill provision to the extent necessary to permit the counterparty thereto to make an alternative proposal directly to the Hostess Brands board in accordance with the terms of the merger agreement);

Notwithstanding the prohibitions described above, if Hostess Brands receives, prior to the acceptance time (as defined below), a bona fide unsolicited written alternative proposal that did not result from a breach of the merger agreement, Hostess Brands may, prior to (but not after) the acceptance time, furnish information to such person and enter into or otherwise participate in any discussions or negotiations with such person regarding such alternative proposal, as long as:

•

the Hostess Brands board determines in good faith, after consulting with Hostess Brands’ outside legal counsel and financial advisors, that such proposal constitutes, or would reasonably be expected to lead to, a superior proposal (as defined in the merger agreement);

•

the Hostess Brands board determines in good faith, after consulting with Hostess Brands’ outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law; and

•

prior to providing any such non-public information, (a) the person making the alternative proposal enters into a confidentiality agreement after the date of the merger agreement that contains confidentiality, use and standstill provisions that are no less restrictive of, and no more favorable to, the third party or group that is party to such agreement (provided that the confidentiality agreement is not required to include a standstill provision that would prohibit the making or amendment of any alternative proposal) and that does not prohibit compliance by Hostess Brands with its disclosure obligations under the merger agreement), and (b) Hostess Brands also provides Smucker, prior to or substantially concurrently (and in any event within twenty-four (24) hours) with the time such information is provided or made available to such person, any non-public information furnished to such other person that was not previously furnished to Smucker.

Under the merger agreement, Hostess Brands is obligated to notify Smucker reasonably promptly (and in any event within 48 hours) of Hostess Brands’ receipt of any alternative proposal. The notice must include the terms and conditions of such alternative proposal (including, in each case, the identity of the person making any such alternative proposal), and Hostess Brands shall as reasonably promptly as practicable provide to Smucker (a) a complete and unredacted copy of such alternative proposal and all related transaction documentation (including drafts), if in writing or, in lieu thereof, (b) a written summary of the material terms of such alternative proposal. In addition, Hostess Brands shall keep Smucker reasonably informed in all material respects on a reasonably current basis of the status and terms and conditions (including amendments or proposed material amendments to) of such alternative proposal and none of Hostess Brands or any of its representatives will, after the date of the merger agreement, enter into any agreement that would prohibit them from providing such information to Smucker.

The “acceptance time” for purposes of the merger agreement is the time that the Offeror irrevocably accepts for payment all Hostess Brands shares that are validly tendered and not validly withdrawn pursuant to the offer promptly after the expiration of the offer (as it may be extended pursuant to the terms of the merger agreement).

An “alternative proposal” for purposes of the merger agreement means any bona fide proposal or offer (whether or not in writing) with respect to:

•

merger, consolidation, share exchange, other business combination or similar transaction involving Hostess Brands and a third party (including any “group” as defined pursuant to Section 13(d) of the Exchange Act);

•

sale, contribution or other disposition, directly or indirectly of any business or assets of Hostess Brands representing 20% or more of the consolidated revenues, net income or assets of Hostess Brands taken as a whole;

•

issuance, sale or other disposition, directly or indirectly, to any person (or the shareholders of any person) or “group” of persons (as defined in Section 13(d)(3) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting or equity securities of Hostess Brands;

•

transaction in which any person (or the shareholders of any person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any “group” which beneficially owns or has the right to acquire beneficial ownership of, securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting or equity securities of Hostess Brands;

•

any liquidation, dissolution, recapitalization, extraordinary corporate dividend or other significant corporate restructuring of Hostess Brands or any of its subsidiaries, the business of which constitutes 20% or more of the consolidated revenues, net income or assets of Hostess Brands;

•

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Hostess Brands (or any of its subsidiaries whose business accounts for more than 20% of the consolidated revenues, net income or assets of Hostess Brands, taken as a whole) in which the stockholders of Hostess Brands prior to such transaction will not own at least 80%, directly or indirectly, of the surviving company; or

•	any combination of the foregoing.

A “superior proposal” for purposes of the merger agreement means any bona fide written proposal or offer with respect to an alternative proposal (with all percentages in the definition of alternative proposal increased to 50.1%) made by a person or “group”, on terms which the Hostess Brands board determines in its good faith (after consultation with its financial and outside legal advisors) to be more favorable to the holders of Hostess Brands shares (solely in their capacity as such) from a financial point of view than the merger and the offer, taking into account all the terms and conditions of such proposal and the merger agreement and taking into account all other financial, legal, regulatory and other aspects of such alternative proposal (including the conditionality, and the timing and likelihood of consummation of such proposal).

Change of Recommendation; Match Rights

The merger agreement requires the Hostess Brands board to recommend that Hostess Brands stockholders accept the offer and tender their Hostess Brands shares into the offer. Notwithstanding the foregoing, prior to the acceptance time:

•

if (a) Hostess Brands receives a bona fide unsolicited written alternative proposal (which alternative proposal did not result from a breach of the applicable section of the merger agreement) that the Hostess Brands board determines in good faith, after consultation with outside counsel and its financial advisors, constitutes a superior proposal, and (b) the Hostess Brands board determines in good faith, after consultation with outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law, then the Hostess Brands board may make an adverse recommendation change or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal; and

•

if (a) in response to material events, changes or developments in circumstances, unrelated to an alternative proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an alternative proposal, that were not known by, nor reasonably foreseeable to, the Hostess Brands board as of the date of the merger agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the Hostess Brands board as of the date of the merger agreement); provided, that, for the avoidance of doubt, (x) the fact in and of itself that Hostess Brands or Smucker meets or exceeds projections, forecasts or estimates and (y) changes in and of themselves in the price of the Hostess Brands shares or Smucker common shares or the trading volume thereof shall, in each case, be considered known and reasonably foreseeable occurrences and (b) the Hostess Brands board has determined in good faith, after consultation with outside legal counsel and its financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law, then the Hostess Brands board may make an adverse recommendation change.

Prior to making a change of recommendation for any reason set forth above, Hostess Brands must first provide prior written notice (a “company notice”) to Smucker, at least four (4) business days in advance, of the intention of Hostess Brands to make an adverse recommendation change or take any related steps under the merger agreement, which company notice shall, if applicable, specify the reasons for the proposed adverse recommendation change and, if applicable, the terms and conditions of any superior proposal (including the identity of the person making such superior proposal) and, if applicable, provide complete and unredacted copies of all related transaction documentation (subject to customary redactions of any debt financing documents) (it being agreed that the provision of such company notice shall not constitute an adverse recommendation change). Hostess Brands must also, prior to making an adverse recommendation change and/or terminating the merger agreement to enter into a definitive agreement with respect to a superior proposal, negotiate with Smucker in good faith (to the extent that Smucker desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that, (x) such alternative proposal ceases to constitute a superior proposal and (y) the Hostess Brands board can determine in good faith, after consultation with outside counsel, that the failure to make an adverse recommendation change would not reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law. In the event of any material revisions to an alternative proposal constituting a superior proposal, Hostess Brands is required to deliver a new company notice to Smucker and to comply with the requirements the merger agreement with respect to such new company notice, except that references to the four (4) business day period above shall be deemed to be references to a two (2) business day period.

Nothing in the merger agreement prohibits Hostess Brands or the Hostess Brands board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with respect to an alternative proposal or from making any disclosure to Hostess Brands’ stockholders if, in the good faith judgment of the Hostess Brands board, failure to make such disclosure would reasonably be expected to be inconsistent with the Hostess Brands board’s exercise of its fiduciary duties under applicable law, provided that the foregoing shall not permit Hostess Brands or the Hostess Brands board to make an adverse recommendation change except as expressly set forth above.

Conduct of Business Before Completion of the Merger

Restrictions on Hostess Brands’ Operations

The merger agreement provides for certain restrictions on Hostess Brands’ and its subsidiaries’ activities until the earlier of the effective time of the merger or the date (if any) the merger agreement is terminated. In general, except as specifically permitted or required by the merger agreement, as required by applicable law or as consented to in writing by Smucker (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement, Hostess Brands and each of its subsidiaries is required to conduct its business in the ordinary course of business in all material respects consistent with past practice and preserve intact in all material respects its current business organization, assets and technology, and maintain in all material respects its relations and goodwill with material customers, resellers, suppliers, landlords, and other persons having material business relationships with Hostess Brands. In addition, except as specifically permitted or required by the merger agreement, as required by applicable law or as consented to in writing by Smucker (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement, Hostess Brands must not and must not permit any of its subsidiaries to, directly or indirectly:

•

declare, set aside or pay any dividends (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other equity interests or voting securities, other than dividends paid by any direct or indirect wholly owned subsidiary of Hostess Brands to Hostess Brands or to any other direct or indirect wholly owned subsidiary;

•

split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

•

repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Hostess Brands or any of its subsidiaries or any securities of Hostess Brands or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Hostess Brands or any of its subsidiaries, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Hostess Brands common stock or other equity securities of Hostess Brands in connection with (a) the payment of the exercise price of Hostess Brands stock options with Hostess Brands common stock (including in connection with “net exercises”), (b) required tax withholding in connection with the exercise, vesting and settlement of Hostess Brands options and other awards pursuant to the Hostess Brands stock plan, (c) acquisition of Hostess Brands common stock in connection with the forfeitures or expiration of Hostess Brands options, or (d) transactions solely between or among Hostess Brands and the wholly owned subsidiaries of Hostess Brands or between or among wholly owned subsidiaries of Hostess Brands;

•

issue, deliver, sell, grant, pledge or otherwise subject to any lien (other than liens imposed by applicable securities laws): (a) any shares of capital stock or other equity interests or voting securities of Hostess Brands or any of its subsidiaries other than (i) the issuance of Hostess Brands common stock (x) upon the due exercise, vesting or settlement of the Hostess Brands options issued pursuant to the Hostess Brands stock plans, in each case outstanding at the close of business on the date of the merger agreement and in accordance with their terms in effect at such time or (y) prior to or in connection with the final offering, pursuant to the Hostess Brands ESPP, (ii) transactions solely between or among Hostess Brands and its wholly owned subsidiaries or between or among wholly owned subsidiaries of Hostess Brands, or (iii) the grant of any liens to secure obligations Hostess Brands or any of its subsidiaries in respect of any indebtedness permitted under clause (g) below; (b) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Hostess Brands or its subsidiaries; (c) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, Hostess Brands or its subsidiaries; (d) any Hostess Brands options or other rights issued by Hostess Brands or its subsidiaries that are linked in any way to the price of any class of Hostess Brands common stock or any shares of capital stock of any Hostess Brands subsidiary, the value of Hostess Brands or its subsidiaries (or any part hereof) or any dividends or other distributions declared or paid on any shares of capital stock of the Hostess Brands or any of its subsidiaries; or (e) any debt of Hostess Brands that is convertible into voting equity;

•

(a) amend the Hostess Brands charter or the Hostess Brands bylaws; (b) amend in any material respect the charter or organizational documents of any subsidiaries of Hostess Brands, (c) otherwise take any action to exempt any person from any provision of the Hostess Brands charter or the Hostess Brands bylaws, or (d) amend any term of any securities in Hostess Brands or any of its subsidiaries, except, in the case of the foregoing clauses (a) and (b), as may be required by law or the rules and regulations of Nasdaq;

•	create any subsidiary of Hostess Brands that is not, directly or indirectly, wholly owned by Hostess Brands;

•	make or adopt any material change in its financial accounting methods, principles or practices, except as may be required by a change in GAAP (or any official interpretation thereof) or law;

•	directly or indirectly acquire or agree to acquire in any transaction, any equity interest in, or any material portion of the business or assets of, any person or division thereof;

•	sell, lease (as lessor), license, mortgage, assign to a third party, abandon, sell and leaseback or otherwise subject to any lien (other than permitted liens), or otherwise dispose of any material properties or assets (whether material individually or in the aggregate) or any material interests therein other than: (a) pursuant to contracts in existence on the date of the merger agreement that have been disclosed or made available to parent; or (b) with respect to transactions between Hostess Brands, on the one hand, and any wholly owned subsidiary of Hostess Brands, on the other hand, or between wholly owned subsidiaries of Hostess Brands;

•

incur any indebtedness, except for (a) the incurrence of certain types of indebtedness not to exceed $5,000,000 individually and $10,000,000 in the aggregate, (b) certain types of indebtedness in replacement of indebtedness for borrowed money of Hostess Brands outstanding as of the date hereof and with a scheduled maturity of one year or less after the date of such replacement, in the same or a lesser principal amount (other than customary fees, costs, expenses and issuance discount arising in connection with such replacement) and on terms (other than margin and yield so long as on reasonable and customary terms) that are not materially less favorable to Hostess Brands in the aggregate than the indebtedness of Hostess Brands being replaced; or (c) indebtedness solely between or among Hostess Brands and its wholly owned subsidiaries or between or among wholly owned subsidiaries of Hostess Brands;

•

except as required by the express terms of any employee benefit plan or collective bargaining agreement, in each case as in effect on the date hereof (a) establish, adopt, amend or terminate any employee benefit plan or collective bargaining agreement, other than (x) any such amendments to existing employee benefit plans that do not materially increase the annual cost to Hostess Brands of maintaining such employee benefit plan or (y) any new individual agreement or arrangement that would be an employee benefit plan that provides de minimis benefits; provided that no such amendment shall include or increase any severance payments; (b) increase in any manner the compensation (including severance, change in control and retention compensation) of any current or former employees of Hostess Brands (including by designating any employee as a “Level 1 Eligible Employee” or a “Level 2 Eligible Employee”, each as defined in and pursuant to the terms of the Hostess Brands severance plan); (c) pay or award, commit to pay or award, or increase the amount of any bonuses or incentive compensation (whether cash, equity or equity-based), including any transaction-related bonuses or severance or retention payments; or (d) take any action to amend or waive any performance or vesting criteria or accelerate the time of vesting, payment, lapsing of restrictions or funding of any award under any employee benefit plan or otherwise;

•

(a) hire any employee or engage any contractor other than any employee hires or contractor engagement in the ordinary course of business consistent with Hostess Brands’ past practice for positions below the level of vice president and/or whose targeted annual base salary is less than $300,000 with respect to employee hires; (b) promote any existing employee of Hostess Brands whose targeted annual base salary is greater than or equal to $300,000; or (c) terminate the employment of any such employee set forth in the preceding subsection (b) other than for cause as determined in the sole discretion of Hostess Brands;

•

settle or compromise any legal proceeding, or release, dismiss or otherwise dispose of any claim (including against any third party), liability, obligation or arbitration, other than settlements or compromises that involve the payment of monetary damages by Hostess Brands in an amount not in excess of $2,000,000 individually or $5,000,000 in the aggregate and that do not involve any material injunctive or other material non-monetary relief or impose material restrictions on the business, assets or operations of Hostess Brands and its subsidiaries;

•

encumber, sell, transfer, convey title (in whole or in part), license or otherwise dispose of any Hostess Brands intellectual property, other than (a) non-exclusive licenses granted to service providers solely for the purposes of providing services to Hostess Brands and (b) encumbrances of Hostess Brands intellectual property (other than material Hostess Brands intellectual property), in each case of (a) and (b), in the ordinary course of business consistent with past practice;

•

cancel, compromise, assign, waive or release any material right or claim under Hostess Brands intellectual property, any real estate lease or any material contract (or any contract that would constitute a material contract if in effect as of the date of the merger agreement), or take any action or fail to take any action, if such action or failure to take such action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any material Hostess Brands intellectual property;

•

modify in any material respect any policies of Hostess Brands relating to privacy, data protection, and the processing of personal data, in each case, posted or otherwise made public, in a manner that would materially restrict the ability of Smucker or its affiliates or Hostess Brands or to process personal data currently processed by Hostess Brands, unless required otherwise by privacy laws;

•

make (other than in the ordinary course), change or revoke any material election with respect to taxes or tax matters, file any material amended tax return, change any material accounting method or accounting period for taxes, settle or compromise any material tax liability or material legal proceeding with a taxing authority, enter into any closing agreement with respect to any material tax, surrender any right to claim a material tax refund, or apply for or request any tax ruling;

•

incur any capital expenditures in excess of (a) with respect to calendar year 2023, the existing budget of Hostess Brands for capital expenditures as approved by the Hostess Brands board and made available to Smucker or (b) with respect to calendar year 2024, $78,100,000.00;

•

materially amend, modify, renew or terminate, any real estate lease or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, to the extent such real estate lease or new lease, sublease, license or other agreement would have annual rental obligations in excess of $1,000,000;

•	enter into a new category of product line or abandon or discontinue any material existing category of product line;

•

other than in the ordinary course of business consistent with past practice, enter into, amend, accelerate, cancel, fail to exercise an expiring renewal option, grant a material waiver under or modify in any material respect, terminate or transfer to any person other than a subsidiary of Hostess Brands any material contract or any contract that would constitute a material contract if in effect as of the date of the merger agreement;

•

except as provided under the merger agreement, adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or file a petition in bankruptcy under any provisions of applicable bankruptcy law on its behalf, or consent to the filing of any bankruptcy petition against it under any similar applicable law;

•

make or forgive any loan to, or make any capital contributions to or investments in, any other person (other than (a) the advancement of expenses to its employees in connection with the performance of their duties in the ordinary course of business consistent with past practice, (b) to any wholly owned subsidiary in the ordinary course of business consistent with past practice, and (c) advances to directors and officers required to be made pursuant to any indemnification or advancement obligations in the Hostess Brands charter, the Hostess Brands bylaws, the governing documents of any Hostess, or any employment agreement or indemnification agreement to which Hostess Brands or any subsidiary of Hostess Brands is party (in each case, a true and complete copy of which has been made available to Smucker prior to the date of the merger agreement));

•

amend, terminate or allow to lapse (without renewal of a similar permit) any material permits of Hostess Brands in a manner that materially and adversely impacts the ability of Hostess Brands to conduct its business;

•	amend any engagement letter between Hostess Brands and any financial advisor described, or enter into a new engagement letter with any such financial advisor; or

•	authorized, resolve, or enter into any binding commitment to take any of the foregoing actions.

Restrictions on Smucker’s Operations

The merger agreement provides for certain restrictions on Smucker’s and its subsidiaries’ activities until the earlier of the effective time of the merger or the date (if any) the merger agreement is terminated. In general, except as specifically permitted or required by the merger agreement, as required by applicable law or as consented to in writing by Hostess Brands (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement, Smucker and each of its subsidiaries is required to conduct its business in the ordinary course of business in all material respects consistent with past practice and preserve intact in all material respects its current business organization, assets and technology, and maintains in all material respects its relations and goodwill with material customers, resellers, suppliers, landlords, and other persons having material business relationships with Smucker. In addition, except as specifically permitted or required by the merger agreement, as required by applicable law or as consented to in writing by Hostess Brands (which may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the merger agreement, Smucker must not and must not permit any of its subsidiaries to, directly or indirectly:

•

declare, set aside or pay any dividends (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other equity interests or voting securities, other than (a) dividends paid by any direct or indirect wholly owned subsidiary of Smucker to Smucker or to any other direct or indirect wholly owned Smucker subsidiary, (b) in connection with transactions that would require an adjustment to the transaction consideration and the merger consideration and for which the proper adjustment is made, or (c) regular quarterly cash dividends declared in the ordinary course of business;

•

split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than (a) transactions involving only wholly owned subsidiary of Smucker or (b) in connection with transactions that would require an adjustment to the transaction consideration and the merger consideration and for which the proper adjustment is made;

•

issue, deliver, sell or grant: (a) any shares of capital stock or other equity interests or voting securities of Smucker or its subsidiaries other than (i) the issuance of Smucker common shares upon the due exercise, vesting or settlement of awards issued pursuant to the benefit plans of Smucker, or (ii) transactions solely between or among Smucker and the wholly owned subsidiaries of Smucker or between or among wholly owned subsidiaries of Smucker; (b) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Smucker or any subsidiary of Smucker; (c) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, Smucker or any subsidiary of Smucker; (d) any awards issued under benefit plans of Smucker or other rights issued by Smucker or its subsidiaries that are linked in any way to the price of any class of capital stock of Smucker or any shares of capital stock of any subsidiary of Smucker, the value of Smucker, any subsidiary of Smucker or any part of Smucker or any subsidiary of Smucker or any dividends or other distributions declared or paid on any shares of capital stock of Smucker or any subsidiary of Smucker, other than the issuance of awards pursuant to benefit plans of Smucker in the ordinary course; or (e) any debt of Smucker convertible into voting securities;

•

amend the government documents of Smucker in a manner that would be materially and disproportionately adverse to the holders of Hostess Brands common stock relative to the treatment of existing holders of Smucker common shares or delay in any material respect the consummation of the transactions contemplated by the merger agreement, including the issuance of Smucker common shares, except as may be required by law or the rules and regulations of the NYSE;

•	with respect to Smucker, adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

•	authorize, resolve, or enter into any binding commitment to take any of the foregoing actions.

Access

The merger agreement provides that during the period prior to the earlier of the effective time of the merger or the date (if any) the merger agreement is terminated, to the extent permitted by applicable law, Hostess Brands and its subsidiaries will give Smucker and its representatives reasonable access during normal business hours, upon reasonable advance notice, to Hostess Brands’ and its subsidiaries’ respective facilities, officers, properties, employees, books and records and other assets, and will furnish reasonably promptly to Smucker and its representatives all other information concerning Hostess Brands’ and its subsidiaries’ respective business, properties, operations, assets, liabilities and personnel as Smucker or its representatives reasonably request. However, Hostess Brands is not required to disclose information to the extent it determines, after consultation with counsel, that such disclosure would (i) result in the loss of any attorney-client privilege, provided that Hostess Brands will use commercially reasonable efforts to make alternative arrangements for disclosure that does not result in a loss of attorney-client privilege, or (ii) violate any law (provided that Hostess Brands will use commercially reasonable efforts to make alternative arrangements for disclosure in a manner that does not violate law). Hostess Brands is also not required to disclose information prepared by the financial accounting or legal advisors of Hostess Brands or its board.

Financing Cooperation

Under the merger agreement, prior to the effective time of the merger, Hostess Brands and its subsidiaries will, and will use their reasonable best efforts to cause their representatives to, provide all cooperation that is reasonably requested by Smucker or the Offeror in connection with any financing obtained by Smucker or the Offeror for the purpose of financing the transactions contemplated by the merger agreement or any transaction undertaken in connection therewith. However, no such cooperation will be required to the extent it would (a) unreasonably disrupt or interfere with the conduct of Hostess Brands’ business, (b) require Hostess Brands or its subsidiaries to (i) incur any fees, costs, or expenses in connection with the financing prior to the acceptance time for which it is not promptly reimbursed or simultaneously indemnified or (ii) incur any liability in connection with the financing prior to the acceptance time, (c) require Hostess Brands to enter into any instrument or agreement (other than customary authorization and management representation letters), or agree to any change or modification to any instrument or agreement, that is effective prior to the occurrence of the acceptance time or that would be effective if the acceptance time does not occur, (d) require Hostess Brands to prepare pro forma financial statements, (e) cause any director, officer or employee of Hostess Brands or any of its subsidiaries to incur any personal liability, (f) in the reasonable judgment of Hostess Brands after consultation with its outside legal counsel, (i) result in the contravention of, or would reasonably be expected to result in a violation or breach of, or a default under, the Hostess Brands organizational documents, any applicable laws where such violation or breach would reasonably be expected to cause a material and adverse effect on the business of Hostess Brands and its subsidiaries or under any material contract where such violation or breach would reasonably be expected to cause a material and adverse effect on the business of Hostess Brands or (ii) require Hostess Brands to provide access to or disclose information that Hostess Brands reasonably determines would result in a loss or waiver of attorney-client privilege of Hostess Brands, (g) require Hostess Brands (or its board of directors) to adopt any resolution or take any similar actions approving any financing of Smucker that are not conditioned upon or contemplated to be effective prior to the occurrence of the closing of the offer and the merger, or (h) require Hostess Brands to take any action that would (i) violate any applicable confidentiality obligation of Hostess Brands that is in effect as of the date hereof, is binding with respect to such information, and for which consent to disclosure has not been obtained (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information or to permit such action in a manner that preserves compliance with such confidentiality obligation) or (ii) directly result in any condition to closing to fail to be satisfied by the end date or otherwise directly result in a breach of the merger agreement by Hostess Brands.

Additional Agreements

Under the merger agreement, Smucker and Hostess Brands are required to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as soon as practicable, including:

•

preparing and making all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental entity in order to consummate the transactions contemplated by the merger agreement; and

•

taking all steps as may be necessary, subject to the limitations in the merger agreement, to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals.

Under the merger agreement, Smucker and Hostess Brands are required to:

•

make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the merger agreement as promptly as practicable, and in any event within 10 business days after the date of the merger agreement, and to use their respective reasonable best efforts to certify substantial compliance with any request for additional information and documentary materials that may be requested pursuant to the HSR Act within 120 calendar days;

•

within ten (10) Business Days following the date of the merger agreement, make an appropriate and complete filing of a notification pursuant to subsection 114(1) of the Canadian Competition Act, and to use their respective reasonable best efforts to certify substantial compliance with any request for additional information and documentary materials that may be requested pursuant to the Canadian Competition Act within 120 calendar days; and

•

make all other necessary filings, and supply as promptly as practicable and advisable any additional information and documentary materials that may be requested under any other antitrust, competition or trade regulation laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or involving foreign direct investment (which we refer to as “regulatory laws”).

Smucker and Hostess Brands shall, as promptly as practicable, use their respective reasonable best efforts to obtain all necessary consents, approvals, waivers, and clearances required under the HSR Act or other applicable regulatory laws prior to the end date with respect to the transactions contemplated by the merger agreement, including (i) to secure the expiration or termination of any applicable waiting period; (ii) to obtain the applicable governmental approvals; (iii) to resolve any objections asserted with respect to the transactions contemplated by the merger agreement raised by any governmental entity; and (iv) to prevent the entry of, and to have vacated, lifted, reversed, or overturned, any decree, judgment, injunction or order under or based upon any regulatory law that would prevent, prohibit, make unlawful, restrict, or delay the closing, which would include any private action or a similar action brought by a governmental entity.

Smucker has a duty to agree, prior to the end date, to any structural or conduct relief related to the assets or businesses of Smucker or its affiliates, or Hostess Brands or its affiliates, required to satisfy any applicable conditions to the offer or to the merger and, at the request of Hostess Brands, to defend through litigation, including through appeals, any claims asserted in any court (including, but not limited to, the FTC’s administrative court and the Canadian Competition Tribunal) by any governmental entity or other person challenging the transactions contemplated by merger agreement under regulatory laws. Notwithstanding the foregoing and anything to the contrary in the merger agreement, neither Smucker nor Hostess Brands nor any of their respective affiliates shall be required to, and Hostess Brands shall not, and shall cause its subsidiaries not to, without the prior written consent of Smucker, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order that would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Smucker after giving effect to the closing, but measured on a scale relative to the size of Hostess and its subsidiaries, taken as a whole, prior to closing.

However, if requested by Smucker, Hostess Brands or its subsidiaries will become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Hostess Brands or its subsidiaries in the event the merger is completed.

Under the merger agreement, Smucker and Hostess Brands also agree to use their respective reasonable best efforts to:

•

cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party in connection with the HSR Act or other antitrust laws;

•	inform the other party of any communication with the DOJ, the FTC or any other governmental entity, or given in connection with any proceeding by a private party; and

•

permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any other applicable governmental entity, or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or other applicable governmental entity or other person, give the other party the opportunity to attend and participate in any meetings or conferences with the DOJ, the FTC or any other governmental entity or other person.

Treatment of Hostess Brands Equity Awards

Hostess Brands options that are outstanding as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash amount equal to the difference between the Transaction Consideration Value (as defined below) and the exercise price for each such option, less applicable withholding, except that for any Hostess Brands option granted after December 31, 2023, the number of shares underlying such option will be prorated for the length of service between January 1, 2024 and the closing date of the merger.

Hostess Brands RSU awards (whether vested or unvested) that are outstanding as of immediately prior to the effective time of the merger will be cancelled in exchange for a cash amount equal to Transaction Consideration Value per share underlying the Hostess Brands RSU award, less applicable withholding, except that for any RSU award granted after December 31, 2023, the number of shares in respect of such RSU award will be prorated for the length of service between January 1, 2024 and the closing date of the merger.

Hostess Brands PSU awards that are outstanding as of immediately prior the effective time of the merger (i) for which the applicable performance period has ended prior to the effective time of the merger will be treated as Hostess Brands RSU awards and cancelled in exchange for a cash amount equal to Transaction Consideration Value per share issuable in settlement of such award, and (ii) for which the applicable performance period is ongoing immediately prior to the effective time of the merger will be treated as if the relevant performance period concluded as of immediately prior to the effective time of the merger and such award will otherwise be treated as a Hostess Brands RSU award and cancelled in exchange for a cash amount equal to Transaction Consideration Value per share issuable in settlement of such award (with no pro ration for the shortened performance period for PSU awards with a performance period ending on or before December 31, 2025 and with pro ration for PSU awards with a performance period ending after December 31, 2025 based on the portion of the performance period that has elapsed prior to the closing date of the merger), in each case, less applicable withholding.

“Transaction Consideration Value” means a cash amount equal the sum of (i) $30.00 plus (ii) the product obtained by multiplying (x) 0.03002 by (y) the volume weighted average price per share of Smucker common shares for the consecutive period of ten (10) trading days, concluding at the close of trading on the third trading day immediately preceding the closing date of the merger, as calculated by Bloomberg Financial LP under the function “VWAP”.

The existing offering period under the Hostess Brands ESPP ended September 30, 2023 (the “final offering period”), in accordance with its terms. Beginning on the date of the merger agreement, no new participants were permitted to participate in the ESPP, and existing participants were not allowed to increase their payroll deductions or purchase elections from those in effect on the date of the merger agreement. No new offering periods have commenced or will commence under the Hostess Brands ESPP following the date of the merger agreement. Pursuant to the terms of the Hostess Brands ESPP, any Hostess Brands ESPP participant’s account balance in connection with the final offering period will be used to purchase whole shares of Hostess Brands common stock, which will be entitled to the same consideration on the same terms and conditions as other stockholders of Hostess Brands. Subject to consummation of the merger, the Hostess Brands ESPP will terminate effective immediately prior to the effective time.

Employee Matters

During the one-year period immediately following the effective time, Smucker has agreed to provide each employee of Hostess Brands who becomes an employee of Smucker or one of its subsidiaries as of the effective time (other than any employee who is covered by the terms of a collective bargaining agreement) (“continuing employees”), (a) annual base salary or wage rates no less favorable than the annual base salary or wage rates provided to such continuing employee immediately prior to the effective time, (b) target annual or other short-term cash incentive compensation opportunities no less favorable than the target annual or other short-term cash incentive compensation opportunities provided to such continuing employee as of immediately prior to the effective time; provided, however, that annual cash incentive bonuses for the fiscal year in which the effective time occurs will be determined under the terms of the Hostess Brands annual cash incentive plans in effect as of the effective time, and (c) other employee benefits that are no less favorable in the aggregate than the benefits provided to such continuing employee immediately prior to the effective time (excluding any equity-based, long-term and transaction-related incentives, defined-benefit pension and retiree medical benefits).

Smucker has agreed under the merger agreement to recognize years of service with Hostess Brands or its subsidiaries under all employee benefit plans maintained by Smucker or its affiliates for the benefit of continuing employees, except to the extent that any such recognition would result in a duplication of benefits, and to waive certain participation restrictions for continuing employees who become eligible to participate in Smucker health and welfare plans.

Directors’ and Officers’ Indemnification and Insurance

The merger agreement also provides that, for a period of six (6) years from and after the effective time, (a) Smucker agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of current and former directors or officers of Hostess Brands as provided in its governing or organizational documents and any indemnification or other similar agreements, in each case as in effect as of the date of the merger agreement (and copies of which were made available to Smucker), shall continue in full force and effect in accordance with their terms and that Smucker shall cause the surviving corporation and its subsidiaries to perform their respective obligations thereunder, and (b) Smucker and the surviving corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Hostess Brands or provide substitute policies for Hostess Brands and its subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Hostess Brands of not less than the existing coverage and amount and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Hostess Brands with respect to claims arising from facts or events that occurred at or before the effective time, except that in no event shall Smucker or Hostess Brands (as the surviving corporation) be required to pay more than 300% of the aggregate annual premium most recently paid by Hostess Brands prior to the date of the merger agreement. In lieu of the foregoing, Hostess Brands may (prior to the closing and at its sole option) purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for Hostess Brands and its current and former directors and officers currently covered. Such tail would provide coverage in an amount not less than the existing coverage and will have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Hostess Brands with respect to claims arising from facts or events that occurred at or before the effective time, provided that in no event shall the cost of any such tail policy exceed 300% of the aggregate annual premium most recently paid by Hostess Brands prior to the date of the merger agreement.

In addition, if the surviving corporation or its successors or assigns (a) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, the surviving corporation shall cause proper provision to be made so that the successors and assigns of the surviving corporation assume the foregoing indemnification obligations.

Termination of the Merger Agreement

Termination by Smucker or Hostess Brands

The merger agreement may be terminated at any time before the acceptance time:

•	by mutual written consent of Smucker and Hostess Brands; or

•	by either Smucker or Hostess Brands, if:

•

any governmental entity of competent jurisdiction shall have issued a nonappealable final law or order or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, and payment for, Hostess Brands shares pursuant to the offer or consummation of the merger; or

•

the acceptance time has not occurred by on or before September 10, 2024 (which we refer to as the “end date”), except that (a) if certain conditions to the offer have not been fulfilled, then Hostess Brands or Smucker may, by written notice to the other party, extend the end date from September 10, 2024 to March 10, 2025, and (b) this right to terminate the merger agreement will not be available to any party whose breach of any provision of the merger agreement is the primary cause of the failure to of the acceptance time to have occurred on or before the end date or the failure of the acceptance time to have occurred; or

•	the offer is terminated or withdrawn pursuant to its terms without any Hostess Brands shares being purchased thereunder.

Termination by Hostess Brands

The merger agreement may be terminated at any time before the acceptance time by Hostess Brands:

•	in order to enter into a definitive written agreement providing for a superior proposal (provided that Hostess Brands will be required to pay the termination fee, as defined below);

•

(a) if Smucker or the Offeror has breached or violated any representation and warranty of Smucker or the Offeror which breach or violation shall have had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on Smucker; or (b) if Smucker or the Offeror shall not have complied with or performed in all material respects each covenant and obligation that Smucker and the Offeror is required to comply with or perform at or prior to the expiration date, and, in each case, which is not capable of being cured, or is not cured by Smucker or the Offeror on or before the earlier of (i) the end date and (ii) thirty (30) days after delivery of written notice thereof by Hostess Brands; provided, that Hostess Brands may not terminate the merger agreement as a result of such breach or failure to comply by Smucker or the Offeror if Hostess Brands is then in breach of any representation, warranty, covenant or agreement set forth in the merger agreement and such breach would give rise to a failure of a condition to the offer to be satisfied;

•

if, for any reason (a) the Offeror shall have failed to commence the offer by the date that is twenty (20) business days after the date of the merger agreement without the prior written consent of Hostess Brands, unless the breach by Hostess Brands of its obligations under the merger agreement has been the proximate cause of or resulted in such failure, or (b) the Offeror shall have terminated the offer prior to its expiration date (as such expiration date may be extended and re-extended in accordance with the merger agreement), other than in accordance with the merger agreement, or shall have failed to accept irrevocably for purchase all Hostess Brands shares validly tendered (and not validly withdrawn) as of the expiration date by the end of the period specified in merger agreement.

Termination by Smucker

The merger agreement may be terminated at any time before the acceptance time by Smucker if:

•

an adverse recommendation change has occurred, provided that such termination must occur within the earlier of the business day prior to the end date and twenty (20) business days following Hostess Brands notifying Smucker of such adverse recommendation change; or

•

Hostess Brands has breached or violated any representation, warranty, covenant or agreement of Hostess Brands which breach or violation would give rise to the failure of certain conditions set forth in the conditions to the offer, and which such failure is not capable of being cured by Hostess Brands on or before the earlier of (i) the end date and (ii) thirty (30) days after delivery of written notice thereof by Smucker; provided that Smucker may not terminate the merger agreement as a result of such breach or failure to comply by Hostess Brands if Smucker or the Offeror is then in breach of any representation, warranty, covenant or agreement set forth in the merger agreement and such breach would give rise to a material adverse effect on Smucker.

Termination Fee and Expenses

Expenses

Except as otherwise expressly provided in the merger agreement (including the termination fee described below), all costs and expenses incurred in connection with the merger agreement, the offer, the merger and the other transactions contemplated thereby will be paid by the party incurring the cost or expense.

Termination Fee

The merger agreement provides that Hostess Brands will pay Smucker a termination fee of $175 million if:

•	Hostess Brands terminates the merger agreement prior to the acceptance time in order to enter into a definitive written agreement providing for a superior proposal;

•

An adverse recommendation change has occurred and Smucker terminates the merger agreement within the earlier of (a) the end date and (b) twenty (20) business days following Hostess Brands notifying Smucker of the adverse recommendation change; or

•

(a) An alternative proposal is publicly announced or publicly known and not publicly withdrawn prior to termination, (b) the merger agreement is terminated following the end date or due to a breach of covenant, representation or warranty by Hostess Brands, and (c) within twelve (12) months of such termination, Hostess Brands enters into a definitive agreement with respect to any alternative proposal, the Hostess Brands board recommends any alternative proposal to the Hostess Brands stockholders or any alternative proposal is consummated; provided, the references to twenty percent (20%) in the definition of “alternative proposal” shall be deemed to be references to fifty percent (50%) for purposes of this section.

In no event will Hostess Brands be obligated to pay the termination fee on more than one occasion. In the event that the termination fee is received by Smucker, none of Hostess Brands, any of its subsidiaries, any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement, except in the event of fraud.

Effect of Termination

In the event of termination of the merger agreement in accordance with the terms of the merger agreement, the merger agreement will become void (except that provisions relating to the termination of the offer, payment of the termination fee and certain other miscellaneous provisions, together with the confidentiality agreement between Hostess Brands and Smucker, will survive any such termination), and there will be no liability on the part of any of the parties, provided that no party will be relieved of liability for any fraud or willful breach of the merger agreement prior to such termination.

Amendments, Enforcements and Remedies, Extensions and Waivers

Amendments

The merger agreement may be amended by the parties at any time prior to the acceptance time by an instrument in writing signed on behalf of each of the parties.

Extensions and Waivers

Under the merger agreement, at any time prior to the acceptance time, any party may:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties or in any document delivered pursuant to the merger agreement;

•	waive compliance by the other parties with any of the covenants and agreements for the benefit of such party; or

•	waive the satisfaction of any of the conditions contained in the merger agreement (other than the minimum tender condition).

The term “minimum tender condition” means that the number of Hostess Brands shares validly tendered in the offer (in the aggregate) and “received” by the “depository” (as such terms are defined in Section 251(h) of the DGCL) and not validly withdrawn, together with Hostess Brands shares otherwise owned by the Offeror or any of its “affiliates” (as such term is defined in Section 251(h) of the DGCL) equals a majority of the Hostess Brands shares then issued and outstanding.

OTHER TRANSACTION AGREEMENTS

Confidentiality Agreement

Smucker and Hostess Brands entered into a confidentiality agreement, dated August 22, 2023, in connection with their evaluation of the potential business combination that resulted in the execution of the merger agreement. Pursuant to the confidentiality agreement, subject to customary exceptions, Smucker and Hostess Brands agreed to keep confidential certain non-public information received from the other party. Smucker and Hostess Brands also agreed that the non-public information furnished by the other party pursuant to the confidentiality agreement would be used solely for the purpose of evaluating, negotiating and potentially consummating the potential business combination.

The confidentiality agreement also contains a customary “standstill” provision. Pursuant to this “standstill” provision, Smucker and Hostess Brands agreed, among other things, for a period of 12 months from the date of the confidentiality agreement, that unless specifically invited in writing by the Hostess Brands board, neither Smucker nor any of its subsidiaries (nor any person acting on their behalf) will: (a) acquire, agree to acquire or make a proposal to acquire more than 3% of the securities of Hostess Brands or any of its affiliates, including any securities convertible into or exchangeable for any such securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of stock of Hostess Brands, or rights or options to acquire any interests in any of the foregoing; (b) make, knowingly encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors) with respect to voting of, any voting securities of Hostess Brands, or call or seek to call a meeting of Hostess Brands’ stockholders or initiate any stockholder proposal for action by Hostess Brands’ stockholders, or seek election to or to place a representative on the Hostess Brands board or seek the removal of any director from the Hostess Brands board; (c) demand a copy of Hostess Brands’ stock ledger, list of stockholders or any other books and records of Hostess Brands; (d) make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of Hostess Brands or any subsidiary or affiliate of Hostess Brands, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person regarding any of the foregoing; (e) otherwise seek to control or influence, in any manner, the Hostess Brands board, any committee thereof or the management or policies of Hostess Brands; (f) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing; (g) advise, assist, encourage or direct any person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing; (h) take any action that would, in effect, require Hostess Brands to make a public announcement regarding the possibility of a potential business combination or any of the events described in the “standstill”; (i) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any securities of Hostess Brands or otherwise in connection with any of the foregoing; or (j) contest the validity of the “standstill” or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of the “standstill.”

However, the “standstill” does not prohibit Smucker from communicating to Hostess Brands any confidential proposals that would not reasonably be expected to require public disclosure with respect thereto.

The “standstill” will no longer be in effect if at any time (x) any other person or group (as defined in Section 13(d)(3) of the Exchange Act) shall (i) enter into an agreement with respect to an acquisition of or (ii) propose, through a public announcement, to acquire (in each case, whether by tender offer, exchange offer, merger, acquisition, consolidation or otherwise) (A) Hostess Brands securities which constitute at least a majority of Hostess Brands common stock or that entitle such person or group to appoint at least a majority of the Hostess Brands board or (B) properties or assets constituting at least a majority of the consolidated assets of Hostess Brands; or (y) any voluntary or involuntary insolvency proceeding is commenced with respect to Hostess Brands or any of its subsidiaries.

The above summary of the confidentiality agreement does not purport to be a complete description of the terms and conditions of the confidentiality agreement and is qualified in its entirety by reference to the confidentiality agreement, a copy of which has been filed as Exhibit 99.6 to this document, and incorporated herein by reference.

COMPARATIVE MARKET PRICE AND DIVIDEND MATTERS

Market Price History

Smucker common shares are listed on the NYSE under the symbol “SJM,” and Hostess Brands common stock is listed on Nasdaq under the symbol “TWNK.” The following table sets forth, for the periods indicated, as reported by the NYSE and Nasdaq, the per share high and low sales prices of Smucker common shares and Hostess Brands common stock, as well as any quarterly cash dividend paid with respect to such common stock.

	Smucker Common Shares			Hostess Brands Common Stock
	High	Low	Dividend	High	Low	Dividend
2020
First Calendar Quarter	$121.39	$91.88	$0.88	$14.59	$9.33	$0
Second Calendar Quarter	$125.62	$101.89	$0.88	$12.64	$10.12	$0
Third Calendar Quarter	$123.44	$102.87	$0.90	$13.50	$11.63	$0
Fourth Calendar Quarter	$120.93	$109.85	$0.90	$14.69	$11.96	$0
2021
First Calendar Quarter	$132.38	$110.53	$0.90	$16.18	$13.66	$0
Second Calendar Quarter	$140.65	$123.46	$0.90	$17.23	$14.21	$0
Third Calendar Quarter	$136.35	$118.55	$0.99	$17.84	$15.10	$0
Fourth Calendar Quarter	$139.87	$119.31	$0.99	$20.51	$16.76	$0
2022
First Calendar Quarter	$145.82	$124.89	$0.99	$22.72	$18.97	$0
Second Calendar Quarter	$146.74	$119.82	$0.99	$24.27	$19.00	$0
Third Calendar Quarter	$144.90	$125.83	$1.02	$24.91	$20.54	$0
Fourth Calendar Quarter	$160.53	$136.88	$1.02	$29.00	$22.27	$0
2023
First Calendar Quarter	$163.07	$143.18	$1.02	$25.47	$21.59	$0
Second Calendar Quarter	$159.92	$142.76	$1.02	$27.69	$24.22	$0
Third Calendar Quarter	$153.94	$122.64	$1.06	$33.74	$21.79	$0
Fourth Calendar Quarter (through October 23, 2023)	$123.11	$110.49	$0	$33.41	$33.00	$0

On September 8, 2023, the trading day prior to the public announcement of the execution of the merger agreement and the release of media reports regarding the transaction, the closing price per share of Hostess Brands common stock on Nasdaq was $28.11, and the closing price per share of Smucker common shares on the NYSE was $141.58. On October 23, 2023, the most recent practicable trading date prior to the filing of this document, there were 132,922,192 Hostess Brands shares outstanding and the closing price per share of Hostess Brands common stock on Nasdaq was $33.16, and the closing price per share of Smucker common shares on the NYSE was $112.02. Hostess Brands stockholders should obtain current market quotations for Hostess Brands shares and Smucker common shares before deciding whether to tender their Hostess Brands shares in the offer.

Dividends

Smucker currently pays regular quarterly cash dividends on its common shares. Smucker most recently paid a cash dividend on September 1, 2023, of $1.06 per share. Smucker currently expects to continue paying quarterly cash dividends, although they remain subject to determination and declaration by the Smucker board. Any future determination related to Smucker dividend policy will be made at the discretion of the Smucker board and be based on several factors, including Smucker’s financial performance, outlook and liquidity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HOSTESS BRANDS

The following table sets forth certain information with respect to the beneficial ownership of Hostess Brands’ common stock as of October 20, 2023 for:

•	each person known by Hostess Brands to be the beneficial owner of more than 5% of the Hostess Brands common stock;

•	each of Hostess Brands’ executive officers;

•	each of Hostess Brands’ directors; and

•	all of Hostess Brands’ current executive officers and directors as a group.

Hostess Brands has determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to Hostess Brands’ securities. Unless otherwise indicated below, to Hostess Brands’ knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all Hostess Brands shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

	Hostess Brands Common Stock		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent
5% Stockholders:
BlackRock Inc.(1)	22,762,797	16.70%	17.13%
The Vanguard Group(2)	15,873,715	11.95%	11.95%
Dimension Fund Advisors LP(3)	9,123,685	6.87%	6.87%
Executive Officers and Directors:
Andrew P. Callahan(4)	965,642	*	*
Travis E. Leonard(5)	13,458	*	*
Arist R. Mastorides(6)	4,453	*	*
Daniel J. O’Leary(7)	19,496	*	*
Adrian A. Poretti (8)	6,747	*	*
Darryl P. Riley(9)	112,897	*	*
Jolyn J. Sebree(10)	159,337	*	*
Robert C. Weber (11)	41,552	*	*
Olu Beck(12)(20)	12,568	*	*
Laurence Bodner(13)(20)	53,048	*	*
Gretchen R. Crist(14)(20)	34,397	*	*
Rachel P. Cullen(15)(20)	20,357	*	*
Hugh G. Dineen(16)(20)	12,568	*	*
Jerry D. Kaminski(17)(20)	43,048	*	*
Ioannis Skoufalos(18)(20)	21,892	*	*
Craig D. Steeneck(19)(20)	60,648	*	*
All current executive officers and directors as a group (16 persons)	1,582,108	1.19%	1.19%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Hostess Brands shares.
(1)

Based solely upon the statement on Schedule 13G/A filed by the beneficial owner on February 1, 2023. Includes (i) 22,187,522 shares of Class A common stock over which BlackRock, Inc. (“BlackRock”) has sole voting power and sole dispositive power for securities held or managed by the following subsidiaries of BlackRock: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock

Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Japan Co., Ltd.; BlackRock (Luxembourg) S.A.; and BlackRock Investment Management (Australia) Limited. The business address of Blackrock is 55 East 52nd Street, New York, NY 10055.
(2)

Based solely upon the statement on Schedule 13G/A filed by the beneficial owner on February 9, 2023. Includes (i) 101,017 shares of Class A common stock over which Vanguard Group, Inc. (“Vanguard”) has shared voting power, (ii) 15,640,057 shares of Class A common stock over which Vanguard has sole dispositive power, and (iii) 233,658 shares of Class A common stock over which Vanguard has shared dispositive power for securities held or managed by the following subsidiaries of Vanguard: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on the statement on Schedule 13G/A filed by the beneficial owner on February 10, 2023. Includes (i) 8,981,262 shares of Class A common stock over which Dimensional Fund Advisors LP (“Dimensional Fund”) has sole voting power and (ii) 9,123,685 shares of Class A common stock over which Dimensional Fund has sole dispositive power for securities held or managed. The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)	Consists of (i) 398,015 shares of Class A common stock held directly, and (ii) 567,627 options to purchase shares of Class A common stock.
(5)	Consists of 13,458 shares of Class A common stock held directly.
(6)	Consists of 4,453 shares of Class A common stock held directly.
(7)	Consists of 19,496 shares of Class A common stock held directly.
(8)	Consists of 6,747 shares of Class A common stock held directly.
(9)	Consists of (i) 53,333 shares of Class A common stock held directly, and (ii) 59,564 options to purchase shares of Class A common stock.
(10)	Consists of (i) 75,407 shares of Class A common stock held directly, and (ii) 83,930 options to purchase shares of Class A common stock.
(11)	Consists of (i) 20,667 shares of Class A common stock held directly, and (ii) 20,885 options to purchase shares of Class A common stock.
(12)	Consists of 12,568 shares of fully vested RSUs representing the right to receive an equivalent number of shares of Class A common stock (“Deferred Stock”).
(13)	Consists of (i) 10,000 shares of Class A common stock held directly, and (ii) 43,048 shares of Deferred Stock.
(14)	Consists of 34,397 shares of Deferred Stock.
(15)	Consists of 20,357 shares of Deferred Stock.
(16)	Consists of 12,568 shares of Deferred Stock.
(17)	Consists of 43,048 shares of Deferred Stock.
(18)	Consists of 21,892 shares of Deferred Stock.
(19)	Consists of (i) 17,600 shares of Class A common stock held directly, and (ii) 43,048 shares of Deferred Stock.
(20)

Excludes 5,210 RSUs that are scheduled to vest upon the first to occur of (i) the 2024 Annual Stockholders Meeting, (ii) 15 months after the date of grant, (iii) the death or disability of the director, or (iv) a change of control of Hostess Brands, in each case, subject to continued service until such vesting date, and shall be settled upon the director’s termination of Board service or if earlier, a change of control of Hostess Brands.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements and related notes present the historical consolidated financial statements of Smucker and Hostess Brands as if the completion of the offer and the merger had occurred on the dates specified below.

On September 10, 2023, Smucker and Hostess Brands entered into the merger agreement, pursuant to which Smucker agreed to acquire Hostess Brands on the terms and subject to the conditions set forth therein. The transaction has not yet closed. Under the terms of the merger agreement, Smucker is offering to exchange for each outstanding share of Hostess Brands common stock $30.00 in cash plus 0.03002 Smucker common shares, together with cash in lieu of any fractional Smucker common shares, without interest and subject to reduction for any applicable withholding taxes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pursuant to the offer and the merger, Smucker will acquire Hostess Brands. The following unaudited pro forma condensed combined financial information and notes thereto have been prepared by Smucker using the acquisition method of accounting and are based on the historical consolidated financial statements of Smucker and Hostess Brands, after giving effect to the offer and the merger and the consummation of Smucker’s currently contemplated financing transactions related to the offer and the merger. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the closing date of the merger.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on preliminary estimates of the fair value of the assets acquired and liabilities assumed, and the related income tax impact of the acquisition accounting adjustments. The pro forma adjustments included herein, which include a preliminary evaluation of accounting policies for conformity, may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the acquisition is completed and after completion of a final analysis to determine the fair values of the tangible assets, identifiable intangible assets, and liabilities as of the acquisition date. Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented herein. Increases or decreases in the fair value of assets acquired and liabilities assumed may change the amount of the purchase price allocated to goodwill and other assets and liabilities. This may impact the Unaudited Pro Forma Condensed Combined Statements of Income due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets, among other items.

ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 establishes that the consideration transferred, including equity consideration, be measured at the closing date of the merger at the then current market price; this particular requirement will likely result in a fair value of consideration transferred that is different from the amount assumed in these unaudited pro forma condensed combined financial statements.

The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended April 30, 2023 combines Hostess Brands’ historical unaudited Condensed Consolidated Statement of Operations for the twelve months ended March 31, 2023, with Smucker’s audited historical Statement of Consolidated Income for the fiscal year ended April 30, 2023. Hostess Brands’ historical unaudited Condensed Consolidated Statement of Operations for the twelve months ended March 31, 2023, was derived from the audited historical Consolidated Statement of Operations for the year ended December 31, 2022, by removing the unaudited Condensed

Consolidated Statement of Operations for the three months ended March 31, 2022, and adding the unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2023. The Unaudited Pro Forma Condensed Combined Statement of Income for the three months ended July 31, 2023, combines Hostess Brands’ historical unaudited Condensed Consolidated Statement of Operations for the three months ended June 30, 2023, with Smucker’s unaudited historical Condensed Statement of Consolidated Income for the three months ended July 31, 2023. These statements reflect the offer and the merger and the contemplated financing transactions as if they had occurred on May 1, 2022.

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the unaudited historical Condensed Consolidated Balance Sheet of Hostess Brands as of June 30, 2023, with Smucker’s unaudited historical Condensed Consolidated Balance Sheet as of July 31, 2023, to reflect the offer and the merger and the contemplated financing transactions as if they had occurred on July 31, 2023.

The historical consolidated financial information has been adjusted to give effect to pro forma adjustments that are:

•	directly attributable to the offer and the merger;

•	reclassifications made to conform Hostess Brands’ presentations to those of Smucker;

•	reflective of Smucker’s currently contemplated financing transactions related to the offer and the merger; and

•	factually supportable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	accompanying notes to the unaudited pro forma condensed combined financial information;

•

Smucker’s audited historical consolidated financial statements for the fiscal year ended April 30, 2023 in the Annual Report on Form 10-K of Smucker for the fiscal year ended April 30, 2023, and unaudited historical condensed consolidated financial statements for the three months ended July 31, 2023 in the Form 10-Q of Smucker for the fiscal quarter ended July 31, 2023; and

•

Hostess Brands’ audited historical consolidated financial statements for the fiscal year ended December 31, 2022 in the Annual Report on Form 10-K of Hostess Brands for the fiscal year ended December 31, 2022, and unaudited historical condensed consolidated financial statements for the three and six months ended June 30, 2023 in the Form 10-Q of Hostess Brands for the fiscal quarter ended June 30, 2023.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the offer and the merger had been consummated on the dates indicated, nor are they necessarily indicative of any future operating results or financial position.

The offer and the merger have not been consummated as of the date of the preparation of the unaudited pro forma condensed combined financial information and there can be no assurances that the offer and the merger will be consummated. See “Risk Factors” above and those in the Annual Report on Form 10-K of Smucker for the fiscal year ended April 30, 2023 for additional discussion of risk factors associated with the pro forma financial information.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information does not include any adjustments related to future restructuring or one-time charges; future initiatives related to potential profit improvements or potential cost savings, which may result from the offer and the merger; or the result of final valuations of tangible and intangible assets and liabilities, which will not be determined until after the consummation of the offer and the merger. Accordingly, no additional adjustments with respect to costs were required to be reflected in the Unaudited Pro Forma Condensed Combined Statements of Income. Smucker is currently developing plans to integrate the operations of Smucker and Hostess Brands, which may involve material costs. Smucker expects to incur approximately $150.0 million in one-time costs related to the transaction, of which approximately $125.0 million are expected to be cash charges. The one-time costs are anticipated to be incurred primarily over the next two years, with over half of the costs expected to be recognized in fiscal 2024. Smucker expects that its integration and cost savings initiatives, as well as other potential synergies, will result in anticipated profit improvements of approximately $100.0 million across cost of products sold and selling, distribution, and administrative expenses, which are expected to be achieved by the end of fiscal 2026. Integration teams will be formed to further develop and execute detailed implementation programs, the related costs of which have not been determined.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of July 31, 2023 for Smucker

	Historical		Pro Forma
(Dollars in millions)	Smucker July 31, 2023	Hostess Brands June 30, 2023	Adjustments			Combined
ASSETS
Current Assets
Cash and cash equivalents	$241.1	$99.4	$(134.1)	(A	)	$206.4
Trade receivables – net	592.4	181.7	—			774.1
Inventories	1,093.4	67.2	5.7	(B	)	1,166.3
Investment in equity securities	459.8	—	—			459.8
Other current assets	110.1	18.1	17.2	(C	)	145.4

Total Current Assets	2,496.8	366.4	(111.2)			2,752.0

Property, Plant, and Equipment – Net	2,289.6	467.7	34.0	(D	)	2,791.3

Other Noncurrent Assets
Operating lease right-of-use assets	169.2	18.5	—			187.7
Goodwill	5,221.2	706.6	1,112.9	(E	)	7,040.7
Other intangible assets – net	4,391.0	1,909.1	2,169.2	(F	)	8,469.3
Other noncurrent assets	144.0	49.1	(46.1)	(A	)	147.0

Total Other Noncurrent Assets	9,925.4	2,683.3	3,236.0			15,844.7

Total Assets	$14,711.8	$3,517.4	$3,158.8			$21,388.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,301.0	$87.5	$—			$1,388.5
Accrued trade marketing and merchandising	171.8	68.0	—			239.8
Current portion of long-term debt	—	8.1	(8.1)	(A	)	—
Short-term borrowings	—	—	666.0	(A	)	666.0
Current operating lease liabilities	35.9	4.4	—			40.3
Other current liabilities	438.5	35.2	186.6	(N	)	660.3

Total Current Liabilities	1,947.2	203.2	844.5			2,994.9

Noncurrent Liabilities
Long-term debt	4,315.1	965.5	3,278.1	(A	)	8,558.7
Deferred income taxes	1,130.8	361.9	555.2	(C	)	2,047.9
Noncurrent operating lease liabilities	141.1	16.5	—			157.6
Other noncurrent liabilities	174.2	118.6	(117.2)	(N	)	175.6

Total Noncurrent Liabilities	5,761.2	1,462.5	3,716.1			10,939.8

Total Shareholders’ Equity	7,003.4	1,851.7	(1,401.8)	(G	)	7,453.3

Total Liabilities and Equity	$14,711.8	$3,517.4	$3,158.8			$21,388.0

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended April 30, 2023 for Smucker

	Historical		Pro Forma
(in millions, except per share data)	Smucker year ended April 30, 2023	Hostess Brands twelve months ended March 31, 2023	Reclassifications (H)	Adjustments		Combined
Net sales	$8,529.2	$1,371.5	$(0.5)	$—		$9,900.2
Cost of products sold	5,727.4	900.7	(18.8)	9.8	(B), (I)	6,619.1

Gross Profit	2,801.8	470.8	18.3	(9.8)		3,281.1
Selling, distribution, and administrative expenses	1,455.0	224.1	18.8	—		1,697.9
Amortization	206.9	23.5	—	125.2	(J)	355.6
Other special project costs	4.7	—	—	—	(O)	4.7
Loss (gain) on divestitures – net	1,018.5	—	—	—	(O)	1,018.5
Other operating expense (income) – net	(40.8)	(0.9)	(0.5)	—		(42.2)

Operating Income	157.5	224.1	—	(135.0)		246.6
Interest expense – net	(152.0)	(41.5)	—	(245.6)	(K)	(439.1)
Other income (expense) – net	(14.7)	32.2	—	—	(O)	17.5

Income (Loss) Before Income Taxes	(9.2)	214.8	—	(380.6)		(175.0)
Income tax expense	82.1	46.9	—	(95.2)	(L), (O)	33.8

Net Income (Loss)	$(91.3)	$167.9	$—	$(285.4)		$(208.8)

Earnings per common share:
Net Income (Loss)	$(0.86)					$(1.89)
Net Income (Loss) – Assuming Dilution	$(0.86)					$(1.89)

Weighted average shares outstanding	106.2			4.0	(M)	110.2
Weighted average shares outstanding – assuming dilution	106.2			4.0	(M)	110.2

Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended July 31, 2023 for Smucker

	Historical		Pro Forma
(in millions, except per share data)	Smucker three months ended July 31, 2023	Hostess Brands three months ended June 30, 2023	Reclassifications (H)	Adjustments		Combined
Net sales	$1,805.2	$352.4	$(0.1)	$—		$2,157.5
Cost of products sold	1,150.4	226.4	(5.1)	1.0	(I)	1,372.7

Gross Profit	654.8	126.0	5.0	(1.0)		784.8
Selling, distribution, and administrative expenses	313.6	58.4	5.1	—		377.1
Amortization	39.8	5.9	—	31.3	(J)	77.0
Other operating expense (income) – net	(2.1)	—	(0.1)	—		(2.2)

Operating Income	303.5	61.7	—	(32.3)		332.9
Interest expense – net	(32.1)	(10.3)	—	(61.3)	(K)	(103.7)
Other income (expense) – net	(33.0)	(7.5)	—	—	(O)	(40.5)

Income Before Income Taxes	238.4	43.9	—	(93.6)		188.7
Income tax expense	54.8	11.4	—	(23.4)	(L)	42.8

Net Income	$183.6	$32.5	$—	$(70.2)		$145.9

Earnings per common share:
Net Income	$1.79					$1.37
Net Income – Assuming Dilution	$1.79					$1.37

Weighted average shares outstanding	102.4			4.0	(M)	106.4
Weighted average shares outstanding – assuming dilution	102.8			4.0	(M)	106.8

THE J. M. SMUCKER COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollars in millions, except per share data)

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the offer and the merger and the contemplated financing transactions is included for the fiscal year ended April 30, 2023 and as of and for the three months ended July 31, 2023. At the effective time of the merger, Hostess Brands will be a direct wholly owned subsidiary of Smucker.

The transaction is being accounted for under the acquisition method of accounting, and accordingly, the purchase price will be allocated to the assets acquired and the liabilities assumed based upon their respective fair values on the date the merger is expected to be completed. The estimated total purchase price to be paid in the offer and the merger assumes an exchange offer of all outstanding shares of Hostess Brands common stock at a price of $34.25 per share based on the September 8, 2023 share price of Smucker common shares, consisting of $30.00 in cash and .03002 Smucker common shares to be exchanged for each share of Hostess Brands common stock. The following purchase price is estimated based upon the outstanding Hostess Brands shares and closing stock price of Smucker’s common shares on September 29, 2023:

Estimated total value of Smucker common shares to be issued (G)	$490.2
Assumed debt from Hostess Brands	985.0
Assumed debt-like item (N)	59.4
Estimated cash consideration to be paid, net of cash acquired	3,985.8

Total estimated purchase price	$5,520.4

The final purchase price will reflect the actual amount and value of Smucker common shares issued and cash consideration paid based on the Hostess Brands shares outstanding and the value of Smucker common shares on the closing date of the merger. A change in the number of Hostess Brands shares outstanding and the value of Smucker common shares would impact the amount and value of the shares issued and cash consideration paid, which would impact the allocation of goodwill and other intangible assets resulting from the offer and the merger. The total value of Smucker common shares to be issued could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the price of Smucker common shares up to the close date of the merger. A hypothetical change of 10% on the Smucker common shares from September 29, 2023, would impact the estimated purchase price as of the closing date of the merger by approximately $50.0.

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to Hostess Brands’ net tangible and intangible assets and liabilities based on their estimated fair values as of the date of consummation of the merger. The pro forma adjustments included herein have been derived from the preliminary allocation of the total estimated purchase price and may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the offer and the merger are completed and after completion of a final analysis to determine the fair values of Hostess Brands’ tangible assets, identifiable intangible assets, and liabilities as of the date of consummation of the merger. Accordingly, the final purchase accounting adjustments may be materially different from the pro forma adjustments presented in this document. Increases or decreases in the fair value of the net assets may change the amount of the purchase price allocated to goodwill and other assets and liabilities. This may impact the Unaudited Pro Forma Condensed Combined Statements of Income due to an increase or decrease in the amount of amortization or depreciation of the adjusted assets, among other items.

The preliminary purchase price is allocated as follows:

Tangible assets, net of cash acquired	$842.0
Identifiable indefinite-lived intangible assets	1,105.4
Identifiable finite-lived intangible assets	2,972.9
Goodwill	1,819.5
Liabilities assumed	(1,219.4)

Total preliminary purchase price allocation	$5,520.4

Certain amounts in the historical financial statements of Hostess Brands have been reclassified to conform with Smucker’s historical financial presentation or to conform with Smucker’s accounting policies. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the offer and the merger been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2—Pro Forma Adjustments

The pro forma and reclassification adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	Cash and debt have been adjusted to reflect anticipated financing activities.

Debt:
New commercial paper	$666.0
New bank term loan	800.0
New bank term loan – debt issuance costs	(1.0)
New long-term bonds	3,500.0
New long-term bonds – discount	(22.8)
New long-term bonds – debt issuance costs	(32.6)
Pay off existing Hostess Brands’ debt	(985.0)
Non-cash adjustment for Hostess Brands’ deferred financing fees and issuance costs	11.4

Net change in total debt	3,936.0
Less:
Current portion of Hostess Brands’ extinguished debt	8.1
Short-term borrowings – new commercial paper	(666.0)

Net change in current portion of long-term debt and short-term borrowings	(657.9)

Net change in long-term debt	$3,278.1

Cash:
Net change in total debt	$3,936.0
Non-cash adjustment for Hostess Brands’ deferred financing fees and issuance costs	(11.4)

Cash received from net change in debt	3,924.6
Less:
Cash consideration paid, including adjustment for Hostess Brands’ cash	(4,085.2)
Hostess Brands’ accrued and unpaid interest	(0.1)
Cash settlement of Hostess Brands’ interest rate swap	46.1
Other debt related costs (G)	(19.5)

Net change in cash due to financing activities	$(134.1)

(B)

Historical inventory of Hostess Brands has been adjusted to reflect estimated fair values. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory, less an estimate for remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The Unaudited Pro Forma Condense Combined Statement of Income for the year ended April 30, 2023, has also been adjusted to increase cost of products sold by the same amount as the inventory fair value adjustment, as this inventory is expected to be sold within one year of the acquisition date.

(C)

Differences in the financial reporting and tax reporting treatment of assets acquired and liabilities assumed in the purchase transaction result in a deferred income tax adjustment. Smucker’s preliminary estimate of the deferred tax adjustment resulting from the purchase accounting adjustments was calculated at a tax rate of 25 percent, representing Smucker’s best estimate of the blended statutory rate related to Hostess Brands’ operations for all jurisdictions after combining with Smucker. The adjustments also include the tax related impact of the anticipated financing activities, as referenced in (A) and (G).

(D)

Net book value of property, plant, and equipment of Hostess Brands has been adjusted to estimated fair value based on a preliminary assessment of the acquired assets. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the estimated fair value adjustment is being depreciated over an estimated weighted-average useful life of approximately 7 years for personal property and 20 years for real property, as discussed in (I).

(E)

Goodwill, representing the excess of the purchase price paid over Smucker’s preliminary estimates of the fair value of the assets acquired and liabilities assumed, has been recorded; historical goodwill of Hostess Brands has been eliminated in recording the offer and the merger; and differences in the financial reporting and tax reporting treatment of assets acquired and liabilities assumed in the purchase transaction resulted in a deferred income tax adjustment. Smucker’s preliminary estimate of the deferred tax adjustment resulting from the purchase accounting adjustments was calculated at a rate of 25 percent, representing Smucker’s best estimate of the blended statutory rate related to Hostess Brands’ operations for all jurisdictions after combining with Smucker.

(F)

Intangible assets related to Hostess Brands have been recorded based on Smucker’s preliminary estimate of fair value determined based upon the present value of the estimated future cash flows projected by management, and historical intangibles of Hostess Brands have been eliminated in recording the offer and the merger.

Indefinite-lived intangible assets of approximately $1,105.4 are brand-related trade names principally associated with the Hostess® and Voortman® brands. Smucker preliminarily assigned an indefinite life to these intangible assets as these brand-related intangible assets have no legal, regulatory, or contractual provisions that may limit their maximum useful lives, and Smucker expects that they will directly or indirectly contribute to cash flows of Smucker for an indefinite period. Key factors included in Smucker’s determination were the brands’ strong history, significant presence in the sweet baked goods category, the current and anticipated competitive environment, and the anticipated future operating plans for the brands under Smucker ownership.

Finite-lived intangible assets of approximately $2,972.9 are primarily customer relationship assets. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the finite-lived intangible assets are being amortized over an estimated weighted-average useful life of approximately 20 years, as discussed in (J). Smucker’s preliminary assessment of the weighted-average useful life is based on historical attrition experience of similar assets.

(G)	The adjustment to total equity reflects adjustments to Smucker common shares and additional capital, retained earnings, and the elimination of Hostess Brands’ historical equity as described below.

Smucker common shares and additional capital were increased by a total of $490.2 to reflect the impact of issuing approximately 4.0 million Smucker common shares at an estimated price of $122.91 per share, the closing price on September 29, 2023, in exchange for each outstanding Hostess Brands share. Shares issued are based on the outstanding Hostess Brands shares, at a price of $4.25 per share, representing .03002 of a share of Smucker common shares based on the closing price of Smucker common shares on September 8, 2023. The actual amount and value of Smucker common shares issued will be based on the Hostess Brands’ shares outstanding and the value of Smucker common shares on the closing date of the merger. A change in the Hostess Brands’ shares outstanding and the value of Smucker common shares would impact the amount and value of the shares issued and cash consideration paid, which would impact the allocation of goodwill and other intangible assets resulting from the offer and the merger.

Historical equity accounts of Hostess Brands, consisting of additional capital, accumulated other comprehensive income, and retained earnings, have been eliminated in recording the offer and the merger.

Retained earnings includes the following adjustments, which are not included in the Unaudited Pro Forma Condensed Combined Statements of Income as these charges are nonrecurring.

Estimated total value of Smucker’s common shares to be issued	$490.2
Write-off of Hostess Brands’ equity	(1,851.7)
Other debt related costs (A)	(19.5)
Compensation cost related to equity awards (N)	(38.0)
Tax benefit of offer and merger related items	17.2

Net change in total equity	$(1,401.8)

(H)

Reclassifications have been made to Hostess Brands’ audited historical consolidated financial statements as of and for the fiscal year ended December 31, 2022, and unaudited historical condensed consolidated financial statements for the three months ended June 30, 2023, to conform the presentation to Smucker’s accounting policies for:

a.	distribution expenses included in cost of products sold by Hostess Brands but included in selling, distribution, and administrative (“SD&A”) expenses by Smucker;

b.	certain advertising expenses included in SD&A expenses by Hostess Brands but included in cost of products sold by Smucker; and

c.	royalty income included in net sales by Hostess Brands but included in other operating expense (income) – net by Smucker.

(I)

Depreciation expense related to personal property will increase as a result of the preliminary adjustment to record Hostess Brands’ personal property at estimated fair values. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value adjustment related to personal property is being depreciated using a straight-line method over an estimated weighted-average useful life of approximately 7 years. Depreciation expense related to real property will increase as a result of the preliminary adjustment to record Hostess Brands’ real property at estimated fair values. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value adjustment related to real property is being depreciated using a straight-line method over an estimated weighted-average useful life of 20 years. The net adjustment for personal and real property is an increase in depreciation expense.

(J)

Amortization expense will increase as a result of the preliminary adjustment to record identifiable finite-lived intangible assets of Hostess Brands, as discussed in (F). For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the finite-lived intangible assets are being amortized using a straight-line method over an estimated weighted-average useful life of approximately 20 years.

(K)

Interest expense, including the amortization of capitalized debt issuance costs, will increase as a result of the expected financing transactions described in (A). The terms of the financing arrangements are not complete at this time. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, historical interest expense related to extinguished debt was eliminated and interest expense was estimated for new borrowings based on the anticipated borrowing rates applicable to the expected financing transactions, including a weighted-average borrowing rate of 6.29 percent on long-term debt. An assumed interest rate increase of 100 basis points related to the new borrowings would increase annual interest expense by approximately $45.1 and reduce net income per share by approximately $0.31.

	Year ended April 30, 2023	Three months ended July 31, 2023
Elimination of Hostess Brands’ historical interest expense	$41.5	$10.3
Interest expense, including amortization of debt issuance costs, related to new borrowings	(287.1)	(71.6)

Net change in interest expense	$(245.6)	$(61.3)

As a result of the divestiture of certain pet food brands during fiscal 2023, Smucker owns 5.4 million shares of Post Holdings, Inc. (“Post”) common stock. During the first quarter of fiscal 2024, Smucker entered into an equity forward derivative agreement to facilitate the forward sale of Post common stock. All 5.4 million common shares of Post common stock are hedged and will settle for $466.3 during the third quarter of fiscal 2024. The proceeds will be used to immediately pay down a portion of the new commercial paper, as discussed in (A), significantly reducing the interest expense impact associated with the commercial paper. Based on the timing of the expected proceeds and the closing of the merger, the interest expense adjustment within the Unaudited Pro Forma Condensed Combined Statements of Income reflects only a week of interest expense for the year ended April 30, 2023, and no interest expense for the three months ended July 31, 2023, related to the portion of commercial paper to be repaid.

(L)

Estimated income tax expense related to the pro forma adjustments is calculated based on a tax rate of 25 percent. This represents Smucker’s best estimate of the blended statutory rate related to Hostess Brands’ operations for all jurisdictions- after combining with Smucker.

(M)

Pro forma per share data is based on the weighted-average shares outstanding of Smucker common shares for the period presented and assumes the issuance of approximately 4.0 million Smucker common shares at the closing of the merger. Smucker’s historical earnings per share is computed based on the allocation of Smucker’s net income to common shareholders divided by the weighted-average common shares outstanding under both the two-class method and treasury method to conclude on the most dilutive method. As a result, the two-class method was utilized for the year ended April 30, 2023, and the treasury method was utilized for the three months ended July 31, 2023. For purposes of these pro forma financial statements, the allocation of net income is not presented.

(N)

Other current liabilities has been adjusted by $97.4 to reflect the estimated liability associated with Smucker’s payment of Hostess Brands’ employee equity awards, which will be paid in cash following the completion of the merger, of which $59.4 is recognized as consideration transferred and $38.0 is considered compensation cost for Smucker. In addition, the historical obligation assumed by Smucker related to the tax receivable agreement of Hostess Brands has been decreased by $39.4 to reflect the estimated fair value, and has been classified as other current liabilities. The obligation associated with the tax receivable agreement will be paid in cash by Smucker following the completion of the merger. The change in other current liabilities also includes adjustments for accrued and unpaid interest and accrued income taxes related to adjustments described herein. Other noncurrent liabilities has been reduced by $117.2 to reflect the adjustments described above pertaining to the historical tax receivable agreement of Hostess Brands.

(O)	Certain items included in the historical results of Smucker and Hostess Brands are considered unusual and infrequently occurring, and do not reflect ongoing operating results, as summarized below.

a.	Smucker’s results for the year ended April 30, 2023, include a net loss on divestitures of $1,018.5, primarily reflecting the pre-tax loss on the sale of certain pet food brands to Post.

b.	Smucker’s results for the year ended April 30, 2023, include other special project costs of $11.1, related to approved restructuring activities, of which $6.4 was recognized in cost of products sold.

c.

Smucker’s results for the year ended April 30, 2023 and three months ended July 31, 2023, include a $3.8 and $27.4 unrealized pre-tax loss on investment, respectively, in other income (expense) – net related to the change in fair value of the investment in Post common stock and the related equity forward contract.

d.	Smucker’s results for the year ended April 30, 2023, include an unfavorable permanent income tax expense impact associated with the sale of certain pet food brands to Post.

e.

Hostess Brands’ results for the year ended March 31, 2023, include a $33.0 gain in other income (expense) – net related to the receipt of insurance proceeds under a representation and warranty insurance policy purchased in connection with the Voortman acquisition.

Transaction Details

Pursuant to the merger agreement, and upon the terms and subject to the conditions thereof, Smucker will commence the offer to exchange each outstanding share of Hostess Brands common stock for $30.00 in cash plus 0.03002 Smucker common shares, together with cash in lieu of any fractional Smucker common shares, in each case without interest and subject to reduction for any applicable withholding taxes.

The offer and the merger are currently expected to close in the third quarter of Smucker’s 2023 fiscal year, ending January 31, 2024, subject to the satisfaction of closing conditions, including among others the minimum tender condition and the receipt of required regulatory approvals.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the offer and the merger to U.S. holders (as defined below) of Hostess Brands shares that exchange Hostess Brands shares for the transaction consideration pursuant to the offer and/or the merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the U.S. Treasury regulations promulgated thereunder, judicial opinions and published positions of the IRS, each as in effect as of the date of this document and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. Neither Smucker nor Hostess Brands has sought, or intends to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion is limited to U.S. holders who hold their Hostess Brands shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders of Hostess Brands shares in light of their particular facts and circumstances and does not apply to holders of Hostess Brands shares that are subject to special rules under U.S. federal income tax law (including, for example, banks and other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, mutual funds, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for any alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders that hold Hostess Brands shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” holders that directly or constructively hold (or that directly or constructively held at any time during the five year period ending on the date of the disposition of such holder’s Hostess Brands shares pursuant to the offer or the merger, as applicable) 5% or more of the outstanding Hostess Brands shares, holders who are required to recognize income or gain with respect to the offer or the merger no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Code, holders who exercise appraisal rights in connection with the merger, and holders that acquired their Hostess Brands shares through the exercise of an employee stock option or otherwise as compensation). This discussion does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or foreign tax laws, under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). Furthermore, this discussion does not address any tax consequences to holders who are not U.S. holders.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Hostess Brands shares, the U.S. federal income tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any such partnership that holds Hostess Brands shares and any partners in such partnership should consult their tax advisors regarding the tax consequences of the offer and the merger to them.

All holders of Hostess Brands shares should consult their tax advisors regarding the particular tax consequences to them of the offer and the merger, including the applicability and effects of any U.S. federal, state, local, foreign and other tax laws. Holders of Hostess Brands shares that are not U.S. holders should consult their tax advisors regarding the possibility that, in the event the applicable withholding agent is unable to determine whether any cash consideration paid in the offer or the merger should be treated as a dividend for applicable U.S. federal income tax purposes, such withholding agent may withhold U.S. federal tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of cash consideration payable to such non-U.S. holder in the offer or the merger. Holders that are not U.S. holders should consult their tax advisors as to (i) whether it may be desirable to sell Hostess Brands shares or Smucker common shares that they own prior to the offer and the merger, (ii) the procedures for establishing their entitlement under an applicable income tax treaty to a reduced rate of withholding, and (iii) the possibility of claiming a refund of any U.S. federal income tax withheld.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Hostess Brands shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

U.S. Holders

The receipt of the transaction consideration by U.S. holders pursuant to the offer and the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives the transaction consideration in exchange for its Hostess Brands shares pursuant to the offer or the merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of the cash (including cash received in lieu of any fraction Smucker share) and the fair market value of Smucker common shares received in the offer or the merger and (ii) such U.S. holder’s adjusted tax basis in its Hostess Brands shares exchanged therefor.

Such gain or loss generally will be capital gain or loss. If a U.S. holder’s holding period in the Hostess Brands shares surrendered in the offer or the merger is greater than one year as of the date of the completion of offer or the merger (as applicable), the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Hostess Brands shares at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Hostess Brands shares that it holds.

A U.S. holder’s aggregate tax basis in the Smucker common shares received in the offer or the merger generally will equal the fair market value of such Smucker common shares as of the completion of the offer or the merger (as applicable). The holding period of the Smucker common shares received in the offer or the merger will begin on the day after the completion of the offer or the merger (as applicable).

Notwithstanding the above, in certain circumstances, the receipt of the cash consideration by U.S. holders that also actually or constructively own Smucker common shares may be subject to Section 304 of the Code if holders who own (including by attribution) 50% or more of Hostess Brands shares before the offer and the merger own (including by attribution), immediately after the merger, 50% or more of Smucker common shares. If Section 304 of the Code were to apply to the cash consideration received in the offer and the merger, to the extent a U.S. holder would otherwise be treated for U.S. federal income tax purposes as selling Hostess Brands shares for cash, such holder would instead be treated as receiving the cash consideration from Smucker in a deemed redemption of Smucker common shares deemed issued to such holder. If such deemed redemption were treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, then a U.S. holder generally would recognize dividend income up to the amount of the cash received. It is not certain whether Section 304 will apply to the offer and the merger because it will not be known at the closing of the merger, and it may not be possible to determine following the closing of the merger, whether shareholders who own (including by attribution) 50% or more of the Hostess Brands common stock before the offer and the merger will own (including by attribution) 50% or more of the Smucker common shares immediately after the merger. Because the possibility of dividend treatment also depends upon each holder’s particular circumstances, including the application of constructive ownership rules, holders of Hostess Brands shares that also actually or constructively own Smucker common shares should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances, and any actions that may be taken to mitigate the potential application of such rules.

Information Reporting and Backup Withholding

The receipt of the transaction consideration in exchange for Hostess Brands shares pursuant to the offer or the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should properly complete and execute and timely return an IRS Form W-9, certifying that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. Certain types of U.S. holders (including, with respect to certain types of payments, corporations) are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

The preceding discussion is for general informational purposes only. It does not address all potential tax considerations that may be relevant to a particular holder. All holders of Hostess Brands shares should consult their tax advisors as to the specific U.S. federal income tax consequences of the offer and the merger to them, including record retention and tax-reporting requirements, and the applicability and effect of any U.S. federal non-income tax rules, or any state, local and non-U.S. tax laws.

DESCRIPTION OF SMUCKER CAPITAL STOCK

This section summarizes the terms of Smucker capital stock. The following description of Smucker capital stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to Smucker’s amended articles of incorporation, which we refer to as Smucker’s “articles of incorporation,” and Smucker’s amended regulations, each of which has been publicly filed with the SEC and is incorporated by reference. See “Where You Can Find More Information.”

Authorized Capital Stock

Smucker’s authorized capital stock consists of 306,000,000 shares, including:

•	300,000,000 common shares, without par value; and

•	6,000,000 serial preferred shares, without par value.

Common Shares

Smucker’s articles of incorporation permit the issuance of up to 300,000,000 Smucker common shares. This amount can be amended by the Smucker board without shareholder approval, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Voting Rights

Smucker’s articles of incorporation provide that, except as set forth below, each outstanding share of Smucker common shares entitles the holder to one vote on each matter properly submitted to the shareholders for their approval, including any vote or consent for the election or removal of Smucker directors.

Dividend Rights

Subject to the rights of holders of serial preferred shares, if any, holders of Smucker common shares are entitled to receive dividends as, when and if dividends are declared by the Smucker board out of assets legally available for the payment of dividends.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of Smucker, whether voluntary or involuntary, after payment of liabilities and obligations to creditors and holders of serial preferred shares, if any, Smucker’s remaining assets are to be distributed ratably among the holders of Smucker common shares.

Preemptive Rights

Holders of Smucker common shares do not have any preemptive rights to purchase or subscribe for shares of any class or any other security of Smucker.

Redemption Rights

Smucker common shares not subject to redemption by Smucker or by the holder of Smucker common shares.

Conversion Rights

Smucker common shares are not convertible into shares of any other class or any other security of Smucker.

Repurchase

Under Smucker’s articles of incorporation, Smucker, by action of the Smucker board and without action by holders of Smucker common shares, may purchase Smucker common shares in accordance with Ohio law. The Smucker board may authorize such purchases to be made in the open market or through a private or public sale and at such price as the Smucker board determines.

Liability to Further Calls or Assessments

Smucker common shares are, and any Smucker common shares issued will be, duly authorized, validly issued, fully paid and nonassessable.

Sinking Fund Provisions

Smucker common shares have no sinking fund provisions.

Serial Preferred Shares

Smucker’s articles of incorporation authorize 6,000,000 serial preferred shares. No serial preferred shares are currently issued and outstanding. The Smucker board has, however, established a series designated as Series A Junior Participating Preferred Shares and authorized 1,500,000 of such shares.

The Smucker board may establish and issue one or more series of serial preferred shares from time to time with such powers, preferences, rights, qualifications, limitations and restrictions that are permitted by Smucker’s articles of incorporation, and as the Smucker board fixes by resolution, including:

•	dividend rights;

•	redemption rights and price;

•	sinking fund requirements;

•	voting rights;

•	conversion rights;

•	liquidation rights, preferences and price; and

•	restrictions on the issuance of shares of any class or series.

The rights of holders of Smucker serial preferred shares will be subordinate to the rights of Smucker’s general creditors. Serial preferred shares that Smucker issues will be duly authorized and validly issued, fully paid and nonassessable. Holders of Smucker’s serial preferred shares will not be entitled to preemptive rights unless specified in the applicable prospectus supplement. Holders of Smucker common shares will not have preemptive rights to participate in any issuance of serial preferred shares.

The Smucker board believes that the serial preferred shares will provide flexibility for future financings and acquisitions by Smucker. Although there currently are no plans to issue serial preferred shares, it is contemplated that from time to time Smucker may consider transactions involving the issuance of serial preferred shares. Because Smucker’s articles of incorporation give the Smucker board flexibility in determining the terms of the serial preferred shares, the Smucker board is able to issue serial preferred shares with terms suitable to existing market conditions at the time of issuance or to meet the needs of a particular transaction.

The ability of the Smucker board to issue serial preferred shares could enable it to render more difficult or discourage an attempt by another person or entity to obtain control of Smucker. The serial preferred shares could be issued by the Smucker board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power, if the serial preferred shares were convertible into Smucker common shares, of a party attempting to obtain control of Smucker.

Anti-Takeover Matters

Certain provisions of Smucker’s articles of incorporation, amended regulations and Ohio law, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Certain Provisions of Smucker’s Articles of Incorporation and Amended Regulations

Advance Notice of Nominations and Shareholder Proposals. Smucker’s amended regulations provide that only business properly brought before annual or special meetings will be considered at the meeting. For annual meetings, the shareholder must have (i) been a shareholder of record at the time notice was given for the annual meeting, (ii) been entitled to vote at the annual meeting, (iii) have given timely notice in writing to Smucker’s corporate secretary of the business or nominations for election of directors to be considered at the meeting, and (iv) in the case of nomination of persons for election to the Smucker board, complied in all respects with the requirements of Section 14 of the Exchange Act including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the SEC, including any SEC staff interpretations relating thereto).

Smucker’s amended regulations require shareholders to provide notice of nominations of persons for election to the Smucker board or other business no earlier than 120 days, nor later than 90 days, prior to the anniversary date of the prior year’s annual meeting (unless the annual meeting date is more than 30 days before or 60 days after the prior year’s annual meeting date, in which case Smucker’s amended regulations provide for alternative notice deadlines). The shareholder’s notice must set forth certain information about the shareholder, including:

•	Whether the shareholder is acting in his or her own capacity or on behalf of another person or entity;

•	Any interests that the shareholder has that are not shared generally by other shareholders and that could have influenced that shareholder’s decision to bring the business before the meeting;

•	The number of shares beneficially owned by the shareholder;

•	Any options or derivative instruments owned by the shareholder that derive their value directly or indirectly by reference to Smucker common shares;

•	Any proxies or other arrangements pursuant to which the shareholder has a right to vote Smucker common shares;

•	Any short interest held by the shareholder in Smucker common shares;

•	Any other interests held by the shareholder that are directly or indirectly tied to the value of Smucker common shares;

•	Any interests that the shareholder may have in any contract with Smucker or with a principal competitor;

•	Any litigation between the shareholder and Smucker or its affiliates; and

•	Any transactions during the past 12 months between the shareholder and Smucker or a principal competitor.

The notice must also include information concerning the business to be brought before the meeting, including a brief description of the shareholder’s proposal, including the reasons for the proposal, any material interest that the shareholder has in the proposal, and any agreements or understandings between the shareholder and any other person concerning the proposal.

In the event that the shareholder is proposing a nominee for election as a director, the notice must include all information about that person that would be required to be included in a proxy statement under the SEC’s proxy rules and a description of all material monetary arrangements and other material relationships between the shareholder and the nominee. The notice must be accompanied by the nominee’s completed director questionnaire, and the nominee’s representation that he or she will comply with our policies applicable to directors and that he or she is not a party to any agreement as to how such person will vote on any matter presented to the Smucker board that has not been disclosed to Smucker or providing any compensation, expense reimbursement or indemnification arrangements that have not been disclosed to Smucker.

In the case of a notice of nomination delivered pursuant to Rule 14a-19, the nominating shareholder’s notice must also include (i) a representation that such nominating shareholder or beneficial owner, if any, intends to solicit the holders of common shares representing at least 67% of the voting power of the common shares entitled to vote on the election of directors in support of director nominees other than our nominees in accordance with Rule 14a-19 under the Exchange Act and (ii) any other information relating to the nominating shareholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Compliance with these provisions of the regulations will be the exclusive means for shareholders to make nominations or submit other business at the meeting (other than shareholder proposals submitted in conformity with Rule 14a-8 of the Exchange Act).

Smucker’s amended regulations also extend similar advance notice requirements to proposals made in connection with special meetings of shareholders.

In addition, Smucker’s amended regulations contain “proxy access” provisions, whereby a shareholder, or a group of up to 20 shareholders, owning at least three percent of Smucker common shares continuously for at least three years, may nominate and include in Smucker’s annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the Smucker board, subject to certain limitations and provided that the shareholders and nominees satisfy the requirements specified in Smucker’s amended regulations. To be timely, a Notice of Proxy Access Nomination must be delivered to or mailed and received at Smucker’s principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that Smucker first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. The complete proxy access provisions for director nominations are set forth in Smucker’s amended regulations.

No Cumulative Voting. Holders of Smucker common shares do not have cumulative voting rights.

Election of Board of Directors. Smucker’s articles of incorporation provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions will not be counted as votes cast for or against a candidate. If, however, the Smucker board determines that the number of candidates exceeds the number of directors to be elected in that year, a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

Removal of Directors. Smucker directors may be removed, without assigning any cause, by the affirmative vote of the holders of a majority of voting power with respect to the election of directors.

Control Share Acquisitions

Smucker’s articles of incorporation provide for the opting out of Ohio’s control share acquisition law. Smucker has, however, adopted similar provisions in its articles of incorporation requiring that notice and informational filings and special shareholder meetings and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” In general a control share acquisition is the acquisition, directly or indirectly, by any person of Smucker common shares that when added to all other shares of Smucker in respect of which that person, directly or indirectly, may exercise or direct the exercise of voting power as provided in Smucker’s articles of incorporation, would entitle the person, immediately after the acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors of a number of outstanding Smucker common shares (as distinguished from the number of votes to which the holder of the shares is entitled) within any of the following ranges:

•	one-fifth or more but less than one-third of outstanding shares;

•	one-third or more but less than a majority of outstanding shares; and

•	a majority or more of outstanding shares.

Assuming compliance with the notice and information filings, the proposed control share acquisition may be made only if both of the following occur:

•

shareholders who hold shares entitling them to vote in the election of directors authorize the acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of Smucker voting power in the election of directors represented at the meeting in person or by proxy and a majority of the portion of the voting power excluding the voting power of interested shares represented at the meeting in person or by proxy; and

•	the acquisition is consummated, in accordance with the terms authorized, not later than 360 days following shareholder authorization of the control share acquisition.

In general, “interested shares” means shares of which any of the following persons may exercise or direct the exercise of our voting power in the election of directors:

•	the acquiring person;

•	any officer elected by the Smucker board, except shares beneficially owned by such officer for four years or more;

•	any employee who is also a director, except shares beneficially owned by such employee for four years or more;

•

any person that acquires shares during the period beginning with the first public disclosure of the proposed control share acquisition and ending with the record date established for the special meeting, if either of the following applies:

•	the aggregate consideration paid by such person, and any persons acting in concert therewith, exceeds $250,000; or

•

the number of shares acquired by such person, and any persons acting in concert therewith, exceeds one-half of one percent (1/2%) of outstanding Smucker common shares entitled to vote on the election of directors; and

•

any person who transfers shares after the record date for the special meeting, if accompanied by voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee or otherwise.

Transactions with Interested Shareholders

Smucker is subject to Chapter 1704 of the Ohio Revised Code, which generally prohibits certain business combinations and transactions with “interested shareholders” for a period of three years after (i) the interested shareholder acquired ten percent or more of the voting power of the corporation in the election of directors or (ii) at any time within the three years prior, such interested shareholder held ten percent of more of the voting power of the corporation in the election of directors, unless prior to the interested shareholder’s acquisition of ten percent or more of the corporation’s shares, the directors of the corporation approved the business combination or other transaction or the purchase of shares by the interested shareholder on the date the shareholder acquired ten percent or more of the corporation’s shares.

In general, subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that at least one of the following is satisfied:

•	prior to the date the interested shareholder acquired ten percent or more of the corporation’s shares, the board of directors approved the purchase of shares by the interested shareholder;

•

the transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of shares of the corporation entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, provided that the transaction is also approved by the affirmative vote of the holders of at least a majority of the disinterested shares; or

•	the transaction results in shareholders, other than the interested shareholder, receiving a fair price (as described in Chapter 1704) plus interest for their shares.

In addition, Smucker’s articles of incorporation provide that any business combination between Smucker and any person that beneficially owns more than 30% of Smucker common shares entitled to vote in the election of directors (or at any time owned more than 30% of Smucker common shares entitled to vote in the election of directors) must be approved by the affirmative vote of 85% of all Smucker common shares entitled to vote in the election of directors. The 85% voting requirement is not applicable if:

•

the cash, or fair market value of other consideration, to be received per share by Smucker common shareholders in the business combination is at least an amount equal to the highest per share price paid by the other entity in acquiring any of its holdings of Smucker common shares plus the aggregate amount, if any, by which 5% per annum of the per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the 30% interest;

•

after the other entity has acquired a 30% interest and prior to the consummation of the business combination, (1) the other entity has taken steps to ensure that the Smucker board included at all times representation by continuing directors proportionate to the shareholdings of the public holders of Smucker common shares not affiliated with the other entity (with a continuing director to occupy any resulting fractional board position), (2) the other entity has not acquired any newly issued shares, directly or indirectly, from Smucker (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata share dividend or share split) and (3) the other entity has not acquired any additional outstanding Smucker common shares or securities convertible into Smucker common shares except as part of the transaction that resulted in the other entity’s acquiring its 30% interest;

•

the other entity has not (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by Smucker or (2) made any major change in Smucker’s business or equity capital structure without in either case the approval of at least a majority of all the directors and at least two-thirds of the continuing directors, in either case prior to the consummation of the business combination; and

•

a proxy statement responsive to the requirements of the Exchange Act has been mailed to Smucker’s public shareholders for the purpose of soliciting shareholder approval of the business combination and contained at the front, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the business combination, from the point of view of Smucker’s remaining public shareholders (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by Smucker upon receipt of the opinion)

Continuing directors are directors elected by shareholders prior to the time when such entity acquired more than 5% of the shares entitled to vote in the election of directors, or a person recommended to succeed a continuing director or by a majority of continuing directors.

Mergers, Acquisitions, Share Purchases and Certain Other Transactions

The Ohio Revised Code requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority). Smucker’s articles of incorporation do not specify a voting power proportion different than that specified by Ohio law in connection with the approval of these transactions.

Amendments to Constituent Documents

Ohio law permits the adoption of amendments to articles of incorporation if those amendments are approved at a meeting held for that purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser, but not less than a majority, or greater vote as specified in the articles of incorporation. Smucker’s articles of incorporation specify that amendments relating to transactions with interested persons require the affirmative vote of the holders of 85% of the Smucker common shares entitled to vote in the election of directors, except that the 85% vote will not be required for any amendment to that provision recommended to Smucker’s shareholders if the recommendation was approved by at least a majority of Smucker’s directors and at least two-thirds of Smucker’s continuing directors.

Ohio law permits adoption of amendments to regulations by an affirmative vote of the majority of shares entitled to vote or by written consent from holders of two-thirds of the shares entitled to vote or by written consent or vote of a greater or lesser proportion as provided in the articles of incorporation or regulations but not less than the majority of voting power. Smucker’s amended regulations may be amended by (1) the Smucker board to the extent permitted by Ohio law or (2) Smucker shareholders by the affirmative vote of a majority of Smucker’s voting power at a meeting held for that purpose, or without a meeting by the affirmative written consent of two-thirds of Smucker’s voting power.

Limitation of Liability of Directors and Officers

Smucker’s amended regulations provide that a director will be liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that the act or omission was undertaken either with deliberate intent to cause injury to Smucker or with reckless disregard for the best interests of Smucker. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or Smucker’s articles of incorporation;

•	the distribution of assets to shareholders during the winding up of Smucker’s affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•	the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of Smuckers.

Smucker’s amended regulations provide that a director will not be found to have violated his or her duties to Smucker as a director in any action brought against the director unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in, or not opposed to, the best interests of Smucker, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Smucker’s amended regulations specify various matters and constituencies that may be considered by a director in the discharge of his or her duties to Smucker as a director.

Smucker’s amended regulations:

•

provide that Smucker must indemnify any director or officer to the fullest extent permitted by Ohio law, as it exists or as it may in the future be amended to provide broader rights to indemnification;

•	permit Smucker to indemnify employees or agents of Smucker to the extent authorized from time to time by the Smucker board;

•

provide that the indemnification rights conferred in Smucker’s amended regulations are contract rights and such rights will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators;

•

clarify the categories of expenses and liabilities as to which an indemnitee will be entitled to indemnification and provide that, except in the case of proceedings to enforce rights to indemnification, Smucker will indemnify the indemnitee in connection with a proceeding initiated by the indemnitee only if authorized by the Smucker board;

•

provide the indemnitee with a right to bring suit against Smucker if a claim with respect to indemnification has not been paid within a specified period, and provide that if the indemnitee is successful in the lawsuit, the indemnitee will also be entitled to be paid the expense of prosecuting or defending the suit; and

•

establish certain procedures and presumptions with respect to the indemnitee’s right to indemnification. Ohio law provides that a corporation must indemnify a person for expenses reasonably incurred successfully defending (on the merits or otherwise) an action, suit or proceeding (including certain derivative suits) brought against the person as a director, officer, employee or agent of the corporation. Further, a corporation may indemnify such persons for liability in such actions, suits or proceedings if the person acted in good faith in a matter believed to be in, or not opposed to, the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification may be made only if ordered by a court or authorized in a specific case upon the determination that the appropriate standard has been met by the majority of disinterested directors, an independent legal advisor or shareholders. Smucker has also entered into indemnity agreements under which Smucker has agreed, among other things, to indemnify Smucker’s directors and officers to the maximum extent then authorized or permitted by Smucker’s articles of incorporation or Ohio law.

Transfer Agent and Registrar

Computershare Investor Services, LLC serves as the transfer agent and registrar for Smucker common shares.

Stock Exchange Listing

Smucker common shares are listed on the New York Stock Exchange under the trading symbol “SJM.”

COMPARISON OF STOCKHOLDERS’ AND SHAREHOLDERS’ RIGHTS

As a result of the offer and the merger, holders of Hostess Brands shares will become holders of Smucker common shares. Hostess Brands is a Delaware corporation and is governed by the DGCL, while Smucker is an Ohio corporation governed by the Ohio General Corporation Law (which we refer to as the “OGCL”). As a result, differences between the rights of Hostess Brands stockholders and Smucker shareholders will arise both from differences in their respective organizational documents and differences between the DGCL and OGCL. Delaware and Ohio law differ in many respects, and consequently it is not practical to summarize all of such differences.

The following is a summary of the material differences between the current rights of Hostess Brands stockholders and the current rights of Smucker shareholders under Delaware and Ohio law respectively and their respective organizational documents. It is not a complete statement of the provisions affecting, and the differences between, the rights of Smucker shareholders and Hostess Brands stockholders. This summary is qualified in its entirety by reference to Delaware law, Ohio law, Smucker’s articles of incorporation and regulations, and Hostess Brands’ certificate of incorporation and bylaws. To see where copies of these documents can be obtained, see “Where to Obtain More Information.”

	Hostess Brands	Smucker
Authorized Capital Stock	The authorized capital stock of Hostess Brands currently consists of (1) 200,000,000 shares of Class A common stock, (2) 50,000,000 shares of Class B common stock, par value $0.0001 per share, and (3) 1,000,000 shares of preferred stock, par value $0.0001 per share.	The authorized capital stock of Smucker currently consists of (1) 300,000,000 Smucker common shares, and (2) 6,000,000 Smucker serial preferred shares.

Voting Rights	The Hostess Brands third amended and restated certificate of incorporation (which we refer to as the “Hostess Brands charter”) provides that each holder of Hostess Brands common stock is entitled to one vote per share.	The Smucker amended articles of incorporation (which we refer to as the “Smucker articles of incorporation”) provide that each holder of Smucker common shares is entitled to one vote for each such share. Shareholders may not cumulate their votes in the election of directors. Shareholders do not have a pre-emptive right to acquire Smucker common shares.

Quorum	Under the amended and restated bylaws of Hostess Brands (which we refer to as the “Hostess Brands bylaws”), holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, will constitute a quorum, unless otherwise provided by law, the Hostess Brands charter or the Hostess Brands bylaws.	Under the Smucker amended regulations, holders of a majority of the voting power of the outstanding Smucker common shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, will constitute a quorum, unless otherwise provided by the Smucker articles of incorporation.

	Hostess Brands	Smucker
Number of Directors and Size of Board

The Hostess Brands charter provides that the number of directors will be fixed exclusively by resolutions of the Hostess Brands board.

The Hostess Brands board currently consists of nine (9) directors.

The Smucker amended regulations provide that the number of directors will be fixed from time to time exclusively by the Smucker board, provided that there shall not be less than nine (9) nor more than eleven (11) directors at any time.

The Smucker board currently consists of ten (10) directors.

Term of Directors	Hostess Brands directors are elected to one-year terms. Neither the Hostess Brands charter nor the Hostess Brands bylaws provide for staggered terms.	Smucker directors are elected to one-year terms. The Smucker articles of incorporation do not provide for staggered terms.

Removal of Directors	The Hostess Brands charter provides that any or all directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.	Smucker directors may be removed, without assigning any cause, by the affirmative vote of the holders of a majority of voting power with respect to the election of directors.

Vacancies	The Hostess Brands charter and Hostess Brands bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Hostess Brands board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	The Smucker amended regulations provide that a vacancy in the Smucker board, however caused, including newly created directorships from any increase in the authorized number of directors, may be filled for the balance of the unexpired term only by the vote of a majority of the remaining directors.

Special Stockholders’ Meetings	The Hostess Brands charter and Hostess Brands bylaws provide that special meetings of stockholders may be called at any time by the Chairman of the Hostess Brands board, the Chief Executive Officer of Hostess Brands, or the Hostess Brands board pursuant to a resolution adopted by a majority of the Hostess Brands board.	The Smucker amended regulations provide that special meetings of shareholders may be called at any time by the Smucker board, the chair of the Smucker board, the President of Smucker, or by the persons holding 25% of all the Smucker common shares outstanding and entitled to vote thereat.

	Hostess Brands	Smucker
Delivery and Notice Requirements of Stockholder Nominations and Proposals

Under the Hostess Brands bylaws, for business to be properly brought before an annual meeting by a stockholder, business must be brought: (1) pursuant to Hostess Brands’ notice of meeting (or any supplement thereto) given by or at the direction of the Hostess Brands board, (2) properly before the annual meeting by or at the direction by or at the direction of the Hostess Brands board or (3) properly brought before the annual meeting by any stockholder of Hostess Brands who (A) is a stockholder of record on the date of the giving of the notice required by the Hostess Brands bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who has complied with the notice procedures set forth in the Hostess Brands bylaws. Subject to certain exceptions, to be timely, a stockholder’s notice of stockholder proposals or director nominations must be received by the secretary not later than the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting.

In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action.

Under the Smucker amended regulations, for business to be properly brought before an annual meeting by a shareholder, business must be: (1) specified in the notice of meeting (or any supplement thereto) with respect to such meeting or (2) otherwise brought before the meeting by (a) a presiding officer or by or at the direction of a majority of the Smucker board, or (b) any shareholder of Smucker who (i) is a shareholder of record at the time of the giving of the notice required by the Smucker amended regulations, (ii) is entitled to vote at the annual meeting, (iii) has complied with the notice procedures set forth in the Smucker amended regulations and (iv) in the case of nominations of persons for election to the Smucker board, complies in all respects with the requirements of Section 14 of the Exchange Act, including without limitation Rule 14a-19. Subject to certain exceptions, to be timely, a shareholder’s notice must be received not later than the 90th day and not earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting.

Stockholder Action by Written Consent	The Hostess Brands charter and the Hostess Brands bylaws provide that no action may be taken by the stockholders by written consent.	Section 1701.54 of the OGCL provides that shareholder actions may be taken by written consent in lieu of a meeting with the unanimous vote of all the shareholders entitled to notice of the meeting at which the vote would otherwise occur, unless otherwise provided in the articles of incorporation or regulations. Smucker’s articles of incorporation and amended regulations are silent as to shareholder action by written consent.

Anti-Takeover Provisions and Other Stockholder Protections

Hostess Brands has “opted out” of Section 203 of the Delaware General Corporation Law, which we refer to as “Section 203,” regulating corporate takeovers. Instead, the Hostess Brands charter contains a provision that is substantially similar to Section 203, but

Under Section 1701.831 of the OGCL, unless the articles of incorporation or code of regulations of a corporation otherwise provide, any control share acquisition of an issuing public corporation can only be made with the prior approval of the shareholders of the corporation. “Control

Hostess Brands	Smucker

excludes The Gores Group LLC, Apollo Global Management, and the CDM Holders (as defined in the Hostess Brands charter), each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder.”

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (1) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (2) an affiliate of an interested stockholder; or (3) an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of Hostess Brands’ assets. However, the above provisions do not apply if (a) the Hostess Brands board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; (b) after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of Hostess Brands’ voting stock outstanding at the time the transaction commenced, other than statutorily excluded Hostess Brands shares; or (c) on or subsequent to the date of the transaction, the business combination is approved by the Hostess Brands and authorized at a meeting of Hostess Brands’ stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

share acquisition” means any acquisition of an issuer’s shares which would entitle the acquirer, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any of the following ranges of such voting power: (1) one-fifth or more but less than one-third of such voting power; (2) one-third or more but less than a majority of such voting power; or (3) a majority or more of such voting power.

Pursuant to the Smucker articles of incorporation, Smucker has opted out of Ohio’s control share acquisition law. However, Smucker has adopted similar provisions requiring notice, informational filings and special shareholders meetings and voting procedures which must be followed prior to consummation of a control share acquisition. Assuming compliance with these provisions, a proposed control share acquisition may only be made if (a) shareholders holding Smucker common shares entitling them to vote in the election of directors authorize the acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of Smucker’s voting power in the election of directors represented at the meeting and a majority of Smucker’s voting power excluding the voting power of interested shares, and (b) the acquisition is consummated, in accordance with the terms authorized, not later than 360 days following shareholder authorization of the control share acquisition.

Smucker is also subject to Chapter 1704 of the OGCL, which generally prohibits certain business combinations and transactions with “interested shareholders” for a period of three years after (i) the interested shareholder acquired ten percent or more of the voting power of the corporation in the election of directors or (ii) at any time within the three years prior, such interested

Hostess Brands	Smucker
shareholder held ten percent of more of the voting power of the corporation in the election of directors, unless prior to the interested shareholder’s acquisition of ten percent or more of the corporation’s shares, the directors of the corporation approved the business combination or other transaction or the purchase of shares by the interested shareholder on the date the shareholder acquired ten percent or more of the corporation’s shares.

In general, subsequent to the three-year period, a transaction subject to Chapter 1704 of the OGCL may take place provided that at least one of the following is satisfied: (x) prior to the date the interested shareholder acquired ten percent or more of Smucker common shares, the Smucker board approved the purchase of shares by the interested shareholder; (y) the transaction is approved, at a meeting held for that purpose, by the affirmative vote of the holders of Smucker common shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, provided that the transaction is also approved by the affirmative vote of the holders of at least a majority of the disinterested shares; or (z) the transaction results in shareholders, other than the interested shareholder, receiving a fair price (as described in Chapter 1704 of the OGCL) plus interest for their shares.

In addition, the Smucker articles of incorporation provide that any business combination between Smucker and any person that beneficially owns more than 30% of the Smucker common shares entitled to vote in the election of directors (or at any time owned more than 30% of the Smucker common shares entitled to vote in the election of directors) must be approved by the affirmative vote of 85%

Hostess Brands	Smucker

of all shares entitled to vote in the election of directors. The 85% voting requirement is not applicable if:

•  the cash, or fair market value of other consideration, to be received per share by the holders of Smucker common shares in the business combination is at least an amount equal to the highest per share price paid by the other entity in acquiring any of its holdings of the Smucker common shares plus the aggregate amount, if any, by which 5% per annum of the per share price exceeds the aggregate amount of all dividends paid in cash, in each case since the date on which the other entity acquired the 30% interest;

•  after the other entity has acquired a 30% interest and prior to the consummation of the business combination, (1) the other entity has taken steps to ensure that the Smucker board included at all times representation by continuing directors proportionate to the shareholdings of the public holders of the Smucker common shares not affiliated with the other entity (with a continuing director to occupy any resulting fractional Smucker board position), (2) the other entity has not acquired any newly issued shares, directly or indirectly, from Smucker (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata share dividend or share split), and (3) the other entity has not acquired any additional outstanding common shares or

Hostess Brands	Smucker
securities convertible into Smucker common shares except as part of the transaction that resulted in the other entity’s acquiring its 30% interest;

•  the other entity has not (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by Smucker or (2) made any major change in Smucker’s business or equity capital structure without in either case the approval of at least a majority of all the directors and at least two-thirds of the continuing directors, in either case prior to the consummation of the business combination; and

•  a proxy statement responsive to the requirements of the Exchange Act has been mailed to the Company’s public shareholders for the purpose of soliciting shareholder approval of the business combination and contained at the front, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the business combination, from the point of view of Smucker’s remaining public shareholders (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by Smucker upon receipt of the opinion).

	Hostess Brands	Smucker
Vote on Merger, Consolidation or Sales of Substantially All Assets	The DGCL requires the approval of mergers, consolidations and dispositions of all or substantially all of a corporation’s assets by a majority of the voting power of the corporation, unless the certificate of incorporation specifies a greater proportion. The Hostess Brands charter does not specify a voting power proportion different than that specified by Delaware law in connection with the approval of these transactions except as provided above with respect to interested stockholders.	The OGCL requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation’s assets, and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called “parent-subsidiary” mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (but not less than a majority). The Smucker articles of incorporation do not specify a voting power proportion different than that specified by Ohio law in connection with the approval of these transactions.

Amendment of Charter / Articles of Incorporation	The affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of Hostess Brands entitled to vote generally in the Hostess Brands of directors, voting together as a single class, has the power to amend the charter, however, the affirmative vote of the holders of at least 66.7% of the voting power of all of the then-outstanding shares of the capital stock of Hostess Brands entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal specified provisions of the Hostess Brands charter.

The OGCL permits the adoption of amendments to the articles of incorporation if such amendments are approved at a meeting held for that purposes by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser, but not less than a majority, or greater vote as specified in the articles of incorporation.

The Smucker articles of incorporation specify that amendments relating to transactions with interested persons require the affirmative vote of the holders of 85% of Smucker common shares entitled to vote in the election of directors, except that the 85% vote will not be required for any amendment to that provision recommended to holders of Smucker common shares if the recommendation was approved by at least a majority of the Smucker board and at least two-thirds of Smucker’s continuing directors, which are directors elected by stockholders prior to the time when such interested person acquired more than 5% of the Smucker common shares entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors.

	Hostess Brands	Smucker
Amendment of Bylaws / Regulations

The affirmative vote of a majority of the Hostess Brands board is required to adopt, amend, alter or repeal the Hostess Brands bylaws.

The Hostess Brands bylaws may also be amended by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of Hostess Brands entitled to vote generally in the election of directors, voting together as a single class.

The Smucker amended regulations may be amended by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal, without a meeting by the affirmative vote of two-thirds of the voting power on such proposal or, to the extent permitted by Section 1701 of the OGCL, the Smucker board.

Exculpation of Directors	The Hostess Brands charter provides that the liability of Hostess Brands directors for monetary damages for breach of fiduciary duty shall be eliminated to the fullest extent permitted under the applicable law. Any amendment, modification or repeal of such exculpation shall not adversely affect any right or protection of a Hostess Brands director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The Smucker amended regulations provide that no director shall be found to have violated his or her duties to Smucker in any action brought against such director involving or affecting (1) a change or potential change in control of Smucker, (2) a termination or potential termination of his or her service to Smucker as a director, or (3) his or her service in any other position or relationship with Smucker, unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interest of Smucker, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, provided that none of (1) through (3) above shall limit relief available under Section 1701.60 of the OGCL.

A director shall be liable in damages for any action he or she takes or fails to take as a director only if it is proven by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Smucker or undertaken with reckless disregard for the best interests of Smucker; provided, this shall not affect the liability of directors under Section 1701.95 of the OGCL or limit relief available under Section 1701.60 of the OGCL.

	Hostess Brands	Smucker
Indemnification of Directors, Officers and Employees	Under the Hostess Brands bylaws, subject to certain qualifications, Hostess Brands is required to indemnify and hold harmless its directors and officers to the fullest extent permitted by applicable law. Hostess Brands is not required to indemnify any director or officer in connection with a proceeding initiated by such person, subject to certain exceptions.	Under the Smucker amended regulations, subject to certain qualifications, Smucker is required to indemnify, to the fullest extent authorized by the OGCL, as it exists or may hereafter be amended, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is or was a director or officer of Smucker or is or was serving at the request of Smucker as a director, officer, trustee, employee or agent of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer against all expenses, liability and loss reasonably incurred or suffered by such person in connection with such proceeding.

Exclusive Forum	Unless Hostess Brands consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Hostess Brands; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Hostess Brands to Hostess Brands or its stockholders; (c) any action asserting a claim against Hostess Brands, its directors, officers or employees arising pursuant to any provision of the DGCL, the Hostess Brands charter or the Hostess Brands bylaws; or (d) any action asserting a claim against Hostess Brands, its directors, officers or employees governed by the internal affairs doctrine, subject to certain exceptions.	None.

LEGAL MATTERS

The validity of the Smucker common shares offered by this document will be passed upon for Smucker by Calfee, Halter & Griswold LLP, Cleveland, Ohio.

EXPERTS

The consolidated financial statements of The J. M. Smucker Company appearing in The J. M. Smucker Company’s Annual Report (Form 10-K) for the year ended April 30, 2023, and the effectiveness of The J. M. Smucker Company’s internal control over financial reporting as of April 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Hostess Brands, Inc. as of December 31, 2022 and December 31, 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE TO OBTAIN MORE INFORMATION

Smucker and Hostess Brands file annual, quarterly and current reports, proxy statements and other information with the SEC. Hostess Brands stockholders may read and copy any reports, statements or other information that Smucker or Hostess Brands file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. Smucker’s and Hostess Brands’ public filings also are available to the public from commercial document retrieval services and may be obtained without charge at the SEC’s website at www.sec.gov.

Smucker has filed a registration statement on Form S-4 with the SEC to register the offer and sale of Smucker common shares to be issued in the offer and the merger. This document is a part of that registration statement. Smucker may also file amendments to such registration statement. In addition, on the date of the initial filing of the registration statement on Form S-4 of which this document is a part, Smucker and the Offeror filed with the SEC a Tender Offer Statement on Schedule TO (which we refer to as the “Schedule TO”) under the Exchange Act, together with exhibits, to furnish certain information about the offer. Smucker and the Offeror may file amendments to the Schedule TO. As allowed by SEC rules, this document does not contain all of the information in the registration statement or the Schedule TO, or the exhibits to the registration statement or the Schedule TO. You may obtain copies of the Form S-4 and Schedule TO (and any amendments to those documents) by contacting the information agent as directed elsewhere in this document.

The SEC allows Smucker to incorporate information into this document “by reference,” which means that Smucker and the Offeror may disclose important information to Hostess Brands stockholders by referring to another document or information filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information amended or superseded by information contained in, or incorporated by reference into, this document. This document incorporates by reference the documents and information set forth below that Smucker and Hostess Brands have previously filed with the SEC. These documents contain important information about Smucker and Hostess Brands and their financial conditions, businesses, operations and results.

Smucker Filings:

Smucker Information Incorporated by Reference	Period Covered or Date of Filing
Annual Report on Form 10-K	Fiscal year ended April 30, 2023, as filed with the SEC on June 20, 2023

Quarterly Report on Form 10-Q	Fiscal quarter ended July 31, 2023, as filed with the SEC on August 29, 2023

Proxy Statement on Schedule 14A	Filed with the SEC on June 30, 2023

Current Reports on Form 8-K	Filed with the SEC on: • October 13, 2023 • October 10, 2023 • September 28, 2023 • September 12, 2023 • September 11, 2023 • August 21, 2023

Hostess Brands Filings:

Hostess Brands Information Incorporated by Reference	Period Covered or Date of Filing
Annual Report on Form 10-K	Fiscal year ended December 31, 2022, as filed with the SEC on February 21, 2023

Quarterly Report on Form 10-Q	Fiscal quarter ended June 30, 2023, as filed with the SEC on August 8, 2023

Hostess Brands Information Incorporated by Reference	Period Covered or Date of Filing
The description of Hostess Brands common stock set forth in Hostess Brands’ Registration Statement on Form 8-A, filed with the SEC on August 11, 2015, as updated by Exhibit 4.1 to Hostess Brands’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 21, 2023, including all amendments and documents filed with the SEC for the purpose of updating such description.

Proxy Statement on Schedule 14A	Filed with the SEC on April 27, 2023

Current Reports on Form 8-K	Filed with the SEC on: • September 12, 2023 • June 30, 2023 • June 8, 2023 • March 15, 2023 • February 21, 2023 (excluding Items 2.02 and 7.01 and Exhibits 99.1 and 99.2) • January 19, 2023

Smucker also hereby incorporates by reference any additional documents that either it or Hostess Brands may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the termination of the offer. Such additional documents, however, are not automatically incorporated by reference into the Schedule TO. Smucker will file amendments to the Schedule TO, to the extent required, specifically to include information that is filed from the date of this document and incorporated by reference herein. Nothing in this document shall be deemed to incorporate information furnished but not filed with the SEC (including information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and the exhibits related thereto filed under Item 9.01 of Form 8-K) or the contents of Smucker’s and Hostess websites.

Hostess Brands stockholders may obtain any of these documents without charge upon request to the information agent, D.F. King, toll free at (800) 347-4826 or via e-mail at sjm-twnk@dfking.com, or from the SEC at the SEC’s website at www.sec.gov.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

THE J. M. SMUCKER COMPANY,

HOSTESS BRANDS, INC.

and

SSF HOLDINGS, INC.

dated as of September 10, 2023

A-i

A-ii

Annexes

Annex I	Conditions to the Offer

Exhibits

Exhibit A	Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (as amended, modified or restated, this “Agreement”), dated as of September 10, 2023, by and among The J. M. Smucker Company, an Ohio corporation (“Parent”), Hostess Brands, Inc., a Delaware corporation (the “Company”), and SSF Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, Merger Sub shall (and Parent shall cause Merger Sub to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) an exchange offer (as it may be extended, amended or supplemented from time to time in accordance with this Agreement, the “Offer”) to acquire (subject to the Minimum Condition) any and all of the issued and outstanding shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) for the consideration and upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as soon as practicable following the Acceptance Time (as defined herein), upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), with the Merger to be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) declared that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, are advisable, (b) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, are fair to and in the best interests of the stockholders of the Company, (c) approved this Agreement and the transactions contemplated hereby, including the Merger and the Offer, upon the terms and subject to the conditions contained herein, (d) resolved, upon and subject to the terms and conditions herein, to recommend that its stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer;

WHEREAS, each of the board of directors of Parent (the “Parent Board”) and Merger Sub has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer, the Merger, and the issuance of Parent Common Stock (as defined below) in satisfaction of the Stock Consideration (as defined below) in the Offer and the Merger (the “Parent Stock Issuance”), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the DGCL and determined that this Agreement and the transactions contemplated hereby, including the Offer, Merger and the Parent Stock Issuance, are fair to and in the best interests of the respective stockholders of Parent and Merger Sub and, in the case of the board of directors of Merger Sub, recommended the adoption of this Agreement by Parent as the sole stockholder of Merger Sub;

WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub, has executed a consent (that will be effective immediately following the execution of this Agreement) adopting this Agreement and the transactions contemplated hereby, including the Merger and the Offer, upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the DGCL;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 10.04.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

The Offer

Section 1.01 The Offer.

(a) Terms and Conditions. Provided that this Agreement shall not have been terminated in accordance with Article IX, as promptly as practicable after the date hereof (but in no event later than twenty (20) Business Days after the date hereof), Merger Sub shall (and Parent shall cause Merger Sub to) commence, within the meaning of Rule 14d-2 under the Exchange Act, the Offer to purchase for the Offer Consideration (subject to the Minimum Condition) any and all outstanding shares of Company Common Stock (subject to Section 3.01(d)); provided that neither Merger Sub nor Parent shall be deemed to be in breach of the foregoing if the Company (x) is not prepared to file with the SEC immediately following the commencement of the Offer, and to disseminate to the Company’s stockholders, the Schedule 14D-9 or (y) has not timely provided any information required to be provided by it pursuant to Sections 1.01(f) and 1.02(b). In the Offer, each share of Company Common Stock accepted by Merger Sub in accordance with the terms and subject to the conditions of the Offer shall be exchanged for (i) $30.00 in cash, without interest (the “Cash Consideration”), and (ii) 0.03002 of a share of common stock, no par value per share, of Parent (“Parent Common Stock”), without interest (the “Stock Consideration” and, together with the Cash Consideration, the “Offer Consideration”), net of any withholding of Taxes as provided in Section 3.02(g) and subject to the other provisions of this Article I. The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms and conditions of the Offer as set forth in this Agreement and in Annex I (the conditions set forth in Annex I, as amended or supplemented in accordance with this Agreement, the “Offer Conditions”). The consummation of the Offer, and the obligation of Merger Sub to (and for Parent to cause Merger Sub to) accept for payment and pay for Company Common Stock tendered pursuant to the Offer (and not properly withdrawn), shall be subject only to the satisfaction or waiver (to the extent permitted under applicable Law and this Agreement) by Merger Sub, of the Offer Conditions.

(b) Waiver of Conditions; Modifications. To the extent permitted by Law, Merger Sub expressly reserves the right (in its sole discretion) to waive the Offer Conditions, to increase the Offer Consideration, or to make any other changes in the terms and conditions of the Offer; provided, however, that except with the prior written approval of the Company, Merger Sub shall not (i) decrease the Offer Consideration, (ii) change the form of consideration or change the cash-stock mix payable in the Offer, (iii) reduce the maximum number of shares of Company Common Stock sought to be purchased in the Offer, (iv) amend, modify or waive the Minimum Condition, (v) impose conditions to the Offer that are in addition to the Offer Conditions, (vi) modify in any manner adverse to the holders of Company Common Stock any Offer Conditions or the Offer, or (vii) except as otherwise provided in Section 1.01(c), extend the Offer.

(c) Expiration and Extension of the Offer. Unless extended in accordance with the terms of this Agreement, the Offer shall expire at one minute after 11:59 PM (Eastern time), on the date that is twenty (20) Business Days following (and including the day of) the commencement of the Offer (determined using Rule 14d-1(g)(3) promulgated under the Exchange Act) (such date and time, the “Initial Expiration Date”). In the event that the Offer is extended pursuant to and in accordance with this Agreement, then the Offer shall expire on the date and at the time to which the Offer has been so extended (the Initial Expiration Date, or such later date and time to which the Initial Expiration Date has been extended in accordance with this Agreement, the “Expiration Date”). Merger Sub may extend the Expiration Date at any time with the Company’s prior written consent. Merger Sub shall (and Parent shall cause Merger Sub to):

(i) extend the Offer for any period required by any Law or rules, regulations, interpretations or positions of the SEC or its staff or NASDAQ applicable to the Offer (including in order to comply with

Exchange Act Rule 14e-1(b) in respect of any change in the Offer Consideration), or to the extent necessary to resolve any comments of the SEC or its staff applicable to the Offer and the Offer Documents or the Form S-4; or

(ii) if, as of any Expiration Date, any Offer Condition (including, without limitation, the Minimum Condition) is not satisfied and has not been waived in accordance with the terms of this Agreement, extend the Offer on one or more occasions in consecutive increments of ten (10) Business Days each (or such shorter or longer period as the parties hereto may agree), until such time as all Offer Conditions are satisfied or waived (it being understood that, for the avoidance of doubt, the Offer may not be extended pursuant to this clause (ii) if all Offer Conditions have been satisfied or waived in accordance with the terms of this Agreement); provided, that if, as of any Expiration Date, all Offer Conditions, other than the Minimum Condition, have been satisfied or waived by Merger Sub in accordance with the terms of this Agreement, Merger Sub shall not be required to extend the Offer on more than three (3) occasions, but may elect to do so with the Company’s prior written consent;

provided, however, that, in each case, Merger Sub shall not be required to, and without the Company’s prior written consent Merger Sub shall not, extend the Offer beyond the earlier of the End Date and the termination of this Agreement in accordance with its terms. In addition, notwithstanding the satisfaction of the Minimum Condition and the satisfaction, or waiver by Merger Sub, of the other Offer Conditions, if the Company has provided to Parent a Company Notice and requests that Merger Sub extend the Offer, Merger Sub shall extend the Offer as is necessary to ensure the Offer does not expire until two (2) Business Days after the end of the applicable Notice Period, or for such shorter period as may be agreed in writing by the Company and Merger Sub; provided, however, that, Merger Sub shall not be required to extend the Offer beyond the earlier of the End Date and the termination of this Agreement in accordance with its terms. Nothing in this Section 1.01(c) shall be deemed to impair, limit or otherwise restrict in any manner the right of the parties to terminate this Agreement pursuant to and in accordance with the terms of Article IX.

(d) Termination of the Offer. Merger Sub shall not terminate the Offer prior to its Expiration Date (as it may be extended and re-extended in accordance with Section 1.01(c)) without the prior written consent of the Company, except if this Agreement has been terminated in accordance with Article IX. If this Agreement is terminated in accordance with Article IX, Merger Sub shall (and Parent shall cause Merger Sub to) promptly (and in any event within two (2) Business Days of such termination), irrevocably and unconditionally terminate the Offer and shall not acquire any shares of Company Common Stock pursuant thereto. If the Offer is terminated by Merger Sub, Merger Sub shall (and Parent shall cause Merger Sub to) promptly return, and shall cause any depositary acting on behalf of Merger Sub to return, in accordance with Law, all tendered shares of Company Common Stock to the registered holders thereof and Merger Sub shall not (and Parent shall cause Merger Sub not to) accept any shares of Company Common Stock pursuant to the Offer.

(e) Payment for Company Common Stock. On the terms set forth in this Agreement and subject only to the Offer Conditions, Merger Sub shall (and Parent shall cause Merger Sub to) irrevocably accept for payment all shares of Company Common Stock that are validly tendered and not validly withdrawn pursuant to the Offer promptly (within the meaning of Rule 14e-1(c) promulgated under the Exchange Act) after the Expiration Date (the time of such acceptance, the “Acceptance Time”) and promptly after the Acceptance Time pay for such shares; provided, however, that without the prior written consent of the Company (in its sole discretion), Merger Sub shall not accept for payment, and pay for, any shares of Company Common Stock if, as a result, Merger Sub would acquire less than the number of shares of Company Common Stock necessary to satisfy the Minimum Condition. Without limiting the generality of the foregoing, Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds and shares of Parent Common Stock necessary to pay for any and all shares of Company Common Stock that Merger Sub becomes obligated to accept in the Offer and purchase pursuant to the Offer and this Agreement. The Offer Consideration payable in respect of each share of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer shall be paid to the holder thereof in cash and shares of Parent Common Stock, as applicable, without interest, and net of applicable withholding of Taxes as provided in Section 3.02(g).

(f) Schedule TO; Offer Documents; Form S-4.

(i) As soon as practicable on the date of the commencement of the Offer in accordance with Section 1.01(a), Parent and Merger Sub shall file with the SEC, in accordance with Rule 14d-3 under the Exchange Act, a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”). The Schedule TO shall include, as exhibits, the Offer to Purchase, a form of letter of transmittal, a form of summary advertisement, any schedule or form required to be filed pursuant to the Instructions to Schedule TO and any other customary ancillary documents with respect to the Offer (collectively, together with any amendments, supplements and exhibits thereto, the “Offer Documents”). Merger Sub shall provide guaranteed delivery procedures for the tender of shares of Company Common Stock in the Offer; provided, however, for purposes of determining whether the Minimum Condition has been satisfied, Parent and Merger Sub shall include for purposes of its determination thereof shares of Company Common Stock tendered in the Offer pursuant to guaranteed delivery procedures (and such shares of Company Common Stock shall be deemed to be validly tendered) if and only if shares of Company Common Stock subject to such guarantees have been “received” (as defined in Section 251(h) of the DGCL) by the “depository” (as defined in Section 251(h) of the DGCL) as of the Expiration Date. Parent and Merger Sub agree to cause the Offer Documents to be disseminated to holders of shares of Company Common Stock, as and to the extent required by federal securities Laws, including the Exchange Act.

(ii) Concurrently with the filing of the Offer Documents, Parent shall file with the SEC a registration statement on Form S-4 to register under the Securities Act the offer and sale of Parent Common Stock pursuant to the Offer and the Merger (together with any amendments, supplements and exhibits thereto, the “Form S-4”). The Form S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act.

(iii) Parent and Merger Sub shall cause the Offer Documents and the Form S-4 to (A) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act and (B) as of the date first filed with the SEC and on the date first published, sent or given to the holders of Company Common Stock, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or covenant is made by Parent or Merger Sub with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents or the Form S-4. The Company shall promptly furnish in writing to Parent and Merger Sub all information concerning the Company, the Company Subsidiaries, and the stockholders, directors and officers of the Company that is required by applicable Law or is reasonably requested by Parent to be included in the Schedule TO, the Form S-4 or the Offer Documents. Such information and assistance shall include, if requested by Parent or Merger Sub, the provision of such financial statements or other information of the Company and the Company Subsidiaries that are required to be included or incorporated by reference into the Form S-4, and the Company shall use reasonable best efforts to cause its auditors (and any other current or former auditors of the Company or any Company Subsidiary, as the case may be) to deliver any required consents in respect of any financial statements of the Company or any Company Subsidiary, as the case may be, to be included or incorporated by reference into the Form S-4. The Company hereby consents to the inclusion or incorporation by reference into the Form S-4 of any financial statements or other information relating to the Company or any Company Subsidiary required to be included or incorporated by reference therein. Parent and Merger Sub, on the one hand, and the Company, on the other hand, agree to promptly notify the other party and correct any information provided by it for use in the Offer Documents or the Form S-4, if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by Law, and Parent and Merger Sub agree to cause the Offer Documents or the Form S-4, as applicable, as so corrected, to be filed with the SEC and disseminated to holders of Company Common Stock, in each case, as and to the extent required by Law, or by the SEC or its staff or NASDAQ. Parent shall use reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after its filing and (B) keep the

Form S-4, if the Form S-4 is declared effective by the SEC, effective for so long as necessary to complete the Merger. Other than in the case of an Adverse Recommendation Change (or at any time thereafter), the Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Form S-4 and the Offer Documents before they are filed with the SEC (including any amendment or supplement thereto or any response to any comments (including oral comments) of the SEC or its staff with respect thereto) prior to each filing thereof with the SEC, and Parent and Merger Sub shall consider in good faith any comments from the Company and its counsel. In addition, other than in the case of an Adverse Recommendation Change (or at any time thereafter), Parent and Merger Sub shall provide in writing to the Company and its counsel any written comments or other material written communications (and shall orally describe any oral comments or other material oral communication), that Parent and Merger Sub or their counsel may receive from time to time from the SEC or its staff or any other Governmental Entity with respect to the Schedule TO, the Form S-4 or the Offer Documents promptly after receipt, and any written or oral responses thereto. Other than in the case of an Adverse Recommendation Change (or at any time thereafter), the Company and its counsel shall be given a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or any other Governmental Entity or its staff, including a reasonable opportunity to review and comment on any such responses, which comments Parent and Merger Sub shall consider in good faith. Parent and Merger Sub shall use commercially reasonable efforts to respond promptly to any such comments.

(g) No Fractional Shares. No fractional shares of Parent Common Stock, and no certificate, receipt or scrip representing fractional shares of Parent Common Stock shall be issued pursuant to the Offer, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Common Stock who otherwise would be entitled to receive a fraction of a share of Parent Common Stock pursuant to the Offer (after aggregating all shares of Company Common Stock validly tendered in the Offer (and not validly withdrawn) by such holder) shall receive, in lieu thereof, cash, without interest, in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Parent Trading Price, rounded to the nearest cent (with 0.5 of a cent being rounded upward).

Section 1.02 Company Actions.

(a) Schedule 14D-9. On the date that the Offer Documents are filed with the SEC (provided that in the event the Schedule TO is filed prior to the date that is twenty (20) Business Days after the date hereof, on or after the date of such filing, but in no event later than twenty (20) Business Days after the date hereof), the Company shall, in a manner that complies with the rules and regulations promulgated by the SEC under the Exchange Act, including Rule 14d-9 thereunder, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) that shall, subject to the provisions of Section 6.03, contain the Company Recommendation and include the notice and other information required by Section 262(d)(2) of the DGCL. The Company further agrees to cause the Schedule 14D-9 to be disseminated to holders of Company Common Stock, as and to the extent required by federal securities Laws, including the Exchange Act. The Company shall cause the Schedule 14D-9 to (i) comply in all material respects with applicable requirements of the Exchange Act and (ii) as of the date first filed with the SEC and on the date first published, sent or given to the holders of Company Common Stock, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Schedule 14D-9. Parent and Merger Sub shall promptly furnish in writing to the Company all information concerning Parent and Merger Sub that is required by applicable Law or is reasonably requested by the Company to be included in the Schedule 14D-9. Parent and Merger Sub, on the one hand, and the Company, on the other hand, agree to promptly notify the other party and correct any information provided by it for use in the Schedule 14D-9, if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by Law, and the Company agrees to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of Company Common Stock, in each case, as and to the extent required by Law, or by the SEC or its staff or NASDAQ. Other than in the case of an Adverse Recommendation Change (and except for a filing on Schedule 14D-9 to disclose an Adverse Recommendation Change made in compliance with Section 6.03), Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC (including any amendment or supplement thereto or any response to any comments (including oral comments) of the SEC or its staff with respect thereto) prior to each filing thereof with the SEC, and the Company shall consider in good faith any comments from Parent, Merger Sub or their counsel. In addition, other than in the case of an Adverse Recommendation Change (and except for comments or communications relating to a filing on Schedule 14D-9 to disclose an Adverse Recommendation Change made in compliance with Section 6.03), the Company shall provide in writing to Parent, Merger Sub and their counsel any written comments or other material written communications (and shall orally describe any oral comments or other material oral communication), that the Company or its counsel may receive from time to time from the SEC or its staff or any other Governmental Entity with respect to the Schedule 14D-9 promptly after receipt, and any written or oral responses thereto. Prior to an Adverse Recommendation Change (and except for responses relating to a filing on Schedule 14D-9 to disclose an Adverse Recommendation Change made in compliance with Section 6.03), Parent, Merger Sub and their counsel shall be given a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or any other Governmental Entity or its staff, including a reasonable opportunity to review and comment on any such responses, which comments the Company shall consider in good faith. The Company shall use commercially reasonable efforts to respond promptly to any such comments.

(b) Company Information. In connection with the Offer, from time to time as reasonably requested by Parent, Merger Sub or their agents, the Company shall, or shall cause its transfer agent to, promptly (and in any event no later than five (5) Business Days after the date hereof) furnish to Merger Sub and Parent a list, as of the most recent practicable date, of the stockholders of the Company, mailing labels and any available listing or computer files containing the names and addresses of all record and beneficial holders of Company Common Stock, and lists of security positions of Company Common Stock held in stock depositories (including updated lists of stockholders, mailing labels, listings or files of securities positions) and such other assistance as Parent, Merger Sub or their agents may reasonably request in writing for the purpose of disseminating the Offer to the holders of Company Common Stock. Subject to applicable Law, except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Merger Sub and their agents shall: (i) hold in confidence the information contained in any such lists of stockholders, mailing labels and listings, computer files or files of securities positions in accordance with the Confidentiality Agreement (provided, for the avoidance of doubt, that the Company consents to the use by Parent and Merger Sub of such information as is necessary to disseminate the Offer to the holders of Company Common Stock, and acknowledges that such use does not constitute a breach of any provision of the Confidentiality Agreement), and (ii) use such information only in connection with the Offer and the Merger.

(c) Share Registry. The Company shall register (and shall instruct its transfer agent to register) the transfer of the shares of Company Common Stock accepted for payment by Merger Sub effective immediately after the Acceptance Time.

ARTICLE II

The Merger

Section 2.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). As a result of the Merger, the Company shall become a direct wholly owned subsidiary of Parent. The Merger shall be effected as soon as practicable following (but in any event on the same date as) the Acceptance Time, pursuant to Section 251(h) of the DGCL and shall have the effects set forth in the applicable provisions of the DGCL. From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, powers, privileges, immunities and franchises as provided under the DGCL.

Section 2.02 Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue New York, NY 10178 (or remotely via the electronic exchange of Closing deliveries) as soon as practicable following (but in any event on the same date as) the Acceptance Time, subject to the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VIII, or at such other place, time and date as shall be agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.03 Effective Time. Concurrently with the Closing, the parties shall cause a certificate of merger in a form and substance reasonably acceptable to the Company and Parent (the “Certificate of Merger”) to be executed, acknowledged and filed with the Delaware Secretary in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Delaware Secretary, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.04 Effects. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 2.05 Certificate of Incorporation and Bylaws. The certificate of incorporation of the Company shall, at the Effective Time, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 7.05(a). The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, subject to Section 7.05(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.

Section 2.06 Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE III

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates

Section 3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of shares of Company Common Stock or shares of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”):

(a) Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the

Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Stock. Each share of Company Common Stock (i) that is owned both at the commencement of the Offer and immediately prior to the Effective Time by Parent or Merger Sub, (ii) is owned immediately prior to the Effective Time by the Company as treasury stock, or (iii) is the subject of and irrevocably accepted for purchase in the Offer, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Subject to Sections 3.02 and 3.03, each share of Company Common Stock (i) issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b) or converted in accordance with Section 3.01(c)(ii)) shall be converted into the right to receive the Offer Consideration, without interest (the “Merger Consideration”) and net of any withholding of Taxes as provided in Section 3.02(g), and all such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (subject to the right to receive, pursuant to Section 3.01(e), cash in lieu of fractional shares of Parent Common Stock, if any, into which such shares of Company Common Stock have been converted pursuant to this Section 3.01(c) (the “Fractional Share Payout”)), together with the amounts, if any, payable pursuant to Section 3.02(i); and (ii) held by any Subsidiary of either the Company or Parent (other than Merger Sub) immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

(d) Adjustments to the Offer Consideration and Merger Consideration. Without limiting the restrictions set forth in Section 6.01 or Section 6.04, if between the date of this Agreement and the Effective Time (i) the outstanding shares of Company Common Stock or (ii) the outstanding shares of Parent Common Stock, in each case, shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares, or any similar event shall have occurred, or a stock dividend or stock distribution thereon shall be declared with a record date within such period, then the Offer Consideration and the Merger Consideration will be appropriately and equitably adjusted, without duplication, to reflect such change.

(e) No Fractional Shares. No fractional shares of Parent Common Stock, and no certificate, receipt or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or non-certificated shares of Company Common Stock represented by book-entry, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares represented by the Certificates and non-certificated shares of Company Common Stock represented by book-entry delivered by such holder) shall receive, in lieu thereof, cash, without interest, in an amount equal to such fraction of a share of Parent Common Stock multiplied by the Parent Trading Price, rounded to the nearest cent.

Section 3.02 Exchange of Certificates; Exchange Fund.

(a) Exchange Agent. Prior to the Effective Time, Parent shall, at its sole cost and expense, (i) appoint a bank or trust company, reasonably acceptable to the Company, to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration and any amounts payable pursuant to Section 3.02(i) and (ii) enter into an exchange agent agreement (the “Exchange Agent Agreement”) with the Exchange Agent on terms and conditions that are reasonably acceptable to the Company and Parent. Immediately prior to the

Effective Time, Parent shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of Company Common Stock, for payment in accordance with this Article III through the Exchange Agent, (i) Parent Common Stock issuable pursuant to Section 3.01(c) in book-entry form equal to the aggregate Parent Common Stock portion of the Merger Consideration (assuming no Fractional Share Payout) and (ii) cash constituting an amount equal to the aggregate cash portion of the Merger Consideration, including the Fractional Share Payout, payable pursuant to Section 3.01(c)(i). On the payment date of any dividend or distribution with respect to Parent Common Stock with a record date after the Effective Time and a payment date prior to the surrender of any applicable unsurrendered Certificates or shares of Company Common Stock held in book-entry form, Parent shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the applicable holders of Company Common Stock, for payment in accordance with this Article III through the Exchange Agent, the aggregate dividend or distribution amounts payable pursuant to Section 3.02(i). All such cash, evidence of book-entry shares of Parent Common Stock, and other amounts payable pursuant to Section 3.02(i) deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund.” The Exchange Agent shall (and Parent shall cause Exchange Agent to) deliver and make payments of the Merger Consideration to the holders of Company Common Stock in accordance with the terms of this Agreement and the Exchange Agent Agreement.

(b) Letter of Transmittal. As reasonably promptly as practicable after the Effective Time (and in any event within five (5) Business Days after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of Company Common Stock represented by a certificate (the “Certificates”) or of non-certificated shares of Company Common Stock represented by book-entry, in each case, which shares of Company Common Stock were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement, a letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may specify (subject to the Company’s reasonable approval), together with instructions thereto).

(c) Merger Consideration Received in Connection with Exchange. With respect to each share of Company Common Stock that has been converted into the right to receive the Merger Consideration, upon (i) in the case of shares of Company Common Stock represented by a Certificate, the surrender of such Certificate for cancellation (or an Affidavit of Loss in lieu of a Certificate and compliance with Section 3.02(h), as applicable) to the Exchange Agent together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, or (ii) in the case of shares of Company Common Stock held in book-entry form, the receipt of an “agent’s message” by the Exchange Agent, in each case together with such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 3.01(c)(i), including cash in lieu of fractional shares of Parent Common Stock, if any, into which such shares of Company Common Stock have been converted into the right to receive pursuant Section 3.01(c), and any amounts, if any, payable pursuant to Section 3.02(i). In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be paid to a transferee if the Certificate (or an Affidavit of Loss in lieu of a Certificate and compliance with Section 3.02(h), as applicable) representing such Company Common Stock (or, if such Company Common Stock is held in book-entry form, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer or other similar Taxes have been paid. Until surrendered as contemplated by this Section 3.02(c), each such share of Company Common Stock, and any Certificate with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon and net of any withholding of Taxes as provided in Section 3.02(g), that the holders of such shares of Company Common Stock are entitled to receive in respect of such shares pursuant to Section 3.01(c)(i), including cash in lieu of fractional shares of Parent Common Stock, if any, into which such shares of Company Common Stock have been converted into the right to receive pursuant Section 3.01(c), and any amounts, if any, payable pursuant to Section 3.02(i). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate (or an Affidavit of Loss in lieu of a Certificate and compliance with Section 3.02(h), as applicable), or shares of Company Common Stock held in book-entry form.

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III upon conversion of any shares of Company Common Stock, including cash in lieu of fractional shares of Parent Common Stock, if any, into which such shares of Company Common Stock have been converted into the right to receive pursuant Section 3.01(c), and any amounts, if any, payable pursuant to Section 3.02(i), shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Subject to Section 3.02(e), if, after the Effective Time, any Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

(e) No Liability. Any portion of the Exchange Fund (including any interest received with respect thereto and any shares of Parent Common Stock) made available to the Exchange Agent that remains unclaimed by the holders of Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) twelve (12) months after the Effective Time will be returned to the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form) for the Merger Consideration in accordance with Section 3.02(c) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and net of applicable withholding of Taxes as provided in Section 3.02(g), including the Fractional Share Payout payable pursuant to Section 3.01(c)(i), and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.02(i), in respect of such holder’s surrender of their Certificates formerly representing shares of Company Common Stock (or shares of Company Common Stock held in book-entry form); provided, that none of the Company, Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law.

(f) Investment of Exchange Fund. The Exchange Agent shall invest any cash in the Exchange Fund if and as directed by Parent; provided, that such funds shall be invested only in obligations of or guaranteed by the United States of America, obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. To the extent that there are any losses with respect to any investments of the funds deposited with the Exchange Agent, or the funds shall for any other reason (including Dissenting Shares losing their status as such and additional cash being required to pay the Fractional Share Payout) not be sufficient for the Exchange Agent to make prompt payment of the Merger Consideration or the amounts payable pursuant to Section 3.02(i), upon demand by the Exchange Agent, Parent shall promptly reimburse any such loss or otherwise provide additional funds so as to ensure that the funds are at all times maintained at a level sufficient for the Exchange Agent to make such payments contemplated by Section 3.01(c)(i) and Section 3.02(i) that remain unpaid.

(g) Withholding Rights. Notwithstanding any other provision of this Agreement, any Person (or their agent) required to make payments under this Agreement shall be entitled to deduct and withhold from any such payment (including a payment of the consideration otherwise payable to any holder of Company Common Stock or any holder of an award described in Section 3.04) such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law; provided, however, that there shall be no withholding on account of U.S. federal income tax provided that the recipient provides a properly completed and executed IRS Form W-9 claiming a complete exemption from backup withholding, except as a result of a change in Law after the date of this Agreement or if the payment is in the nature of compensation for services by a current or former employee. Amounts so deducted or withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction or withholding was made.

(h) Lost Certificates. Notwithstanding anything herein to the contrary, if any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (an “Affidavit of Loss”), the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement, including the Fractional Share Payout payable pursuant to Section 3.01(c)(i), and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.02(i); provided, however, that Merger Sub may, in its sole discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver an indemnity and a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(i) Dividends or Distributions with Respect to Parent Common Stock. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time and a payment date prior to the surrender of any applicable unsurrendered Certificates or shares of Company Common Stock held in book-entry form shall be paid to the holder of any unsurrendered Certificate or shares of Company Common Stock held in book-entry form with respect to the shares of Parent Common Stock issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or an Affidavit of Loss in lieu of a Certificate and compliance with Section 3.02(h), as applicable) or shares of Company Common Stock held in book-entry form in accordance with this Agreement. Subject to applicable Law, following surrender of any such Certificate (or an Affidavit of Loss in lieu of a Certificate and compliance with Section 3.02(h), as applicable) or shares of Company Common Stock held in book-entry form there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

Section 3.03 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected and not lost or properly withdrawn a demand for appraisal rights under, and has otherwise complied with, Section 262 of the DGCL with respect to such shares (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, including the Fractional Share Payout payable pursuant to Section 3.01(c)(i) and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.02(i). At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal under the DGCL (whether occurring before, at or after the Effective Time) with respect to such Dissenting Shares, such Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, including the Fractional Share Payout payable pursuant to Section 3.01(c)(i), and any dividends or other distributions on shares of Parent Common Stock in accordance with Section 3.02(i), without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

(b) The Company shall give prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments, notices or demands served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment or offer to make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 3.04 Company Stock Awards; Company ESPP.

(a) No Assumption of Awards. No Company Stock Options, Company RSUs or Performance-Vesting Awards shall be continued, converted, assumed or replaced by the Surviving Corporation in connection with the transactions contemplated hereby.

(b) Company Stock Options. As of the Effective Time, each then-outstanding Company Stock Option (whether or not vested or exercisable) shall be canceled and converted into the right of the holder thereof to receive from the Surviving Corporation an amount in cash payable on the first regularly-scheduled payroll period that occurs at least fifteen (15) days following the Closing Date equal to the product of (i) the excess, if any, of (A) the Merger Consideration Value over (B) the per share exercise price of such Company Stock Option multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Option, less applicable withholding taxes; provided that for any Company Stock Option granted after December 31, 2023, the number of shares of Company Common Stock subject to such Company Stock Option for purposes of clause (ii) of this Section 3.04(b) shall equal the total number of shares of Company Common Stock covered by such Company Stock Option multiplied by a fraction, the numerator of which equals the number of days from and including January 1, 2024 through and including the Closing Date and the denominator of which equals 1,095, and the remainder of such Company Stock Option shall be canceled and forfeited for no consideration. Each Company Stock Option with a per share exercise price equal to or greater than the Merger Consideration Value shall be canceled without consideration as of the Effective Time.

(c) Company RSUs. Effective as of the Effective Time, each then-outstanding Company RSU shall be canceled and converted into the right of the holder thereof to receive a cash payment from the Surviving Corporation payable on the first regularly-scheduled payroll period that occurs at least fifteen (15) days following the Closing Date equal to the product of (i) the Merger Consideration Value and (ii) the number of shares of Company Common Stock subject to such Company RSU, less applicable withholding taxes; provided that for any Company RSU granted after December 31, 2023, the number of shares of Company Common Stock subject to such Company RSU for purposes of clause (ii) of this Section 3.04(c) shall equal the total number of shares of Company Common Stock covered by such Company RSU multiplied by a fraction, the numerator of which equals the number of days from and including January 1, 2024 through and including the Closing Date and the denominator of which equals 1,095, and the remainder of such Company RSU shall be canceled and forfeited.

(d) Performance-Vesting Awards.

(i) With respect to each Performance-Vesting Award for which the applicable performance period has ended prior to the Effective Time, such award shall be treated for all purposes as a Company RSU under

Section 3.04(c) and the number of shares of Company Common Stock subject to such award shall be the number of shares earned based on actual performance during the applicable performance period.

(ii) With respect to each Performance-Vesting Award for which the applicable performance period is ongoing immediately prior to the Effective Time, the number of shares of Company Common Stock earned under such award shall be calculated in accordance with the terms of the applicable award agreement as if the relevant performance period concluded as of immediately prior to the Effective Time (but the number of shares of Company Common Stock payable under each award with a performance period scheduled to end in the ordinary course in 2023, 2024 or 2025 shall not be pro-rated on account of the shortened performance period and shall be calculated as though the applicable employee remained in service for the entire performance period, whereas the number of shares of Company Common Stock payable under each award with a performance period scheduled to end in the ordinary course following 2025 shall be pro-rated to reflect the shortened performance period) and such award shall otherwise be treated for all purposes as a Company RSU under Section 3.04(c) with respect to such number of shares of Company Common Stock.

(e) Company ESPP. Prior to the Effective Time, the Company will take all necessary and appropriate actions so that (i) all outstanding purchase rights under the Company ESPP will automatically be exercised, in accordance with the terms of the Company ESPP, upon the earlier of (x) immediately prior to the Effective Time and (y) the last day of the purchase period in progress as of the date of this Agreement (the “Final Offering”), (ii) no employee who is not a participant in the Company ESPP as of the end of the Business Day immediately prior to the date hereof may become a participant in the Company ESPP and no current participant may increase the amount of his or her participation or payroll deduction election from that in effect on the date hereof, (iii) the Company ESPP shall be terminated immediately prior to the Effective Time and (iv) no further purchase rights are granted under the Company ESPP following the Final Offering.

(f) Section 409A. To the extent that any award described in this Section 3.04 constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

(g) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Plan or the Company ESPP) shall take any actions which are necessary, including making any determinations and/or adopting resolutions of the Company Board or a committee thereof or any administrator of the Company Stock Plan or the Company ESPP as may be necessary, to (i) effectuate the provisions of this Section 3.04, it being understood and agreed that from and after the Effective Time, no Company Stock Award holder shall have any right with respect to any Company Stock Award other than to receive the payment (if any) provided for in this Section 3.04, (ii) terminate the Company Stock Plan, effective as of the Effective Time and (iii) terminate the Company ESPP as set forth in Section 3.04(e). No later than the Effective Time, Parent shall provide to the Surviving Corporation all funds necessary to fulfill the obligations under this Section 3.04.

Section 3.05 Necessary Further Actions. Each of the Company, Parent and Merger Sub agree to take all necessary action to cause the Merger to become effective as soon as practicable following (but in any event on the same date as) the Acceptance Time without a meeting of the Company’s stockholders, as provided in Section 251(h) of the DGCL and upon the terms and subject to the conditions of this Agreement. In furtherance, and without limiting the generality, of the foregoing, neither Parent nor Merger Sub shall, and each of Parent and Merger Sub shall cause their respective Affiliates and Representatives not to, take any action that could render Section 251(h) of the DGCL inapplicable to the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under, or duty or obligation with respect to, any of the property, rights, privileges, powers or franchises, or any of the debts or liabilities, of the Company as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments, assumptions and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to continue, vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under, or duty or obligation with respect to, such property, rights, privileges, powers or franchises, or any such debts or liabilities, in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article IV are true and correct (except (i) as set forth in the Parent SEC Documents furnished or filed by Parent with the SEC during the three (3) years prior to the date of this Agreement (excluding any disclosures in such reports, schedules, forms, certifications, statements or other documents under the headings “Risk Factors” or “Forward-Looking Statements” and qualitative disclosures under the heading “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature) (it being acknowledged that nothing disclosed in such reports, schedules, forms, certifications, statements or other documents will be deemed to modify or qualify the representations and warranties set forth in Section 4.01, Section 4.02 and Section 4.07) or (ii) as set forth in the corresponding section or subsection of the Parent Disclosure Letter (and each other section or subsection of the Parent Disclosure Letter to the extent it is reasonably apparent on its face that such section or subsection is relevant to other statements in this Article IV).

Section 4.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite power and authority to conduct its businesses as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub and the Parent Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Parent Material Adverse Effect. Parent has filed with the SEC, prior to the date hereof, a complete and accurate copy of the amended and restated articles of incorporation and amended regulations of Parent as amended to the date hereof (the “Parent Governing Documents”). Neither Parent nor Merger Sub is in violation of its organizational or governing documents, except where any such violations, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 4.02 Capital Structure.

(a) The authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 6,000,000 shares of Preferred Stock, no par value per share (the “Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on September 8, 2023, (i) 102,142,074 shares of Parent Common Stock were issued and outstanding (of which 234,552 shares were subject to vesting restrictions pursuant to the Parent Stock Plan (“Parent Restricted Stock”)); (ii) 44,355,656 shares of Parent Common Stock were issued and held in treasury; (iii) no shares of Parent Preferred Stock are issued and outstanding; (iv) 681,279 shares of Parent Common Stock were issuable upon exercise of outstanding Parent Stock Options; (v) 204,070 shares of Parent Common Stock were subject to outstanding awards of deferred stock units (“Parent DSU Awards”), and 355,736 shares of Parent Common Stock were subject to outstanding awards of performance stock units (“Parent PSU Awards,” and together with the Parent Restricted Stock, the Parent Stock Options, the Parent DSU Awards and the Parent PSU Awards, the “Parent Stock Awards”) assuming target performance; and (vi) 4,247,728 shares of Parent Common Stock were reserved for future issuance under the Parent Stock Plan. Since September 8, 2023, Parent has not issued, entered into an agreement to issue, or otherwise committed to issue any (A) Parent Capital Stock (other than as a result of the exercise or settlement of Parent Stock Awards in accordance with their respective terms) or (B) Parent Stock Awards or other equity or equity-based awards that may be settled in Parent Common Stock. Except as set forth in this Section 4.02(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or any securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Parent, (y) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from Parent, or any other obligation of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Parent or (z) any rights issued by, or other obligations of, Parent that are linked in any way to the price of any class of Parent Capital Stock, the value of Parent or any part of Parent or any dividends or other distributions declared or paid on any shares of capital stock of Parent. None of the Parent Subsidiaries owns any capital stock of Parent.

(b) All outstanding shares of Parent Common Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise, vesting or settlement of Parent Stock Awards pursuant to the Parent Stock Plans and applicable award agreements, will be, duly authorized, validly offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Governing Documents or any Contract to which Parent is a party or bound. All grants of equity awards or other rights with respect to shares of Parent Common Stock to current or former directors, officers, employees, agents or consultants of the Parent or any Parent Subsidiary have been made in compliance in all material respects with applicable Law, the terms of the applicable Parent Stock Plan and award agreements thereunder, as applicable, and any applicable policy of Parent or Parent Board (including any committee thereof) relating to the grant of such awards or rights. Except for acquisitions, or deemed acquisitions, of Parent Common Stock or other equity securities of the Parent in connection with (x) the payment of the exercise price of Parent Stock Options with Parent Common Stock (including in connection with “net exercises”), (y) required tax withholding in connection with the exercise of, vesting or settlement of Parent Stock Awards, and (z) forfeitures of Parent Stock Awards, there are not any outstanding obligations of Parent or any of Parent’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Parent or any Parent Subsidiary. There are no debentures, bonds, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Parent’s stockholders may vote (“Parent Voting Debt”). None of Parent or any of the Parent Subsidiaries is a party to or otherwise bound by any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent. None of Parent nor any Parent Subsidiary of Parent is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any of the Parent Capital Stock.

(c) (i) No dividends or similar distributions have accrued or been declared but are unpaid on the Parent Capital Stock and (ii) Parent is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of the Parent Capital Stock.

Section 4.03 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger, the Offer, the Parent Stock Issuance and the other transactions contemplated by this Agreement. Prior to the execution of this Agreement, Parent, as sole stockholder of Merger Sub, duly executed and delivered a stockholder consent, such consent to be effective immediately following the execution of this Agreement, adopting this Agreement pursuant to Section 228 of the DGCL (the “Parent Consent”). Parent has delivered to the Company a copy of the Parent Consent, which is currently in effect and has not been rescinded. Each of the Parent Board and the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the Parent Stock Issuance and, in the case of the board of directors of Merger Sub, recommended adoption of this Agreement by Parent as sole stockholder of Merger Sub and (ii) determined that this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the Parent Stock Issuance, are fair to and in the best interests of the respective stockholders of Parent and Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and, subject to the effectiveness of the Parent Consent, the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Offer, the Merger and the Parent Stock Issuance) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings (including the Merger, the Offer and the Parent Stock Issuance) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings (including any stockholder approval, subject in the case of Merger Sub to the effectiveness of the Parent Consent)) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger, the Offer, the Parent Stock Issuance and the other transactions contemplated by this Agreement. The shares of Parent Common Stock to be issued in the Parent Stock Issuance have been duly authorized as the Stock Consideration, and when issued pursuant hereto, will be validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Governing Documents or any Contract to which Parent is a party or bound. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.04 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by Parent and Merger Sub of the Merger, the Offer, the Parent Stock Issuance and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (i) the governing or organizational documents of Parent or Merger Sub; (ii) any written or legally binding oral contract, lease, license, indenture, note, bond, agreement, undertaking or other instrument (a “Contract”) to which either Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 4.04(b), any judgment, decree, decision, injunction, ruling, writ or other similar order (“Order”) or statute, law, ordinance, rule, regulation, code, treaty or administrative guidance or other pronouncement having the effect of law, including common law (“Law”) enacted, issued, promulgated, enforced or entered by any Governmental Entity, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) No consent, approval, clearance, waiver or order (each a “Consent”) of or from, or registration, declaration, notice or filing made to or with any government, court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, whether federal, national, state, provincial or local and whether domestic, foreign or supranational (a “Governmental Entity”), is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger, the Offer, the Parent Stock Issuance and the other transactions contemplated by this Agreement, other than (i) (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (B) compliance with and filings under Part IX of the Competition Act (Canada), as amended (the “Canadian

Competition Act”), (ii) the filing of the Certificate of Merger with the Delaware Secretary, (iii) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (with the rules and regulations promulgated thereunder, the “Exchange Act”), the Securities Act and state or other federal securities Laws, including the Form S-4, (iv) such other filings with the SEC as may be required to be made by Parent or Merger Sub in connection with this Agreement, including the Offer Documents, (v) filings with and approvals from the New York Stock Exchange (the “NYSE”) and (vi) such other Consents and filings which if not obtained or made would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.05 Parent SEC Documents; Undisclosed Liabilities.

(a) Parent has timely furnished or filed all reports, schedules, forms, certifications, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Parent with the SEC during the three (3) years prior to the date of this Agreement (such documents, together with any documents filed with the SEC during such period by Parent on a voluntary basis on a Current Report on Form 8-K, being collectively referred to as the “Parent SEC Documents”).

(b) Each Parent SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent included in the Parent SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Parent and its consolidated Parent Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments). To the Knowledge of Parent, none of the Parent SEC Documents is as of the date of this Agreement the subject of ongoing SEC review and, as of the date hereof, Parent has not received any comments from the SEC with respect to any of the Parent SEC Documents which remain unresolved, nor has it received any inquiry or information request from the SEC as of the date of this Agreement as to any matters affecting Parent that have not been addressed.

(c) Parent has made available to Company copies of all comment letters received by Parent from the SEC during the three (3) years prior to the date of this Agreement relating to the Parent SEC Documents, together with all written responses of Parent thereto. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any such comment letters received by Parent from the SEC and (ii) to the Knowledge of Parent, none of the Parent SEC Documents is the subject of any ongoing review by the SEC. None of the Parent Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC other than as part of the Parent’s consolidated group.

(d) Neither Parent or Merger Sub nor any the Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of the Parent Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent, Merger Sub or any of the Parent Subsidiaries in Parent’s or such Parent Subsidiary’s published financial statements or other Parent SEC Documents.

(e) Except (i) as reflected or reserved against in Parent’s consolidated balance sheet as of July 31, 2023 (or the notes thereto) included in the Filed Parent SEC Documents (the “Latest Parent Balance Sheet” and the date thereof, the “Latest Parent Balance Sheet Date”), (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement or the Merger and (iii) for liabilities and obligations that have been incurred in the ordinary course of business since the Latest Parent Balance Sheet Date and do not relate to any breach of contract, breach of warranty, violation of Law, tort, infringement or misappropriation, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise), other than those that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) Parent has established and maintains a system of internal control over financial reporting for itself and the Parent Subsidiaries sufficient to provide reasonable assurance regarding the reliability of financial reporting, including assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP applied on a consistent basis, (ii) receipts and expenditures are executed in accordance with the authorization of management and (iii) any unauthorized use, acquisition or disposition of Parent’s assets that would materially affect Parent’s financial statements would be detected or prevented in a timely manner. There is not, nor, during the three (3) years prior to the date of this Agreement, has there been, (A) any “significant deficiency” or “material weakness” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which would be reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information or (B) fraud, whether or not material, that involves management or other employees who have any significant role in Parent’s internal controls over financial reporting.

(g) Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(c) and 15d-15(c) under the Exchange Act) are designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to Parent’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Parent required under the Exchange Act with respect to such reports.

(h) During the three (3) years prior to the date of this Agreement, (i) neither Parent nor any of the Parent Subsidiaries nor, to the Knowledge of Parent, any director, officer, employee with responsibility for bookkeeping or accounting functions, auditor or accountant of Parent or any of the Parent Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of the Parent Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of the Parent Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no director or officer of Parent or, to Parent’s Knowledge, non-officer employee, external auditor, external accountant or similar authorized Representative, has received or otherwise been made aware of any material complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Parent Subsidiary or their respective internal accounting controls, including any material complaint, allegation or claim that any Parent Subsidiary has engaged in questionable accounting or auditing practices or has reported evidence of a material violation of applicable Law, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent.

(i) Parent is in compliance in all material respects with all current listing and corporate governance requirements of the NYSE.

Section 4.06 Financial Ability to Perform.

(a) As of the date of this Agreement, Parent has delivered to the Company true, complete and correct copies of an (i) executed debt commitment letter (the “Commitment Letter”) and (ii) executed related fee letter (it being understood fee amounts, pricing caps and other terms (in each case which do not affect conditionality) have been redacted in a customary manner) (the “Fee Letter”), in each case, dated as of the date of this Agreement, from the Financing Parties identified therein, pursuant to which such Financing Parties have agreed to provide Financing to Parent in the amounts set forth therein in connection with the transactions contemplated hereby, subject to the terms and conditions thereof, in each case as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement.

(b) As of the date hereof, (i) the Commitment Letter has not been amended, supplemented or modified, (ii) the respective commitments contained in the Commitment Letter have not been withdrawn, terminated or rescinded in any respect, (iii) no event has occurred which, with or without notice, lapse of time or both, would or reasonably be expected to constitute a default or breach on the part of Parent or any of its Affiliates or, to the Knowledge of Parent, any other Person, in each case under the Commitment Letter, (iv) Parent has paid, or will pay within one Business Day, any and all commitment fees and other fees in connection with the Commitment Letter and related fee letters that are required to be paid under the Commitment Letter or related fee letters on or prior to the date hereof as and when due and (v) the Commitment Letter is in full force and effect and represents a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, each other party thereto, and is enforceable against Parent and, to the Knowledge of Parent, each other party thereto in accordance with its terms.

(c) As of the date hereof, there are no conditions precedent or other contractual contingencies related to funding the full amount of the Financing on the Closing Date other than those expressly set forth in the Commitment Letter and the Fee Letter. As of the date hereof, assuming the satisfaction of the conditions set forth in Annex I and Article VIII, Parent does not have any reason to believe that (i) any of the conditions to the Financing will not be satisfied on or prior to the Closing Date or (ii) the full amount of the Financing necessary for Parent to consummate the transactions contemplated hereby, if any, will not be available to Parent on the Closing Date. Other than the Fee Letter, there are no side letters, understandings or other agreements, contracts or arrangements to which Parent is a party relating to the Commitment Letter that would reasonably be expected adversely affect the availability, conditionality, enforceability, termination or amount of the Financing.

(d) Parent will have at the Acceptance Time, and the Effective Time, respectively, all funds (including funds comprised of proceeds of the Financing) necessary (a) to pay the aggregate cash consideration payable to holders of Company Common Stock due at such times pursuant to the Offer and this Agreement, respectively, (b) to repay any then-outstanding Indebtedness for borrowed money of the Company and its Subsidiaries under the Company Credit Agreement (up to the amounts outstanding as of the date hereof or permitted to be incurred pursuant to the terms of this Agreement) in connection with the consummation of the transactions contemplated by this Agreement (to the extent any such repayment is required in connection with the consummation of the transactions contemplated by this Agreement) and (c) to pay any fees and expenses or other amounts payable by Parent in connection with the consummation of the transactions contemplated by the Offer or this Agreement, respectively (such amounts, the “Transaction Amounts”).

Section 4.07 Information Supplied. None of the information supplied in writing or to be supplied in writing by Parent, on its own or on behalf of Merger Sub, or any of their Representatives specifically for inclusion or incorporation by reference in the Schedule 14D-9 and any other documents to be filed with the SEC by the Company in connection with the transactions contemplated hereby (and any amendment thereof or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the respective times the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, as the case may be. The Offer Documents and the Form S-4 will, when filed with the SEC or at any time it is amended or supplemented or on the date first disseminated to the Company’s stockholders, comply as to form in all material respects with the provisions of the Exchange Act, the Securities Act and all other applicable Laws. The Offer Documents and the Form S-4 (and any amendment thereof or supplement thereto), when filed with the SEC or at any time it is amended or supplemented or on the date first disseminated to the Company’s stockholders, as applicable, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or omissions included or incorporated by reference in the Offer Documents, the Form S-4 or the Schedule 14D-9 based upon information specifically supplied to Parent or any of its Representatives by or on behalf of the Company or any of its Representatives for inclusion or incorporation by reference therein.

Section 4.08 Absence of Certain Changes. From April 30, 2023 through the date hereof, (a) there has not occurred any Effect that, individually or in the aggregate, has had a Parent Material Adverse Effect, (b) except in connection with the transactions contemplated by this Agreement, each of Parent, Merger Sub and the Parent Subsidiaries has conducted its respective business in the ordinary course of business consistent with past practice except where the failure to do so would not cause a Parent Material Adverse Effect, and (c) none of Parent, Merger Sub or any Parent Subsidiary has undertaken any action that if taken after the date of this Agreement would require the Company’s consent pursuant to Section 6.04.

Section 4.09 Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect, taken as a whole, nor is there any Order outstanding against or, to the Knowledge of Parent, threatened against Parent or Merger Sub that, individually or in the aggregate, would have a Parent Material Adverse Effect.

Section 4.10 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s success fee, premium, or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement for which the Company or any of its Affiliates may become responsible based upon arrangements made by or on behalf of Parent or its Affiliates.

Section 4.11 Capitalization of Merger Sub. As of the date hereof, the authorized share capital of Merger Sub consists of 100 shares, $0.01 par value per share, 100 of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, wholly owned by Parent or by a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby.

Section 4.12 Ownership of Company Common Stock. Neither Parent nor Merger Sub, nor any “affiliate” or “associate” of either of the foregoing, is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Article X of the Company Charter (other than by reason of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby).

Section 4.13 Management Agreements. Other than this Agreement and the Confidentiality Agreement, as of the date hereof, there are no Contracts between Parent or Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the board of directors or any stockholder of the Company, on the other hand, relating to the Company (including relating to compensation and retention of the Company’s management), the transactions contemplated by this Agreement or the operations of the Surviving Corporation after the Effective Time.

Section 4.14 Antitrust. To the Knowledge of Parent, no fact or circumstance exists with respect to Parent, Merger Sub, or each of their respective Subsidiaries’ businesses that would reasonably be expected to prevent the satisfaction of any of the conditions set forth in clauses (b)(i), b(ii) and (b)(iii) of Annex I (in the case of (b)(iii), solely with respect to Regulatory Laws).

ARTICLE V

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article V are true and correct (except (i) as set forth in the Company SEC Documents furnished or filed and publicly available during the three (3) years prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding any disclosures in the Filed Company SEC Documents under the headings “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” and qualitative disclosures under the heading “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature) (it being acknowledged that nothing disclosed in a Filed Company SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 5.01, Section 5.02, Section 5.03, Section 5.26 and Section 5.27) or (ii) as set forth in the corresponding section or subsection of the Company Disclosure Letter (and each other section or subsection of the Company Disclosure Letter to the extent it is reasonably apparent on its face that such section or subsection is relevant to other statements in this Article  V).

Section 5.01 Organization, Standing and Power. Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be in good standing or to have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority to conduct its businesses as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, true and complete copies of the third amended and restated certificate of incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”) and the amended and restated bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”). The Company is not in violation of any of the provisions of the Company Charter or Company Bylaws in any material respect.

Section 5.02 Company Subsidiaries.

(a) All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable, as applicable, and are owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary, as applicable, free and clear of all Liens, excluding Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws or as set forth in their respective organizational documents made available to Parent. Except as set forth in this Section 5.02(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock or any securities of such Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, (ii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from such Company Subsidiary, or any other obligation of such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, such Company Subsidiary or (iii) any rights issued by, or other obligations of, such Company Subsidiary that are linked in any way to the price of any class of capital stock or voting securities of, or other equity interests in, such Company Subsidiary, the value of such Company Subsidiary or any part of such Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of or voting securities of, or other equity interests in, such Company Subsidiary. Section 5.02(a) of the Company Disclosure Letter contains a complete and accurate list as of the date of this Agreement of each of the Company Subsidiaries and their respective jurisdictions of organization and for each Company Subsidiary that is not, directly or indirectly, wholly owned by the Company, (1) the number and type of any capital stock of, or description of other equity or voting interests in, such Company Subsidiary that is outstanding as of the date of this Agreement and (2) the number and type of shares of capital stock of, or description of other equity or voting interests in, such Subsidiary that, as of the date of this Agreement, are owned, directly or indirectly, by the Company. Each Company Subsidiary is not in violation of any of the provisions of its respective organizational documents in any material respect.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company nor any Company Subsidiary (i) owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person, or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person.

(c) None of the Company Subsidiaries owns any capital stock of the Company.

Section 5.03 Capital Structure.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, 50,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), and 1,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock” and, together with the Company Common Stock and Class B Common Stock, the “Company Capital Stock”). At the close of business on September 7, 2023, (i) 143,187,207 shares of Company Common Stock were issued and 132,861,798 shares of Company Common Stock were outstanding (of which no shares were subject to vesting restrictions pursuant to the Company Stock Plan); (ii) 10,325,409 shares of Company Common Stock were issued and held in treasury; (iii) no shares of Preferred Stock or Class B Common Stock are issued and outstanding; (iv) 7,844,678 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan; (v) 1,057,104 shares of Company Common Stock were issuable upon exercise of outstanding Company Stock Options; (vi) 1,106,097 shares of Company Common Stock were subject to outstanding Company RSUs and 649,405 shares of Company Common Stock were subject to outstanding Performance-Vesting Awards assuming all applicable performance measures were satisfied at maximum levels of performance; and (vii) 2,955,672 shares of Company Common Stock were reserved for future issuance under the Company ESPP. Since September 7, 2023, the Company has not issued, entered into an agreement to issue, or otherwise committed to issue any (A) Company Capital Stock (other than as a result of the exercise of Company Stock Options, Company RSUs or Performance-Vesting Awards in accordance with their respective terms) or (B) Company Stock Options, Company RSUs or Performance-Vesting Awards or other equity or equity-based awards that may be settled in Company Common Stock. Except as set forth in this Section 5.03(a), there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, (x) any capital stock or any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company, (y) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire from the Company, or any other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or (z) any rights issued by, or other obligations of, the Company that are linked in any way to the price of any class of Company Capital Stock, the value of the Company or any part of the Company or any dividends or other distributions declared or paid on any shares of capital stock of the Company. The Company has previously made available to Parent an accurate list, as of September 7, 2023, of each outstanding Company Stock Award, in each case specifying the name of the holder, the type of award, the number of underlying shares of Company Common Stock, the date of grant, and, if applicable, the exercise price per share of Company Common Stock and the expiration date.

(b) All outstanding shares of Company Common Stock are, and, at the time of issuance, all such shares that may be issued (i) upon the exercise of Company Stock Options, (ii) upon the vesting or settlement of Company RSUs or Performance-Vesting Awards pursuant to the Company Stock Plan and applicable award agreements or (iii) under the Company ESPP, will be, duly authorized, validly offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or bound. All grants of equity awards or other rights with respect to shares of Company Common Stock to current or former directors, officers, employees, agents or consultants of the Company or any Company Subsidiary have been made in compliance in all material respects with applicable Law, the terms of the applicable Company Stock Plan and award agreements thereunder or the Company ESPP, as applicable, and any applicable policy of the Company or Company Board (including any committee thereof) relating to the grant of such awards or rights. Except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (x) the payment of the exercise price of Company Stock Options with Company Common Stock (including in connection with “net exercises”), (y) required tax withholding in connection with the exercise of, vesting or settlement of Company Stock Awards, and (z) forfeitures of Company Stock Awards, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s stockholders may vote (“Company Voting Debt”). None of the Company or any of the Company Subsidiaries is a party to or otherwise bound by any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company. None of the Company nor any Company Subsidiary of the Company is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Capital Stock.

(c) (i) No dividends or similar distributions have accrued or been declared but are unpaid on the Company Capital Stock and (ii) the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of the Company Capital Stock.

Section 5.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and assuming the accuracy of the representations and warranties set forth in Section 4.12, to perform its obligations hereunder and to consummate the Merger, the Offer and the other transactions contemplated by this Agreement. The Company Board has, by resolutions duly adopted by the unanimous vote of the directors, (a) declared that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, are advisable, (b) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, are fair to and in the best interests of, the stockholders of the Company, (c) approved this Agreement and the transactions contemplated hereby, including the Merger and the Offer, upon the terms and subject to the conditions contained herein, (d) assuming the accuracy of the representations and warranties set forth in Section 4.12, taken all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in the Company Charter will not apply with respect to or as a result of the Merger, the Offer, this Agreement and the transactions contemplated hereby, and (c) resolved, upon and subject to the terms and conditions herein, to recommend that its stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer (such recommendation, the “Company Recommendation”) (provided that any Adverse Recommendation Change by the Company Board in accordance with Section 6.03(d) shall not be a breach of the representation in this sentence). The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub and the accuracy of the representations and warranties set forth in Section 4.12, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation by the Company of the Merger, the Offer and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make any payment to any other Person or make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter (in the case of the Company Charter, assuming the accuracy of the representations and warranties set forth in Section 4.12), the Company Bylaws or the governing or organizational documents of any Company Subsidiary; (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 5.05(b) and assuming the accuracy of the representations and warranties set forth in Section 4.12, any Order or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger, the Offer and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Schedule 14D-9, and (B) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger, the Offer and the other transactions contemplated by this Agreement; (ii) (A) compliance with and filings under the HSR Act and (B) compliance with and filings under Part IX of the Canadian Competition Act; (iii) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which the Company and the Company Subsidiaries are qualified to do business; (iv) filings required under, and compliance with other applicable requirements of, the Exchange Act; (v) compliance with NASDAQ rules and regulations; and (vi) such other Consents and filings, which if not obtained or made would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 5.06 Company SEC Documents; Undisclosed Liabilities.

(a) The Company has timely furnished or filed all reports, schedules, forms, certifications, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC during the three (3) years prior to the date of this Agreement (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, being collectively referred to as the “Company SEC Documents”).

(b) Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States GAAP (except, in the case of unaudited statements, as permitted by Form 10- Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments). To the Knowledge of the Company, none of the Company SEC Documents is as of the date of this Agreement the subject of ongoing SEC review and, as of the date hereof, the Company has not received any comments from the SEC with respect to any of the Company SEC Documents which remain unresolved, nor has it received any inquiry or information request from the SEC as of the date of this Agreement as to any matters affecting the Company that have not been addressed.

(c) The Company has made available to Parent copies of all comment letters received by the Company from the SEC during the three (3) years prior to the date of this Agreement relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. None of the Company Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC other than as part of the Company’s consolidated group.

(d) Neither the Company nor any the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or other Company SEC Documents.

(e) Except (i) as reflected or reserved against in the Company’s consolidated balance sheet as of June 30, 2023 (or the notes thereto) included in the Filed Company SEC Documents (the “Latest Balance Sheet” and the date thereof, the “Latest Balance Sheet Date”), (ii) for liabilities and obligations incurred in connection with or contemplated by this Agreement or the Merger and (iii) for liabilities and obligations that have been incurred in the ordinary course of business since the Latest Balance Sheet Date and do not relate to any breach of contract, breach of warranty, violation of Law, tort, infringement or misappropriation, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise), other than those that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company has established and maintains a system of internal control over financial reporting for itself and the Company Subsidiaries sufficient to provide reasonable assurance regarding the reliability of financial reporting, including assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP applied on a consistent basis, (ii) receipts and expenditures are executed in accordance with the authorization of management and (iii) any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner. There is not, nor, during the three (3) years prior to the date of this Agreement, has there been, (A) any “significant deficiency” or “material weakness” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which would be reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) fraud, whether or not material, that involves management or other employees who have any significant role in the Company’s internal controls over financial reporting.

(g) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(c) and 15d-15(c) under the Exchange Act) are designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(h) During the three (3) years prior to the date of this Agreement, (i) neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee with responsibility for bookkeeping or accounting functions, auditor or accountant of the Company or any of the Company Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no director or officer of the Company or, to the Company’s Knowledge, non-officer employee, external auditor, external accountant or similar authorized Representative, has received or otherwise been made aware of any material complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation or claim that any Company Subsidiary has engaged in questionable accounting or auditing practices or has reported evidence of a material violation of applicable Law, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(i) The Company is in compliance in all material respects with all current listing and corporate governance requirements of NASDAQ.

Section 5.07 Information Supplied. None of the information supplied in writing or to be supplied in writing by the Company or any of its Representatives specifically for inclusion or incorporation by reference in the Offer Documents, the Form S-4 and any other documents to be filed with the SEC by Parent or Merger Sub in connection with the transactions contemplated hereby (and any amendment thereof or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the respective times the Offer Documents, the Form S-4 or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, as the case may be. The Schedule 14D-9 will, when filed with the SEC or at any time it is amended or supplemented or at the time it is first published, comply as to form in all material respects with provisions of the Exchange Act and all other applicable

Laws. The Schedule 14D-9 (and any amendment thereof or supplement thereto), when filed with the SEC or at any time it is amended or supplemented or at the time it is first published, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or omissions included or incorporated by reference in the Offer Documents, the Form S-4 or the Schedule 14D-9 based upon information specifically supplied to the Company or any of its Representatives by or on behalf of Parent, Merger Sub or any of their respective Representatives for inclusion or incorporation by reference therein.

Section 5.08 Absence of Certain Changes or Events. From December 31, 2022 through the date hereof, (a) there has not occurred any Effect that, individually or in the aggregate, has had a Company Material Adverse Effect, (b) except in connection with the transactions contemplated by this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course of business consistent with past practice except where the failure to do so would cause a Company Material Adverse Effect, and (c) none of the Company or any Company Subsidiary has undertaken any action that if taken after the date of this Agreement would require Parent’s consent pursuant to Section 6.01.

Section 5.09 Taxes.

(a) Each of the Company and each Company Subsidiary has: (i) timely filed or caused to be filed, taking into account extensions, all U.S. federal income Tax Returns and all other material Tax Returns required to have been filed on or prior to the Closing Date, and such Tax Returns are accurate and complete in all material respects; and (ii) timely paid all material Taxes required to have been paid by it on or prior to the Closing Date whether or not shown on any Tax Return, other than Taxes (A) that are not yet due and payable or (B) that are being contested in good faith in appropriate proceedings, and, in each case, that have been adequately accrued or reserved for in accordance with GAAP.

(b) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, no deficiency for any Tax has been asserted or assessed in writing by a taxing authority against the Company or any Company Subsidiary, other than any deficiency that has been fully paid or that is being contested in good faith in appropriate proceedings and has been adequately reserved for in accordance with GAAP, nor has the Company or any Company Subsidiary executed any waiver or extension of any statute of limitations for the assessment or collection of any Tax. Neither the Company nor any Company Subsidiary is (i) participating in the Compliance Assurance Process with the IRS or (ii) subject to a voluntary disclosure agreement or similar arrangement with a taxing authority.

(c) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there are no Legal Proceedings or other administrative or judicial proceedings ongoing or pending with respect to any Taxes of the Company or any Company Subsidiary, or as to which the Company or any Company Subsidiary has received written notice.

(d) Each of the Company and each Company Subsidiary has complied in all material respects with applicable Tax Laws with respect to the withholding or collection of all material Taxes with respect to payments made to or received from any employee, creditor, stockholder, customer or other third party.

(e) No material Liens for Taxes have been filed or exist against any of the assets of the Company or any of the Company Subsidiaries, except for Permitted Liens.

(f) For taxable years for which the applicable statute of limitations for an assessment or collection of Taxes has not expired, none of the Company or any Company Subsidiary has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of local, state or foreign Law), as a transferee or successor, or by contract (other than pursuant to agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes). Neither the Company nor any Company Subsidiary has any liability to make any payment pursuant to Section 965 of the Code.

(g) Neither the Company nor any Company Subsidiary (i) has any application pending with the IRS requesting permission for any changes in accounting methods; or (ii) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date under any provision of federal, state, local or foreign Tax Law or by agreement with any Governmental Entity as a result of (A) an installment sale or open transaction disposition made on or prior to the Closing Date, (B) a closing agreement (whether under Section 7121 of the Code or under any corresponding provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (C) the utilization of dual consolidated losses described in Treasury Regulations issued under Section 1503(d) of the Code on or prior to the Closing Date (or any corresponding or similar provision or administrative rule of state, local or foreign Tax Law), or (D) any intercompany transaction within the meaning of Treasury Regulations Section 1.1502-13 or any excess loss account within the meaning of Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision or administrative rule of state, local or foreign Tax Law).

(h) Neither the Company nor any Company Subsidiary has entered into any “gain recognition agreement” described in Treasury Regulations issued under Section 367 of the Code (or any corresponding or similar provision or administrative rule of state, local or foreign Tax Law) that remains in effect.

(i) None of the Company or any Company Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement (i) solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries or (ii) entered into in the ordinary course of business the primary purpose of which is not related to Taxes.

(j) None of the Company or any Company Subsidiary is or has been a member of an affiliated group filing consolidated combined or unitary Tax Returns (other than a group of which the Company or a Company Subsidiary is or was the common parent) or has been required to reduce any Tax attributes under Treasury Regulations section 1.1502-36(d).

(k) Within the two (2) years prior to the date of this Agreement, none of the Company or any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify in whole or in part for tax-free treatment under Section 355 of the Code.

(l) There are no other agreements pursuant to which the Company or any Company Subsidiary is obligated to make a payment to any Person on account of a Tax benefit of the Company or any Company Subsidiary.

(m) None of the Company or any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (b)(2).

(n) Section 5.09(n) of the Company Disclosure Letter identifies the tax classification of each Company Subsidiary.

(o) The Company and each Company Subsidiary are in material compliance in all material respects with all transfer pricing requirements in all jurisdictions in which the Company or such Company Subsidiary, as the case may be, does business.

Section 5.10 Benefits Matters; ERISA Compliance.

(a) Section 5.10 of the Company Disclosure Letter sets forth a list identifying all material Company Benefit Plans, and for any such material Company Benefit Plan, indicates if such Company Benefit Plan is established or maintained outside of the United States or for the benefit of current or former service providers of the Company or any Company Subsidiary residing outside of the United States. The Company has delivered or made available to Parent (if applicable) true and complete copies of (i) all material Company Benefit Plans (including any amendments thereto) and descriptions of all material terms of any such plan that is not in writing; (ii) the most recent annual report on Form 5500 (or similar filing under applicable Law) filed with the United States Internal Revenue Service (the “IRS”) or comparable filing with each non-U.S. regulatory agency with respect to each material Company Benefit Plan (including accompanying schedules and attachments); (iii) the most recent summary plan description for each material Company Benefit Plan for which such summary plan description is required; (iv) each material trust agreement, group annuity contract or other funding mechanism relating to any Company Benefit Plan; (v) all material determination letters or opinion letters in respect of any Company Benefit Plan issued by the IRS or applicable non-U.S. regulatory agency and (vi) any notice to or from the IRS, U.S. Department of Labor or applicable non-U.S. regulatory agency relating to any unresolved compliance issues in respect of such Company Benefit Plans from the preceding year.

(b) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and has received a favorable determination letter or opinion letter from the IRS to that effect or may rely upon an opinion letter for a prototype plan and no such determination letter or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened.

(c) No Company Benefit Plan is, and none of the Company, any Company Subsidiary or any of their respective ERISA Affiliates, during the six (6) years prior to the date of this Agreement has maintained, contributed to, been required to contribute to or otherwise had any liability with respect to (i) any single employer plan or other pension plan that is or was subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code; or (ii) a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. None of the Company and the Company Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. Neither the Company nor any Company Subsidiary has any liability under Title IV of ERISA or on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(d) Neither the Company nor any Company Subsidiary has any obligation to provide (whether under a Company Benefit Plan or otherwise) health, medical or other welfare benefits after retirement or other termination of employment except for (i) continuation coverage required under Section 4980(B)(f) of the Code or similar applicable Law, (ii) health care coverage through the end of the calendar month in which a termination of employment occurs, and (iii) continued coverage or reimbursement for such coverage provided pursuant to the terms of the Company’s severance practices and policies set forth on Section 7.12(b) of the Company Disclosure Letter.

(e) Each Company Benefit Plan has been established, maintained, funded, operated and administered in all material respects in accordance with its terms and is in material compliance with ERISA (if applicable), the Code and all other applicable Laws. All material contributions required to be made to any Company Benefit Plan by applicable Law, regulation, or any plan document, and all material premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have in all material respects been timely made or paid in full. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened against, by or on behalf of any Company Benefit Plan or the assets, trusts, fiduciaries or administrators thereof (other than routine claims for benefits), in each case that would be material to the

Company and the Company Subsidiaries. No Company Benefit Plan is under audit or is the subject of an audit or investigation by the IRS, the United States Department of Labor, the SEC, the Pension Benefit Guaranty Corporation or any other Governmental Entity (and the Company has not received written notice of any such audit or investigation) nor, to the Knowledge of the Company, is any such audit or investigation threatened or anticipated with respect to any Company Benefit Plan. Neither the Company nor any Company Subsidiary has engaged in a transaction that has resulted in, or would reasonably be expected to result in, the assessment of a material civil penalty upon the Company or any Company Subsidiary pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code that has not been satisfied in full. There does not now exist, nor, to the Knowledge of the Company, do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company, any of the Company Subsidiaries or any of their respective ERISA Affiliates.

(f) Except as expressly provided by the terms of this Agreement, neither the execution or delivery of this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event, (i) entitle any current or former director, officer or employee of the Company or any Company Subsidiary to severance pay, transaction or change in control bonus or any other payment or benefit; (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, officer or employee; (iii) accelerate the time of payment, vesting, lapsing of restrictions or funding of amounts due any such director, officer or employee (including with respect to any compensation, equity award or other benefit); (iv) result in any breach or violation of, or default under or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan, or (v) result in the payment of any amount, that would, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code. Neither the Company nor any Company Subsidiary has any obligation to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(g) Each Company Benefit Plan maintained by the Company or any Company Subsidiary that is, in any part, a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h) Except as set forth on Section 5.10(h) of the Company Disclosure Letter, none of the Company Benefit Plans: (i) is a “registered pension plan” for purposes of section 248 of the ITA or is required to be registered under federal or provincial minimum pension standards legislation in Canada; (ii) is a “salary deferral arrangement” for purposes of section 248 of the ITA; (iii) is a “retirement compensation arrangement” for purposes of section 248 of the ITA; or (iv) provides for retiree or post-employment, health or life insurance benefits or other welfare benefits for current, retired or former employees, including to the beneficiaries or dependents of current, retired or former employees, other than for a statutory, common law, civil law or contractual notice period.

(i) The Company has no plan or commitment to amend, in any material respect, any material Company Benefit Plan (other than as may be required by Law) or establish any new material employee benefit plan or to materially increase any benefits pursuant to any material Company Benefit Plan.

(j) The outstanding Company Stock Options have a weighted average exercise price of $13.18.

Section 5.11 Litigation. As of the date hereof, there is no, and during the three (3) years prior to the date of this Agreement, there has been no, Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or any present or former officer or director of the Company, except, in each case, for any Legal Proceeding that, individually or in the aggregate, would not have a Company Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, except, in each case, for any Order that, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 5.12 Compliance with Applicable Laws. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the business of the Company and the Company Subsidiaries is and during the three (3) years prior to the date of this Agreement, the business of the Company and the Company Subsidiaries has been conducted in accordance with all Laws applicable thereto. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the business of the Company and the Company Subsidiaries have and during the three (3) years prior to the date of this Agreement, has at all times maintained and been in compliance with all franchises, licenses, permits, authorizations, variances, exemptions or approvals required by all Laws applicable thereto. Neither the Company nor any of the Company Subsidiaries has received any written notice during the last three (3) years alleging that the Company or any of the Company Subsidiaries is not in material compliance with any Law applicable to the Company or such Company Subsidiary, as applicable, except, in each case, for any non-compliance that, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 5.13 Material Permits. The Company and each of the Company Subsidiaries possesses all Permits that are necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted, except where the failure to possess such Permit, individually or in the aggregate, would not have a Company Material Adverse Effect. All such Permits are in full force and effect, and no event has occurred that would reasonably be expected to result in material default (with or without notice or lapse of time or both) under, or the revocation, cancellation, non-renewal or adverse modification of, any such Permit, nor has the Company or any Company Subsidiary received any written notice thereof, except for any such event that, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 5.14 Contracts.

(a) As of the date of this Agreement, none of the Company or any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (a “Filed Company Contract”) that has not been so filed.

(b) Except for this Agreement and any Contract between the parties hereto related to this Agreement or the transactions contemplated by this Agreement, Section 5.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list, as of the date hereof, of each of the following Contracts, excluding any Company Benefit Plans, to which the Company or any Company Subsidiary is bound:

(i) each Contract to which the Company or any of the Company Subsidiaries is a party that purports to restrict in any material respect the ability of the Company or any Company Subsidiaries to (A) enter into any new category of product line or compete in any geographic area that is material to the Company or such Company Subsidiary or (B) solicit any customers or individuals for employment, except, in each case, for any such Contract that may be terminated by the Company or any of the Company Subsidiaries without penalty upon notice of ninety (90) days or less;

(ii) each Contract that relates to the creation, incurrence, assumption or guarantee of Indebtedness in excess of $10,000,000 of the Company or any of the Company Subsidiaries, other than any Intercompany Contract;

(iii) each Contract relating to a material joint venture or material partnership to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the wholly-owned Company Subsidiaries or securities held for investment by the Company or the Company Subsidiaries in the ordinary course of business consistent with past practice;

(iv) each Contract between the Company or any Company Subsidiary, on the one hand, and, on the other hand, (A) any present executive, officer or director of either the Company or any of the Company

Subsidiaries, (B) to the Knowledge of the Company, any Affiliate of any such executive, officer or director (other than the Company or any of the Company Subsidiaries) or (C) any Person that, by itself or together with its Affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the outstanding shares of Company Common Stock, in each case other than any Company Benefit Plan;

(v) any Collective Agreement;

(vi) each Contract relating to any disposition or acquisition by the Company or any of the Company Subsidiaries with material obligations remaining to be performed or material liabilities continuing after the date of this Agreement, other than any such Contracts for the disposition or acquisition of inventory, materials and/or equipment entered into in the ordinary course of business consistent with past practice;

(vii) each Contract pursuant to which the Company or any of the Company Subsidiaries (A) grants any material license, covenant not to sue or other rights to any Person under any of the Company Intellectual Property (other than non-exclusive licenses granted by the Company in the ordinary course of business consistent with past practice to service providers and suppliers of manufacturing equipment solely for the purposes of providing services and equipment to the Company or the Company Subsidiaries) or (B) receives any material license, covenant not to sue or other rights from any Person under such Person’s Intellectual Property Rights (other than non-exclusive licenses under commercially available, off-the-shelf software in object code form involving fees and other payments of less than $1,000,000 per year in the aggregate) (“Off-the-Shelf Software”);

(viii) each Contract with a third party to which the Company or any Company Subsidiary is a party that provide for aggregate annual payments by the Company or any Company Subsidiary during the calendar year 2022 or that would reasonably be expected to involve aggregate payments by the Company or such Company Subsidiary during calendar year 2023, in each case, of at least $10,000,000, other than any Company Benefit Plan;

(ix) each Contract with a third party to which the Company or any Company Subsidiary is a party that provide for aggregate annual payments to the Company or any Company Subsidiary during the calendar year 2022 or that would reasonably be expected to involve aggregate payments to the Company or such Company Subsidiary during calendar year 2023, in each case, of at least $10,000,000;

(x) any Contract for future capital expenditures by the Company or any of the Company Subsidiaries in excess of $4,000,000 individually or $10,000,000 in the aggregate;

(xi) any Contract with a Governmental Entity;

(xii) any Contract to which a Major Customer, Major Supplier or Major Reseller is a party;

(xiii) any co-packing or co-manufacturing Contract or other Contract providing for the manufacture or production of the Company’s or any Company Subsidiary’s products by a third party that provides for annual payments by the Company or the Company Subsidiaries of $1,000,000 or more;

(xiv) any Contract providing for continuing or outstanding indemnification obligations by the Company or any Company Subsidiary and that are material to the Company, other than indemnification obligations entered into with commercial counterparties in the ordinary course of business consistent with past practice;

(xv) any hedging, swap, or derivative Contract;

(xvi) any Contract that involves any resolution or settlement of any Legal Proceeding (A) with an unpaid value in excess of $2,000,000 individually, (B) that provides for any injunctive or other material non-monetary relief or pursuant to which the Company or any of the Company Subsidiaries have any other continuing material obligations, liabilities or restrictions or (C) that waives any material rights or grants any material release (other than in the ordinary course of business consistent with past practice);

(xvii) any Contract that grants any third party any exclusive rights, right of first refusal, right of first offer, option or similar right or any other Lien (other than Permitted Liens) with respect to any material assets, material rights or material properties of the Company and the Company Subsidiaries (other than Intellectual Property Rights);

(xviii) any Contract that obligates the Company or any of the Company Subsidiaries to conduct business on an exclusive or preferential basis with any third party or contains any “most favored nation” covenants to any third party; and

(xix) any Contract with, or providing for the services of, any sales agent, broker, distributor, dealer, manufacturer’s Representative, franchisee or sales promoter and providing for annual compensation in excess of $250,000.

Each Contract described in this Section 5.14(b) and each Filed Company Contract, in each case, is referred to herein as a “Material Contract.”

(c) The Company has made available to Parent true and complete copies, of each Material Contract, other than any purchase orders, statements of work or other similar documents issued pursuant to any other Material Contract and entered into the ordinary course of business.

(d) Except for matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Material Contract is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, and (ii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of this clause (d), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof). As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice alleging any actual or possible violation or breach of or default under, or intention to cancel or modify to the detriment of the Company or the Company Subsidiaries, any Material Contract, except in each case as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 5.15 Properties.

(a) Section 5.15(a) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all real property that is owned by the Company or any Company Subsidiary (such property, the “Owned Real Property”). With respect to each Owned Real Property, the Company or a Company Subsidiary has valid title to such Owned Real Property, free and clear of all Liens other than Permitted Liens. No Person other than the Company or a Company Subsidiary has any possessory interest in the Owned Real Property or right to occupy the same except, if applicable, under and pursuant to the provisions of a Real Estate Lease described on Section 5.15(b) of the Company Disclosure Letter.

(b) Section 5.15(b) of the Company Disclosure Letter contains, as of the date of this Agreement, a true and complete list of all real property that is leased, subleased, sub-subleased, or licensed to, or otherwise occupied by, the Company or any Company Subsidiary, as applicable (such property, the “Leased Real Property”; together with the Owned Real Property, the “Real Property”), and sets forth a list of any and all leases, subleases, sub-subleases, licenses, sublicenses and occupancy agreements and purchase options to which the Company or any Company Subsidiary is a party with respect thereto (collectively, including all modifications, amendments, supplements and side letters thereto, the “Real Estate Leases”). The Company and/or one of the Company Subsidiaries, as the case may be, have and own good, valid and subsisting leasehold interests in the Leased Real Property under each Real Estate Lease, subject to proper authorization and execution of such Real Estate Lease by the other party thereto and Permitted Liens granted under the terms of any of the Real Estate Leases, except in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. True and complete copies of all Real Estate Leases have been made available to Parent.

(c) Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) each Real Estate Lease is in full force and effect and a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, and (ii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Real Estate Lease and, to the Knowledge of the Company, no other party to any such Real Estate Lease is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of this clause (c), with respect to any Real Estate Lease which expires by its terms (as in effect as of the date hereof). As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice regarding any actual or possible material violation or breach of or material default under, or intention to cancel or materially modify to the detriment of the Company or the Company Subsidiaries, any Real Estate Lease, except in each case as would not be reasonably expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(d) The Real Property constitutes all of the real property occupied by the Company and the Company Subsidiaries as of the date hereof. The Real Property is in all material respects in good operating condition and in a state of good and working maintenance and repair, ordinary wear and tear excepted. There are no physical conditions or defects on any part of the Real Property that would materially impair or would be reasonably expected to reasonably impair the continued operation of the business of the Company and the Company Subsidiaries as presently conducted at such Real Property. No taking or voluntary conveyance of all or part of any Real Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Entity has been commenced or, to the Knowledge of the Company, is contemplated or threatened with respect to all or any material portion of any Real Property.

Section 5.16 Intellectual Property Rights.

(a) Section 5.16(a) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all (i) Company Registered Intellectual Property, specifying in each case as applicable, the title, status, application and registration numbers, jurisdiction and record owner (and legal owner, if different) thereof, (ii) material unregistered Trademarks owned or purportedly owned by the Company or any Company Subsidiary and (iii) Legal Proceedings before any Governmental Entity (other than actions related to the ordinary course prosecution of applications included in Company Registered Intellectual Property before the United States Patent and Trademark Office or equivalent authority anywhere in the world but not involving any other third Person) to which the Company or any Company Subsidiary is a party. With respect to each item of material Company Registered Intellectual Property, (A) all necessary filing, prosecution, registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed with United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world as required for the purposes of prosecuting, maintaining or renewing such Intellectual Property Rights, as applicable, and recording the

Company or a Company Subsidiary as the valid record owner thereof, (B) each registration or issuance is subsisting and, to the Knowledge of the Company, valid and enforceable and (C) each application is subsisting and to the Knowledge of the Company, valid and enforceable.

(b) All material Trademarks included in the Company Intellectual Property are currently being used by the Company and the Company Subsidiaries (or for those subject to intent-to-use applications, the Company and the Company Subsidiaries have a good faith intent to use the same in commerce in the future) and to the Knowledge of the Company there has been no use of any such Trademarks or any Trademarks confusingly similar thereto by any other Person which would confer upon such other Person superior rights in such Trademarks for the goods and services for which they are used by the Company and the Company Subsidiaries. Where a material Trademark included in the Company Intellectual Property has been permitted by the Company or the Company Subsidiaries to be used by any other Person, all such Trademarks have been licensed pursuant to written agreements and subject to quality controls which have preserved the validity of such Trademarks.

(c) The Company or a Company Subsidiary owns, is licensed or otherwise has the right to use all material Intellectual Property Rights used in the conduct of the business of the Company and the Company Subsidiaries as currently conducted, and will continue to similarly own, be licensed, or have the right to use such Intellectual Property Rights immediately following the Closing. The Company or a Company Subsidiary is the sole and exclusive owner of all material Company Intellectual Property, in each case free and clear of all Liens other than Permitted Liens.

(d) As of the date hereof, and in the six (6) years prior to the date of this Agreement, neither of the operation of the businesses of the Company and the Company Subsidiaries nor any of the Company’s or any Company Subsidiary’s products materially infringe, misappropriate, dilute or otherwise violate, or have materially infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights of any third Person. Neither the Company nor any Company Subsidiary has, during three (3) years prior to the date of this Agreement, (i) received any written notice from any third Person (including any cease & desist letter, invitation to license or indemnity claim) or (ii) been involved in any Legal Proceeding (and, to the Knowledge of the Company, no Legal Proceeding has been threatened against the Company or any Company Subsidiary), in each case of (i) or (ii), alleging (A) that the operation of the businesses of the Company and the Company Subsidiaries or any of the Company’s or any Company Subsidiary’s products materially infringe, misappropriate, dilute or otherwise violate the Intellectual Property Rights of any third Person or (B) the invalidity, misuse or unenforceability of any of Company Intellectual Property or contesting the ownership thereof by the Company or any Company Subsidiary.

(e) To the Knowledge of the Company, as of the date hereof, no Company Intellectual Property is being materially infringed, misappropriated or otherwise violated by any Person. Neither the Company nor the Company Subsidiaries has, during three (3) years prior to the date of this Agreement, provided any Person with written notice (including any cease & desist letter, invitation to license or indemnity claim) or initiated any Legal Proceeding alleging (i) that such third Person is materially infringing, misappropriating or otherwise violating Company Intellectual Property or (ii) the invalidity, misuse or unenforceability of any of Intellectual Property Rights of such Person or contesting the ownership thereof by such Person.

(f) During the three (3) years prior to the date of this Agreement, and, to the Knowledge of the Company, during the period beginning on the date of incorporation of the Company and ending on the date that is three (3) years prior to the date of this Agreement, each current or former employee, consultant and independent contractor of the Company or any Company Subsidiary, and any other Person who contributed to the creation, invention or development of material Intellectual Property Rights for or on behalf of the Company or any of the Company Subsidiaries (each such Person, a “Contributor”) has executed and delivered, and, to the Knowledge of the Company, is in compliance with, a valid and enforceable Contract with the Company or one of the Company Subsidiaries that assigns to the Company or one of the Company Subsidiaries all of the Contributor’s right, title and interest in such Intellectual Property Rights (to the extent such rights do not vest initially in the Company or one of the Company Subsidiaries by operation of law). Without limiting the foregoing, no Contributor owns, or has any right, claim, interest or option (including the right to further remuneration or consideration or to assert any moral rights) with respect to, any material Company Intellectual Property, nor has any Contributor made any assertions to the Company or any Company Subsidiary with respect to any alleged ownership or any such right, claim, interest or option, nor, to the Knowledge of the Company, threatened any such assertion.

(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and the Company Subsidiaries: (a) the Company and the Company Subsidiaries have implemented reasonable measures to protect and maintain the confidentiality of any material Trade Secrets (including recipes, formulae and specifications) included in the Company Intellectual Property and any material Trade Secrets of a third Person used by or licensed to the Company or the Company Subsidiaries (including, in each case, any information that would have been a Trade Secret but for any failure of the Company or the Company Subsidiaries to act in a manner consistent with this Section 5.16(g)), including by requiring each Person with access to such material Trade Secrets to execute a binding confidentiality agreement and (b) to the Knowledge of the Company, there has not been any breach of any such confidentiality agreement or any loss, misappropriation or misuse of any such material Trade Secrets.

(h) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will cause Parent or any of its Affiliates, or except as would not individually or in the aggregate, reasonably be expected to be material to the business of the Company and the Company Subsidiaries, the Company or any Company Subsidiaries, to (a) grant to any third Person any right to any Intellectual Property Rights owned by, or licensed to, any of them or (b) be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property Rights of any third Person in excess of those payable by the Company or any Company Subsidiary pursuant to those Contracts set forth in Section 5.14(b)(vii) of the Company Disclosure Letter or that constitute licenses for Off-the-Shelf Software in the absence of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.17 Data Privacy and Cybersecurity.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and the Company Subsidiaries: (i) the Company and the Company Subsidiaries, and the Processing of Personal Data by or on behalf of the Company and the Company Subsidiaries, have been, during the three (3) years prior to the date of this Agreement, in compliance with all applicable Privacy Laws and, to the extent applicable, PCI DSS, all applicable contractual obligations and all policies of the Company and the Company Subsidiaries relating to privacy, data protection, and the Processing of Personal Data (collectively, “Data Privacy Requirements”), (ii) following the consummation of the transactions contemplated hereby, Parent and its Affiliates and the Company and the Company Subsidiaries will have substantially the same right to process any Personal Data currently processed in connection with the businesses of the Company and the Company Subsidiaries that the Company and the Company Subsidiaries have immediately prior to the Closing, (iii) the Company and the Company Subsidiaries have taken reasonable steps (including implementing, maintaining and monitoring compliance with organizational, physical and technical measures with respect to information security that comply with all applicable Data Privacy Requirements) to protect (A) the integrity, physical and electronic security and continuous operation of the IT Systems that are owned, leased or licensed by the Company or any Company Subsidiary and (B) all Personal Data and Trade Secrets stored on or Processed by such IT Systems against unauthorized access, acquisition, use, modification, alteration or disclosure, (iv) the Company and the Company Subsidiaries contractually require each service provider, independent contractor, or vendor that Processes Personal Data on behalf of the Company and the Company Subsidiaries to comply with all applicable Data Privacy Requirements, (v) there have been no breaches (including ransomware attacks), violations, outages, disruptions or unauthorized uses of, or accesses to, the IT Systems; nor any unauthorized access to or use, loss, rendering unavailable or acquisition of, Personal Data or Trade Secrets stored thereon or Processed thereby (collectively, “Security Incidents”), (vi) no disclosure of any such Security Incidents has been made, by the Company or the Company Subsidiaries under any applicable Data Privacy Requirements to any

Governmental Entity or individual and (vii) there have been no written claims, complaints or warnings by a Person or enforcement notices or audit requests from a Governmental Entity, received by, nor Legal Proceedings pending or threatened in writing against, the Company and the Company Subsidiaries, alleging a violation of any Data Privacy Requirements.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and the Company Subsidiaries, all of the IT Systems owned, leased or licensed by the Company and the Company Subsidiaries are (i) in good working order and condition and are sufficient for the purposes for which they are used in the businesses of the Company and the Company Subsidiaries and (ii) free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access, disablement or erasure or otherwise adversely affect the functionality of the IT Systems. The Company and each of the Company Subsidiaries has established and maintained appropriate disaster recovery plans, procedures and facilities consistent in all material respects with: (A) customary industry practice in the event of any disaster, emergency or persistent equipment or telecommunications failure affecting the Company or any of the Company Subsidiaries and (B) all applicable Data Privacy Requirements. The Company and each of the Company Subsidiaries carry out customary data security risk audits, assessments and penetration testing, and the Company and the Company Subsidiaries have fully addressed and remediated all “critical” and “high” risks, threats and deficiencies identified in any cybersecurity or information security risk audit, assessment or penetration testing carried out by or for the Company or any of the Company Subsidiaries.

Section 5.18 Labor Matters.

(a) Except as set forth on Section 5.18(a) of the Company Disclosure Letter, none of the Company or the Company Subsidiaries is party to any collective bargaining, works council or similar agreement (each a “Collective Agreement”) covering any of its employees. With respect to employees of the Company or any Company Subsidiary: (i) there are no labor-related strikes, walkouts, picketing, lockouts, walkouts or other work stoppages or interruptions pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries and neither the Company nor any of the Company Subsidiaries has experienced any such organized work interruption during the three (3) years prior to the date of this Agreement; (ii) there are no labor unions, labor organizations, or other similar organizations (each a “Labor Union”) representing or purporting to represent and, to the Knowledge of the Company, no Labor Union organization campaign is in progress with respect to, any employees of the Company or any of the Company Subsidiaries and neither the Company nor any of the Company Subsidiaries has experienced any such Labor Union organization attempts during the three (3) years prior to the date of this Agreement; and (iii) there are no unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Entity, nor any Legal Proceedings, in each case, which are pending or, to the Knowledge of the Company, threatened by or on behalf of any employees of the Company or any of the Company Subsidiaries. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no employee of the Company or any Company Subsidiary has been improperly excluded from any Company Benefit Plan. Neither the execution or delivery of this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event, require the consent of, or advance notification to or consultation with, any Labor Unions.

(b) The Company and the Company Subsidiaries are in compliance in all respects, except where noncompliance would not have, individually or in the aggregate, a Company Material Adverse Effect, with all applicable Laws respecting labor and employment, fair employment practices, terms and conditions of employment of employees, former employees and job applicants, applicant and employee background checking, immigration, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, pay equity, worker classification, withholding of Taxes, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues, wrongful discharge, collective bargaining, fair labor standards, affirmative action and unemployment insurance and related matters.

(c) Except as set forth on Section 5.18(a) of the Company Disclosure Letter, within the three (3) years prior to the date of this Agreement, neither the Company nor any of the Company Subsidiaries have received notice of any Legal Proceeding with respect to or relating to them pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, or notice of the intent of any Governmental Entity responsible for the enforcement of employment Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress and to the Knowledge of the Company there are no circumstances that would reasonably be expected to lead to any of the foregoing, except where such Legal Proceeding or investigation would not have, individually or in the aggregate, a Company Material Adverse Effect. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any other Person or any class of the foregoing, relating to any such Laws, or alleging breach of any express or implied contract of employment, wrongful or unfair termination of employment or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, nor has the Company or any Company Subsidiary (or to the Knowledge of the Company, any of the Company’s or any Company Subsidiary’s vendors, suppliers, distributors, partners or Affiliates) received any third-party inquiries (whether regulatory, media or otherwise) or been the subject of any third-party investigation relating to labor or employment practices of the Company, except, in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as would not result, individually or in the aggregate, in a Company Material Adverse Effect, (i) none of the Company or the Company Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any Company Subsidiary resolving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any Company Subsidiary and (ii) there are no, and during the three (3) years prior to the date of this Agreement, there have not been any Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, in each case, involving allegations of sexual harassment or misconduct by an officer, member of the board of directors or senior employee of the Company.

(e) Within the three (3) years prior to the date of this Agreement, none of the Company or the Company Subsidiaries has implemented any plant closing or layoff of employees that (in either case) triggered notifications under the United States Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”) or any other applicable Laws governing redundancies.

(f) All current assessments under the Workplace Safety and Insurance Act (Ontario) or similar workers’ compensation legislation in other jurisdictions have been paid or accrued by the Company and neither the Company nor any Company Subsidiary is subject to any additional or penalty assessment under such legislation which has not been paid or has been given written notice of any audit, except where such assessment would not have, individually or in the aggregate, a Company Material Adverse Effect. Moreover, the Company’s and each of the Company Subsidiaries’ accident cost experience is such that there are no pending nor potential penalty assessments, experience rating changes or claims which could adversely affect the Company’s or any Company Subsidiary’s premium payments or accident cost experience, except to the extent that any of the foregoing would not, individually or in the aggregate, have a Company Material Adverse Effect.

(g) To the Knowledge of the Company: (i) no exempt-level employee, independent contractor or consultant intends to terminate his or her relationship with, or cease providing services to, the Company or any of the Company Subsidiaries for any reason, including because of the consummation of the Merger, and neither the Company nor any Company Subsidiary has any plans or intentions as of the date hereof to terminate any such individual; and (ii) no exempt-level employee of Company or any of the Company Subsidiaries has received an offer to join a business that is directly competitive with the business of the Company and the Company Subsidiaries.

Section 5.19 Environmental Matters.

(a) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are, and for the past five (5) years have been, in compliance with all applicable Environmental Laws; (ii) the Company and the Company Subsidiaries hold and comply, and for the past five (5) years have held and complied, with all Environmental Permits necessary for the conduct of their respective businesses, such Environmental Permits are in full force and effect, and all applications as necessary for renewal of such Environmental Permits have been timely filed; (iii) for the past five (5) years, or, to the extent unresolved prior thereto, neither the Company nor any of the Company Subsidiaries has received any written notice of, or is the subject of, or to the Knowledge of the Company, is the subject of or threatened with, any claim or proceeding alleging a violation of or non-compliance by the Company or such Company Subsidiary with any applicable Environmental Law or alleging liability of the Company or such Company Subsidiary under any Environmental Law or arising from the Release or presence of or exposure to Hazardous Substances; (iv) there has been no Release or presence of or exposure to any Hazardous Substance that would reasonably be expected to result in liability or a requirement for investigation, notification or remediation by the Company or any of the Company Subsidiaries under any Environmental Law; (v) except as set forth in the Company Disclosure Letter, no underground storage tanks are located at the properties owned, operated or leased by the Company or any of the Company Subsidiaries, and to the Knowledge of the Company, no such underground storage tanks have Released any Hazardous Substance in a manner that would reasonably be expected to result in liability or a requirement for investigation, notification or remediation by the Company or any of the Company Subsidiaries under any Environmental Law; (vi) no Order or Liens pursuant to Environmental Laws that remain outstanding or in place have been or are imposed on the Company or any Company Subsidiary or on any property owned or operated by the Company or any Company Subsidiary, and to the Knowledge of the Company, no such Orders or Liens have been threatened; and (vii) neither the Company nor any Company Subsidiary has assumed by Contract any liabilities or obligations of any other Person pursuant to Environmental Laws.

(b) The Company has delivered to, or has otherwise made available for inspection by Parent, all third party written assessments, investigation reports or similar documents in the possession, control or custody of the Company or any of the Company Subsidiaries which identify any environmental, worker health and safety, Releases of Hazardous Substances from underground storage tanks or other Releases of Hazardous Substances, in each case, that would reasonably be expected to result in a Company Material Adverse Effect.

Section 5.20 Anti-Takeover Provisions.

(a) Assuming the accuracy of the representation contained in Section 4.12, no further action is required by the Company Board or any committee thereof or the stockholders of the Company to render inapplicable the restrictions on “business combinations” with an “interested shareholder” set forth in the Company Charter, as it relates to the execution, delivery and performance of this Agreement and the consummation of the Merger, the Offer and the other transactions contemplated by this Agreement.

(b) There is no other state anti-takeover statute or regulation, any takeover-related provision in the Company Charter or the Company Bylaws, or any stockholder rights plan or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger.

Section 5.21 Insurance. The Company and the Company Subsidiaries have paid, or caused to be paid, all premiums due under the insurance policies maintained by the Company and the Company Subsidiaries and have not received written notice that they are in default with respect to any obligations under such policies other than as would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy that is held by, or for the benefit of, the Company or any Company Subsidiary, other than as would not have a Company

Material Adverse Effect. There are no material claims by the Company or any Company Subsidiary pending as of the date of this Agreement under any insurance policy as to which coverage has been denied or disputed or, to the Knowledge of the Company, threatened to be denied or disputed.

Section 5.22 Anti-Corruption Laws. During the five (5) years prior to the date of this Agreement, (i) the Company is and has been in compliance in all respects with the U.S. Foreign Corrupt Practices Act and in compliance with all other applicable Anti-Corruption Laws, except where noncompliance would not have, individually or in the aggregate, a Company Material Adverse Effect and (ii) none of the Company or any Company Subsidiary is or has been the subject of any investigation, inquiry or Legal Proceeding regarding any offense or alleged offense under the U.S. Foreign Corrupt Practices Act or any other applicable Anti-Corruption Laws, and no such investigation, inquiry or Legal Proceedings are pending and, to the Knowledge of the Company, none is threatened, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have established, implemented and continue to maintain internal controls and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws, including controls and procedures designed to ensure that the employees and agents of, and all other Persons who perform or have performed services for or on behalf of, the Company or any of the Company Subsidiaries do not make payments in violation of applicable Anti-Corruption Laws.

Section 5.23 International Trade Compliance.

(a) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, during the five (5) years prior to the date of this Agreement, the Company and the Company Subsidiaries are and have been in compliance with, and have not engaged in any conduct sanctionable under, all applicable Sanctions Laws, and there are not now, nor have there been during the five (5) years prior to the date of this Agreement, any formal or informal governmental proceedings, allegations, or inquiries pending, expected or, to the Knowledge of the Company, threatened in writing against the Company, any of the Company Subsidiaries concerning violations or potential violations of, or conduct sanctionable under any applicable Sanctions Law.

(b) None of the Company, the Company Subsidiaries or Company Board members, officers or directors of the Company or the Company Subsidiaries, is a Sanctioned Person. No Sanctioned Person or group of Sanctioned Persons beneficially owns more than 5% of the Company.

(c) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries (i) is engaging in any transactions or other activity, directly or indirectly, with any Sanctioned Person or any Person located, organized or resident in a Sanctioned Country or (ii) has exported, reexported, or retransferred any article, item, component, software, technology, service or technical data or taken any other act in violation of any export control Laws, including the U.S. Export Administration Regulations.

Section 5.24 Material Customers and Suppliers. Section 5.24 of the Company Disclosure Letter sets forth a correct and complete list, as of the date of this Agreement, of (a) the top fifteen (15) third-party customers (by annual recurring revenue) of the Company and the Company Subsidiaries, taken as a whole, for the twelve-month period ended on December 31, 2022 and for the period ending on the Latest Balance Sheet Date (each, a “Major Customer”) and the amount of consideration paid to the Company and the Company Subsidiaries by each Major Customer during such period, (b) the top fifteen (15) third-party suppliers and service providers, including co-manufacturers or co-packers (by spend) of the Company and the Company Subsidiaries, taken as a whole, for the twelve-month period ended on December 31, 2022 and for the period ending on the Latest Balance Sheet Date (each, a “Major Supplier”) and the amount of consideration paid to each Major Supplier by the Company and the Company Subsidiaries during such period and (c) the top fifteen (15) (by revenue) of the resellers and distributors of the Company and the Company Subsidiaries, taken as a whole, for the twelve-month period ended on December 31, 2022 and for the period ending on the Latest Balance Sheet Date (each a “Major Reseller”) and the amount of consideration paid to the Company and the Company Subsidiaries by each Major Reseller during such period. Except as set forth in Section 5.24 of the Company Disclosure Letter, during the twelve (12) months prior to the date of this Agreement (i) there has been no dispute with any Major Customer, Major Supplier, Major Reseller or material customer of a Major Reseller, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (ii) there has been no termination or material modification (including any material price reduction or increase, as applicable, or failure to renew) of the business relationship between the Company and the Company Subsidiaries and any Major Customer, Major Supplier, Major Reseller or any material customer of any Major Reseller, in each case that has had a material and adverse impact on the business of the Company and the Company Subsidiaries, taken as a whole and (iii) the Company and the Company Subsidiaries have not received written notice from any Major Customer, Major Supplier or Major Reseller, in each case, to the effect that any such Major Customer, Major Supplier, Major Reseller will materially and negatively alter its relationship with the Company or any of the Company Subsidiaries, as applicable, or will otherwise materially and adversely change its pricing terms.

Section 5.25 Product Safety; Food Law Matters.

(a) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, for the three (3) years prior to the date of this Agreement, all products produced, sold or distributed by the Company and the Company Subsidiaries: (i) have been and are properly manufactured, produced, handled, and stored by the Company and the Company Subsidiaries in compliance with all applicable Food Laws, and have been and are properly packaged and labelled in compliance with all applicable Food Laws; and (ii) complied and are in compliance with all applicable Food Laws and other Laws applicable to the production, sale, storage, processing, marketing and delivery of such products.

(b) For the three (3) years prior to the date of this Agreement, none of the Company or any Company Subsidiary has (i) sold or distributed, any products that were “adulterated”, “misbranded” or otherwise violative within the meaning of the FDCA or under any other similar applicable Food Law, (ii) committed a “prohibited act” under the FDCA or other similar applicable Food Law, or (iii) made any material false statement or material omission in any materials or information provided to any Governmental Entity, or required to be maintained by any Governmental Entity, or in any Legal Proceeding relating to the Company’s products.

(c) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, all of the Company’s and the Company Subsidiaries’ products are manufactured and held (to the extent held by the Company or any Company Subsidiary) in a facility registered with the FDA (or, as applicable, other Food Authority), and such registration has been renewed biannually. Other than as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable foreign, state and local permitting, licensing, and registration requirements under the applicable Food Laws. Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary, and, to the Knowledge of the Company, each of their respective vendors and suppliers, are in compliance with all of its internal and food safety management policies, plans and procedures, including food traceability and hazards, and all such policies, plans and procedures are in compliance with applicable Laws.

(d) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, for the three (3) years prior to the date of this Agreement, none of the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any Persons that manufacture, process, package, supply ingredients and packaging materials for or distribute the Company’s or any Company Subsidiary’s products or any other facilities in which such products are manufactured, processed, packaged or held have been subject to any, FDA Form 483, warning letter, finding of deficiency, import alert, import detention, suspension or withdrawal of inspection or registration, penalty assessment or any other compliance or enforcement Legal Proceeding, from or by any Governmental Entity with respect to its or its products’ compliance with the applicable Food Laws, nor are there any such Legal Proceedings pending or, to the Knowledge of Company, threatened.

(e) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect and except as set forth on Section 5.25(e) of the Company Disclosure Letter, during the three (3) years prior to the date of this Agreement, neither the Company nor any Company Subsidiary has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field alert, field correction, market withdrawal, stock recovery or replacement, safety alert or corrective action whether internal or external, relating to an alleged lack of safety or regulatory compliance of any product and, to the Knowledge of the Company, there are no facts or circumstances that would cause any Governmental Entity to require the recall, field alert, field correction, market withdrawal, stock recovery or replacement, safety alert, reformulation, relabeling or suspension of manufacturing, promotion, importation or sale of any product of the Company or the Company Subsidiaries.

(f) For the past three (3) years, the Company and each Company Subsidiary, as applicable, and as consistent with the food safety plan for each applicable facility, has conducted periodic audits and inspections of its material suppliers, and none of these inspections or audits have resulted in material findings relating to applicable Food Laws.

(g) Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the marketing and promotional materials used by the Company or any Company Subsidiary, including sales brochures, product labels and labeling, advertising and promotional claims in any format (whether print or website content or otherwise) is, or has been, materially false or misleading.

(h) As of the date hereof, the Company provides all required warnings for the Company’s and the Company Subsidiaries’ products in compliance with California’s Safe Drinking Water and Toxic Enforcement Act of 1986 as in effect on the date hereof.

(i) There are, and during the three (3) years prior to the date of this Agreement there have been, no product warranty claims, or series of related product warranty claims, or other Legal Proceedings that restricts or restrains, or otherwise imposes any condition, restriction, qualification or limitation on, the manufacture, sale or distribution of the Company’s or any Company Subsidiary’s products currently pending or, to the Knowledge of Company, threatened in writing against the Company or any Company Subsidiary, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(j) To the Knowledge of Company, none of the Company’s or any Company Subsidiary’s products that are currently released to the market (i) pose a significant or unreasonable risk of illness or injury when consumed in the intended manner and in accordance with the label directions of such product or (ii) are currently reportable under the dietary notification or reporting pursuant to the FDA’s reportable food registry or any applicable similar reporting requirement maintained by an equivalent Food Authority having authority over the Company or any Company Subsidiary. Other than as would not have, individually or in the aggregate, a Company Material Adverse Effect, during the past three (3) years, neither the Company nor any Company Subsidiary has submitted any reports to the FDA reportable food registry.

(k) During the three (3) years prior to the date of this Agreement, neither the Company nor any Company Subsidiary has been excluded, debarred or suspended from participation under any government program pursuant to any applicable Food Law, except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

Section 5.26 Interested Party Transactions. Except as disclosed in the Company SEC Documents, during the three (3) years prior to the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

Section 5.27 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC (the “Company Financial Advisor”) is entitled to any broker’s, finder’s, financial advisor’s success fee or premium, or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates. The Company has made available to Parent a true and complete copy of any engagement letter or other Contract between the Company and the Company Financial Advisor relating to the transactions contemplated by this Agreement.

Section 5.28 Opinion of Company Financial Advisor. The Company Board has received the opinion of the Company Financial Advisor, to the effect that, as of the date of this Agreement and subject to the limitations and assumptions set forth in such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. The Company shall, promptly (and in any event, within two (2) Business Days) following the execution and delivery of this Agreement by all parties, furnish a true and complete written copy of said opinion to Parent solely for informational purposes.

Section 5.29 Antitrust. To the Knowledge of the Company, no fact or circumstance exists with respect to the Company’s or any Company Subsidiary’s businesses that would reasonably be expected to prevent the satisfaction of any of the conditions set forth in clauses (b)(i), b(ii) and (b)(iii) of Annex I (in the case of (b)(iii), solely with respect to Regulatory Laws).

ARTICLE VI

Covenants Relating to Conduct of Business

Section 6.01 Conduct of Business by the Company. Except (i) as set forth in Section 6.01 of the Company Disclosure Letter; (ii) as expressly required by this Agreement; (iii) as required by applicable Law; or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with Section 9.01) or the Effective Time (the “Pre-Closing Period”), (A) the Company shall use its commercially reasonable efforts to, and to cause each Company Subsidiary to, (x) conduct the business of the Company and each Company Subsidiary in the ordinary course of business in all material respects consistent with past practice and (y) ensure that it preserves intact in all material respects its current business organization, assets and technology, and maintains in all material respects its relations and goodwill with material customers, resellers, suppliers, landlords, and other Persons having material business relationships with the Company and (B) the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(a) (i) declare, set aside or pay any dividends (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other equity interests or voting securities, other than dividends paid by any direct or indirect wholly owned Company Subsidiary to the Company or to any other direct or indirect wholly owned Company Subsidiary; (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than as permitted by Section 6.01(b); or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any such capital stock, securities or interests, except for acquisitions, or deemed acquisitions, of Company Common Stock or other equity securities of the Company in connection with (A) the payment of the exercise price of Company Stock Options with Company Common Stock (including in connection with “net exercises”), (B) required tax withholding in connection with the exercise, vesting and settlement of Company Stock Awards and other awards pursuant to the Company Stock Plan, (C) acquisition of Company Common Stock in connection with the forfeitures or expiration of Company Stock Awards, or (D) transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;

(b) issue, deliver, sell, grant, pledge or otherwise subject to any Lien (other than Liens imposed by applicable securities Laws): (i) any shares of capital stock or other equity interests or voting securities of the Company or any Company Subsidiary other than (A) the issuance of Company Common Stock (x) upon the due exercise, vesting or settlement of Company Stock Awards issued pursuant to the Company Stock Plans, in each case outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect at such time or (y) prior to or in connection with the Final Offering, pursuant to the Company ESPP, (B) transactions solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries, or (C) the grant of any Liens to secure obligations of the Company or any Company Subsidiaries in respect of any Indebtedness permitted under clause (g) below; (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary; (iv) any Company Stock Awards or other rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary; or (v) any Company Voting Debt;

(c) (i) amend the Company Charter or the Company Bylaws; (ii) amend in any material respect the charter or organizational documents of any Company Subsidiary, (iii) otherwise take any action to exempt any Person from any provision of the Company Charter or the Company Bylaws, or (iv) amend any term of any securities in the Company or any of the Company Subsidiaries, except, in the case of the foregoing clauses (i) and (ii), as may be required by Law or the rules and regulations of NASDAQ;

(d) create any Company Subsidiary that is not, directly or indirectly, wholly owned by the Company;

(e) make or adopt any material change in its financial accounting methods, principles or practices, except as may be required by a change in GAAP (or any official interpretation thereof) or Law;

(f) directly or indirectly acquire or agree to acquire in any transaction, any equity interest in, or any material portion of the business or assets of, any Person or division thereof;

(g) sell, lease (as lessor), license, mortgage, assign to a third party, abandon, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any material properties or assets (whether material individually or in the aggregate) or any material interests therein other than: (i) pursuant to Contracts in existence on the date of this Agreement that have been disclosed or made available to Parent; or (ii) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;

(h) incur any Indebtedness, except for (i) the incurrence of Indebtedness not to exceed $5,000,000 individually and $10,000,000 in the aggregate, so long as (x) such Indebtedness can be prepaid in full at par at any time without premium or penalty, (y) such Indebtedness is not comprised of debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) and (z) none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or to be consummated in connection herewith shall conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, trigger a right of conversion into Company Common Stock under, or give rise to a right of termination, cancellation or acceleration of any obligation under or any other material right of the lenders (or their agents or trustees) under or any loss of a material benefit of the Company or any Company Subsidiary under, or result in the creation of any Lien under such Indebtedness, or would reasonably likely require the preparation or delivery of separate financial statements of the Company and/or any Company Subsidiaries following the Closing; (ii) Indebtedness in replacement of Indebtedness for borrowed money of the Company or any Company Subsidiaries outstanding as of the date hereof and with a scheduled maturity of one year or less after the date of such replacement, in the same or a lesser principal amount (other than customary fees, costs, expenses and issuance discount arising in connection with such replacement) and on terms (other than margin and yield so long as on reasonable and customary terms) that are not materially less favorable to the Company in the aggregate than the Company’s Indebtedness being replaced, so long as (x) such replacement Indebtedness can be prepaid in full at par at any time without premium or penalty, (y) such replacement Indebtedness is not comprised of debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise) and (z) none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or to be consummated in connection herewith shall conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, trigger a right of conversion into Company Common Stock under, or give rise to a right of termination, cancellation or acceleration of any obligation under or any other material right of the lenders (or their agents or trustees) under or any loss of a material benefit of the Company or any Company Subsidiary under, or result in the creation of any Lien under such Indebtedness, or would reasonably likely require the preparation or delivery of separate financial statements of the Company and/or any Company Subsidiaries following the Closing; or (iii) Indebtedness solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;

(i) except as required by the express terms of any Company Benefit Plan or Collective Agreement, in each case as in effect on the date hereof (i) (A) establish, adopt, amend or terminate any Collective Agreement or (B) establish, adopt, amend or terminate any Company Benefit Plan, or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, other than (x) any such amendments to existing Company Benefit Plans that do not materially increase the annual cost to the Company of maintaining such Company Benefit Plan or (y) any new individual agreement or arrangement that would be a Company Benefit Plan that provides de minimus benefits; provided that no such amendment shall include or increase any severance payments; (ii) increase in any manner the compensation (including severance, change in control and retention compensation) of any current or former employees of the Company or the Company Subsidiaries (including by designating any employee as a “Level 1 Eligible Employee” or a “Level 2 Eligible Employee”, each as defined in and pursuant to the terms of the Company Severance Plan); (iii) pay or award, commit to pay or award, or increase the amount of any bonuses or incentive compensation (whether cash, equity or equity-based), including any transaction-related bonuses or severance or retention payments; or (iv) take any action to amend or waive any performance or vesting criteria or accelerate the time of vesting, payment, lapsing of restrictions or funding of any award under any Company Benefit Plan or otherwise;

(j) (i) hire any employee or engage any contractor other than any employee hires or contractor engagement in the ordinary course of business consistent with the Company’s past practice for positions below the level of vice president and/or whose targeted annual base salary is less than $300,000 with respect to employee hires; (ii) promote any existing employee of the Company whose targeted annual base salary is greater than or equal to $300,000; or (iii) terminate the employment of any such employee set forth in the preceding subsection (ii) other than for cause as determined in the sole discretion of the Company;

(k) settle or compromise any Legal Proceeding, or release, dismiss or otherwise dispose of any claim (including against any third party), liability, obligation or arbitration, other than settlements or compromises of Legal Proceedings that involve the payment of monetary damages by the Company or any Company Subsidiary in an amount not in excess of $2,000,000 individually or $5,000,000 in the aggregate and that do not involve any material injunctive or other material non-monetary relief or impose material restrictions on the business, assets or operations of the Company and the Company Subsidiaries;

(l) encumber, sell, transfer, convey title (in whole or in part), license or otherwise dispose of any Company Intellectual Property, other than (i) non-exclusive licenses granted to service providers solely for the purposes of providing services to the Company and the Company Subsidiaries and (ii) encumbrances of

Company Intellectual Property (other than material Company Intellectual Property), in each case of (i) and (ii), in the ordinary course of business consistent with past practice;

(m) cancel, compromise, assign, waive or release any material right or claim under Company Intellectual Property, any Real Estate Lease or any Material Contract (or any contract that would constitute a Material Contract if in effect as of the date of this Agreement), or take any action or fail to take any action, if such action or failure to take such action would reasonably be likely to result in the loss, lapse, abandonment, invalidity or unenforceability of any material Company Intellectual Property;

(n) modify in any material respect any policies of the Company and the Company Subsidiaries relating to privacy, data protection, and the Processing of Personal Data, in each case, posted or otherwise made public (“Privacy Policies”), in a manner that would materially restrict the ability of Parent or its Affiliates or the Company or the Company Subsidiaries to Process Personal Data currently Processed by the Company or the Company Subsidiaries (beyond the restrictions currently contained in such Privacy Policies), unless required otherwise by Privacy Laws;

(o) make (other than in the ordinary course), change or revoke any material election with respect to Taxes or Tax matters, file any material amended Tax Return, change any material accounting method or accounting period for Taxes, settle or compromise any material Tax liability or material Legal Proceeding with a taxing authority, enter into any closing agreement with respect to any material Tax, surrender any right to claim a material Tax refund, or apply for or request any Tax ruling;

(p) incur any capital expenditures in excess of (i) with respect to calendar year 2023, the Company’s existing budget for capital expenditures as approved by the Company Board and made available to Parent or (ii) with respect to calendar year 2024, $78,100,000.00;

(q) materially amend, modify, renew or terminate, any Real Estate Lease or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, to the extent such Real Estate Lease or new lease, sublease, license or other agreement would have annual rental obligations in excess of $1,000,000;

(r) enter into a new category of product line or abandon or discontinue any material existing category of product line;

(s) other than in the ordinary course of business consistent with past practice, enter into, amend, accelerate, cancel, fail to exercise an expiring renewal option, grant a material waiver under or modify in any material respect, terminate or transfer to any Person other than a Company Subsidiary any Material Contract or any contract that would constitute a Material Contract if in effect as of the date of this Agreement;

(t) except as provided under this Agreement, adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or file a petition in bankruptcy under any provisions of applicable bankruptcy Law on its behalf, or consent to the filing of any bankruptcy petition against it under any similar applicable Law;

(u) make or forgive any loan to, or make any capital contributions to or investments in, any other Person (other than (i) the advancement of expenses to its employees in connection with the performance of their duties in the ordinary course of business consistent with past practice, (ii) to any wholly-owned Subsidiary in the ordinary course of business consistent with past practice, and (iii) advances to directors and officers required to be made pursuant to any indemnification or advancement obligations in the Company Charter, the Company Bylaws, the governing documents of any Company Subsidiary, or any employment agreement or indemnification agreement to which the Company or any Company Subsidiary is party (in each case, a true and complete copy of which has been made available to Parent prior to the date of this Agreement));

(v) amend, terminate or allow to lapse (without renewal of a similar permit) any material Permits of the Company in a manner that materially and adversely impacts the ability of the Company to conduct its business;

(w) amend any engagement letter between the Company and any financial advisor described in Section 5.27, or enter into a new engagement letter with any such financial advisor; or

(x) authorize, resolve, or enter into any binding commitment to take any of the foregoing actions.

Section 6.02 No Control. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or any Company Subsidiary’s operations or activities prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.03 No Solicitation by the Company; Company Recommendation.

(a) Except as expressly permitted by this Section 6.03, the Company shall, and shall cause the Company Subsidiaries and its and the Company Subsidiaries’ directors, officers and employees to, and shall cause its and the Company Subsidiaries’ other Representatives to: (i) following execution of this Agreement, immediately cease any existing solicitations, discussions or negotiations with, and the provision of any nonpublic information to, any Persons that may be ongoing with respect to any Alternative Proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an Alternative Proposal; (ii) (A) as promptly as reasonably practicable (and in any event within two (2) Business Days) following the date hereof, request the prompt return or destruction (to the extent provided for by the applicable confidentiality agreement) of all confidential information previously furnished to any Person (other than Parent) that has, within the one (1)-year period prior to the date of this Agreement, entered into a confidentiality agreement with the Company or any Company Subsidiary that would reasonably be expected to result in an Alternative Proposal and (B) enforce the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any such Person (provided that the Company Board shall be permitted to grant waivers of, and not to enforce, any standstill provision to the extent necessary to permit the counterparty thereto to make an Alternative Proposal directly to the Company Board in accordance with the terms of this Section 6.03); (iii) during the Pre-Closing Period, not, directly or indirectly, (A) solicit, initiate, knowingly encourage or knowingly facilitate the submission of an Alternative Proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an Alternative Proposal, (B) furnish information, or afford access to the business, employees, officers, contracts, properties, assets, books and records or other aspects of the Company and the Company Subsidiaries, to any Person in connection with, or that would reasonably be expected to result in an Alternative Proposal or (C) enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to an Alternative Proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an Alternative Proposal; provided, that, the Company and the Company Subsidiaries and its and their Representatives may (x) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any Person or group of Persons (including by requesting that such terms and conditions be conveyed in writing) solely to determine whether such inquiry or proposal constitutes or would reasonably be expected to result in a Superior Proposal, if and only if the Company Board has determined in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law or (y) inform a Person or group of Persons that has made an Alternative Proposal of the provisions of this Section 6.03; and (iv) during the Pre-Closing Period, not, directly or indirectly, (A) approve, agree to, accept, endorse, adopt, recommend or submit or agree to submit to a vote of its shareholders any Alternative Proposal, or propose publicly to do any of the foregoing, (B) fail to make, or withdraw, qualify, modify or amend the Company Recommendation (or recommend an Alternative Proposal), (C) take any action to exempt any Person from Article X of the Company Charter, the provisions of Section 203 of the DGCL or any other applicable state takeover statute, (D) make any public statement, filing or release inconsistent with the Company Recommendation, (c) fail to publicly reaffirm the Company Recommendation within three (3) Business Days after Parent so requests in writing; provided that Parent may make such a request no more than three (3) times in the aggregate, and no more than one time in any ten (10)-day period, or (F) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Alternative Proposal subject to Regulation 14D under the Exchange Act within ten (10) days after the commencement of such Alternative Proposal, (G) commit or agree to do any of the foregoing (any of the foregoing clauses (A) through (G) in this subsection (iv), an “Adverse Recommendation Change”), or (H) enter into any letter of intent, agreement in principle, term sheet, expense reimbursement provision, merger agreement, acquisition agreement, option agreement or other similar instrument (except for Acceptable Confidentiality Agreements) relating to or providing for any Alternative Proposal or a potential Alternative Proposal. It is agreed that any breach of the restrictions set forth in this Section 6.03 by any Affiliate of the Company or any Representative of the Company (acting as such) shall constitute a breach of this Section 6.03 by the Company.

(b) Notwithstanding anything to the contrary in Section 6.03(a), if following the date hereof and prior to the Acceptance Time the Company or any Company Subsidiary or any of their Representatives receives a bona fide unsolicited written Alternative Proposal (which Alternative Proposal did not result from a breach of this Agreement) from any Person or group of Persons, the Company and its Representatives may, prior to (but not after) the Acceptance Time, if the Company Board (or any committee thereof) has determined in good faith (after consultation with its financial and outside legal advisors), that such Alternative Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law: (i) furnish information, and afford access to the business, employees, officers, contracts, properties, assets, books and records or other aspects of the Company and the Company Subsidiaries, to the Person or group of Persons who made such Alternative Proposal and such Person’s or group’s Representatives pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (provided that the Company has previously furnished, made available or provided access to Parent to any such information, or substantially concurrently (and in any event within twenty-four (24) hours thereafter) does so); and (ii) enter into or otherwise participate in any discussions or negotiations with any Person or group and its Representatives (including solicitations of revised Alternative Proposals) regarding such Alternative Proposal. All such information provided to Parent shall be subject to the terms of the Confidentiality Agreement.

(c) Reasonably promptly (and in any event within forty-eight (48) hours) following receipt of any Alternative Proposal from and after the date of this Agreement, the Company shall advise Parent in writing of the receipt of such Alternative Proposal, and the terms and conditions of such Alternative Proposal (including, in each case, the identity of the Person making any such Alternative Proposal), and the Company shall as reasonably promptly as practicable provide to Parent (i) a complete and unredacted copy of such Alternative Proposal and all related transaction documentation (including drafts), if in writing or, in lieu thereof, (ii) a written summary of the material terms of such Alternative Proposal. In addition, the Company shall keep Parent reasonably informed in all material respects on a reasonably current basis of the status and terms and conditions (including amendments or proposed material amendments to) of such Alternative Proposal and none of the Company or any Company Subsidiary or any of their Representatives will, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information or the information contemplated by this Section 6.03(c) to Parent.

(d) Notwithstanding anything herein to the contrary, at any time prior to the Acceptance Time, (i) if (A) the Company receives a bona fide unsolicited written Alternative Proposal (which Alternative Proposal did not result from a breach of this Section 6.03) that the Company Board determines in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, and (B) the Company Board determines in good faith, after consultation with outside counsel, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law, then the Company Board may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(c) to enter into a definitive agreement with respect to such Superior Proposal; and (ii) if

(A) in response to material events, changes or developments in circumstances, unrelated to an Alternative Proposal or any inquiry, proposal, discussion, offer or request that would reasonably be expected to result in an Alternative Proposal, that were not known by, nor reasonably foreseeable to, the Company Board as of the date hereof (or, if known, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date hereof); provided, that, for the avoidance of doubt, (x) the fact in and of itself that the Company or Parent meets or exceeds projections, forecasts or estimates and (y) changes in and of themselves in the price of the Company Common Stock or Parent Common Stock or the trading volume thereof shall, in each case, be considered known and reasonably foreseeable occurrences and (B) the Company Board has determined in good faith, after consultation with outside legal counsel and its financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law, then the Company Board may make an Adverse Recommendation Change; provided, that the Company Board may not make an Adverse Recommendation Change or terminate this Agreement pursuant to this Section 6.03(d) unless:

(1) the Company shall have first provided prior written notice (a “Company Notice”) to Parent, at least four (4) Business Days in advance (the “Notice Period”), of the Company’s intention to take any action permitted under this Section 6.03(d), which Company Notice shall, if applicable, specify the reasons for the proposed Adverse Recommendation Change and, if applicable, the terms and conditions of any Superior Proposal (including the identity of the Person making such Superior Proposal) and, if applicable, provide complete and unredacted copies of all related transaction documentation (subject to customary redactions of any debt financing documents) (it being agreed that the provision of such Company Notice shall not constitute an Adverse Recommendation Change); and

(2) prior to making an Adverse Recommendation Change and/or terminating this Agreement to enter into a definitive agreement with respect to a Superior Proposal, the Company shall, and shall use reasonable best efforts to cause its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that, (x) in the case of Section 6.03(d)(i), such Alternative Proposal ceases to constitute a Superior Proposal and (y) in the case of Section 6.03(d)(ii), the Company Board can determine in good faith, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change would not reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law. In the event of any material revisions to an Alternative Proposal constituting a Superior Proposal, the Company shall be required to deliver a new Company Notice to Parent and to comply with the requirements of this Section 6.03(d) with respect to such new Company Notice, except that references to the four (4) Business Day period above shall be deemed to be references to a two (2) Business Day period.

For the avoidance of doubt, if Parent, within four (4) or two (2) Business Days, as applicable, following its receipt of a Company Notice relating to an Alternative Proposal makes a written, binding, and irrevocable offer that, as determined in good faith by the Company Board (after consultation with its outside counsel and financial advisors), results in the applicable Alternative Proposal no longer being a Superior Proposal, then the Company shall have no right to terminate this Agreement pursuant to Section 9.01(d) as a result of such Alternative Proposal.

(e) Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Alternative Proposal or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with its outside legal advisors, failure to make such disclosure would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; provided that this Section 6.03(e) shall not permit the Company or the Company Board to make an Adverse Recommendation Change except as expressly set forth in Section 6.03(d).

(f) For purposes of this Agreement:

(i) “Alternative Proposal” means any bona fide proposal or offer (whether or not in writing) with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company and a third party (including any “group” as defined pursuant to Section 13(d) of the Exchange Act); (B) sale, contribution or other disposition, directly or indirectly of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or “group” of Persons (as defined in Section 13(d)(3) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting or equity securities of the Company; (D) transaction in which any Person (or the shareholders of any Person) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any “group” which beneficially owns or has the right to acquire beneficial ownership of, securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting or equity securities of the Company; (c) any liquidation, dissolution, recapitalization, extraordinary corporate dividend or other significant corporate restructuring of the Company or any Company Subsidiary, the business of which constitutes 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; (F) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company (or any of the Company Subsidiaries whose business accounts for more than 20% of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole) in which the stockholders of the Company (or such Company Subsidiary) prior to such transaction will not own at least 80%, directly or indirectly, of the surviving company; or (G) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Agreement or any other proposal or offer by Parent or any Affiliate thereof).

(ii) “Superior Proposal” means any bona fide written proposal or offer with respect to an Alternative Proposal (with all percentages in the definition of Alternative Proposal increased to 50.1%) made by a Person or “group”, on terms which the Company Board determines in its good faith (after consultation with its financial and outside legal advisors) to be more favorable to the holders of Company Common Stock (solely in their capacity as such) from a financial point of view than the Merger and the Offer, taking into account all the terms and conditions of such proposal and this Agreement and taking into account all other financial, legal, regulatory and other aspects of such Alternative Proposal (including the conditionality, and the timing and likelihood of consummation of such proposal).

(iii) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing confidentiality, use and standstill provisions that are no less restrictive of, and no more favorable to, a third party or “group” that is a party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives; provided, however, that such confidentiality agreement shall not (i) prohibit compliance by the Company with any of the provisions of this Section 6.03, (ii) provide for any expense reimbursement, or (iii) be required to include any standstill or similar provisions that would prohibit the making or amendment of any Alternative Proposal.

Section 6.04 Conduct of Business by Parent. Except (i) as set forth in Section 6.04 of the Parent Disclosure Letter; (ii) as expressly required by this Agreement; (iii) as required by applicable Law; or (iv) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, (A) Parent shall use its commercially reasonable efforts to, and to cause each Parent Subsidiary to, (x) conduct the business of Parent and each Parent Subsidiary in the ordinary course of business in all material respects consistent with past practice and (y) ensure that it preserves intact in all material respects its current business organization, assets and technology, and maintains in all material respects its relations and goodwill with material customers, resellers, suppliers, landlords, and other Persons having material business relationships with Parent and (B) Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following:

(a) (i) declare, set aside or pay any dividends (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, other equity interests or voting securities, other than (A) dividends paid by any direct or indirect wholly owned Parent Subsidiary to Parent or to any other direct or indirect wholly owned Parent Subsidiary, (B) in connection with transactions that would require an adjustment to the Offer Consideration and the Merger Consideration pursuant to Section 3.01(d) and for which the proper adjustment is made, or (C) regular quarterly cash dividends declared in the ordinary course of business; or (ii) other than as permitted by Section 6.04(b), split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than (A) transactions involving only wholly owned Parent Subsidiaries or (B) in connection with transactions that would require an adjustment to the Offer Consideration and the Merger Consideration pursuant to Section 3.01(d) and for which the proper adjustment is made;

(b) issue, deliver, sell or grant: (i) any shares of capital stock or other equity interests or voting securities of Parent or any Parent Subsidiary other than (A) the issuance of Parent Common Stock upon the due exercise, vesting or settlement of awards issued pursuant to the benefit plans of Parent, or (B) transactions solely between or among Parent and the wholly owned Parent Subsidiaries or between or among wholly owned Parent Subsidiaries; (ii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary; (iii) any warrants, calls, options, phantom stock, stock appreciation rights or other rights to acquire any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary; (iv) any awards issued under benefit plans of Parent or other rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary, other than the issuance of awards pursuant to benefit plans of Parent in the ordinary course; or (v) any Parent Voting Debt;

(c) amend the Parent Governing Documents in a manner that would be materially and disproportionately adverse to the holders of Company Common Stock relative to the treatment of existing holders of Parent Common Stock or delay in any material respect the consummation of the transactions contemplated hereby, including the Parent Stock Issuance, except as may be required by Law or the rules and regulations of the NYSE;

(d) with respect to Parent, adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

(e) authorize, resolve, or enter into any binding commitment to take any of the foregoing actions.

ARTICLE VII

Additional Agreements

Section 7.01 Certain Filings. The Company and Parent shall cooperate with one another in connection with the preparation of the Form S-4, the Schedule 14D-9 and the Offer Documents and any other documents required to be filed by the Company, Parent or Merger Sub with the SEC in connection with the Merger, the Offer and the other transactions contemplated hereby, including furnishing information reasonably required in connection therewith.

Section 7.02 Access to Information; Confidentiality.

(a) Subject to applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and to the Representatives of Parent reasonable access during normal business hours, upon reasonable advance notice, during the Pre-Closing Period, to all their respective properties, facilities, officers, employees, books and records and other assets and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish reasonably promptly to Parent and its Representatives all other information in the possession of the Company or any Company Subsidiary concerning its business, properties, operations, assets, liabilities and personnel as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to permit such access, make such disclosure or furnish any such materials, (i) to the extent it determines, after consultation with counsel, that such disclosure or access would (x) result in the loss of any attorney-client privilege (provided that the Company shall notify Parent that it is proposing to withhold such information and shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); or (y) violate any Law (provided that the Company shall notify Parent that it is proposing to withhold such information and shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate Law); or (ii) with respect to any information (A) concerning Alternative Proposals, which shall be governed by Section 6.03; (B) regarding the deliberations of the Company Board or any committee thereof with respect to the transactions contemplated hereby or any similar transaction or transactions with any other Person (except as contemplated in Section 6.03), the entry into the Agreement, or any materials provided to the Company Board or any committee thereof in connection therewith; or (C), prepared by the Company’s, the Company Board’s, or any committee’s financial, accounting, or legal advisors. All information exchanged pursuant to this Section 7.02 shall be subject to the Confidentiality Agreement.

(b) No information or knowledge obtained by Parent or Merger Sub pursuant to this Section 7.02 or otherwise shall affect or be deemed to affect or modify any representation, warranty, covenant or agreement contained herein, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof or otherwise prejudice or limit in any way the rights and remedies of Parent or Merger Sub hereunder, nor shall any such information, knowledge or investigation be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement.

Section 7.03 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of Parent and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof the transactions contemplated by this Agreement, including (i) promptly preparing all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as reasonably promptly as practicable all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”) and (ii) promptly taking all steps as may be necessary to obtain all such Governmental Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) within ten (10) Business Days following the date of this Agreement, make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (B) within ten (10) Business Days following the date of this Agreement, make an appropriate and complete filing of a notification pursuant to subsection 114(1) of the Canadian Competition Act, provided that Parent shall also make a request for an advance ruling certificate pursuant to section 102 of the Canadian Competition Act or a “no action” letter indicating that the Commissioner of Competition appointed under subsection 7(1) of the Canadian Competition Act or any person designated to perform functions on behalf of the Commissioner of Competition (collectively, the “Commissioner”) does not, at that time, intend to make an application under section 92 of the Canadian Competition Act, and (C) make all other filings pursuant to other applicable

Regulatory Laws in respect of the transactions contemplated hereby. The Company shall use its reasonable best efforts to help Parent prepare all post-Closing filings that Parent deems advisable to make. Each of Parent and the Company shall supply promptly to the other party any additional information or documentation that may be required pursuant to the HSR Act or the Canadian Competition Act filings or any other filings required under other applicable Regulatory Laws. Parent shall pay the filing fees under the HSR Act, the Canadian Competition Act or other applicable Regulatory Law filings, but the Company shall bear its own costs for the preparation of any such filings.

(b) Each of Parent and the Company shall, in connection with the actions referenced in Section 7.03(a) to obtain all Governmental Approvals under the HSR Act or any other Regulatory Laws, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and/or its counsel informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Entity or other Person, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case regarding any of the transactions contemplated hereby; and (iv) permit the other party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Entity, in each case regarding any of the transactions contemplated hereby. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 7.03(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

(c) Parent and the Company shall, as promptly as practicable, use their respective reasonable best efforts to obtain all necessary consents, approvals, waivers, and clearances required under the HSR Act or other applicable Regulatory Laws prior to the End Date with respect to the transactions contemplated by this Agreement, including (i) to secure the expiration or termination of any applicable waiting period; (ii) to obtain the applicable Governmental Approvals; (iii) to resolve any objections asserted with respect to the transactions contemplated by this Agreement raised by any Governmental Entity; and (iv) to prevent the entry of, and to have vacated, lifted, reversed, or overturned, any decree, judgment, injunction or order under or based upon any Regulatory Law that would prevent, prohibit, make unlawful, restrict, or delay the Closing, which would include any private action or a similar action brought by a Governmental Entity. Without the prior written consent of the Company, Parent shall not withdraw any filing made under any Regulatory Law (provided, however, that Parent may “withdraw and refile” its initial filing under the HSR Act one time in the manner prescribed by 16 C.F.R. § 803.12(c) without the Company’s prior written consent), and without the prior written consent of the other party (which shall not be unreasonably delayed, conditioned or withheld) each of Parent and the Company shall not enter into any agreement with any Governmental Entity not to consummate or to delay consummation of the transactions contemplated by this Agreement. Parent and the Company shall use their respective reasonable best efforts to certify substantial compliance with any so-called “Second Request” issued by the FTC or DOJ or equivalent request from any other applicable Governmental Entity within 120 calendar days following the issuance of such a request; provided, further, that Parent shall have a duty to agree, prior to the End Date, to any structural or conduct relief related to the assets or businesses of the Parent or its Affiliates, or the Company or its Affiliates, required to satisfy the conditions set forth in clauses (b)(i), (b)(ii) and (b)(iii) of Annex I (in the case of (b)(iii), solely with respect to Regulatory Laws) and, at the request of the Company, to defend through litigation, including through appeals, any claims asserted in any court (including, but not limited to, the FTC’s administrative court and the Canadian Competition Tribunal) by any Governmental Entity or other Person challenging the transactions contemplated by this Agreement under Regulatory Laws. Notwithstanding the foregoing and anything to the contrary in this Agreement, neither Parent nor the Company nor any of their respective Affiliates shall be required to, and the Company shall not, and shall cause the Company Subsidiaries not to, without the prior written consent of Parent, become subject to, consent to or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order that would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken as a whole after giving effect to the Closing, but, in each case, measured on a scale relative to the size of the Company and the Company Subsidiaries, taken as a whole, prior to the Closing. Notwithstanding the foregoing and anything to the contrary in this Agreement, in no event will the Company, Parent or any of their respective Subsidiaries be required to effect any remedy, requirement, condition, limitation, understanding, agreement or order, or take any action with respect thereto, pursuant to this Section 7.03(c) that is not conditioned upon the Closing occurring.

(d) Parent and the Company shall be mutually responsible for (i) all substantive communications with any applicable Governmental Entity; and (ii) all strategic decisions regarding the HSR Act and other applicable Regulatory Law approvals.

(e) Each of Parent and the Company shall not, and shall not permit any of its respective Affiliates to, acquire or make any non-passive investment in any Person or any division or assets thereof that would, or would reasonably be expected to, prevent or result in a material delay in the satisfaction of any of the conditions forth in clauses (b)(i) through (iii) of Annex I (in the case of (b)(iii), solely with respect to Regulatory Laws).

Section 7.04 Third-Party Consents. During the Pre-Closing Period, the Company shall use its commercially reasonable efforts to give all notices to, and obtain, or cause to be obtained, all Consents required from third parties in connection with the transactions contemplated by this Agreement, but excluding Consents of Governmental Entities, which are governed by Section 7.02(a); provided, however, that the Company shall not be permitted to pay, and Parent shall not be obligated to pay or permit or agree to the Company paying, any material cash consideration to any third party from whom Consent is required.

Section 7.05 Indemnification, Exculpation and Insurance.

(a) For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries (each, an “Indemnified Person”) as provided in their respective governing or organizational documents and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries, in each case as in effect on the date of this Agreement (and copies of which have been made available to Parent), shall continue in full force and effect in accordance with their terms, and Parent shall cause each of the Surviving Corporation and the Company Subsidiaries to perform their respective obligations thereunder.

(b) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries or provide substitute policies for the Company and the Company Subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company or the Company Subsidiaries, in either case, of not less than the existing coverage and amount and having other terms not less favorable to the insured Persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company or the Company Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”). In lieu of such insurance, prior to the Closing Date, the Company may, at its sole option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and the Company Subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company or the Company Subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured Persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company or the Company Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided that in no event shall the cost of any such tail policy exceed the Maximum Amount.

(c) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.05.

(d) The provisions of this Section 7.05 (i) shall survive consummation of the Offer and the Merger, and (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and Representatives.

(e) Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 7.05.

Section 7.06 Notification of Certain Matters; Transaction Litigation.

(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby.

(b) Subject to applicable Law, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, as applicable, if (i) any representation or warranty made by such respective party contained in this Agreement becomes untrue or inaccurate such that (A) with respect to the Company, the Offer Conditions set forth in clause (b)(iv) of Annex I would reasonably be expected to be incapable of being satisfied by the Expiration Date or a Company Material Adverse Effect would reasonably be expected to occur, or (B) with respect to Parent, a Parent Material Adverse Effect would reasonably be expected to occur, or (ii) either party fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that (A) with respect to the Company, the Offer Conditions set forth in clause (b)(v) of Annex I would reasonably be expected to be incapable of being satisfied by the Expiration Date or a Company Material Adverse Effect would reasonably be expected to occur, or (B) with respect to Parent, a Parent Material Adverse Effect would reasonably be expected to occur; provided, however, (y) no such notification shall limit or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (z) a party’s failure to comply with this Section 7.06 shall not, in and of itself, provide the other party the right not to effect the transactions contemplated hereby or result in the failure of an Offer Condition.

(c) The Company shall keep Parent reasonably informed regarding any suit, action, books and records demand or other proceeding commenced or, to the Knowledge of the Company, threatened against the Company or its current or former directors or officers by any stockholder of the Company relating to, arising out of or involving this Agreement, the Merger or any of the other transactions contemplated hereby (“Transaction Litigation”). Subject to the preservation of attorney-client privilege and to applicable Law, the Company shall consult with Parent with respect to, and give Parent the opportunity to participate in the defense and settlement of, any Transaction Litigation, provided, that this Section 7.06 shall not give Parent the right to control such defense, and that the Company shall control such defense (subject to its obligations under this Section 7.06). The Company shall not settle or compromise or offer to settle or compromise any Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 7.06(b), any suit, action or other proceeding relating to Dissenting Shares shall be governed by Section 3.03.

Section 7.07 Section 16 Matters. Prior to the Effective Time, the Company may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.08 Stock Exchange De-listing and Listing.

(a) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Law and rules and policies of NASDAQ to cause the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time.

(b) Prior to the Effective Time, Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Law and rules and policies of the NYSE to cause the shares of Parent Common Stock to be issued in the Parent Stock Issuance to be approved for listing on the NYSE, subject to official notice of issuance.

Section 7.09 14d-10. Prior to the Acceptance Time, the Company (acting through the Company Board and/or the compensation committee of the Company Board, as appropriate) shall take all such steps as may be required to cause to be exempt under Rule 14d-10(d) promulgated under the Exchange Act any arrangements that have been, or after the date of this Agreement will be, entered into by the Company or any of the Company’s Subsidiaries with any current or former officer, director, employee or other service provider, and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

Section 7.10 Public Announcements. Except with respect to any Adverse Recommendation Change in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Offer, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any rule of or listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Notwithstanding the foregoing, each party may make public statements with respect to this Agreement and the transactions contemplated hereby, including, with respect to Parent, their effect on Parent’s business and its financial projections, with investors and analysts, so long as such statements are not inconsistent with the press releases previously issued and agreed upon by the parties. Subject to Section 7.12(f), nothing in this Section 7.10 shall limit the ability of any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement. Notwithstanding the foregoing,

(i) but subject to compliance with Section 6.03, the Company need not consult with Parent in connection with any press release, public statement or filing to be issued or made with respect to any Alternative Proposal (including any “stop, look and listen” release) and (ii) Parent need not consult with the Company in connection with any press release, public statement or filing to be issued or made with respect to any Alternative Proposal or its response thereto.

Section 7.11 Resignations. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors and officers, in their capacity as such, of the Company and its Subsidiaries (other than directors of the Subsidiaries whom Parent determines shall continue to serve in such capacities following the Effective Time), effective at the Effective Time.

Section 7.12 Employment and Company Benefits.

(a) During the one (1)-year period immediately following the Closing Date (the “Post-Closing Continuation Period”) and except as otherwise provided by applicable Law, Parent shall, or shall cause the Surviving Corporation to, provide to each Company Employee (other than any Company Employee who is covered by the terms of a Collective Agreement), for so long as the Company Employee remains so employed by the Surviving Corporation or any other Affiliate of Parent, (i) annual base salary or wage rates no less favorable than the annual base salary or wage rates provided to such Company Employee immediately prior to the Closing Date; (ii) target annual or other short-term cash incentive compensation opportunities no less favorable than the target annual or other short-term cash incentive compensation opportunities provided to such Company Employee as of immediately prior to the Closing Date; provided, however, that annual cash incentive bonuses for the fiscal year in which the Effective Time occurs shall be determined under the terms of the Company’s annual cash incentive plans in effect as of the Closing Date, and (iii) other employee benefits that are no less favorable in the aggregate than the benefits provided to such Company Employee immediately prior to the Closing (excluding, in each case of this Section 7.12(a), any equity-based, long-term and transaction-related incentives, defined-benefit pension and retiree medical benefits). For purposes of this Agreement, “Company Employee” means any employee of the Company or the Company Subsidiaries who is employed at the Closing Date and who remains employed with the Surviving Corporation or any other Affiliate of Parent following the Closing.

(b) During the Post-Closing Continuation Period, Parent shall, or shall cause the Surviving Corporation to, expressly assume and honor the terms of the Company’s severance practices and policies set forth on Section 7.12(b) of the Company Disclosure Letter.

(c) Parent shall, or shall cause the Surviving Corporation to, give Company Employees full credit for such Company Employees’ service with the Company (including any predecessor entities) for purposes of eligibility, vesting, and determination of the level of benefits under any benefit plans maintained by Parent or the Surviving Corporation or any Affiliate of either in which a Company Employee participates to the same extent recognized by the Company immediately prior to the Closing Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service and shall not be provided with respect to accrual of benefits under any defined benefit pension plan or any retiree welfare plan.

(d) Parent shall, or shall cause the Surviving Corporation to, exercise commercially reasonable efforts to (i) waive any preexisting condition limitations otherwise applicable to each Company Employee and their eligible dependents under any plan of Parent or any of its Affiliates that provides medical, dental or vision benefits in which such Company Employee participates following the Closing, other than any limitations that were in effect with respect to such Company Employee as of the Closing Date under the analogous Company Benefit Plan; (ii) honor any expenses incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Closing Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or any of its Affiliates in which they are eligible to participate after the Closing Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred; and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Closing Date under any plan of Parent or any of its Affiliates that provides medical, dental or vision benefits in which Company Employees participate following the Closing, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Benefit Plan prior to the Closing Date.

(e) From and after the Closing Date, Parent shall cause the Surviving Corporation and its Subsidiaries to honor (including, if applicable, by assuming) the terms of each Collective Agreement or similar agreement applicable to the Company Employees set forth in Section 7.12(e) of the Company Disclosure Letter to the extent required by applicable Law.

(f) Unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Closing Date, the Company will terminate the Company 401(k) Plan and all applicable sub-plans thereof, as amended from time to time (the “Terminating Plan”). The termination of the Terminating Plan shall be effective immediately prior to the Effective Time. Prior to the Effective Time, the Company shall provide Parent evidence that such resolutions to terminate the Terminating Plan have been adopted by the Company Board or the board of directors of its Subsidiaries, as applicable. The form and substance of such resolutions shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed. In the event that the Terminating Plan is terminated pursuant to this Section 7.12(f), Parent or one of its Affiliates shall have in place a tax qualified defined contribution retirement plan that permits participation as of the Closing Date by each Company Employee who was eligible to participate in such Terminating Plan immediately prior to the Closing Date (the “Parent 401(k) Plan”). The Parent 401(k) Plan shall permit each such Company Employee with an account balance or outstanding loan in the Terminating Plan to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) to the Parent 401(k) Plan, in the form of cash or loan promissory notes as applicable, in an amount equal to all or any portion of the account balance or outstanding loan distributed to such Company Employee from the Terminating Plan.

(g) No later than twenty (20) days following the date of this Agreement, the Company shall provide Parent with a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and its Subsidiaries and calculations prepared to estimate the potential impact of Section 280G of the Code in respect of any payments made or would reasonably be expected to be made to each such disqualified individual in connection with the transactions contemplated by this Agreement. Such information shall be updated and delivered to Parent not later than ten (10) Business Days prior to the Effective Time.

(h) During the Pre-Closing Period, the Company shall provide Parent with advance copies of, and a reasonable opportunity to comment on, all material communications to Company Employees relating to employee benefits, post-Closing terms of employment and other matters arising out of or relating to this Agreement.

(i) The provisions of this Section 7.12 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 7.12, express or implied, shall (i) create any right in any employee of the Company to continued employment by Parent, the Company or the Surviving Corporation or any of their respective Affiliates, or preclude the ability of Parent, the Company or the Surviving Corporation or any of their respective Affiliates to terminate the employment of any employee at any time for any reason; (ii) require Parent, the Company or the Surviving Corporation to continue any Company Benefit Plans or prevent the amendment, modification or termination thereof after the Closing Date; (iii) confer upon any Company Employee or Labor Union any third party beneficiary rights or other rights or remedies under or by reason of this Agreement; or (iv) amend or modify, be deemed to amend or modify or be treated as an amendment or modification to any Company Benefit Plan, Collective Agreement or any other employee benefit plan, program, agreement or arrangement of Parent, the Company, any Company Subsidiary, the Surviving Corporation or any of their respective Affiliates.

Section 7.13 Merger Sub; Parent Subsidiaries. Parent shall cause each of Merger Sub and any other applicable Subsidiary of Parent (including, following the Effective Time, the Surviving Corporation) to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Merger Sub to make the Offer and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement. Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 7.14 Financing Matters.

(a) The Company shall, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause its and the Company Subsidiaries’ Representatives to, at Parent’s sole cost and expense, provide all cooperation that is reasonably requested by Parent to assist Parent in the arrangement of any third-party debt or equity financing (including the financing contemplated by the Commitment Letter) for the purpose of Transaction Amounts (the “Financing”), including, without limitation: (i) as promptly as reasonably practicable, furnishing to Parent and the Financing Parties the Required Information and such other information relating to the Company and its Subsidiaries customary or reasonably necessary for the completion of such Financing to the extent reasonably requested by Parent to assist in preparation of customary offering or information documents to be used for the completion of the Financing or otherwise in connection with the marketing or placement of the Financing (it being understood and agreed that such material shall be deemed furnished if it is filed by the Company with the SEC and available on the SEC’s EDGAR website) (“Financing Offering Materials”); (ii) cooperating with the marketing efforts of Parent and the Financing Parties, including using commercially reasonable efforts to participate in a reasonable number of requested meetings with the parties acting as lead underwriters, arrangers or agents for, and prospective lenders and purchasers of, the Financing and the Company’s and any of the Company Subsidiaries’ senior management and Representatives, presentations, roadshows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing; (iii) using commercially reasonable efforts to cause the Company’s and any of its Subsidiaries’ independent accountants, as reasonably requested, to provide reasonable assistance to Parent consistent with their customary practice (including to consent to the use of their audit reports on the consolidated financial statements of the Company and the Company Subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or the Exchange Act, and to provide any “comfort letters” (including drafts thereof) necessary and reasonably requested by Parent in connection with any capital markets transaction comprising a part of the Financing (which such accountants would be prepared to issue at the time of pricing and at closing of any offering or placement of the Financing), in each case, on customary terms and consistent with their customary practice) and to participate in reasonable and customary due diligence sessions; and (iv) to the extent that the Company or any of Company Subsidiaries are to be party to the Financing following the occurrence of the Effective Time, (x) facilitating and assisting with the execution and delivery at the Closing of definitive documents (including loan agreements, customary guarantee documentation (if applicable) and other applicable loan documents) related to the Financing, and (y) to the extent requested by the Financing Parties at least ten (10) Business Days prior to the Closing Date, providing to the Financing Parties at least three (3) Business Days prior to the Closing Date all customary and reasonable documentation and other information required by regulatory authorities with respect to the Company under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended.

(b) Notwithstanding anything to the contrary, nothing in Section 7.14(a) shall require such cooperation to the extent it would (A) unreasonably disrupt or interfere with the business or operations of the Company or the Company Subsidiaries or the conduct thereof, (B) require the Company or any of the Company Subsidiaries to (x) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with the Financing, prior to the occurrence of the Acceptance Time (except to the extent Parent promptly reimburses (in the case of ordinary course out-of-pocket costs and expenses) or provides the funding (in all other cases) to the Company or such Company Subsidiary therefor), or (y) incur any liability in connection with the Financing that is effective prior to the occurrence of the Acceptance Time, (C) require the Company or any of the Company

Subsidiaries to enter into any instrument or agreement (other than customary authorization and management representation letters), or agree to any change or modification to any instrument or agreement, that is effective prior to the occurrence of the Acceptance Time or that would be effective if the Acceptance Time does not occur, (D) require the Company or the Company Subsidiaries to prepare pro forma financial statements, (c) subject any director, officer, manager employee, accountant, legal counsel or other Representative of the Company or the Company Subsidiaries to any personal Liability, (F) in the reasonable judgment of the Company after consultation with its outside legal counsel, (x) result in the contravention of, or would reasonably be expected to result in a violation or breach of, or a default under, the Company’s organizational documents or any Company Subsidiary’s organizational documents, any Applicable Laws where such violation or breach would reasonably be expected to cause a material and adverse effect on the business of the Company and the Company Subsidiaries or under any Material Contract where such violation or breach would reasonably be expected to cause a material and adverse effect on the business of the Company and the Company Subsidiaries or (y) require the Company to provide access to or disclose information that the Company reasonably determines would result in a loss or waiver of attorney-client privilege of the Company or Company Subsidiaries (in each case it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to this clause (F), and thereafter the Company and Parent shall reasonably cooperate to cause such information to be provided in a manner that would not reasonably be expected to violate the applicable restriction or waive the applicable privilege or protection), (G) require the Company or any Company Subsidiary (or board of directors or similar governing body thereof) to adopt any resolution or take any similar actions approving any Financing that are not conditioned upon or contemplated to be effective prior to the occurrence of the Closing, or (H) require any of the Company or any Company Subsidiary to take any action that would (1) violate any applicable confidentiality obligation of Company or any Company Subsidiaries that is in effect as of the date hereof, is binding with respect to such information, and for which consent to disclosure has not been obtained (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information or to permit such action in a manner that preserves compliance with such confidentiality obligation) or (2) directly result in any condition to Closing to fail to be satisfied by the End Date or otherwise directly result in a breach of this Agreement by Company’s or any Company Subsidiary.

(c) Without limiting the foregoing clause, Parent agrees, promptly upon request, to reimburse the Company and its Subsidiaries for all of their reasonable out-of-pocket costs, fees and expenses (including reasonable out-of-pocket fees and disbursements of counsel) in connection with the Financing promptly following the incurrence thereof (but excluding any costs, fees and expenses of preparing the Required Information, which shall not be reimbursed). Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives (including reasonable out-of-pocket fees and disbursements of counsel) from and against any and all liabilities, obligations, losses, damages, claims, costs, expenses, awards, judgments and penalties of any type actually suffered or incurred by any of them in connection with any action taken, or cooperation provided, by the Company or the Company Subsidiaries or any of their respective Representatives at the request of Parent pursuant to Section 7.14(a) and/or otherwise at Parent’s written request in connection with the Financing and/or the provision of information utilized in connection therewith (other than information provided in writing by or on behalf of the Company or any of the Company Subsidiaries specifically for use in connection with the Financing); in each case, except to the extent that any such obligations, losses, damages, claims, costs, expenses, awards, judgments and penalties, fees, costs or other liabilities are suffered or incurred as a result of the Company’s, any of the Company Subsidiaries’ or any of their respective Representatives’ gross negligence, bad faith, willful misconduct or material breach of this Agreement, as applicable, in each case, as determined in a final, non-appealable decision from a court of competent jurisdiction.

(d) Notwithstanding this Section 7.14 or anything else in this Agreement, each of Parent and Merger Sub acknowledges and agrees that the obtaining of the Financing is not a condition to the Closing nor to any of its other obligations under this Agreement.

(e) The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing, provided such logos are used solely in a customary manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries and on such other customary terms and conditions as the Company shall reasonably impose.

(f) Notwithstanding anything to the contrary provided herein or in the Confidentiality Agreement, Parent shall be permitted to share all information subject to such agreements with its actual or potential financing sources (including agents, arrangers, initial purchasers or underwriters and other Financing Parties) and their Representatives in connection with a Financing, subject to confidentiality undertakings customary for Financing transactions of the same type as such Financing) by such actual or potential financing sources for such Financing with respect thereto.

(g) The Company will use its reasonable best efforts, and will cause each of the Company Subsidiaries to use its respective reasonable best efforts, to update any Required Information provided to Parent and the Financing Parties as may be necessary so that such Required Information meets the applicable requirements set forth in the definition of “Required Information,” such Required Information does not , taken as a whole, contain any untrue statement of a material fact regarding the Company and the Company Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information not materially misleading, such Required Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities to the extent applicable hereto, and the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under customary practices for offerings of registered debt securities. The Company will notify Parent if any of the Required Information or any other information provided pursuant to this Section 7.14 is found to have contained any untrue statement of a material fact or to have omitted to state a material fact necessary in order to make the statements contained therein not materially misleading.

(h) If Parent reasonably requests, the Company will file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company and the company Subsidiaries, which Parent reasonably determines (and the Company does not unreasonably object) to include in a customary “public side” offering or marketing document in each case in connection with the Financing.

(i) Parent shall use commercially reasonable efforts to give the Company an opportunity to review any marketing materials in connection with the Financing that identify the Company or any of its Subsidiaries by name, prior to the dissemination of such materials to any actual or potential Financing sources. .

(j) Following the Company’s request from time to time, Parent shall provide the Company an update regarding any material developments in respect of any Financing.

(k) The Company shall, and shall cause the Company Subsidiaries to, deliver all notices and take all other actions required to facilitate the termination of commitments in respect of the Company Credit Agreement, repayment in full of all obligations in respect of such Indebtedness (other than contingent obligations for which no claims have been made as of such repayment) and release of any Liens securing such Indebtedness and guarantees in connection therewith at the Acceptance Time. In furtherance and not in limitation of the foregoing, the Company and the Company Subsidiaries shall use reasonable best efforts to deliver to Parent by the Acceptance Time a payoff letter and related release documentation with respect to the Company Credit Agreement (collectively, “Payoff Letter”) in form and substance customary for transactions of this type, from the agent on behalf of the Persons to whom such Indebtedness is owed, which Payoff Letter shall, among other things, include the payoff amount and provide that Liens (and guarantees), if any, granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Payoff Letter at or prior to the Acceptance Time, be released and terminated (and shall evidence and effect such termination (including of record)); provided, that Parent shall provide, or cause to be provided, all funds required to effect such repayment at or prior to the Acceptance Time.

ARTICLE VIII

Conditions Precedent

Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:

(a) Merger Sub shall have “consummated” (as defined in Section 251(h) of the DGCL) the Offer; and

(b) no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable Law or Order which is then in effect and prevents, makes illegal or prohibits the consummation of the Merger (collectively, the “Legal Restraints”).

ARTICLE IX

Termination, Amendment and Waiver

Section 9.01 Termination. This Agreement may be terminated at any time prior to the Acceptance Time (except to the extent expressly provided in this Section 9.01):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if (A) the Acceptance Time shall not have occurred on or before September 10, 2024 (as such date may be extended pursuant to this Section 9.01(b)(i), the “End Date”); or (B) the Offer is terminated or withdrawn pursuant to its terms without any shares of Company Common Stock being purchased thereunder; provided that (x) if on September 10, 2024 the conditions set forth in clause(s) (b)(i), (b)(ii) or (b)(iii) of Annex I (in the case of (b)(iii), solely with respect to Regulatory Laws) shall not have been fulfilled, then the Company or Parent may, by written notice to the other party, extend the End Date from such date to March 10, 2025, which shall then be the End Date for all purposes under this Agreement, and (y) the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement is the primary cause of the failure of the Acceptance Time to have occurred on or before the End Date or failure of the Acceptance Time to have occurred, as the case may be; or

(ii) if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final Law or Order or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, and payment for, shares of Company Common Stock pursuant to the Offer or consummation of the Merger; provided that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement has been the primary cause of the issuance of or failure to lift such Legal Restraint;

(c) by the Company, at any time prior to the Acceptance Time, if (i) there has been any breach or violation of any representation or warranty of Parent or Merger Sub contained in this Agreement which breach or violation shall have had or is reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, or (ii) Parent or Merger Sub shall not have complied with or performed in all material respects each covenant and obligation that Parent or Merger Sub is required to comply with or perform at or prior to the Expiration Date, and, in each case, which is not capable of being cured, or is not cured by Parent or Merger Sub on or before the earlier of (i) the End Date and (ii) thirty (30) days after delivery of written notice thereof by the

Company; provided, however, that the Company may not terminate this Agreement pursuant to this Section 9.01(c) if the Company is then in breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement and such breach would give rise to a failure of an Offer Condition to be satisfied;

(d) by the Company prior to the Acceptance Time, in order to enter into a definitive written agreement providing for a Superior Proposal in accordance with Section 6.03(d)(i); provided that the Company pays the Termination Fee prior to or simultaneously with such termination and has complied in all material respects with its obligations under Section 6.03;

(e) by Parent, at any time prior to the Acceptance Time, if there has been any breach or violation of any representation, warranty, covenant or agreement of the Company contained in this Agreement which breach or violation would give rise to the failure of any of the conditions set forth in clause(s) (b)(iv), (b)(v) or (b)(viii) of Annex I and which such failure is not capable of being cured, or is not cured by the Company on or before the earlier of (i) the End Date and (ii) thirty (30) days after delivery of written notice thereof by Parent; provided, however, that Parent may not terminate this Agreement pursuant to this Section 9.01(e) if either Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement and such breach would give rise to a Parent Material Adverse Effect;

(f) By Parent, at any time prior to the Acceptance Time, if an Adverse Recommendation Change shall have occurred; provided that any such termination must occur within the earlier of the Business Day prior to the End Date and twenty (20) Business Days following the Company notifying Parent of such Adverse Recommendation Change; or

(g) by the Company, if, for any reason (i) Merger Sub shall have failed to commence the Offer by the date that is twenty (20) Business Days after the date of this Agreement without the Company’s prior written consent; provided, that the Company may not terminate this Agreement pursuant to the foregoing if the Company’s breach of its obligations under this Agreement has been the proximate cause of or resulted in such failure, or (ii) Merger Sub shall have terminated the Offer prior to its Expiration Date (as such Expiration Date may be extended and re-extended in accordance with Section 1.01(c)), other than in accordance with this Agreement, or shall have failed to accept irrevocably for purchase all shares of Company Common Stock validly tendered (and not validly withdrawn) as of the Expiration Date by the end of the period specified in Section 1.01(e), other than in accordance with this Agreement.

Section 9.02 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.01, written notice thereof shall be given to the other party or parties specifying the provisions of Section 9.01 pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any further liability or obligation on the part of the Company, Parent or Merger Sub; provided that the Confidentiality Agreement, Section 1.01(d), the last sentence of Section 7.02(a), this Section 9.02, Section 9.03 and Article X, shall each survive such termination; and provided, further, that, subject to Section 9.03(d) such termination shall not relieve any party of liability and each party shall remain liable for losses resulting from any Fraud or Willful Breach of this Agreement prior to or in connection with such termination (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) which, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the transactions contemplated by this Agreement lost by the Company’s stockholders (including lost stockholder premium), which shall be deemed in such event to be damages of the Company.

Section 9.03 Fees and Expenses.

(a) Except as specifically provided for herein, all fees and expenses incurred in connection with the Merger, the Offer, the Parent Stock Issuance and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(b) The Company shall pay to Parent the Termination Fee if:

(i) the Company terminates this Agreement pursuant to Section 9.01(d) or Parent terminates this Agreement pursuant to Section 9.01(f); or

(ii) (A) an Alternative Proposal shall have been publicly announced or publicly known after the date of this Agreement and not publicly withdrawn prior to termination; (B) this Agreement is terminated pursuant to Section 9.01(b)(i) or Section 9.01(e); and (C) within twelve (12) months of such termination, the Company enters into a definitive agreement with respect to any Alternative Proposal, the Company Board recommends an Alternative Proposal to the Company stockholders or any Alternative Proposal is consummated; provided, however, that for purposes of this Section 9.03(b)(ii), the references to twenty percent (20%) in the definition of “Alternative Proposal” shall be deemed to be references to fifty percent (50%).

Any Termination Fee due under this Section 9.03(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent (x) in the case of clause (i) above, on the Business Day immediately following the date of termination of this Agreement (or simultaneously with such termination, in the case of termination pursuant to Section 9.01(d)) and (y) in the case of clause (ii) above, on the earlier of the date of entry into a definitive agreement or the date of consummation of an Alternative Proposal as referred to in clause (ii)(C) above. In no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(c) The parties acknowledge and agree that the agreements contained in Section 9.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to pay the Termination Fee due pursuant to this Section 9.03 or any portion thereof and, in order to obtain such payment, Parent or Merger Sub commences a Legal Proceeding which results in an Order against the Company for such amounts or any portion thereof, the Company shall pay to Parent or Merger Sub their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the amount of the Termination Fee (or any portion thereof that has not been paid timely in accordance with this Agreement) and on the amount of such costs and expenses, in each case from and including the date payment of such amount was due through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.

(d) Notwithstanding anything to the contrary in this Agreement, upon the termination of this Agreement under circumstances in which the Termination Fee is payable by the Company pursuant to this Section 9.03, Parent’s right to receive the Termination Fee pursuant to this Section 9.03 (and any interest contemplated by Section 9.03(c)) shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of Parent and its Affiliates, as applicable, against the Company and the other Company Related Parties and their Representatives, for any liabilities or damages suffered as a result of the failure of the transactions contemplated hereby to be consummated or otherwise as a result of or under this Agreement for any reason whatsoever, including in respect of any breach of, or inaccuracy in, the Company’s covenants, agreements, representations and warranties in this Agreement, and upon payment of the Termination Fee in accordance with this Section 9.03 (and any interest contemplated by Section 9.03(c)), none of the Company or any such other persons shall have any further liability relating to or arising out of this Agreement or the transactions contemplated hereby except in the event of Fraud.

(e) Except as otherwise provided in Section 3.02(c) or Section 3.02(g), all transfer, documentary, stamp, registration and other similar Taxes (including any penalties and interest imposed thereon) imposed in connection with the Merger shall be borne by Parent, Merger Sub or the Company and expressly shall not be a liability of the holders of Company Common Stock. Parent, Merger Sub or the Company shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes.

Section 9.04 Amendment. This Agreement may be amended by the parties at any time prior to the Acceptance Time, but only by an instrument in writing signed on behalf of each of the parties.

Section 9.05 Extension; Waiver. At any time prior to the Acceptance Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement (other than the Minimum Condition) as provided herein. No extension or waiver, or termination of this Agreement, by the Company shall require the approval of the Company’s stockholders unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. No failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall constitute a waiver of such rights.

ARTICLE X

General Provisions

Section 10.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit Section 9.02 or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 10.02 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and any certificate delivered hereunder, (i) neither Parent nor Merger Sub makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Offer and the Merger (including with respect to the accuracy or completeness of any information provided by or on behalf of Parent or Merger Sub), and the Company is not relying on any representation or warranty except for those expressly set forth in Article IV, and (ii) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and, if made, such representation or warranty must not be relied upon by the Company as having been authorized by such entity.

(b) Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V and any certificate delivered hereunder, (i) neither the Company nor any Company Subsidiary makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Offer and Merger (including with respect to the accuracy or completeness or any information provided by or on behalf of the Company), and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article V, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Offer and Merger, and, if made, such representation or warranty must not be relied upon by Parent or by Merger Sub as having been authorized by such entity, and (iii) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Affiliates or their respective Representatives, including any materials or information made available in the data room in connection with the transactions contemplated hereby, via confidential information memorandum or in connection with presentations by the Company’s management or otherwise, whether made prior to or after the date hereof, are not and shall not be deemed to be or include representations or warranties unless, and then solely to the extent that, any such materials or information is the subject of any express representation or warranty set forth in Article V. Each of Parent and Merger Sub has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition and operations of the Company and the Company Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger and the Offer, each of Parent and Merger Sub has relied on the results of its own independent review and analysis (in addition to the representation and warranties set forth in Article V).

Section 10.03 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail (with confirmed receipt, which confirmation shall be provided by the recipient if so requested); (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth (5) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice in accordance with this Section 10.03:

if to Parent or Merger Sub, to:

The J. M. Smucker Company

One Strawberry Lane

Orville, Ohio 44667

Email:   jeannette.knudsen@jmsmucker.com;

     Peter.Farah@jmsmucker.com

Attention:  Jeannette Knudsen, Chief Legal Officer and Secretary;

     Peter Farah, Vice President, ESG, Deputy General Counsel

     and Assistant Secretary

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:  Steven A. Rosenblum

     Ronald C. Chen

Facsimile:  212-403-2221

Email: SARosenblum@WLRK.com; RCChen@wlrk.com

if to the Company, to:

Hostess Brands, Inc.

7905 Quivira Road

Lenexa, Kansas, 66215

Email: jsebree@hostessbrands.com

Attention: Jolyn J. Sebree, General Counsel

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Attention: Howard A. Kenny; R. Alec Dawson and Andrew L. Milano

Facsimile: (212) 309-6001

Email: howard.kenny@morganlewis.com;

alec.dawson@morganlewis.com; andrew.milano@morganlewis.com

Section 10.04 Definitions. For purposes of this Agreement:

An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act, or any other anti-corruption or anti-money laundering or campaign finance applicable Law.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions are authorized or required by Law to be closed in New York City.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Credit Agreement” means that certain First Lien Credit Agreement, dated as of June 30, 2023, among HB Holdings, LLC, Hostess Brands, LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto from time to time.

“Company 401(k) Plan” means the Hostess Brands, LLC 401(k) Plan.

“Company Benefit Plans” means, collectively, (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), whether written or unwritten, that is or has been adopted, maintained or sponsored by the Company or any Company Subsidiary or which the Company or any Company Subsidiary participates in, is a party or contributes to or with respect to which the Company or any Company Subsidiary could reasonably be expected to have any liability; and (b) each other compensation or employee benefit plan, program, practice, policy, arrangement or agreement, whether written or unwritten, including any equity option, equity purchase, equity appreciation right or other equity or equity-based incentive, cash bonus or incentive compensation, relocation, change in control, retention, retirement or supplemental retirement, deferred compensation, profit-sharing, unemployment, severance, termination pay, welfare, hospitalization or medical, life, accidental death and dismemberment, long- or short-term disability, workers’ compensation, fringe benefit or other benefit or remuneration, pension, employee loan or other similar compensation or employee benefit plan, program, practice, policy, arrangement or agreement for any current or former employee or director of, or other individual service provider to, the Company or any Company Subsidiary that is adopted, maintained or sponsored by the Company or any Company Subsidiary, or which the Company or any Company Subsidiary participates in, is a party or contributes to, or with respect to which the Company or any Company Subsidiary could reasonably be expected to have any liability, excluding in each case, ordinary course offer letters which do not provide for any severance or termination benefits.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent on the date hereof regarding certain exceptions to the representations and warranties set forth in Article V and certain other matters provided in this Agreement; it being understood and agreed that any disclosure set forth in one section or subsection of Article V of the Company Disclosure Letter shall be deemed to be disclosed by the Company for any other section or subsection of Article V to the extent it is reasonably apparent on its face that such disclosure is relevant to such other section or subsection of Article V.

“Company ESPP” means the Company’s 2022 Employee Stock Purchase Plan, as may be amended from time to time.

“Company Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development (each, an “Effect”) that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole or (b) the ability of the Company to timely perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that solely with respect to the preceding clause (a), none of the following, and no Effect to the extent arising from the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) conditions affecting the United States economy, or any other national or regional economy or the global economy generally; (ii) political conditions in the United States or any other country or region in the world, acts of war, terrorism or epidemics, pandemics (including

COVID-19) or natural disasters (including any escalation or general worsening of any of the foregoing) in the United States or any other country or region of the world; (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index); (iv) changes required by GAAP or other accounting standards (or interpretation or enforcement thereof); (v) changes in any Laws or Orders issued by any Governmental Entity (or interpretation or enforcement thereof); (vi) changes generally affecting the industries in which the Company and the Company Subsidiaries operate; (vii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the Company Common Stock, as well as any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of the Company Subsidiaries (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (viii) the public announcement (including as to the identity of the parties hereto) or pendency of the Merger or any of the other transactions contemplated hereby; (ix) Transaction Litigation or any suit, action or other proceeding relating to Dissenting Shares; (x) the availability or cost of equity, debt or other financing to Parent, Merger Sub or the Surviving Corporation; and (xi) any action required to be taken or omitted by the Company pursuant to this Agreement (other than any action or failure to take any action pursuant to Section 6.01) or taken or omitted at the express written request of Parent or Merger Sub, or from any action taken by Parent or Merger Sub; provided, however, that the foregoing clauses (i), (ii), (iii), (iv), (v) or (vi) and any Effect arising therefrom may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent disproportionately affecting the Company and the Company Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and the Company Subsidiaries operate.

“Company Registered Intellectual Property” means all (a) issued Patents and Patent applications; (b) registered Trademarks and applications to register Trademarks (including domain names and social media accounts); and (c) registered Copyrights and applications for Copyright registration, in each case of clauses (a)–(c), that are owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Related Parties” means, collectively, the Company and the Company Subsidiaries and any of their or their Affiliates’ respective direct or indirect former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents, advisors, other Representatives or successors or assignees of any of the foregoing.

“Company RSU” means any restricted stock unit awarded under the Company Stock Plans that is not a Performance-Vesting Award.

“Company Severance Plan” means the Amended and Restated Key Executive Severance Plan in effect on the date hereof.

“Company Stock Award” means each Company Stock Option, Company RSU, and Performance-Vesting Award, issued under the Company Stock Plan.

“Company Stock Option” means any option to purchase Company Common Stock granted under the Company Stock Plan.

“Company Stock Plan” means the Company’s Amended and Restated 2016 Equity Plan, as may be amended from time to time; provided, for the avoidance of doubt, the Company ESPP is not a Company Stock Plan.

“Company Subsidiary” means any Subsidiary of the Company.

“Confidentiality Agreement” means that certain confidentiality agreement by and between Parent and the Company, dated as of July 9, 2023.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

“COVID-19” means SARS-CoV-2 and/or COVID-19 and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“Delaware Secretary” means the Secretary of State of the State of Delaware.

“DOJ” means the U.S. Department of Justice.

“Environmental Laws” means applicable Laws governing pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata and natural resources), worker health and safety, or the production, manufacture, use, storage, treatment, processing, distribution, transportation, disposal, handling, emissions, discharges, Releases or threatened Releases of, or exposure to, Hazardous Substances or the investigation, clean-up or remediation of Hazardous Substances.

“Environmental Permits” means any Permit required by Environmental Laws for the business of the Company and the Company Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Financing Parties” means each financing provider (including each underwriter, initial purchaser, agent and arranger) that commits to provide Parent or any of its Subsidiaries Financing (the “Financing Entities”), and their respective Representatives and other Affiliates; provided, that Parent shall not be a Financing Party.

“Food Laws” means all Laws governing the preparation, formulation, development, manufacturing, packing, holding, shipping, selling, distributing, using, labeling, licensing, importing, exporting, advertising, marketing and promotion of food, including the Federal Food, Drug and Cosmetic Act (“FDCA”), the Organic Foods Production Act of 1990, the Federal Trade Commission Act, the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, including all registration and recordkeeping requirements, the Food Allergen Labeling and Consumer Protection Act of 2004, the Nutrition Labeling and Education Act of 1990, the USDA Bioengineered Food Disclosure Rule, the Consumer Packaging and Labelling Act (Canada), the Food and Drugs Act (Canada), any other similar applicable foreign, federal, state, or local Law, and any implementing regulation of the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Agriculture, the FTC, California’s Office of Environmental Health Hazard Assessment, the Canadian Food Inspection Agency, Health Canada, the Canada Competition Bureau, the Secretariat of Agriculture, Livestock, Rural Development, Fisheries and Food and any other similar federal, state, or local Governmental Entity (collectively, “Food Authorities”).

“Fraud” means Delaware common law intentional fraud solely in the representations and warranties contained in this Agreement.

“FTC” means the U.S. Federal Trade Commission.

“Hazardous Substances” means any pollutant, contaminant, chemical, petroleum (including any fraction, derivatives, by-products thereof and petroleum hydrocarbons), asbestos or asbestos-containing material, per- and polyfluoroalkyl substances, polychlorinated biphenyls, or toxic, radioactive, ignitable, corrosive, reactive, infectious, disease-causing or hazardous substance, material, waste, chemicals or agent, including all substances, materials, wastes, chemicals or agents which are identified, regulated, the subject of liability or requirements for investigation or remediation under, any Environmental Law.

“Indebtedness” means, with respect to any Person (the “Reference Person”), without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations under letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person, (iv) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (v) the deferred purchase price of goods or services (other than trade payables or accruals or other current liabilities, in each case, arising in the ordinary course of business), including any “earn-out” payments, contingent payments, seller notes or other similar obligations in connection with the acquisition of a business, (vi) net liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates or any other derivative transactions or agreements, (vii) any guarantee by the Reference Person of (or similar commitment by the Reference Person regarding) any of the foregoing of another Person or (viii) any of the foregoing of another Person secured by Liens or properties of the Reference Person; provided that Indebtedness shall not include any intercompany indebtedness owing between or among the Company and/or any of its Subsidiaries.

“Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, of every kind and description throughout the world, including rights in and to (i) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, discoveries and improvements, whether or not patentable (“Patents”); (ii) trademarks, service marks, trade names, domain names, business names, corporate names, d/b/a names, social media accounts, logos, slogans, trade dress, designs and any other designations of source or origin, together with the goodwill associated with any of the foregoing (“Trademarks”); (iii) copyrights and copyrightable subject matter, including moral rights (“Copyrights”); (iv) rights in software (whether in source code, object code or other form), algorithms, databases, works or other materials, manuals, compilations and data; (v) trade secrets, discoveries, concepts, ideas, research and development, know-how, recipes, formulae, marketing and technical information, financial information, non-public product specifications, compositions, inventions (whether or not patentable), processes, formulae, models and methodologies and any other confidential or proprietary information (“Trade Secrets”); (vi) any similar corresponding or equivalent rights to any of the foregoing anywhere in the world; and (vii) all applications and registrations for any of the foregoing.

“Intercompany Contract” means any Contract solely between or among the Company and any Company Subsidiaries or between or among Company Subsidiaries.

“IT Systems” means all software, firmware, hardware (including computers, servers, databases, peripheral devices and telecommunications devices), networks, interfaces, platforms and related systems, in each case, whether owned, leased, licensed or otherwise used by the Company or any of the Company Subsidiaries.

“ITA” means the Income Tax Act (Canada).

“Knowledge” means, with respect to any matter in question, (i) in the case of the Knowledge of the Company, the actual knowledge of the individuals listed on Section 10.04 of the Company Disclosure Letter, and (ii) in the case of the Knowledge of Parent and Merger Sub, the actual knowledge of the individuals listed on Section 10.04 of the Parent Disclosure Letter, in each case, after conducting a reasonable inquiry of such individual’s direct reports.

“Legal Proceeding” means any claim, action, suit, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), investigation, hearing, inquiry audit or examination, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any mediator, arbitrator or arbitration panel.

“Liens” means any pledge, lien, easement, right-of-way, encroachment, option, covenant, condition, deed of trust, restriction, charge, mortgage, encumbrance, right of first refusal or first offer, preemptive right, transfer restriction, security interest or other right or restriction or title defect of any nature.

“made available to the Company” means that such information, document or material was delivered to the Company or the Company’s Representatives via electronic mail at least one (1) day prior to the date hereof.

“made available to Parent” means that such information, document or material was (a) delivered to Parent or Parent’s Representatives via electronic mail or (b) made available for review by Parent or Parent’s Representatives in the virtual data room maintained by the Company in connection with this Agreement, in each case, at least one (1) day prior to the date hereof.

“Merger Consideration Value” means an amount of cash equal to the sum of (i) the Cash Consideration plus (ii) the product obtained by multiplying (x) the Stock Consideration by (y) the Parent Trading Price.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Parent Disclosure Letter” means the disclosure letter delivered by the Parent to the Company on the date hereof.

“Parent Material Adverse Effect” means, with respect to Parent or Merger Sub, any Effect that, individually or in the aggregate with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Parent Related Parties” means, collectively, Parent, Merger Sub and their respective Affiliates, or any of their or their Affiliates’ respective, direct or indirect, former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents, advisors, other Representatives or successors or assignees of any of the foregoing.

“Parent Stock Option” means any option to purchase Parent Common Stock granted under the Parent Stock Plan.

“Parent Stock Plans” means the 2020 Equity and Incentive Compensation Plan and the 2010 Equity and Incentive Compensation Plan.

“Parent Subsidiary” means any Subsidiary of Parent.

“Parent Trading Price” means the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Parent Common Stock on the NYSE, for the consecutive period of ten (10) trading days beginning on the thirteenth trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date, as calculated by Bloomberg Financial LP under the function “VWAP.”

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.

“Performance-Vesting Award” means each restricted stock unit award under the Company Stock Plan the vesting of which is conditioned, in whole or in part, on the attainment of performance goals.

“Permits” means licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), variances, expirations, and terminations of any waiting period requirements, qualifications, accreditations, and other approvals and authorizations of any Governmental Entity.

“Permitted Liens” means, collectively, (a) suppliers’, mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, construction and other similar Liens arising or incurred by operation of Law in the ordinary course of business consistent with past practice; (b) Liens for Taxes that are not due and payable or the validity of which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (c) requirements and restrictions of zoning, building, planning and other applicable Laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities that do not materially interfere with the market value or marketability of the impacted property or the business of the Company and the Company Subsidiaries as currently conducted; (d) with respect to Leased Real Property, statutory Liens of landlords for amounts not due and payable or which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (c) deposits made in the ordinary course of business consistent with past practice to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising, in each case, in the ordinary course of business consistent with past practice; (f) recorded Liens or unrecorded easements, rights of way, covenants and other similar encumbrances or defects or imperfections of title that do not in any instance secure an obligation to pay money and do not materially impair the use, operation or occupancy of the Real Property by the Company or applicable Company Subsidiary or materially detract from the value of the Real Property or impact the marketability of such property based upon its current use; (g) any Lien arising pursuant to, or as a result of, the Merger, the Agreement or any other transactions contemplated thereby; or (h) Liens, the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Filed Company SEC Documents.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Personal Data” means any data or information that constitutes “personal data,” “personal information” or “personally identifiable information,” or that is otherwise protected, under applicable Law or any policy of the Company or any of the Company Subsidiaries relating to privacy.

“Privacy Laws” means all Laws worldwide relating to data privacy, information privacy, data protection, information security, cybersecurity, breach response, or data transfer, including Section 5 of the Federal Trade Commission Act, the CAN-SPAM Act, the EU General Data Protection Regulation (EU) 2016/679 and all Laws implementing it, the California Consumer Privacy Act of 2018 (and its regulations), Children’s Online Privacy Protection Act, state data breach notification Laws, state data security Laws and state social security number protection Laws.

“Process,” “Processing” or “Processed” means any operation or set of operations which is performed upon data, by any means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, as amended, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions (i) having the purpose or effect of monopolization or restraint of trade, (ii) lessening of competition through merger or acquisition (including, but not limited to, merger control Laws of any foreign jurisdiction), or (iii) involving foreign direct investment.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

“Representative” of any Person means the directors, officers, managers, employees, consultants, legal counsel, financial advisors, agents and other representatives of such Person.

“Required Information” means: (i) for the Company (a) GAAP audited consolidated balance sheets and related statements of consolidated operations, comprehensive income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least 60 days prior to the Closing Date and (b) GAAP unaudited consolidated balance sheets and related unaudited statements of consolidated operations, comprehensive income, shareholder’s equity and cash flows for each subsequent interim fiscal quarter ended at least 40 days before the Closing Date; (ii) all information regarding the Company and each of the Company Subsidiaries necessary, desirable or customary in order to permit Parent to prepare pro forma financial statements in accordance with GAAP and Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended, for use in any offering materials in connection with the Financing; (iii) all other financial statements (including audited statements), financial data, audit reports and other information regarding the Company and the Company Subsidiaries of the type that would be (A) required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of non-convertible debt securities of the Company under the Securities Act at the relevant time of the applicable offering or placement of debt or other securities or (B) otherwise necessary to receive from the Company’s independent auditors (and any other auditor to the extent that financial statements audited or reviewed by such auditors are or would be included in such offering memorandum), customary “comfort”; (iv) with respect to the Required Information described in the foregoing clauses (i)-(iii), drafts of customary comfort letters to the Financing Parties, including customary negative assurance comfort, from such independent auditors, and, at pricing of any offering, final comfort letters; and (v) such other pertinent and customary information regarding the Company and the Company Subsidiaries (including their assets) requested by Parent or Merger Sub to the extent that such information is required in connection with the Financing.

“Sanctioned Country” means any country or territory with which dealings are broadly and comprehensively prohibited by the United States or territory-wide Sanctions Laws (currently Crimea, Donetsk, Luhansk, and Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means any Person (a) subject to Sanctions Laws imposed by the United States, European Union or its member states, United Kingdom or other applicable jurisdiction, or the United Nations; (b) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country and (c) any Person directly or indirectly owned or controlled by or acting for the benefit or on behalf of a Person described in clause (a) or (b).

“Sanctions Laws” means all national and supranational Laws, regulations, decrees, orders, or other acts with force of law of the United States, European Union or its member states, United Kingdom or other applicable jurisdiction, or United Nations Security Council resolutions concerning trade and economic sanctions including embargoes; the freezing or blocking of assets of targeted Persons; or other restrictions on exports, imports, investment, payments, or other transactions targeted at particular Persons or countries, including any Laws threatening to impose such trade and economic sanctions on any Person for engaging in proscribed or targeted behavior.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which that is sufficient to elect at least a majority of its board of directors or other governing Person or body (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which) is owned directly or indirectly by such first Person (either alone or through or together with any other Subsidiary).

“Tax Law” means any Law relating to Taxes.

“Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax (including in each case any amendments thereof and any exhibit, schedule or statement attached thereto), and any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, declaration, statement, report, schedule, form, information return or other document.

“Taxes” means all federal, state, local, and foreign taxes or other similar charges or assessments imposed by any Governmental Entity, including without limitation any income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, withholding, franchise, value added, stamp, occupation, licensing, recording, documentary, environmental, windfall profit, estimated, alternative or add-on minimum, and other taxes or other similar governmental charges or assessments in the nature of a tax, including taxes or other similar charges or assessments imposed pursuant to Treasury Regulations Section 1.1502-6, or any similar provision of state, local or foreign Law, as a result of membership in an affiliated, consolidated, combined or unitary group, or under contract, as a transferee or successor or otherwise by operation of Law, together with all interest, penalties and additions imposed with respect to such amounts.

“Termination Fee” means $175,000,000.00

“Treasury Regulations” means the temporary and final regulations promulgated under the Code by the United States Department of Treasury.

“Willful Breach” (or any variation thereof) means a material breach of any representation, warranty, agreement or covenant contained in this Agreement by a party hereto that is the consequence of an action undertaken or omission by the breaching party, with the actual knowledge that the taking of such action or omission would, or would reasonably be expected to, cause such material breach.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 10.05 Interpretation. When a reference is made in this Agreement to an Article, a Section or an Annex or Exhibit, such reference shall be to an Article, a Section or an Annex or Exhibit of or to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Annex or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated (in accordance with the terms of this Agreement in the case of Contracts). Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. The phrases “provided to,” “furnished to,” “made available,” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to which such information or material is to be provided in the virtual data room set up by the Company in connection with this Agreement at least one (1) Business Day prior to the date hereof. The parties have participated jointly in negotiating and drafting this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 10.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 10.07 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Company Disclosure Letter, the Parent Disclosure Letter and the Annexes and Exhibits hereto), taken together with the Confidentiality Agreement and the other documents delivered in connection with this Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Merger, the Offer, the Parent Stock Issuance and the other transactions contemplated by this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies; provided that (a) the provisions of Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party, his or her heirs and Representatives, (b) the rights of the Company’s stockholders to receive the Merger Consideration and of the holders of the Company’s equity and equity-based awards to receive the applicable consideration set forth in Section 3.04, as the case may be, following the Effective Time, each of which shall be for the benefit of, and shall be enforceable by, each such holder following the Effective Time, or (c) before the Effective Time, each stockholder of the Company shall be a third-party beneficiary of this Agreement for the purpose of pursuing claims for damages (including for the lost stockholder premium) under this Agreement in the event of a failure by Parent or Merger Sub to irrevocably accept for purchase all shares of Company Common Stock validly tendered (and not validly withdrawn) as of the Expiration Date by the end of the period specified in Section 1.01(e) as required by this Agreement or otherwise to effect the Merger as required by this Agreement, or in the event of Fraud or Willful Breach of this Agreement by Parent or Merger Sub which has been the proximate cause of a failure of any of the Offer Conditions or the conditions to Closing from being satisfied; provided, that the rights granted pursuant to this clause (c) shall be enforceable by, and only by, the Company, in its sole and absolute discretion, on behalf of the stockholders of the Company, and any amounts received by the Company in connection therewith may be retained by the Company.

Section 10.09 Governing Law; Consent to Jurisdiction.

(a) This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware (the “Chosen Courts”), in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement in the Chosen Courts and (v) agrees that each of the other parties shall have the right to bring any proceeding for enforcement of a judgment entered by the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the Chosen Courts in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.03. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 10.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, that Parent may, in its sole discretion, assign any of or all its rights, interests and obligations under this Agreement to any of its wholly owned Subsidiaries, provided that no such assignment shall relieve Parent of any of its obligations or agreements hereunder. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

Section 10.11 Specific Performance. The parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law or in equity. The parties further agree not to assert that a remedy of injunctive relief, specific performance or other equitable relief is inequitable, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereby waives any requirement under law to post a bond or other security as a prerequisite to obtaining such relief. The election of the Company to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from seeking to terminate this Agreement and/or damages for liability of Parent or Merger Sub for Fraud or Willful Breach as provided in Section 9.01(f). Except as otherwise set forth in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

Section 10.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against (a) Parent and Merger Sub (and not any other Parent Related Party) or (b) the Company (and not any other Company Related Party), in each case only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no Parent Related Party or Company Related Party, as the case may be, shall have any liability for any obligations or liabilities of Parent or Merger Sub, on the one hand, or the Company, on the other hand, for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, any failure of the transactions contemplated by this Agreement to be consummated or any breach or failure to perform hereunder.

Section 10.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.13.

Section 10.14 Financing Entities. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, the Company Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement or the Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any letter agreement or definitive documentation related to the Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal action brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any of the Company Subsidiaries or any of their respective controlled Affiliates or Representatives relating to or arising out of this Agreement or the Financing (subject to the last sentence of this Section 10.14), and (c) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.14 and that this Section 10.14 may not be amended in a manner materially adverse to the Financing Parties without the written consent of the Financing Entities (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 10.14 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Party’s obligations to Parent under any letter agreement or definitive agreement relating to the Financing or, following the Acceptance Time, the rights of the Company and the Company Subsidiaries against the Financing Parties with respect to the Financing or any of the transactions contemplated thereby or any services thereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.

THE J. M. SMUCKER COMPANY

By:	/s/ Tucker H. Marshall
Name: Tucker H. Marshall
Title: Chief Financial Officer

HOSTESS BRANDS, INC.

By:	/s/ Andrew P. Callahan
Name: Andrew P. Callahan
Title: President and CEO

SSF HOLDINGS, INC.

By:	/s/ Tucker H. Marshall
Name: Tucker H. Marshall
Title: Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	Section 6.03(f)(iii)
Acceptance Time	Section 1.01(e)
Adverse Recommendation Change	Section 6.03(a)
Affiliate	Section 10.04
Agreement	Preamble
Alternative Proposal	Section 6.03(f)(i)
Anti-Corruption Laws	Section 10.04
Business Day	Section 10.04
Canadian Competition Act	Section 4.03
Cash Consideration	Section 1.01(a)
Certificate	Section 3.02(b)
Certificate of Merger	Section 2.03
Chosen Courts	Section 10.09(b)
Closing	Section 2.02
Closing Date	Section 2.02
Code	Section 10.04
Collective Agreement	Section 5.18(a)
Commissioner	Section 7.03(a)
Company	Preamble
Company 401(k) Plan	Section 10.04
Company Benefit Plans	Section 10.04
Company Board	Recitals
Company Recommendation	Section 5.04
Company Bylaws	Section 5.01
Company Capital Stock	Section 5.03(a)
Company Charter	Section 5.01
Company Common Stock	Recitals
Company Credit Agreement	Section 10.04
Company Credit Facility Termination	Section 7.14(g)
Company Disclosure Letter	Section 10.04
Company Employee	Section 7.12(a)
Company ESPP	Section 10.04
Company Financial Advisor	Section 5.27
Company Intellectual Property	Section 10.04
Company Material Adverse Effect	Section 10.04
Company Notice	Section 6.03(d)(1)
Company Registered Intellectual Property	Section 10.04
Company Related Parties	Section 10.04
Company RSU	Section 10.04
Company SEC Documents	Section 5.06(a)
Company Severance Plan	Section 10.04
Company Stock Award	Section 10.04
Company Stock Option	Section 10.04
Company Stock Plans	Section 10.04
Company Subsidiary	Section 10.04
Company Voting Debt	Section 5.03(b)
Confidentiality Agreement	Section 10.04
Consent	Section 4.04(b)
Contract	Section 4.04(a)
Contributor	Section 5.16(f)

Controlled Group Liability	Section 10.04
Copyrights	Section 10.04
Data Privacy Requirements	Section 5.17
Delaware Secretary	Section 10.04
DGCL	Recitals
Dissenting Shares	Section 3.03(a)
DOJ	Section 10.04
Effect	Section 10.04
Effective Time	Section 2.03
End Date	Section 9.01(b)(i)
Environmental Laws	Section 10.04
Environmental Permits	Section 10.04
ERISA	Section 10.04
ERISA Affiliate	Section 10.04
Exchange Act	Recitals
Exchange Agent	Section 3.02(a)
Exchange Agent Agreement	Section 3.02(a)
Exchange Fund	Section 3.02(a)
Expiration Date	Section 1.01(c)
FDA	Section 10.04
FDCA	Section 10.04
Filed Company Contract	Section 5.14(a)
Filed Company SEC Documents	Article V
Final Offering	Section 3.04I
Financing	Section 7.14(a)
Financing Parties	Section 10.04
Financing Entities	Section 10.04
Food Authorities	Section 10.04
Food Law	Section 10.04
Form S-4	Section 1.01(f)(ii)
Fractional Share Payout	Section 3.01(c)
Fraud	Section 10.04
FTC	Section 10.04
GAAP	Section 4.05(b)
Governmental Approvals	Section 7.03(a)
Governmental Entity	Section 4.04(b)
Hazardous Substances	Section 10.04
HSR Act	Section 4.04(b)
Indebtedness	Section 10.04
Indemnified Person	Section 7.05(a)
Initial Expiration Date	Section 1.01(c)
Intellectual Property Rights	Section 10.04
IRS	Section 5.10(a)
ITA	Section 10.04
IT Systems	Section 10.04
Knowledge	Section 10.04
Labor Union	Section 5.18(a)
Latest Balance Sheet	Section 5.06(c)
Latest Balance Sheet Date	Section 5.06(c)
Latest Parent Balance Sheet	Section 4.05(c)
Latest Parent Balance Sheet Date	Section 4.05(c)
Law	Section 4.04(a)

Leased Real Property	Section 5.15(b)
Legal Proceeding	Section 10.04
Legal Restraints	Section 8.01(b)
Letter of Transmittal	Section 3.02(b)
Liens	Section 10.04
Major Customer	Section 5.24
Major Reseller	Section 5.24
Major Supplier	Section 5.24
Material Contract	Section 5.14(b)
Maximum Amount	Section 7.05(b)
Merger	Recitals
Merger Consideration	Section 3.01(c)
Merger Consideration Value	Section 10.04
Merger Sub	Preamble
Merger Sub Common Stock	Section 3.01
Minimum Condition	Annex I
Multiemployer Plan	Section 5.10(c)
NASDAQ	Section 10.04
NYSE	Section 4.04(b)
Notice Period	Section 6.03(d)(1)
Offer	Recitals
Offer Conditions	Section 1.01(a)
Offer Consideration	Section 1.01(a)
Offer Documents	Section 1.01(f)
Offer to Purchase	Section 1.01(a)
Off-the-Shelf Software	Section 5.14(b)
Order	Section 4.04(a)
Owned Real Property	Section 5.15(a)
Parent	Preamble
Parent 401(k) Plan	Section 7.12(f)
Parent Board	Recitals
Parent Disclosure Letter	Section 10.04
Parent Capital Stock	Section 4.02(a)
Parent Common Stock	Section 1.01(a)
Parent Consent	Section 4.03
Parent DSU Awards	Section 4.02(a)
Parent Governing Documents	Section 4.01
Parent Material Adverse Effect	Section 10.04
Parent Preferred Stock	Section 4.02(a)
Parent PSU Awards	Section 4.02(a)
Parent Related Parties	Section 10.04
Parent Restricted Stock	Section 4.02(a)
Parent SEC Documents	Section 4.05(a)
Parent Stock Awards	Section 4.02(a)
Parent Stock Issuance	Recitals
Parent Stock Plans	Section 10.04
Parent Subsidiary	Section 10.04
Parent Trading Price	Section 10.04
Parent Voting Debt	Section 4.02(b)
Patents	Section 10.04
Patriot Act	Section 10.04
Payoff Letter	Section 7.14(g)

PCI DSS	Section 10.04
Performance-Vesting Award	Section 10.04
Permits	Section 10.04
Permitted Liens	Section 10.04
Person	Section 10.04
Personal Data	Section 10.04
Post-Closing Continuation Period	Section 7.12(a)
Pre-Closing Period	Section 6.01
Preferred Stock	Section 5.03(a)
Privacy Laws	Section 10.04
Privacy Policies	Section 6.01(n)
Process	Section 10.04
Real Estate Leases	Section 5.15(b)
Real Property	Section 5.15(b)
Regulatory Laws	Section 10.04
Release	Section 10.04
Representatives	Section 6.03(a)
Required Information	Section 10.04
Sanctioned Country	Section 10.04
Sanctioned Person	Section 10.04
Sanctions Laws	Section 10.04
Schedule 14D-9	Section 1.02(a)
Schedule TO	Section 1.01(f)
SEC	Section 10.04
Securities Act	Section 10.04
Security Incidents	Section 5.17(a)
SOX	Section 10.04
Stock Consideration	Section 1.01(a)
Subsidiary	Section 10.04
Superior Proposal	Section 6.03(f)(ii)
Surviving Corporation	Section 2.01
Tax Law	Section 10.04
Tax Returns	Section 10.04
Taxes	Section 10.04
Terminating Plan	Section 7.12(f)
Termination Fee	Section 10.04
Trade Secrets	Section 10.04
Trademarks	Section 10.04
Transaction Litigation	Section 7.06(c)
Treasury Regulations	Section 10.04
Willful Breach	Section 10.04
Withdrawal Liability	Section 10.04

ANNEX I

CONDITIONS TO THE OFFER

Notwithstanding any other terms or provisions of the Offer or the Merger Agreement, Merger Sub shall not be required to accept for payment, or, subject to any applicable rules and regulations of the SEC, including Exchange Act Rule 14e-1(c), to pay for any shares of Company Common Stock validly tendered (and not subsequently withdrawn) pursuant to the Offer if:

(a) Immediately prior to the Expiration Date there shall not have been validly tendered in the Offer (in the aggregate) and “received” by the “depository” (as such terms are defined in Section 251(h) of the DGCL) and not validly withdrawn that number of shares of Company Common Stock that, together with shares of Company Common Stock otherwise owned by Merger Sub or any of its “affiliates” (as such term is defined in Section 251(h) of the DGCL) equals a majority of the shares of Company Common Stock then issued and outstanding (the “Minimum Condition”); or

(b) At the Expiration Date, any of the following conditions shall not be satisfied (or have been waived):

(i) the applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated;

(ii) (A) the Commissioner shall have issued an advance ruling certificate pursuant to subsection 102(1) of the Canadian Competition Act in respect of the transactions contemplated by this Agreement, or (B)(x) the waiting period prescribed by section 123 of the Canadian Competition Act shall have expired or been terminated early by the Commissioner, or the Commissioner shall have issued a waiver from notification under paragraph 113(c) of the Canadian Competition Act and (y) unless waived in writing by Parent, the Commissioner shall have confirmed in writing that he does not intend, at such time, to make an application under section 92 of the Canadian Competition Act in respect of the transactions contemplated by this Agreement;

(iii) no Law or Order of any Governmental Entity with competent jurisdiction shall be in effect which restrains, prohibits or otherwise makes illegal the consummation of the Offer or the Merger;

(iv) (A) each of the representations and warranties of the Company contained in Section 5.01, (except for the last sentence of Section 5.01), Section 5.03, Section 5.04, Section 5.08(a), Section 5.20, Section 5.27 and Section 5.28 of the Merger Agreement shall be true and correct in all respects as of the date made and as of the Expiration Date as though made on and as of the Expiration Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), except, in the case of Section 5.03(a), to the extent that any inaccuracies in such Section would be de minimis, and (B) any other representations and warranties of the Company contained in the Merger Agreement shall be true and correct as of the date made and as of the Expiration Date (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) as though made on and as of the Expiration Date (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) except where failure to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

(v) the Company shall have complied with or performed in all material respects each covenant and obligation that the Company is required to comply with or to perform at or prior to the Expiration Date;

(vi) the Company shall have delivered to Parent a certificate signed by an executive officer of the Company and dated as of the Expiration Date to the effect that the conditions specified in paragraphs (b)(iv) and (b)(v) have been satisfied;

(vii) the Merger Agreement shall not have been validly terminated in accordance with its terms;

(viii) since the date hereof, no Company Material Adverse Effect shall have occurred;

(ix) the Form S-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced; and

(x) the shares of Parent Common Stock to be issued in the Offer and the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Capitalized terms used in this Annex I and not defined in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 10, 2023 by and among Parent, Merger Sub and the Company.

EXHIBIT A

FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

HOSTESS BRANDS, INC.

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is: Hostess Brands, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 1. The Corporation shall be authorized to issue 100 shares of capital stock, of which 100 shares shall be shares of Common Stock, par value $0.01 per share (“Common Stock”).

Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII

Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 2. Indemnification and Advance of Expenses.

(a) Right to Indemnification. To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 2 of this Article VIII or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 2(a) of this Article VIII, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 2 of this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Repeal; Amendment. Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 2 of this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) No Limitation. Section 2 of this Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(e) Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 2 of this Article VIII or otherwise.

ANNEX B

September 10, 2023

Board of Directors

Hostess Brands, Inc.

7905 Quivira Road

Lenexa, KS 66215

Members of the Board:

We understand that Hostess Brands, Inc. (“Hostess” or the “Company”), The J.M. Smucker Company (the “Parent”) and SSF Holdings, Inc., a wholly owned subsidiary of the Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of September 10, 2023 (the “Merger Agreement”), which provides, among other things, for (i) the commencement by Merger Sub of a tender offer (the “Tender Offer”) for all outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) for $30.00 per share in cash plus 0.03002 shares (the “Exchange Ratio”) of common stock, no par value, of the Parent (the “Parent Common Stock”), subject to adjustment in certain circumstances, and (ii) the subsequent merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent, and each outstanding share of the Company Common Stock, other than shares (i) owned both at the commencement of the Tender Offer and immediately prior to the Merger by the Parent or Merger Sub, (ii) owned immediately prior to the Merger by the Company as treasury stock, (iii) subject to and irrevocably accepted for purchase in the Tender Offer or (iv) as to which dissenters’ rights have been perfected (clauses (i), (ii), (iii) and (iv) collectively, the “Excluded Shares”), will be converted into the right to receive $30.00 per share in cash plus 0.03002 shares of Parent Common Stock, subject to adjustment in certain circumstances (the “Consideration”). The terms and conditions of the Tender Offer and the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Parent, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Reviewed the estimation of the early termination payment in respect of the tax receivables agreement prepared by the management of the Company;

5)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

6)	Reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock;

7)

Compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and the Parent Common Stock with that of certain other publicly-traded companies comparable with the Company and the Parent, respectively and their securities;

8)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

9)	Participated in certain discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

10)	Reviewed the Merger Agreement, the commitment letter from certain lenders dated as of September 10, 2023 (the “Commitment Letter”) and certain related documents; and

11)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and formed a substantial basis for this opinion. With respect to the financial projections and management’s estimation of the early termination payment in respect of the tax receivables agreement, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Parent will obtain financing in accordance with the terms set forth in the Commitment Letter, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Parent and the Company and its legal, tax, or regulatory advisors with respect to legal, tax or regulatory matters. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, including, without limitation, the tax receivable agreement or any arrangements relating to such agreement. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Parent, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company only and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to whether the shareholders of the Company should tender into the Tender Offer or how the shareholders of the Company should vote at any shareholder’s meeting to be held in connection with the Merger, if any.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ David Khayat
David Khayat
Managing Director

Annex C

Directors and Executive Officers of Smucker and the Offeror

The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years of each director and executive officer of Smucker and the Offeror are set forth below. Unless otherwise indicated below, the current business address of each director and executive officer is c/o The J. M. Smucker Company, One Strawberry Lane, Orrville, OH 44667. Unless otherwise indicated below, the current business telephone number of each director and executive officer is (330) 682-3000.

During the past five years, none of the directors and executive officers of Smucker or the Offeror listed below has (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Each such person listed below is a citizen of the United States.

Directors and Executive Officers of Smucker:

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years
Mark T. Smucker (53)	Chair of the Board, President and Chief Executive Officer	Mr. Smucker has been the Chair of the Smucker board, President and Chief Executive Officer since August 2022. Prior to that time, Mr. Smucker served as President and Chief Executive Officer, from May 2016 through August 2022; President and President, Consumer and Natural Foods, from April 2015 through April 2016; President, U.S. Retail Coffee, from May 2011 through March 2015; and President, Special Markets, from August 2008 through April 2011. Mr. Smucker is a director and member of the management development and compensation and nominating and corporate governance committees of Kimberly-Clark Corporation, a publicly traded global company that manufactures and sells consumer products, where he has served since September 2019.

John P. Brase (55)	Chief Operating Officer	Mr. Brase has been Chief Operating Officer at Smucker since April 2020, overseeing the U.S. Pet Food & Pet Snacks, Coffee, Consumer Foods and Away From Home businesses as well as the Company’s Operations and Supply Chain functions. From June 1990 through April 2020, Mr. Brase held positions of increasing responsibility at The Procter & Gamble Company (“P&G”), including leadership roles in sales, marketing and brand management. Most recently, he served as Vice President and General Manager for P&G’s North America Family Care business from May 2017 through April 2020.

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years

Amy C. Held (49)	Chief Transformation Officer	Ms. Held has served as Chief Transformation Officer since September 2022, overseeing the Company’s capabilities in recovering and protecting margins while enabling a continued focus on prioritization and efficiency. In her current role, Ms. Held guides a team of cross-functional leaders to develop a roadmap of productivity initiatives and embed the capabilities to track, measure and report on efforts throughout the Company. Ms. Held had served in strategy roles of increasing responsibility since joining Smucker in February 2013, and prior to her work at Smucker, had served as Managing Consultant at Willis Towers Watson (formerly Towers Watson) from September 2000 to February 2013. In her early career, Ms. Held was also Senior Associate at Grant Thornton from January 1998 to September 1998 and a Senior Associate at PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) from 1995 through 1998.

Jeannette L. Knudsen (53)	Chief Legal Officer and Secretary	Ms. Knudsen has served as Chief Legal Officer and Secretary since September 2022, and prior to that served as General Counsel and Chief Legal Officer since 2010, providing strategic counsel to support complex business transactions and leading implementation of governance programs to ensure compliance with the Securities and Exchange Commission and New York Stock Exchange. Before taking on her current role, Ms. Knudsen had served in legal roles of increasing responsibility since August 2002, and prior to joining Smucker, Ms. Knudsen was an Associate Attorney with Buckingham, Doolittle & Burroughs, LLP from August 1998 to August 2002, where she practiced in corporate transactions, intellectual property, real estate and construction.

Tucker H. Marshall (47)	Chief Financial Officer	Mr. Marshall has served as Chief Financial Officer since May 2020, charged with supporting Smucker’s strategic growth plan while ensuring the business maintains financial discipline and a focus on shareholder value creation. Prior to his current role, Mr. Marshall had served in finance roles of increasing responsibility since joining the company in July 2012. He also served as Vice President at The Reserve Group from August 2004 to July 2012 and worked as an Associate at Bank of America Merrill Lynch from July 1999 to July 2004.

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years

Jill R. Penrose (50)	Chief People and Company Services Officer	Ms. Penrose has served in her current role since November 2019, leading the performance, evolution and integration of many Smucker administrative functions including Human Resources, Corporate Communications, Government Relations, Corporate Responsibility, Information Services and Corporate Services. Serving in roles of escalating responsibility in the areas of corporate strategy, organization development, human resources and corporate communications since joining Smucker in August 2004, Ms. Penrose was previously a Managing Consultant at Willis Towers Watson from 2000 to 2004 and before that, a Consultant at PricewaterhouseCoopers from 1998 to 2000.

Mercedes Abramo (53)	Director	Ms. Abramo has been the Deputy Chief Commercial Officer of Cartier International SNC (“Cartier”), an international chain of jewelry boutiques, since March 2023. Prior to her current role at Cartier, Ms. Abramo held several positions of increasing responsibility, including President and Chief Executive Officer; North America; Vice President, Retail, North America; Assistant Vice President, Retail, New York Region; and Director, Fifth Avenue Mansion, United States Flagship. Prior to joining Cartier, Ms. Abramo spent five years with Tiffany & Co. in various Director positions and six years with various luxury hotels in management roles. Ms. Abramo is a founding member of Chief, a private network designed specifically for women leaders to strengthen their experience in the C-suite and effect change from the top down.

Tarang Amin (58)	Director	Mr. Amin has been the Chairman and Chief Executive Officer of e.l.f. Beauty, Inc. (“e.l.f. Beauty”), a publicly traded cosmetics company, since August 2015. He took the company public in 2016 in one of the most successful initial public offerings in the beauty industry. Mr. Amin also served as President, Chief Executive Officer, and Director of e.l.f. Beauty from February 2014 through July 2015. Prior to joining e.l.f. Beauty, he was President, Chief Executive Officer, and Director of Schiff Nutrition International, a publicly traded nutritional supplements company, from March 2011 through March 2013 and held various leadership roles at The Clorox Company (“Clorox”) and P&G. Mr. Amin has been a director of Pharmavite, LLC, a dietary supplements company, since January 2020 and served as a director of Angie’s BOOMCHICKAPOP, a natural and organic snack brand, from June 2014 through October 2017.

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years

Susan E. Chapman-Hughes (54)	Director	Ms. Chapman-Hughes retired as Executive Vice President and General Manager, Global Head of Digital Capabilities, Transformation, and Operations, Global Commercial Services of American Express Company, a financial services corporation, in February 2021, a position she held since February 2018. Prior to this role, Ms. Chapman-Hughes served in several Senior Vice President level positions since joining American Express Company in 2010, including Senior Vice President, US Large Market, Global Corporate Payments from December 2014 through February 2018; Senior Vice President, US Account Development, Global Corporate Payments from November 2013 through December 2014; and Senior Vice President, Global Real Estate and Workplace Enablement from July 2010 through November 2013. Ms. Chapman-Hughes is also a director, the chair of the compensation committee, and a member of the nominating and governance committee of Toast, Inc., a publicly traded cloud-based restaurant software company, since February 2021. In addition, Ms. Chapman-Hughes served as a director, the chair of the compensation committee, and a member of the nominating and governance committee of Potbelly Corporation, a publicly traded restaurant company, from May 2014 through June 2020.

Jay L. Henderson (67)	Director	Mr. Henderson retired as Vice Chairman, Client Service at PricewaterhouseCoopers in June 2016, a position he held since 2007. He also served as PricewaterhouseCoopers’ Managing Partner of the Greater Chicago Market from 2003 through 2013. During his career at PricewaterhouseCoopers, Mr. Henderson gained significant experience working with the boards and audit committees of Fortune 500 companies and has managed major client relationships across multiple markets and industry sectors. Mr. Henderson is the lead director, chair of the audit committee, and a member of the corporate governance, capital governance, human capital and compensation, and executive committees of Northern Trust Corporation, a publicly traded financial holding company, where he has served since July 2016, and a director, chair of the audit committee, and member of the finance committee of Illinois Tool Works Inc., a publicly traded global multi-industrial manufacturer of specialized industrial equipment, consumables, and related service businesses, where he has served since August 2016. Mr. Henderson is also a member of the boards of several non-profit organizations.

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years

Jonathan E. Johnson III (57)	Director	Mr. Johnson has been the Chief Executive Officer of Overstock.com, Inc., doing business as Bed Bath & Beyond, an online home furnishings retailer, since September 2019 and a member of its board of directors since May 2013. Prior to his current role at Overstock.com, Mr. Johnson held several positions of increasing responsibility, including General Counsel, Senior Vice President, President, Executive Vice Chairman, Chairman, and Interim Chief Executive Officer. Between August 2016 and April 2021, Mr. Johnson served as the director and president of Medici Ventures, the corporate venture arm and former Overstock.com subsidiary. Prior to joining Overstock.com, Mr. Johnson was with TenFold Corporation, a software and services company, from May 1999 to September 2002 where he held various positions, including General Counsel and Chief Financial Officer.

Kirk L. Perry (56)	Director	Mr. Perry has been the President and Chief Executive Officer and a member of the board of directors of Circana, Inc. (“Circana”), a global provider of technology, data, and predictive analytics for the consumer, retail, and media sectors, since May 2021. Prior to joining Circana, he spent seven years as the President, Brand Solutions of Google Inc. and twenty-three years with P&G, where he held several positions of increasing responsibility in marketing and general management roles, including President, Global Family Care from May 2011 to December 2013. Mr. Perry is a board member of Chick-Fil-A, Inc., a privately-owned restaurant company, since August 2022. He previously served as a director of e.l.f. Beauty, a publicly traded cosmetics company, from September 2016 to November 2022, and Hillerich & Bradsby Co. (Louisville Slugger), a privately owned sporting goods manufacturer, from September 2013 to August 2016. He is also a member of the boards of several non-profit organizations.

Alex Shumate (73)	Lead Independent Director	Mr. Shumate is a Senior Partner and the Ohio Strategic Relationship Partner of Squire Patton Boggs (US) LLP (“Squire”), where he has practiced law since February 1988. He was the North American Managing Partner of Squire from January 2012 to January 2021. Mr. Shumate is a sponsoring director for Adelphi Bank, a Minority Depository Institution. He previously served as a director and Chair of the Board of CyrusOne Inc., a publicly traded provider of data center consulting services, from January 2013 until its acquisition in March 2022, and as a director of Cincinnati Bell, Inc., a publicly traded provider of voice and data telecommunications products and services, from 2005 to 2013. Mr. Shumate also served as a member of the boards of several non-profit organizations, including three separate terms on The Ohio State University Board of Trustees.

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years

Jodi L. Taylor (60)	Director	Ms. Taylor retired as an executive officer of The Container Store Group, Inc. (“The Container Store”), a publicly traded specialty retailer of storage and organization products, in March 2021. She was the Chief Financial Officer from December 2007 through August 2020, the Secretary from October 2013 through March 2021, and the Chief Administrative Officer from July 2016 through March 2021. Prior to joining The Container Store, Ms. Taylor spent nine years as the Chief Financial Officer and Secretary of Harold’s Stores, Inc., a regional specialty retailer of high-end apparel. In addition, Ms. Taylor is a director and chair of the audit committee of Mister Car Wash, Inc., a publicly traded company that is the largest car wash brand in the United States, where she has served since June 2021. She has been a certified public accountant since 1984 (inactive since 2021), starting with an accounting role at Deloitte & Touche L.L.P. She recently received her CERT Certificate in Cybersecurity Oversight.

Dawn C. Willoughby (54)	Director	Ms. Willoughby retired as Executive Vice President and Chief Operating Officer of Clorox, a manufacturer and marketer of consumer and professional products, in January 2019, a position she held since September 2014. Ms. Willoughby also served as the company’s Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad Products, along with several other positions since she was initially hired in 2001. Prior to Ms. Willoughby’s career at Clorox, she spent nine years with P&G, where she held several positions in sales management. Ms. Willoughby is a director and member of the human capital and compensation and governance and corporate responsibility committees of International Flavors and Fragrances, Inc., a publicly traded global company that produces flavors, fragrances, and cosmetic actives, where she has served since February 2023. Ms. Willoughby is also a director and member of the management development and compensation committee of TE Connectivity Ltd., a publicly traded global company that provides connectivity and sensor solutions, where she has served since March 2020.

Directors and Executive Officers of the Offeror:

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years
John P. Brase (55)	President, Director	Mr. Brase serves as President and as a Director of SSF Holdings, Inc. and has been Chief Operating Officer at Smucker since April 2020, overseeing the U.S. Pet Food & Pet Snacks, Coffee, Consumer Foods and Away From Home businesses as well as the Company’s Operations and Supply Chain functions. From June 1990 through April 2020, Mr. Brase held positions of increasing responsibility at The Procter & Gamble Company (“P&G”), including leadership roles in sales, marketing and brand management. Most recently, he served as Vice President and General Manager for P&G’s North America Family Care business from May 2017 through April 2020.

Jeannette L. Knudsen (53)	Chief Legal Officer and Secretary, Director	Ms. Knudsen serves as Chief Legal Officer and Secretary and as a Director of SSF Holdings, Inc. and has served as Chief Legal Officer and Secretary at Smucker since September 2022, and prior to that served as General Counsel and Chief Legal Officer since 2010, providing strategic counsel to support complex business transactions and leading implementation of governance programs to ensure compliance with the Securities and Exchange Commission and New York Stock Exchange. Before taking on her current role, Ms. Knudsen had served in legal roles of increasing responsibility since August 2002, and prior to joining Smucker, Ms. Knudsen was an Associate Attorney with Buckingham, Doolittle & Burroughs, LLP from August 1998 to August 2002, where she practiced in corporate transactions, intellectual property, real estate and construction.

Tucker H. Marshall (47)	Chief Financial Officer, Director	Mr. Marshall serves as Chief Financial Officer and as a Director of SSF Holdings, Inc. and has served as Chief Financial Officer at Smucker since May 2020, charged with supporting Smucker’s strategic growth plan while ensuring the business maintains financial discipline and a focus on shareholder value creation. Prior to his current role, Mr. Marshall had served in finance roles of increasing responsibility since joining the company in July 2012. He also served as Vice President at The Reserve Group from August 2004 to July 2012 and worked as an Associate at Bank of America Merrill Lynch from July 1999 to July 2004.

Name/Age	Title	Present Principal Occupation and Employment for Past Five Years

Nadeem S. Ali (58)	Vice President and Treasurer	Mr. Ali serves as Vice President and Treasurer of SSF Holdings, Inc. and has served at Smucker as Vice President, Finance & Treasurer at Smucker since September 2020. Before taking on his current role at Smucker, Mr. Ali was Vice President, Finance and Treasurer at Lamb Weston Holdings, Inc. beginning February 2017.

Peter O. Farah (48)	Vice President and Assistant Secretary	Mr. Farah serves as Vice President and Assistant Secretary of SSF Holdings, Inc. and has served at Smucker as Vice President, ESG, Deputy General Counsel and Assistant Secretary since 2021. Prior to his current role, Mr. Farah served as Vice President, Deputy General Counsel, and Assistant Secretary at Smucker since 2016.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Article V of Smucker’s amended regulations provides that any person made a party to or threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Smucker, or is or was serving at our request as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent permitted or required by the Ohio General Corporation Law, as the same exists or may in the future be amended to provide broader rights to indemnification, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of Article V of Smucker’s amended regulations with respect to actions, suits or proceedings to enforce rights to indemnification, Smucker will indemnify any such indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by the indemnitee only if the action, suit or proceeding (or part thereof) was authorized by the Smucker board.

The indemnification rights conferred in Article V of Smucker’s amended regulations include the right to be paid by Smucker the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Ohio General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to us of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses.

The rights to indemnification conferred by Smucker’s amended regulations are not exclusive of any other right to which any person seeking indemnification may have or acquire under any statute, Smucker’s articles of incorporation, Smucker’s amended regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person.

Section 1701.13(E) of the Ohio Revised Code provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

Smucker has entered into indemnification agreements (the “Indemnification Agreements”) with its current directors and certain officers and expect to enter into similar agreements with directors and certain officers elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnification Agreements, Smucker will indemnify a director or officer (the “Indemnitee”) if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or officer of Smucker, or is or was serving at the request of the registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee, in connection with the defense or settlement of such proceeding. Indemnification is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of Smucker. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnification Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides Smucker with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnification Agreements provide various procedures and presumptions in favor of the Indemnitee’s right to receive indemnification under the Indemnity Agreement.

Smucker currently maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them; however, there is no assurance of the continuation or renewal of such insurance.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	SEC File No.	Exhibit	Filing Date

2.1	Agreement and Plan of Merger, dated as of September 10, 2023, by and among The J. M. Smucker Company, SSF Holdings, Inc. and Hostess Brands, Inc.		8-K	001-05111	2.1	September 12, 2023

3.1	Amended Articles of Incorporation of The J. M. Smucker Company		10-Q	001-05111	3.1	August 23, 2022

3.2	Amended Regulations of The J. M. Smucker Company		8-K	001-05111	3.1	January 23, 2023

4.1	Indenture, dated as of October 18, 2011, between The J. M. Smucker Company and U.S. National Bank Association		8-K	001-0511	4.1	October 18, 2011

4.2	First Supplemental Indenture, dated as of October 18, 2011, among The J. M. Smucker Company, the guarantors party thereto, and U.S. National Bank Association		8-K	001-0511	4.2	October 18, 2011

4.3	Indenture, dated as of March 20, 2015, between The J. M. Smucker Company and U.S. National Bank Association, as trustee		8-K	001-05111	4.1	March 23, 2015

4.4	First Supplemental Indenture, dated as of March 20, 2015, by and among The J. M. Smucker Company, the guarantors party thereto and U.S. Bank National Association, as trustee		8-K	001-05111	4.2	March 23, 2015

4.5	Second Supplemental Indenture, dated as of December 17, 2017, between The J. M. Smucker Company and U.S. National Bank Association, as trustee		8-K	001-05111	4.1	December 8, 2017

4.6	Third Supplemental Indenture, dated as of March 9, 2020, between The J. M. Smucker Company and U.S. National Bank Association		8-K	001-05111	4.1	March 10, 2020

4.7	Fourth Supplemental Indenture, dated as of September 24, 2021, between The J. M. Smucker Company and U.S. National Bank Association		8-K	001-05111	4.1`	September 27, 2021

Exhibit No.	Exhibit Description	Filed Herewith	Incorporated by Reference
			Form	SEC File No.	Exhibit	Filing Date

4.8	Third Amended and Restated Intercreditor Agreement, dated June 11, 2010, among the administrative agents and other parties identified therein		S-3ASR	001-05111	4.7	October 13, 2011

5.1	Opinion of Calfee, Halter & Griswold LLP regarding legality of securities being registered		S-4	333-274911	5.1	October 10, 2023

21.1	List of Subsidiaries		10-K	001-05111	21	June 20, 2023

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	X

23.2	Consent of KPMG LLP	X

23.3	Consent of Calfee, Halter & Griswold LLP (included in the opinion filed as Exhibit 5.1 and incorporated herein by reference)		S-4	333-274911	5.1	October 10, 2023

24.1	Power of Attorney		S-4	333-274911	24.1	October 10, 2023

99.1	Consent of Morgan Stanley & Co. LLC	X

99.2	Form of Letter of Transmittal		S-4	333-274911	99.2	October 10, 2023

99.3	Form of Notice of Guaranteed Delivery		S-4	333-274911	99.3	October 10, 2023

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees		S-4	333-274911	99.4	October 10, 2023

99.5	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees		S-4	333-274911	99.5	October 10, 2023

99.6	Confidentiality Agreement, dated as of August 22, 2023, by and between The J. M. Smucker Company and Hostess Brands, Inc.		S-4	333-274911	99.6	October 10, 2023

107	Filing Fee Table		S-4	333-274911	107	October 10, 2023

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus/offer to exchange required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

To reflect in the prospectus/offer to exchange any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus/offer to exchange filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

That every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)

To respond to requests for information that are incorporated by reference into the prospectus/offer to exchange pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 24, 2023.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark T. Smucker
Name:	Mark T. Smucker
Title:	Chair of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 24, 2023.

Signature	Title

/s/ Mark T. Smucker Mark T. Smucker	Chair of the Board, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Tucker H. Marshall Tucker H. Marshall	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Mercedes Abramo	Director

* Tarang Amin	Director

* Susan E. Chapman-Hughes	Director

* Jay L. Henderson	Director

* Jonathan E. Johnson	Director

* Kirk L. Perry	Director

* Alex Shumate	Director

* Jodi L. Taylor	Director

* Dawn Willoughby	Director

/s/ Mark T. Smucker Mark T. Smucker, Attorney-in-Fact